As filed with the Securities and Exchange Commission on March 16, 2006.

Registration No. 333-132018

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FIRST COMMUNITY BANCORP

(Exact name of Registrant as specified in its charter)

California	6712	33-0885320
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

6110 El Tordo

PO Box 2388

Rancho Santa Fe, California 92067

(858) 756-3023

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Jared M. Wolff

Executive Vice President, General Counsel and Secretary

120 Wilshire Boulevard

Santa Monica, California 90401

(310) 458-1521

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

Patrick S. Brown, Esq.	Ben A. Frydman, Esq.
Sullivan & Cromwell LLP	Stradling Yocca Carlson & Rauth
1888 Century Park East	660 Newport Center Drive, Suite 1600
Los Angeles, California 90067	Newport Beach, California 92660
(310) 712-6600	(949) 725-4000

Approximate date of commencement of the proposed sale of the securities to the public:    As soon as practicable after the effective date of this Registration Statement and upon consummation of the transactions described herein.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this document is not complete and may change. First Community Bancorp may not issue the securities being offered by use of this document until the registration statement filed with the Securities and Exchange Commission, of which this document is a part, is effective. This document is not an offer to sell these securities, nor is it soliciting offers to buy these securities, in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY—SUBJECT TO COMPLETION, DATED MARCH 16, 2006

PROPOSED MERGER—YOUR VOTE IS VERY IMPORTANT

The boards of directors of First Community Bancorp and Foothill Independent Bancorp have both unanimously approved a merger agreement between First Community and Foothill pursuant to which Foothill will be merged with and into First Community.

If the merger is completed, Foothill stockholders will receive First Community common stock for their shares of Foothill common stock based on an exchange ratio determined in accordance with the merger agreement. If the closing were to be held on the date of this document, that exchange ratio would be 0.4421 of a share of First Community common stock for each outstanding share of Foothill common stock. However, the exact exchange ratio will be determined on the basis of the average of the closing prices of First Community’s common stock over a 15 trading day period ending two trading days prior to the closing of the merger. Since that average closing price is likely to be higher or lower than the average closing price used to determine the exchange ratio as of the date of this document, the exchange ratio that will determine the number of First Community shares that the Foothill stockholders will receive in the merger may be higher, but is not expected to be lower than 0.4421 (unless there is an increase in the number of outstanding shares of Foothill common stock as a result of the exercise of any outstanding stock options to purchase shares of Foothill common stock between the date of this document and the close of the merger). Further, the exchange ratio is subject to a collar, which means that there is a maximum and a minimum number of shares of First Community common stock that Foothill stockholders may receive for their shares of Foothill common stock in the merger. It is important that you read and understand how the exchange ratio will be calculated, since this determines the number of shares of First Community common stock that a stockholder of Foothill will receive for each Foothill share. Please see the section entitled “The Merger—Merger Consideration” beginning on page 36 of this document.

We are asking First Community shareholders to approve the principal terms of the merger agreement and the issuance of the shares of First Community common stock to be issued in the merger to Foothill stockholders. We are asking the Foothill stockholders to adopt the merger agreement. Each company’s board of directors unanimously recommends that the holders of its common stock vote “FOR” the applicable merger proposal.

First Community common stock is listed on the Nasdaq National Market under the symbol “FCBP.” Foothill common stock is listed on the Nasdaq National Market under the symbol “FOOT.” On March 14, 2006, First Community common stock closed at $60.09 per share and Foothill common stock closed at $26.40 per share.

First Community and Foothill have scheduled meetings to vote on these matters. The date, time and place of the meetings are:

FOR FIRST COMMUNITY SHAREHOLDERS	FOR FOOTHILL STOCKHOLDERS
April 19, 2006 – 10 a.m.	April 19, 2006 – 10 a.m.
Rancho Valencia Resort	Shilo Hilltop Suites
5921 Valencia Circle	3101 W. Temple Avenue
Rancho Santa Fe, California 92067	Pomona, California 91765

The First Community meeting is its annual meeting of shareholders. Accordingly, First Community is also asking its shareholders, in connection with its annual meeting and in addition to voting in favor of the merger proposal:

•	to vote in favor of the election of First Community directors;

•	to approve an amendment to First Community’s articles of incorporation which will increase the maximum amount of authorized shares of common stock from 30,000,000 to 50,000,000; and

•	to increase the shares available for issuance under First Community’s 2003 Stock Incentive Plan.

Approval of the amendment of First Community’s articles of incorporation and the other First Community annual meeting matters are not conditions to completion of the merger.

This document describes the meetings, the proposed merger and other related matters of First Community and Foothill. Please read this entire document carefully, including the section discussing “ Risk Factors” beginning on page 21.

Your vote is important. Whether or not you plan to attend your company’s meeting, please take the time to vote by completing and mailing the enclosed proxy card, or, if you are a Foothill stockholder, by voting via the Internet or telephone according to the instructions on the proxy card. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote “FOR” the merger proposal and any other proposals being considered at your meeting. Whether or not you plan to attend your company’s meeting, please vote as soon as possible to make sure that your shares are represented at the meeting. Voting by proxy will not prevent you from voting in person if you choose to attend your company’s meeting. However, if you do not vote, it will have the same effect as a vote against the merger proposal.

/s/ MATTHEW P. WAGNER Matthew P. Wagner President and Chief Executive Officer First Community Bancorp	/s/ GEORGE E. LANGLEY George E. Langley President and Chief Executive Officer Foothill Independent Bancorp

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the shares to be issued under this joint proxy statement-prospectus or passed upon the adequacy or accuracy of this joint proxy statement-prospectus. Any representation to the contrary is a criminal offense.

The securities offered through this document are not savings accounts, deposits or other obligations of a bank or savings association and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

This joint proxy statement-prospectus is dated March 16, 2006 and was first mailed on or about March 20, 2006.

6110 El Tordo

PO Box 2388

Rancho Santa Fe, California 92067

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 19, 2006

TO FIRST COMMUNITY SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that First Community Bancorp will hold an annual meeting of its shareholders on April 19, 2006 at 10 a.m., local time, at Rancho Valencia Resort, 5921 Valencia Circle, Rancho Santa Fe, California 92067, for the following purposes:

1.	Approval of Merger. To consider and vote on a proposal to approve the principal terms of the Agreement and Plan of Merger by and between First Community Bancorp and Foothill Independent Bancorp, dated as of December 14, 2005, pursuant to which Foothill will merge with and into First Community, with First Community being the surviving corporation, and the issuance of shares of First Community common stock to be issued in connection with the merger to Foothill stockholders, as described in this joint proxy statement-prospectus.

2.	Election of Directors. To elect 10 members of First Community’s board of directors who shall hold office until the next annual meeting of shareholders and until their successors are duly elected and qualified.

3.	Amendment to Articles of Incorporation. To approve an amendment to First Community’s articles of incorporation which will increase the maximum amount of authorized shares of common stock from 30,000,000 to 50,000,000.

4.	Amendment to the 2003 Stock Incentive Plan. To approve an increase in the authorized number of shares available for issuance under First Community’s equity incentive plan from 2,500,000 to 3,500,000.

5.	Adjournments. To consider and act upon a proposal to approve, if necessary, an adjournment or postponement of the annual meeting to solicit additional proxies.

6.	Other Business. To consider and act upon such other business and matters or proposals as may properly come before the annual meeting or any adjournments or postponements thereof.

We more fully describe the merger and other proposals in the attached joint proxy statement-prospectus, which you should read carefully and in its entirety before voting. A copy of the merger agreement is included as Appendix A to the accompanying joint proxy statement-prospectus.

The board of directors has fixed the close of business on March 10, 2006 as the record date for determining which shareholders have the right to receive notice of and to vote at the annual meeting or any adjournments or postponements thereof.

YOUR BOARD OF DIRECTORS HAS DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF FIRST COMMUNITY AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE PRINCIPAL TERMS OF THE MERGER AGREEMENT AND “FOR” EACH OF FIRST COMMUNITY’S OTHER PROPOSALS LISTED ABOVE, ALL OF WHICH ARE DESCRIBED IN DETAIL IN THE ACCOMPANYING JOINT PROXY STATEMENT-PROSPECTUS.

Whether or not you plan to attend the meeting, please mark, sign, date and return the enclosed proxy card in the enclosed envelope so that as many shares as possible may be represented at the meeting. Your vote is important and we appreciate your cooperation in returning promptly your executed proxy card. Your proxy is revocable and will not affect your right to vote in person at the annual meeting.

If you plan to attend, please note that admission to the annual meeting will be on a first-come, first-served basis. Each shareholder may be asked to present valid picture identification, such as a driver’s license or passport. Shareholders holding stock in brokerage accounts (“street name” holders) will need to bring a copy of a brokerage account statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ JARED M. WOLFF
Jared M. Wolff, Corporate Secretary

Rancho Santa Fe, California

March 16, 2006

510 South Grand Avenue

Glendora, California 91741

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 19, 2006

TO FOOTHILL STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that Foothill Independent Bancorp will hold a special meeting of its stockholders on April 19, 2006 at 10 a.m., local time, at the Shilo Hilltop Suites, 3101 W. Temple Avenue, Pomona, California, for the following purposes:

1.	Approval of Merger. To consider and vote on a proposal to adopt the Agreement and Plan of Merger by and between First Community Bancorp and Foothill Independent Bancorp, dated as of December 14, 2005, that values Foothill at $238,000,000 and pursuant to which:

•	Foothill will merge with and into First Community, with First Community being the surviving corporation; and

•	Foothill’s stockholders receive in the merger, based on the relative per share market prices of Foothill’s shares and First Community’s shares, a number ranging from approximately 0.4421 to 0.5685 of a share of First Community common stock for each of their Foothill shares, with the exact number of First Community shares within that range to be determined on the basis of the average closing price of First Community’s shares for the 15 trading days ending two trading days prior to the consummation of the merger.

For a more detailed description of how the number of First Community shares to be issued in the merger will be calculated, see the section entitled “The Merger—Merger Consideration,” beginning on page 36 of this joint proxy statement-prospectus.

2.	Adjournments. To consider and act upon a proposal to approve, if necessary, one or more adjournments of the special meeting to solicit additional proxies.

3.	Other Business. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

We more fully describe the merger proposal in the attached joint proxy statement-prospectus, which you should read carefully and in its entirety before voting. A copy of the merger agreement is included as Appendix A to the accompanying joint proxy statement-prospectus.

The Board of Directors has fixed the close of business on March 10, 2006 as the record date for determining which stockholders have the right to receive notice of and to vote at the special meeting or any adjournments or postponements thereof.

YOUR BOARD OF DIRECTORS HAS DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF FOOTHILL AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” ADOPTION OF THE PROPOSED MERGER AGREEMENT.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU SHOULD MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE OR VOTE BY TELEPHONE OR THE INTERNET. Returning the enclosed proxy or voting by telephone or over the Internet will assure that your vote will be counted and it will not prevent you from voting in person if you choose to attend the special meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ GEORGE E. LANGLEY
George E. Langley, President and Chief Executive Officer

Glendora, California

March 16, 2006

Sources of Additional Information

This document incorporates important business and financial information about First Community and Foothill from documents that are not included in or delivered with this document. This information is available to you without charge upon your written or oral request. You can obtain documents related to First Community and Foothill that are incorporated by reference in this document, without charge, through the website of the Securities and Exchange Commission, or SEC, at http://www.sec.gov or by requesting them in writing or by telephone from the appropriate company.

First Community Bancorp	Foothill Independent Bancorp
Attn: Investor Relations	Attn: Investor Relations
275 N. Brea Blvd.	510 South Grand Avenue
Brea, California 92821	Glendora, California 91741
www.firstcommunitybancorp.com	www.foothillbank.com
Phone: (714) 671-6800	Phone: (626) 963-8551

(All website addresses given in this document are for information only and are not intended to be an active link or to incorporate any website information into this document.)

Please note that copies of the documents provided to you will not include exhibits, unless the exhibits are specifically incorporated by reference into the documents or this document.

In order to receive timely delivery of requested documents in advance of the meetings, you should make your request no later than April 12, 2006.

All information contained in this joint proxy statement-prospectus with respect to Foothill has been supplied by Foothill. All information contained in this joint proxy statement-prospectus with respect to First Community has been supplied by First Community.

You should rely only on the information provided or incorporated by reference in this joint proxy statement-prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this joint proxy statement-prospectus is accurate as of any date other than the date on the front of the document.

See “Where You Can Find More Information” beginning on page 99.

i

QUESTIONS AND ANSWERS

Q:	What am I being asked to vote on?

A:	If you are a Foothill stockholder, you are being asked to vote on the adoption of the Agreement and Plan of Merger, dated as of December 14, between First Community and Foothill. In addition, you are being asked to vote on a proposal to approve, if necessary, one or more adjournments of the special meeting to solicit additional proxies in favor of the merger proposal.

If you are a First Community shareholder, you are being asked to vote to:

•	approve the principal terms of the merger agreement;

•	elect 10 members of First Community’s board of directors who shall hold office until the next annual meeting of shareholders and until their successors are duly elected and qualified;

•	approve an amendment to First Community’s articles of incorporation to increase the maximum amount of authorized shares of common stock from 30,000,000 to 50,000,000; and

•	approve an increase in the authorized number of shares available for issuance under First Community’s 2003 Stock Incentive Plan from 2,500,000 to 3,500,000.

In addition, you are being asked to vote on a proposal to approve, if necessary, any adjournment or postponement of the annual meeting to solicit additional proxies in favor of the merger proposal.

Q:	What do I need to do now?

A:	In order to ensure that your shares are represented and voted at the First Community annual meeting or the Foothill special meeting:

•	Carefully read this joint proxy statement-prospectus;

•	If you are a First Community shareholder, just indicate on your proxy card how you want your shares to be voted, then sign, date and mail the proxy card in the enclosed prepaid return envelope marked “Proxy,” as soon as possible; or

•	If you are a Foothill stockholder, just indicate on your proxy card how you want your shares voted and then sign, date and mail the proxy card in the enclosed prepaid return envelope marked “Proxy” or vote your shares by telephone or via the Internet, in accordance with the instructions set forth on your proxy card, as soon as possible.

Q:	What approvals are needed for the merger?

A:	The principal terms of the merger agreement and the issuance of First Community common stock to be issued to Foothill stockholders in the merger must be approved by the holders of a majority of the outstanding shares of First Community common stock entitled to vote at the First Community annual meeting. As of the record date, the directors of First Community beneficially owned, in the aggregate, approximately 10.6% of the outstanding shares of First Community common stock (which does not include shares issuable upon the exercise of stock options or shares held under First Community’s Deferred Compensation Plan which the directors and officers were not entitled to vote as of the record date). They have agreed to vote these shares in favor of the merger proposal. In addition, the affirmative vote of the holders of a majority of the outstanding shares of Foothill common stock entitled to vote at the special meeting is required to adopt the merger agreement. As of the record date, the directors and officers of Foothill beneficially owned, in the aggregate, approximately 17.70% of the outstanding shares of Foothill common stock (which does not include shares issuable upon the exercise of stock options that were not outstanding as of the record date). They have agreed to vote these shares in favor of the Foothill merger proposal.

Q:	What approvals are needed for the other First Community proposals?

A:	The election of directors requires a plurality of the votes cast for the election of directors. Accordingly, the 10 directorships to be filled at the annual meeting will be filled by the nominees receiving the highest number of votes.

The affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote is required for approval of the amendment of the articles of incorporation.

The affirmative vote of the holders of a majority of the shares of common stock represented and voting at the annual meeting (which shares also constitute at least a majority of the required quorum) is required to (1) approve the increase in the authorized number of shares available for issuance under the First Community 2003 Stock Incentive Plan and (2) approve other matters not included in this document that may properly be brought before the annual meeting.

Q:	How many votes do I have? Can I cumulate my vote in the election of First Community directors?

A:	Each holder is entitled to one vote for each share recorded in the holder’s name on the books of First Community or Foothill, as applicable, as of the record date on any matter submitted for a vote, except that shareholders of First Community may vote their shares cumulatively for the election of directors if certain conditions are met at the annual meeting. Cumulative voting provides each shareholder with a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such shareholder, which such shareholder can then vote in favor of one or more nominees. For example, if you held 75 shares as of the record date, you would be entitled to 750 votes which you could then distribute among one or more nominees since there are 10 directors to be elected. Cumulative voting may only be exercised at the annual meeting if (1) the name of the candidate or candidates for whom such votes would be cast has been placed in nomination prior to the voting and (2) at least one shareholder has given notice at the annual meeting prior to the voting of such shareholder’s intention to cumulate his/her votes.

Q:	How will voting on any other business be conducted at First Community’s annual meeting or Foothill’s special meeting?

A:	First Community does not know of any business to be considered at the annual meeting other than that described above. If any other business not included in this document is properly presented at the annual meeting, any of the persons named on the proxy card as your designated proxies may vote on such matter in their discretion. Any other such matter must receive the affirmative vote of a majority of the shares of common stock represented and voting at the annual meeting (which shares also constitute at least a majority of the required quorum). Foothill does not know of any business to be considered at the special meeting other than that described above. If any other business not included in this document is properly presented at the special meeting, the persons named on the proxy card as your designated proxies may vote on such matter in their discretion. Any other such matter must receive the affirmative vote of a majority of the shares of common stock represented and voting at the special meeting (which shares also constitute at least a majority of the required quorum).

Q:	Why is my vote important?

A:	If you do not return your proxy card at or prior to the appropriate meeting (or, if you are a Foothill stockholder, you also do not vote by telephone or via the Internet), it will be more difficult for First Community and Foothill to obtain the necessary quorum to hold their meetings. In addition, if you fail to vote, it will have the same effect as a vote against the merger proposal and, if you are a First Community shareholder, also the proposal to amend its articles of incorporation.

Q:	Can I change my vote after I have mailed my signed proxy card?

A:

Yes. If you have not voted through your broker, there are three ways for you to revoke your proxy and change your vote. First, you may send a written notice to the corporate secretary of your company stating that you would like to revoke your proxy, which notice must be received prior to the meeting date. Second, you may complete and submit a new proxy card, but it must bear a later date than the original proxy or, if you are a Foothill stockholder, you may vote by telephone or via the Internet on a date subsequent to your prior vote. Third, you may vote in person at your company’s meeting. If you have instructed a broker to vote your shares, you must follow the directions you receive from your broker to change your vote. Your last vote will be the vote that is counted.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:	Without instructions from you, your broker cannot vote your shares on the merger proposals or the proposal by First Community to increase the authorized number of shares available for issuance under First Community’s 2003 Stock Incentive Plan. If your shares are held in street name, you should instruct your broker as to how to vote your shares, following the instructions contained in the voting instructions card that your broker provides to you. Without instructions, your shares will not be voted, which will have the same effect as if you voted against the merger proposal.

Q:	If I hold shares of either company pursuant to either the First Community 401(k) Plan or the Foothill 401(k) Plan, will I be able to vote?

A:	Yes. You should instruct the 401(k) plan trustee how to vote the shares allocated to your plan account, following the instructions contained in the voting instructions card that the plan administrator provides to you.

Q:	What if I don’t vote?

A:	If you fail to respond or if you respond and vote “abstain”, it will have the same effect as a vote against the merger proposals and, if you are a First Community shareholder, the proposal to amend the articles of incorporation. If you respond and do not indicate how you want to vote, your proxy will be counted as a vote in favor of each of the proposals.

Q:	I own shares of both First Community and Foothill common stock. Should I only vote once?

A:	No. If you own shares of both companies, you will receive separate proxy cards for each meeting. It is important that you vote at both meetings, so please complete, sign, date and return your First Community proxy card as instructed and complete, sign, date and return your Foothill proxy card as instructed, or vote by telephone or via the Internet.

Q:	What risks should I consider before I vote on the merger proposal?

A:	We encourage you to read carefully the detailed information about the merger contained in this joint proxy statement-prospectus, including the section entitled “Risk Factors” beginning on page 21.

Q:	Should I send in my stock certificates now?

A:	No. After the merger is completed, we will send Foothill stockholders written instructions for exchanging their stock certificates for First Community stock certificates. First Community shareholders will keep their existing stock certificates.

Q:	Whom should I contact with questions about the meetings or the merger?

A:	First Community shareholders may contact:

First Community Bancorp

120 Wilshire Blvd.

Santa Monica, CA 90401

Attn: Corporate Secretary

(310) 458-1521

Foothill stockholders may contact:

Foothill Independent Bancorp

510 South Grand Ave., 2nd Floor

Glendora, CA 91741

Attn: Susan Hickam, Vice President

Investor Relations

(626) 963-8551

SUMMARY

This section briefly summarizes selected information in this joint proxy statement-prospectus and does not contain all of the information that may be important to you. You should carefully read this entire document and the other documents to which this document refers you. See “Where You Can Find More Information” beginning on page 99. Unless we have stated otherwise, all references in this document to First Community are to First Community Bancorp; all references to Foothill are to Foothill Independent Bancorp; all references to the merger agreement or plan of merger are to the Agreement and Plan of Merger by and between First Community and Foothill, dated as of December 14, 2005, a copy of which is attached as Appendix A to this document; all references to the merger are to the merger between First Community and Foothill; and all references to the bank merger are to the merger between Pacific Western National Bank and Foothill Independent Bank. Each item in this summary contains a page reference directing you to a more complete description of that item. References to “we,” “our” and “us” in this summary mean First Community and Foothill together.

The Companies (Page 69, 72)

First Community Bancorp

6110 El Tordo

PO Box 2388

Rancho Santa Fe, California 92067

(858) 756-3023

First Community’s principal business is to serve as a holding company for its banking subsidiaries, Pacific Western National Bank and First National Bank. Through its banks’ 48 full-service community banking branches (which includes the branches of Cedars Bank acquired January 4, 2006), First Community provides commercial banking services, including real estate, construction and commercial loans, to small and medium-sized businesses. Pacific Western National Bank is a federally chartered commercial bank that serves the commercial, industrial, professional, real estate and private banking markets though a network of 35 branches throughout Los Angeles, Orange, Riverside and San Bernardino Counties and San Francisco, California. First National Bank is a federally chartered commercial bank that serves the commercial, real estate, construction, small business, international and private banking markets through a network of 13 branches across San Diego County. First National Bank provides working capital financing to growing companies located throughout the Southwest, primarily in the states of Arizona, California and Texas through its subsidiary First Community Financial.

As of December 31, 2005, First Community had total consolidated assets of approximately $3.2 billion, total consolidated loans, net of deferred fees, of approximately $2.5 billion, total consolidated deposits of approximately $2.4 billion and total consolidated shareholders’ equity of approximately $501 million. First Community had 681 active full time equivalent employees on March 3, 2006.

Foothill Independent Bancorp

510 South Grand Avenue

Glendora, California 91741

(626) 914-5373

Foothill’s principal business is to serve as a holding company for its banking subsidiary, Foothill Independent Bank. Foothill Independent Bank is a California state-chartered bank that serves the California counties of Los Angeles, San Bernardino and Riverside through 12 full-service community banking branches. Foothill provides commercial banking services, including credit lines and accounts receivable and inventory financing, real estate mortgage and construction loans and consumer installment loans. Foothill Independent Bank is also a member of the Federal Reserve System.

As of December 31, 2005, Foothill had total consolidated assets of approximately $798.7 million, total consolidated deposits of approximately $672.8 million and total consolidated stockholders’ equity of approximately $70.3 million. Foothill had 163 active full time equivalent employees on December 31, 2005.

The Merger (Page 36)

We propose a merger in which Foothill will merge with and into First Community. Subsequently, Foothill Independent Bank, a wholly owned subsidiary of Foothill, will merge with and into Pacific Western National Bank, a wholly owned subsidiary of First Community. As a result of the merger, Foothill will cease to exist as a separate corporation and each Foothill stockholder will have the right to become a shareholder of First Community. When we complete the merger, you will receive a fraction of a share of First Community common stock in exchange for each share of Foothill common stock you own.

The merger agreement provides a mechanism for determining the exchange ratio, which represents the fraction of a share of First Community common stock that stockholders of Foothill will receive for each Foothill share in the merger. The exchange ratio is calculated by dividing the “base amount” by the “First Community average closing price”. In this description, “base amount” and “First Community average closing price” have the following meanings:

•	base amount: the result of dividing (1) $238 million (minus the cash consideration paid to Foothill optionholders in respect of their outstanding and unexercised options) by (2) the number of shares of Foothill common stock which are outstanding on the closing date.

•	First Community average closing price: the average closing price of First Community’s common stock over a final 15 trading day measurement period ending two trading days prior to the closing of the merger.

The exchange ratio is subject to a collar, which means that there is a maximum and a minimum number of shares of First Community common stock that the Foothill stockholders will receive in the merger. If the First Community average closing price is $59.03 or more, the exchange ratio will be fixed at 0.4421 (which assumes that all outstanding Foothill options are cancelled for cash and that there are 8,716,957 shares of Foothill common stock outstanding on the closing date). If the First Community average closing price is $45.91 or less, the exchange ratio will be fixed at 0.5685 (based on the same assumptions).

If the closing were to be held the date of this document, the exchange ratio would have been 0.4421 of a share of First Community common stock for each Foothill share, based on the average closing price of First Community’s common stock over a 15 trading day measurement period ended March 14, 2006, and 8,716,957 shares of Foothill common stock outstanding on March 14, 2006.

You should read and understand the section entitled “The Merger—Merger Consideration,” beginning on page 36 of this document.

The closing date will occur on the second business day after the satisfaction or waiver of the conditions to the consummation of the merger summarized below on page 9. However, the closing date may be set on any other date on which First Community and Foothill may mutually agree.

The Special Meeting of Foothill Stockholders (Page 28)

Date, Time and Place. The special meeting of Foothill stockholders will be held on April 19, 2006 at 10 a.m., local time, at the Shilo Hilltop Suites, 3101 W. Temple Avenue, Pomona, California.

Purpose of the Special Meeting. At the special meeting, you will be asked to adopt the merger agreement between First Community and Foothill and to consider and act on other matters properly brought before the special meeting. In addition, you are being asked to vote on a proposal to approve, if necessary, any adjournment or postponement of the special meeting to solicit additional proxies in favor of the merger proposal.

Record Date; Shares Entitled to Vote. You can vote at the Foothill special meeting if you owned Foothill common stock at the close of business on March 10, 2006. On that date, there were 8,716,957 shares of common stock of Foothill outstanding and entitled to vote. Each Foothill stockholder can cast one vote for each share of common stock of Foothill he or she owned on that date.

Vote Required. Adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Foothill common stock entitled to vote at the special meeting. Not voting, voting “abstain” or failing to instruct your broker how to vote shares held for you in the broker’s name, will have the same effect as voting against the merger proposal. If you submit a signed proxy card without indicating a vote with respect to the merger, that proxy card will be deemed a vote in favor of the merger proposal.

At close of business on the record date, the directors and officers of Foothill beneficially owned, in the aggregate, approximately 1,542,181 shares of Foothill common stock, allowing them to exercise approximately 17.70% of the voting power of Foothill common stock entitled to vote at the Foothill special meeting (which does not include shares issuable upon the exercise of stock options that were not outstanding as of the record date). These stockholders have agreed to vote these shares in favor of the merger proposal, as more fully described in “The Merger Agreement—Shareholder Agreements” beginning on page 67.

The Foothill Board of Directors Unanimously Recommends that You Adopt the Plan of Merger (Page 44)

After careful consideration, the Foothill board of directors unanimously adopted the plan of merger.

Based on Foothill’s reasons for the merger described in this document, including, among other things, the fairness opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc., the Foothill board of directors believes that the merger is in the best interests of Foothill’s stockholders and unanimously recommends that they vote “FOR” the proposal to adopt the merger agreement.

Opinion of Foothill’s Financial Advisor (Page 44)

Among other factors considered in deciding to approve the merger, the Foothill board of directors received the written opinion dated December 13, 2005 of Houlihan Lokey Howard & Zukin Financial Advisors, Inc., or Houlihan Lokey, Foothill’s financial advisor, that as of that date and subject to the assumptions, limitations and qualifications set forth in its opinion, the consideration to be received by stockholders of Foothill was fair to the stockholders of Foothill from a financial point of view. The opinion of Houlihan Lokey, dated as of December 13, 2005 is attached as Appendix B. You should read this opinion completely to understand the procedures followed, assumptions made, matters considered and qualifications and limitations of the review undertaken by Houlihan Lokey in rendering its opinion.

The Annual Meeting of First Community Shareholders (Page 33)

Date, Time and Place. The annual meeting of First Community shareholders will be held on April 19, 2006 at 10 a.m., local time, at Rancho Valencia Resort, 5921 Valencia Circle, Rancho Santa Fe, California.

Purpose of the Annual Meeting. At the annual meeting, you will be asked to consider and vote to:

•	Approve the principal terms of the merger agreement between First Community and Foothill and the issuance of shares of First Community common stock to be issued in connection with the merger;

•	Elect 10 members of First Community’s board of directors who shall hold office until the next annual meeting of shareholders and until their successors are duly elected and qualified;

•	Approve an amendment to First Community’s articles of incorporation to increase the maximum amount of authorized shares of common stock from 30,000,000 to 50,000,000;

•	Approve an increase in the authorized number of shares available for issuance under First Community’s 2003 Stock Incentive Plan from 2,500,000 to 3,500,000; and

•	Consider and act on other matters properly brought before the annual meeting.

In addition, you are being asked to vote on a proposal to approve, if necessary, adjournment or postponement of the annual meeting to solicit additional proxies in favor of the merger proposal.

Record Date; Shares Entitled to Vote. You can vote at the First Community annual meeting if you owned First Community common stock at the close of business on March 10, 2006. On that date, there were 20,179,786 shares of common stock of First Community outstanding and entitled to vote.

Vote Required. Approval of the principal terms of the merger agreement and the issuance of First Community common stock to be issued to Foothill stockholders in connection with the merger require the affirmative vote of the holders of a majority of the outstanding shares of First Community common stock entitled to vote at the annual meeting.

Directors are elected by a plurality of votes cast for election of directors. Accordingly, the 10 director seats to be filled at the annual meeting will be filled by the nominees receiving the highest number of votes. In the election of directors, votes may be cast in favor or withheld with respect to any or all nominees. Votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the vote.

Approval of the amendment to First Community’s articles of incorporation requires the affirmative vote of the holders of a majority of the outstanding shares entitled to vote.

Approval of the increase in the authorized number of shares available for issuance under First Community’s 2003 Stock Incentive Plan requires the affirmative vote of the holders of a majority of the shares of common stock represented and voting at the annual meeting (which shares also constitute at least a majority of the required quorum).

Not voting, voting “abstain” or failing to instruct your broker how to vote shares held for you in the broker’s name, will have the same effect as voting against the merger proposal or the proposal to amend First Community’s articles of incorporation. If you submit a signed proxy card without indicating a vote with respect to any one of the proposals, that proxy card will be deemed a vote in favor of each such proposal, as applicable.

With respect to the other proposals being considered at the annual meeting, an abstention is not treated as a “vote” for or against the matter so it will not have any impact on the vote.

At close of business on the record date, the directors of First Community beneficially owned, in the aggregate, approximately 2,133,782 shares of First Community common stock, allowing them to exercise approximately 10.6% of the voting power of First Community common stock entitled to vote at the First Community annual meeting (which does not include shares issuable upon the exercise of stock options or shares held under First Community’s Deferred Compensation Plan which the directors and officers were not entitled to vote as of the record date). These shareholders have agreed to vote these shares in favor of the merger proposal, as more fully described in “The Merger Agreement—Shareholder Agreements” beginning on page 67.

The First Community Board of Directors Unanimously Recommends that You Approve the Merger Proposal and Each of the Other Proposals (Page 50)

After careful consideration, the First Community board of directors unanimously approved the merger agreement.

The First Community board of directors has determined that the merger is in the best interests of First Community and its shareholders and unanimously recommends that its shareholders vote “FOR” approval of the principal terms of the merger agreement and the issuance of shares of First Community common stock to be issued in connection with the merger and “FOR” each of the other proposals listed above and described herein.

Material United States Federal Income Tax Considerations (Page 51)

We expect that the Foothill stockholders that exchange their Foothill common stock solely for First Community common stock in the merger generally will not recognize any gain or loss for United States federal income tax purposes. The Foothill stockholder will, however, be required to recognize gain or loss in connection with cash received in lieu of fractional shares of First Community common stock. This tax treatment may not apply to all Foothill stockholders or to holders of Foothill stock options.

First Community shareholders will not recognize any gain or loss for United States federal income tax purposes as a result of the merger.

The respective obligations of First Community and Foothill to complete the merger are conditioned on the receipt of legal opinions about the United States federal income tax treatment of the merger. These opinions will not bind the Internal Revenue Service, which could take a different view. To review the tax consequences to Foothill shareholders in greater detail, see pages 51-52. You should consult your own tax advisor for a full understanding of the tax consequences to you of the merger.

Recent Developments (Page 69)

On January 4, 2006, First Community acquired all of the outstanding common stock and options of Cedars Bank for $120 million in cash. Cedars Bank targeted small-to-medium sized businesses and professionals through 7 branches in Los Angeles and Orange Counties, and San Francisco, California. Upon completion of the acquisition, Cedars Bank merged into Pacific Western National Bank, resulting in First Community having 48 full-service community banking branches, including Pacific Western’s 35 branches serving Los Angeles, Orange, Riverside and San Bernardino Counties and San Francisco, California.

On January 31, 2006, First Community sold 1,891,086 shares of its common stock at an aggregate offering price of approximately $109.5 million, or a price of $57.88 per share, to accredited investors, pursuant to its registration statement on Form S-3 on file with the SEC. First Community used the proceeds from the sales of its common stock to provide regulatory capital to support the acquisition of Cedars Bank.

For more information, see “Information about First Community” beginning on page 69.

Foothill’s Executive Officers and Directors Have Interests in the Merger that May Differ From, or are in Addition to, the Interests of Foothill’s Stockholders in the Merger (Page 53)

You should be aware that Foothill’s three executive officers have interests in the merger that may be different from, or are in addition to, the interest of Foothill stockholders generally. These interests include, but are not limited to, severance compensation, that is payable pursuant to pre-existing change of control agreements, as a result of the consummation of the merger, the continuation of certain insurance benefits and offers of employment to one of those executive officers from First Community. First Community also has agreed to indemnify officers and directors of Foothill and to continue their directors and officers’ liability insurance. George E. Langley, Foothill’s president and chief executive officer, and a Foothill director, also will be appointed to First Community’s board of directors following the merger. Casey (Joe) Cecala III, Foothill’s executive vice president and chief credit officer, has accepted employment with First Community effective upon consummation of the merger, as a regional president of Pacific Western National Bank.

Procedures for Exchange of Foothill Common Stock for the Merger Consideration (Page 58)

Holders of Foothill stock certificates will be required to surrender those stock certificates before they will be issued the merger consideration to which they are entitled in the merger. After the merger is consummated, each Foothill stock certificate will be deemed to represent solely the number of shares of First Community common stock and cash (for any fractional shares) that the holder of the stock certificate is entitled to receive in the merger.

Do not send your Foothill stock certificates in the envelope provided for returning your proxy card. The stock certificates should only be forwarded to the exchange agent with the letter of transmittal form which will be mailed to you shortly after the merger is consummated.

Dissenters’ Rights (Page 79)

Shareholders of First Community may exercise dissenters’ rights under California law. This means that shareholders who vote against the merger proposal may make a written demand to First Community for payment in cash of the “fair market value” of their shares. To be effective First Community must receive the demand no later than the date of the First Community shareholders’ meeting and in order for any shareholders to be able to perfect their dissenters’ rights, demands for payment must be made with respect to 5% or more of the outstanding shares of First Community common stock. The First Community board of directors has determined that the “fair market value” of one share of First Community common stock for this purpose is $53.31. That amount represents the average of the high and low sales prices for First Community common stock on December 14, 2005, the last business day before the public announcement of the merger. First Community shareholders may disagree with the First Community board of directors’ determination of the fair market value. The procedure for exercising dissenters’ rights is summarized under the heading “Dissenting Shareholders’ Rights.” The relevant provisions of California law on dissenters’ rights are attached to this document as Appendix C.

Under Delaware law, stockholders of Foothill are not entitled to appraisal rights in connection with the merger.

Conditions to Completion of the Merger (Page 64)

The completion of the merger depends on a number of conditions being met, including:

•	approval of the merger proposal by Foothill stockholders and First Community shareholders;

•	receipt of required regulatory approvals for the merger and the bank merger, including that of the Office of the Comptroller of the Currency, or OCC, without certain materially adverse or harmful restrictions or conditions;

•	Foothill having an adjusted total stockholders’ equity and allowance for loan losses of not less than a combined $72.7 million as of the last business day of the last month before closing of the merger;

•	absence of an injunction or regulatory prohibition to completion of the merger;

•	the filing and effectiveness of a registration statement on a Form S-4 with the SEC in connection with the issuance of First Community common stock in the merger;

•	the receipt of approval for quotation from Nasdaq for the First Community common stock to be issued in the merger;

•	receipt by each party of an opinion from such party’s tax counsel that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code;

•	receipt of consents from enumerated third parties under contracts entered into with Foothill;

•	absence of a material adverse effect with respect to either party since June 30, 2005;

•	accuracy of the respective representations and warranties of Foothill and First Community, subject to exceptions that would not have a material adverse effect on Foothill or First Community, respectively; and

•	compliance in all material respects by Foothill and First Community with their respective covenants, taken as a whole, in the merger agreement.

Where the law permits, a party to the merger agreement could elect to waive a condition to its obligation to complete the merger although that condition has not been satisfied. We cannot be certain when (or if) the conditions to the merger will be satisfied or waived or that the merger will be completed.

We May Decide Not to Complete the Merger (Page 66)

Foothill and First Community can agree at any time not to complete the merger, even if approved at the meetings. Also, either of us can decide, without the consent of the other, not to complete the merger in a number of other situations, including:

•	the final denial of a required regulatory approval;

•	the merger not being completed on or before September 15, 2006, unless the failure is due to the party seeking to terminate the merger;

•	failure of the Foothill stockholders to adopt the merger agreement;

•	failure of First Community shareholders to approve the principal terms of the merger agreement or the issuance of stock in connection with the merger;

•	breach by the other party of its representations, warranties, covenants or agreements contained in the merger agreement which renders any condition incapable of being satisfied;

•	an affiliated holder of common stock of First Community or Foothill materially breaching his or her respective shareholder agreement, if such breach would reasonably be expected to materially impede the consummation of the merger or bank merger;

•	by First Community, if the board of directors of Foothill has withdrawn or changed its recommendation of the merger or recommended or entered into an agreement with respect to an alternative acquisition proposal with another party; or

•	by Foothill, if Foothill receives a superior acquisition proposal.

We May Amend the Terms of the Merger and Waive Some Conditions (Page 66)

First Community and Foothill may jointly amend the terms of the merger agreement, and each of us may waive our right to require the other party to adhere to those terms, to the extent legally permissible. However, after adoption of the merger agreement by Foothill stockholders, there may not be, without further approval of such stockholders, any extension or waiver of the merger agreement or any portion thereof which, by law, requires further approval by such stockholders.

In Order to Complete the Merger, We Must First Obtain Regulatory Approval (Page 50)

In order to complete the merger, First Community and Foothill must first obtain the prior written approval of the OCC. The application for OCC approval is currently pending. In addition, we must receive an exemption from the California Department of Financial Institutions from the approval requirements in the California Financial Code. Further, the Federal Reserve Bank of San Francisco must confirm that prior approval of the Board of Governors of the Federal Reserve System is not required under the Bank Holding Company Act. A request for such exemption and confirmation will be filed in due course.

Termination Fee (Page 67)

Under certain conditions, Foothill may owe to First Community a termination fee of $7.05 million if the merger agreement is terminated. The merger agreement requires Foothill to pay the termination fee to First Community if:

•	First Community terminates the merger agreement because:

•	The Foothill board of directors withdraws its recommendation in favor of the merger, approves or recommends to the stockholders an acquisition proposal other than that contemplated in the merger agreement, enters into any agreement with respect to an acquisition proposal or makes a recommendation in favor of an alternative transaction other than with First Community;

•	Foothill breaches its obligation under the merger agreement relating to acquisition proposals; or

•	A Foothill affiliated stockholder breaches his or her shareholder agreement which would be reasonably expected to materially impede the merger or the bank merger.

•	Foothill terminates the merger agreement in conjunction with entering into a superior proposal pursuant to the terms of the merger agreement.

•	Foothill or First Community terminates the merger agreement after an acquisition proposal for Foothill has become publicly known and is consummated within 12 months of the termination of the merger agreement under the following circumstances:

•	failure of First Community and Foothill to consummate the merger by September 15, 2006 as a result of Foothill’s knowing action or inaction; or

•	failure of Foothill’s stockholders to adopt the merger agreement.

Comparison of Rights of Holders of First Community Common Stock and Foothill Common Stock (Page 83)

The conversion of the shares of Foothill common stock into the right to receive shares of First Community common stock will result in differences between the rights of Foothill stockholders, which are governed by the Delaware General Corporation Law and Foothill’s certificate of incorporation and bylaws, and their rights as First Community shareholders, which will be governed by the California General Corporation Law and First Community’s articles of incorporation and bylaws. For a description of the material differences, see “Comparison of Rights of Holders of First Community Common Stock and Foothill Common Stock.”

Selected Consolidated Historical Financial Data of First Community

First Community is providing the following information to aid you in your analysis of the financial aspects of the merger. First Community derived the information as of and for the years ended December 31, 2001 through December 31, 2005 from its historical audited consolidated financial statements for these fiscal years. The audited consolidated financial information contained herein is the same historical financial information that First Community has presented in its prior filings with the SEC.

This information is only a summary, and you should read it in conjunction with First Community’s consolidated financial statements and notes thereto contained in First Community’s Annual Report on Form 10-K for the year ended December 31, 2005, which have been incorporated by reference into this document as well as the pro forma financial statements included in this document under “Unaudited Pro Forma Condensed Consolidated Financial Statements.” See the section entitled “Sources of Additional Information” immediately preceding the table of contents.

	At or for the Years Ended December 31,
	2005	2004	2003	2002	2001
	(Dollars in thousands, except per share data)
Consolidated Statements of Earnings Data(3):
Interest income	$183,352	$140,147	$112,881	$83,903	$43,114
Interest expense	22,917	14,417	12,647	14,156	11,279

Net interest income	160,435	125,730	100,234	69,747	31,835
Provision for credit losses	1,420	465	300	—	639

Net interest income after provision for credit losses	159,015	125,265	99,934	69,747	31,196
Noninterest income	13,890	17,221	19,637	12,684	5,205
Noninterest expense	87,414	81,827	65,820	54,302	25,915

Earnings before income taxes	85,491	60,659	53,751	28,129	10,486
Income taxes	35,125	24,296	21,696	11,217	4,376

Net earnings	$50,366	$36,363	$32,055	$16,912	$6,110

Basic earnings per share	$3.05	$2.34	$2.08	$1.64	$1.30
Diluted earnings per share	2.98	2.27	2.02	1.58	1.23

	At or for the Years Ended December 31,
	2005	2004	2003	2002	2001

Consolidated Balance Sheet Data(3):
Total cash and cash equivalents	$105,262	$319,281	$104,568	$124,366	$104,703
Time deposits in financial institutions	90	702	311	1,041	190
Investments	239,354	269,507	432,318	325,858	128,593
Loans, net of deferred fees and costs	2,467,828	2,118,171	1,595,837	1,424,396	501,740
Total assets	3,226,411	3,049,453	2,429,981	2,120,004	770,506
Total deposits(2)	2,405,361	2,432,390	1,949,669	1,738,621	677,167
Total borrowings, including subordinated debentures	281,954	211,654	113,498	40,401	29,970
Total shareholders’ equity	500,778	373,876	337,563	316,292	55,297
Other Data(3):
Dividends declared per share	$0.97	$0.85	$0.68	$0.54	$0.36
Dividend payout ratio	32.55%	37.33%	33.42%	34.18%	29.27%
Book value per share(1)	$27.30	$22.98	$21.24	$20.68	$10.48
Shareholders’ equity to assets at period end	15.52%	12.26%	13.89%	14.92%	7.18%
Return on average assets	1.68%	1.35%	1.41%	1.14%	0.92%
Return on average equity	12.10%	10.36%	9.84%	9.66%	16.33%
Net interest margin	6.37%	5.58%	5.24%	5.41%	5.32%
Non-performing assets to total assets	0.26%	0.29%	0.31%	0.63%	1.01%
Allowance for credit losses to total loans	1.34%	1.39%	1.61%	1.71%	2.23%
Net charge-offs to average loans	0.05%	0.08%	0.10%	0.16%	1.60%
Non-performing loans to total loans	0.34%	0.42%	0.46%	0.72%	0.93%
Allowance for credit losses to non-performing loans	391.5%	331.1%	347.5%	237.8%	239.9%

(1)	The share counts used in this computation include 405,831 shares, 585,416 shares and 460,000 shares of unvested restricted and performance stock outstanding at December 31, 2005, 2004 and 2003.
(2)	2004 includes a short term $365 million interest-bearing deposit received on December 31, 2004.
(3)	Balances and operating results of acquired entities are included from the respective acquisition dates. For further information, see First Community’s Annual Report on Form 10-K for the year ended December 31, 2005, which is incorporated herein by reference.

Selected Consolidated Historical Financial Data of Foothill

Foothill is providing the following information to aid you in your analysis of the financial aspects of the merger. Foothill derived the information as of and for the years ended December 31, 2001 through December 31, 2005 from its historical audited consolidated financial statements for these fiscal years. The audited consolidated financial information contained herein is the same historical financial information that Foothill has presented in its prior filings with the SEC.

This information is only a summary and you should read it in conjunction with Foothill’s consolidated financial statements and notes thereto contained in Foothill’s Annual Report on Form 10-K for the year ended December 31, 2005, which have been incorporated by reference into this document as well as the pro forma financial statements included in this document under “Unaudited Pro Forma Condensed Consolidated Financial Statements.” See the section entitled “Sources of Additional Information” immediately preceding the table of contents.

	At or for the Year Ended December 31,
	2005	2004	2003	2002	2001
	(Dollars in thousands, except per share data)
Income Statement Data
Interest income	$43,114	$37,030	$35,680	$34,811	$36,736
Interest expense	(5,479)	(4,467)	(4,283)	(5,039)	(9,030)

Net interest income	37,635	32,563	31,397	29,772	27,706
Provision for possible loan losses	—	—	(348)	(460)	(498)

Net interest income after provision for loan losses	37,635	32,563	31,049	29,312	27,208
Other income	5,135	5,585	5,613	5,694	5,414
Other expense	(25,272)	(23,610)	(23,515)	(22,934)	(21,846)

Income before income taxes	17,498	14,538	13,147	12,072	10,776
Applicable income taxes	(6,212)	(5,183)	(4,726)	(4,378)	(3,926)

Net income	$11,286	$9,355	$8,421	$7,694	$6,850

Per Share Data
Net income—Basic(1)	$1.33	$1.11	$1.02	$0.94	$0.83
Net income— Diluted(1)	1.25	1.05	0.94	0.88	0.79
Cash dividends(1)	0.53	0.58	0.50	0.29	0.26
Book value(1)	$8.25	$7.67	$7.26	$7.01	$6.33
Weighted average shares outstanding—Basic(1)	8,479,126	8,401,810	8,265,860	8,202,912	8,213,105
Weighted average shares outstanding—Diluted(1)	9,029,651	8,947,711	8,924,662	8,736,412	8,639,113

	At December 31,
	2005	2004	2003	2002	2001
	(In thousands)
Balance Sheet Data:
Investment securities	$179,428	$194,555	$145,550	$80,778	$79,743
Loans and leases (net)	547,425	500,607	455,101	437,441	404,200
Assets	798,706	786,955	686,158	604,818	550,141
Deposits	672,764	709,050	612,049	534,562	475,390
Other indebtedness	50,248	8,248	8,248	8,248	19,000
Stockholders’ equity	$70,270	$64,569	$60,788	$57,576	$51,852

	At or for the Year Ended December 31,
	2005	2004	2003	2002	2001
Other Data:
Dividends declared per share(1)	$0.53	$0.58	$0.50	$0.29	$0.26
Dividend payout ratio(1)	42.11%	51.89%	48.93%	30.81%	31.40%
Book value per share(1)	$8.25	$7.67	$7.26	$7.01	$6.33
Shareholders equity to assets at period end	8.41%	8.33%	8.99%	9.53%	9.55%
Return on average assets	1.42%	1.25%	1.29%	1.34%	1.32%
Return on average equity	16.84%	15.05%	14.35%	14.07%	13.81%
Net interest margin	5.14%	4.80%	5.30%	5.70%	5.90%
Non-performing assets-to-total assets	0.01%	0.01%	0.02%	0.49%	0.89%
Allowance for loan losses-to- total loans	0.91%	1.00%	1.08%	1.04%	1.03%
Net charge offs (recoveries)-to-average loans	(0.01)%	(0.02)%	0.00%	0.01%	(0.00)%
Non performing loans to total loans	0.02%	0.02%	0.10%	0.58%	0.70%
Allowance for loan losses to non performing loans	4,479.61%	3949.61%	813.65%	317.46%	154.80%

(1)	Retroactively adjusted for stock dividends.

Comparative Per Share Data

The following table presents certain historical per share data of First Community and Foothill and certain unaudited pro forma per share data that reflect the combination of First Community and Foothill as if it occurred on January 1, 2005, using the purchase method of accounting. This data should be read in conjunction with First Community’s and Foothill’s respective audited consolidated financial statements incorporated by reference in this joint proxy statement-prospectus. The unaudited pro forma data for First Community and Foothill combined and Foothill equivalent neither necessarily indicate the operating results that would have occurred had the combination of First Community and Foothill actually occurred on January 1, 2005, nor do they indicate future results of operations or financial condition.

The pro forma First Community and Foothill combined net earnings per common share has been computed based on the historical number of average outstanding common shares of First Community plus the number of outstanding common shares of Foothill adjusted by an assumed exchange ratio of 0.4421. The pro forma Foothill equivalent net earnings per share represents the pro forma First Community and Foothill combined net earnings per share multiplied by an assumed exchange ratio of 0.4421. The pro forma Foothill equivalent dividends declared per share represent the pro forma First Community and Foothill combined dividends declared per share multiplied by an assumed exchange ratio of 0.4421. The pro forma First Community and Foothill combined book value per common share amounts are based upon the pro forma total shareholders’ equity of First Community and Foothill at December 31, 2005, divided by the total pro forma number of First Community common shares outstanding assuming the conversion of Foothill common stock into First Community common stock at an assumed exchange ratio of 0.4421. The pro forma Foothill equivalent book value per common share represents the pro forma First Community and Foothill Combined book value per common share multiplied by an assumed exchange ratio of 0.4421.

	As of or for the year ended December 31, 2005
				Pro Forma
	First Community	Foothill		First Community and Foothill Pro Forma Combined	Foothill Equivalent
Net earnings per common share:
Basic	$3.05	$1.33		$2.99	$1.32
Diluted	2.98	1.25		2.91	1.29
Dividends declared per share	0.97	0.53	(1)	0.97	0.43
Book value per common share	27.30	8.25	(1)	34.59	15.29

(1)	Retroactively adjusted for stock dividends.

Market Price Data and Dividend Information

Comparative Market Price Information

The following table presents trading information for First Community common stock and Foothill common stock on the Nasdaq National Market System on December 14, 2005 and March 14, 2006. December 14, 2005 was the last trading day prior to the announcement of the signing of the merger agreement. March 14, 2006 was the last practical trading day for which information was available prior to the date of the printing of this joint proxy statement-prospectus.

	Closing Sales Price
	First Community	Foothill	Foothill Equivalent(1)
Price per share:
December 14, 2005	$53.32	$24.63	$26.56
March 14, 2006	$60.09	$26.40	$26.57

(1)	The equivalent price per share data for Foothill common stock has been determined by multiplying the last reported sale price of a share of First Community common stock on December 14, 2005 and March 14, 2006 by an assumed exchange ratio of 0.4982 and 0.4421, respectively.

You should obtain current market quotations for First Community common stock. The market price of First Community common stock will fluctuate between the date of this document and the date on which the merger is completed and after the merger. Because the market price of First Community common stock is subject to fluctuation and because the exchange ratio is subject to a collar which sets a minimum and a maximum number of shares of First Community common stock issuable in connection with the merger, the value of the merger consideration may increase or decrease prior to and after the merger.

Historical Market Prices and Dividend Information

First Community

First Community common stock is listed on the Nasdaq National Market System under the symbol “FCBP.” The following table sets forth, for the calendar quarters indicated, the high and low sales prices per share of First Community common stock as reported on the Nasdaq National Market System, and the dividends per share of First Community common stock.

Quarter	High	Low	Dividends Declared
2004:
First quarter	$40.68	$36.00	$0.188
Second quarter	39.97	32.02	0.22
Third quarter	43.65	37.38	0.22
Fourth quarter	43.99	39.56	0.22
2005:
First quarter	$46.20	$39.00	$0.22
Second quarter	48.95	41.18	0.25
Third quarter	51.62	45.50	0.25
Fourth quarter	57.30	45.07	0.25
2006:
First quarter (through March 14, 2006)	$61.65	$53.95	$0.25

The timing and amount of future dividends will depend upon earnings, cash requirements, the financial condition of First Community and its subsidiaries, applicable government regulations and other factors deemed relevant by the First Community board of directors.

Foothill

Foothill common stock is listed on the Nasdaq National Market System under the symbol “FOOT.” The following table sets forth, for the calendar quarters indicated, the high and low sales prices per share of Foothill common stock as reported on the Nasdaq National Market System, and the dividends per share of Foothill common stock.

Quarter	High(1)	Low(1)	Stock Dividends	Cash Dividends(1)
2004:
First quarter	$18.75	$16.00	9%	$0.10
Second quarter	17.92	15.13		0.10
Third quarter	18.96	16.00		0.10
Fourth quarter	19.08	17.21		0.26
2005:
First quarter	$20.80	$18.05		$0.10
Second quarter	21.88	19.16	25%	0.13
Third quarter	21.41	19.99		0.15
Fourth quarter	26.25	21.00		0.15
2006:
First quarter (through March 14, 2006)	$27.07	$24.65		$0.15

(1)	All trading prices have been retroactively adjusted for prior stock dividends.

Summary Unaudited Pro Forma Combined Condensed Financial Data

The following summary unaudited pro forma combined condensed financial data has been derived from the unaudited pro forma combined condensed financial statements and notes appearing in this document under the heading “Unaudited Pro Forma Combined Condensed Financial Statements.” First Community completed the acquisitions of First American Bank, or First American, and Pacific Liberty Bank, or Pacific Liberty, during 2005 and completed the acquisition of Cedars Bank, or Cedars, in January 2006. The following data has been prepared and is presented as if the acquisitions of First American, Pacific Liberty, Cedars and Foothill all had been consummated on January 1, 2005, for purposes of the statement of earnings data, and, for purposes of the balance sheet data, as if the Cedars and Foothill acquisitions were consummated on December 31, 2005. The First American and Pacific Liberty acquisitions, which were consummated during 2005, are reflected in First Community’s historical balance sheet as of December 31, 2005. The purchase method of accounting is used to record the acquisitions.

The unaudited pro forma combined condensed financial data includes adjustments to record the assets acquired and liabilities assumed at their fair values. Such adjustments are subject to change as additional information becomes available and as the acquisitions are consummated. The unaudited pro forma combined condensed financial data is presented for illustrative purposes only, and does not indicate either the operating results that would have occurred had all the acquisitions been consummated on January 1, 2005, or on December 31, 2005, as the case may be, or future results of operations or financial condition. The unaudited pro forma combined condensed financial statements are based upon assumptions and adjustments that First Community believes are reasonable. The unaudited pro forma combined condensed financial data should be read in conjunction with the unaudited pro forma combined condensed financial statements and notes appearing in this document under the heading “Unaudited Pro Forma Combined Condensed Financial Statements” as well as First Community’s and Foothill’s historical financial statements contained in their respective Annual Reports on Form 10-K for the year ended December 31, 2005, which have been incorporated by reference into this document. See the section “Sources of Additional Information” immediately preceding the table of contents.

Year Ended December 31, 2005
(In thousands, except per share data)
Unaudited Pro Forma Combined Condensed Statement of Earnings Data:
Interest income	$270,592
Interest expense	37,616

Net interest income before provision for credit losses	232,976
Provision for credit losses	3,633

Net interest income after provision for credit losses	229,343
Noninterest income	24,249
Noninterest expense	136,861

Earnings before income taxes	116,731
Income taxes	46,593

Net earnings	$70,138

Net earnings per share:
Basic	$2.99
Diluted	$2.91

Weighted average shares:
Basic	23,463
Diluted	24,064

At December 31, 2005
(In thousands)
Unaudited Pro Forma Combined Condensed Balance Sheet Data:
Investments and interest bearing deposits	$424,471
Loans, net	3,344,969
Goodwill	535,366
Core deposit intangible	48,930
Deposits	3,445,744
Borrowings	202,300
Subordinated debentures	129,902
Shareholders’ equity	833,234

RISK FACTORS

First Community shareholders and Foothill stockholders should carefully consider the following factors, in addition to those factors discussed in the documents that we have filed with the Securities and Exchange Commission, or SEC, which are incorporated by reference into this document and the other information in this joint proxy statement-prospectus, including the matters addressed in “Cautionary Statement Regarding Forward-Looking Statements,” before voting on the merger proposals.

Risks Related to the Merger

The value of the merger consideration to be paid in First Community common stock may fluctuate based on the price of First Community stock.

Upon completion of the merger, each share of Foothill common stock will be converted into merger consideration consisting of shares of First Community common stock pursuant to the terms of the merger agreement. Generally, the value of the merger consideration to be received by Foothill stockholders will remain the same as when we entered into the merger agreement even though the First Community stock price fluctuates. This is because the exchange ratio is determined in part on the basis of the price of First Community common stock over a 15 trading day measurement period ending two trading days prior to the closing of the merger, which we refer to as the First Community average closing price. Nonetheless, the exchange ratio is subject to a collar meaning that that there is a maximum and a minimum number of shares of First Community stock issuable in the merger. Even if the First Community average closing price falls below the low end of the collar, or $45.91, the First Community average closing price for purposes of calculating the exchange ratio will stay at $45.91. In this event, the number of shares of First Community common stock issued to Foothill stockholders will stay the same even as their value declines. In addition, even if the First Community average closing prices exceeds the high end of the collar, or $59.03, the First Community average closing price for purposes of calculating the exchange ratio will stay at $59.03. In this event, the number of shares of First Community common stock issued to Foothill stockholders will stay the same even as their value increases. Accordingly, any change in the price of First Community common stock prior to the closing date may affect the value of the merger consideration that Foothill stockholders will receive upon completion of the merger. Stock price changes may result from a variety of factors, including general market and economic conditions, changes in First Community’s businesses, operations and prospects, regulatory considerations and completion of the merger. Many of these factors are beyond First Community’s control. You should obtain current market quotations for First Community common stock.

The merger exchange ratio will not be determined until the time of the merger because the average closing price of First Community common stock and other matters used to calculate the merger exchange ratio will not be determined until immediately prior to the closing date.

The merger exchange ratio depends on the average closing price of First Community common stock over a fifteen trading-day period ending two trading days prior to the closing of the merger, referred to as the First Community average closing price, which will not be known until after the special meeting of Foothill stockholders. Further, the aggregate consideration paid to Foothill optionholders and the outstanding Foothill shares at closing, which are also used to calculate the exchange ratio, will not be known at the time of the special meeting of Foothill stockholders. As a result, Foothill stockholders will not know the number of shares of First Community common stock to be received in the merger at the time they vote on the proposal to adopt the merger agreement.

If First Community is unable to integrate the operations of Foothill and the operations of other banks it has acquired successfully, its business and earnings may be negatively affected.

First Community has recently completed the acquisitions of First American Bank, Pacific Liberty Bank and Cedars Bank in 2005 and 2006. These acquisitions and the merger with Foothill involve the integration of companies that have previously operated independently. Successful integration of operations of Foothill and these recently acquired banks will depend primarily on First Community’s ability to consolidate operations, systems and procedures and to eliminate redundancies and costs. No assurance can be given that First Community will be able to integrate their operations without encountering difficulties including, without limitation, the loss of key employees and customers, the disruption of its respective ongoing businesses or possible inconsistencies in standards, controls, procedures and policies. Estimated cost savings and revenue enhancements are projected to come from various areas that First Community’s management has identified through the due diligence and integration planning process. The elimination and consolidation of duplicate tasks at these banks are projected to result in annual cost savings. If First Community has difficulties with any of these integrations, it might not achieve the economic benefits it expects to result from the merger, and this may hurt its business and earnings. In addition, First Community may experience greater than expected costs or difficulties relating to the integration of the business of Foothill and the other banks, and/or may not realize expected cost savings from the merger and the other acquisitions within the expected time frame.

Shares eligible for future sale could have a dilutive effect.

Shares of First Community common stock eligible for future sale, including those that may be issued in the acquisition of Foothill and any other offering of First Community common stock for cash, could have a dilutive effect on the market for First Community common stock and could adversely affect market prices.

As of the record date, there were 30,000,000 shares of First Community common stock authorized, of which approximately 20,179,786 shares were outstanding, excluding 672,664 shares of unvested restricted stock and 5,000,000 shares of preferred stock, of which none were outstanding. An estimated 3,853,766 additional shares will be issued to Foothill stockholders in the merger, based on an assumed exchange ratio of 0.4421 and the number of shares of Foothill common stock outstanding on March 14, 2006. In addition, Foothill option holders currently hold outstanding options to purchase 590,063 shares of Foothill common stock which, if exercised prior to the closing of the merger, would result in the issuance of additional shares of First Community common stock. Furthermore, currently up to 464,234 shares remain and may be issued pursuant to a registration statement filed with the SEC on Form S-3 for the purpose of raising cash to fund acquisitions of banks and other financial institutions, as well as for general corporate purposes.

At its annual meeting, First Community has proposed that its shareholders approve an amendment to its articles of incorporation to increase the maximum authorized shares of its common stock from 30,000,000 to 50,000,000.

Foothill’s directors and executive officers have additional interests in the merger.

In deciding how to vote on the proposal to adopt the merger agreement, Foothill stockholders should be aware that Foothill’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of Foothill stockholders generally. See “The Merger—Interests of Certain Persons in the Merger.” Foothill’s board of directors was aware of these interests and considered them when it approved the merger agreement.

Risks Related to First Community Following Completion of the Merger

Unless otherwise specified, references to “we,” “our” and “us” in this subsection mean First Community and its subsidiaries on a consolidated basis.

Our business is subject to interest rate risk and variations in interest rates may negatively affect our financial performance.

Changes in the interest rate environment may reduce our profits. It is expected that we will continue to realize income from the differential or “spread” between the interest earned on loans, securities and other interest-earning assets, and interest paid on deposits, borrowings and other interest-bearing liabilities. Net interest spreads are affected by the difference between the maturities and repricing characteristics of interest-earning assets and interest-bearing liabilities. In addition, loan volume and yields are affected by market interest rates on loans, and rising interest rates generally are associated with a lower volume of loan originations. We cannot assure you that we can minimize our interest rate risk. In addition, while an increase in the general level of interest rates may increase our net interest margin and loan yield, it may adversely affect the ability of certain borrowers with variable rate loans to pay the interest on and principal of their obligations. Accordingly, changes in levels of market interest rates could materially and adversely affect our net interest spread, asset quality, loan origination volume and overall profitability.

We face strong competition from financial services companies and other companies that offer banking services which could negatively affect our business.

We conduct our banking operations primarily in Southern California. Increased competition in our market may result in reduced loans and deposits. Ultimately, we may not be able to compete successfully against current and future competitors. Many competitors offer the same banking services that we offer in our service area. These competitors include national banks, regional banks and other community banks. We also face competition from many other types of financial institutions, including without limitation, savings and loan institutions, finance companies, brokerage firms, insurance companies, credit unions, mortgage banks and other financial intermediaries. In particular, our competitors include several major financial companies whose greater resources may afford them a marketplace advantage by enabling them to maintain numerous banking locations and ATMs and conduct extensive promotional and advertising campaigns.

Additionally, banks and other financial institutions with larger capitalization and financial intermediaries not subject to bank regulatory restrictions have larger lending limits and are thereby able to serve the credit needs of larger customers. Areas of competition include interest rates for loans and deposits, efforts to obtain deposits, and range and quality of products and services provided, including new technology-driven products and services. Technological innovation continues to contribute to greater competition in domestic and international financial services markets as technological advances enable more companies to provide financial services. We also face competition from out-of-state financial intermediaries that have opened low-end production offices or that solicit deposits in our market areas. If we are unable to attract and retain banking customers, we may be unable to continue to grow our loan and deposit portfolios and our results of operations and financial condition may otherwise be adversely affected.

Changes in economic conditions, in particular an economic slowdown in Southern California, could materially and negatively affect our business.

Our business is directly impacted by factors such as economic, political and market conditions, broad trends in industry and finance, legislative and regulatory changes, changes in government monetary and fiscal policies and inflation, all of which are beyond our control. A deterioration in economic conditions, whether caused by national or local concerns, in particular an economic slowdown in Southern California, could result in the following consequences, any of which could hurt our business materially: loan delinquencies may increase; problem assets and foreclosures may increase; demand for our products and services may decrease; low cost or noninterest bearing deposits may decrease; and collateral for loans made by us, especially real estate, may decline in value, in turn reducing customers’ borrowing power, and reducing the value of assets and collateral associated with our existing loans. The State of California and certain local governments in our market area continue to face fiscal challenges upon which the long-term impact on the State’s or the local economy cannot be predicted.

A downturn in the real estate market could negatively affect our business.

A downturn in the real estate market could negatively affect our business because a significant portion (approximately 68% as of December 31, 2005) of our loans are secured by real estate. Our ability to recover on defaulted loans by selling the real estate collateral would then be diminished and we would be more likely to suffer losses on defaulted loans.

Substantially all of our real property collateral is located in Southern California. If there is a significant decline in real estate values, especially in Southern California, the collateral for our loans would provide less security. Real estate values could be affected by, among other things, an economic slowdown, an increase in interest rates, earthquakes and other natural disasters particular to California.

We are dependent on key personnel and the loss of one or more of those key personnel may materially and adversely affect our prospects.

We currently depend heavily on the services of our chairman, John Eggemeyer, our chief executive officer, Matthew Wagner, and a number of other key management personnel. The loss of Mr. Eggemeyer’s or Mr. Wagner’s services or that of other key personnel could materially and adversely affect our results of operations and financial condition. Our success also depends in part on our ability to attract and retain additional qualified management personnel. Competition for such personnel is strong in the banking industry and we may not be successful in attracting or retaining the personnel we require.

We are subject to extensive regulation which could adversely affect our business.

Our operations are subject to extensive regulation by federal, state and local governmental authorities and are subject to various laws and judicial and administrative decisions imposing requirements and restrictions on part or all of our operations. Because our business is highly regulated, the laws, rules and regulations applicable to us are subject to regular modification and change. There are currently proposed laws, rules and regulations that, if adopted, would impact our operations. There can be no assurance that these proposed laws, rules and regulations, or any other laws, rules or regulations, will not be adopted in the future, which could (1) make compliance much more difficult or expensive, (2) restrict our ability to originate, broker or sell loans or accept certain deposits, (3) further limit or restrict the amount of commissions, interest or other charges earned on loans originated or sold by us, or (4) otherwise adversely affect our business or prospects for business.

We are exposed to transactional, currency and legal risk related to our foreign loans that is in addition to risks we face on loans to U.S.-based borrowers.

A portion of our loan portfolio is represented by credit we extend and loans we make to businesses located outside the United States, predominantly in Mexico. These loans, which include commercial loans, real estate loans and credit extensions for the financing of international trade, are subject to risks in addition to risks we face with our loans to businesses located in the United States including, but not limited to, currency risk, transaction risk, country risk and legal risk. While these loans are denominated in U.S. dollars, the ability of the borrower to repay may be affected by fluctuations in the borrower’s home country currency relative to the U.S. dollar. Additionally, while most of our foreign loans are insured by U.S.-based institutions, guaranteed by a U.S.-based entity or collateralized with U.S.-based assets or real property, our ability to collect in the event of default is subject to a number of conditions and we may not be successful in obtaining partial or full repayment. Furthermore, foreign laws may restrict our ability to foreclose on, take a security interest in or seize collateral located in the foreign country.

We are exposed to risk of environmental liabilities with respect to properties to which we take title.

In the course of our business, we may own or foreclose and take title to real estate, and could be subject to environmental liabilities with respect to these properties. We may be held liable to a governmental entity or to third parties for property damage, personal injury, investigation and clean-up costs incurred by these parties in connection with environmental contamination, or may be required to investigate or clean up hazardous or toxic substances, or chemical releases at a property. The costs associated with investigation or remediation activities could be substantial. In addition, as the owner or former owner of a contaminated site, we may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from the property. If we ever become subject to significant environmental liabilities, our business, financial condition, liquidity and results of operations could be materially and adversely affected.

Our ability to pay dividends is restricted by law and contractual arrangements and depends on capital distributions from our subsidiary banks which are subject to regulatory limits.

Our ability to pay dividends to our shareholders is subject to the restrictions set forth in California law. In addition, our ability to pay dividends to our shareholders is restricted in specified circumstances under indentures governing the trust preferred securities we have issued and under the revolving credit agreements to which we are a party. We cannot assure you that we will meet the criteria specified under California law or under these agreements in the future, in which case we may reduce or stop paying dividends on our common stock.

The primary source of our income from which we pay dividends is the receipt of dividends from our subsidiary banks.

The availability of dividends from our subsidiary banks is limited by various statutes and regulations. It is possible, depending upon the financial condition of the bank in question, and other factors, that the Board of Governors of the Federal Reserve System, and/or the Office of the Comptroller of the Currency, could assert that payment of dividends or other payments is an unsafe or unsound practice. In the event our subsidiaries were unable to pay dividends to us, we in turn would likely have to reduce or stop paying dividends on our common stock. Our failure to pay dividends on our common stock could have a material adverse effect on the market price of our common stock.

Only a limited trading market exists for our common stock which could lead to price volatility.

Our common stock was designated for quotation on the Nasdaq National Market in June 2000 and trading volumes since that time have been modest. The limited trading market for our common stock may cause fluctuations in the market value of our common stock to be exaggerated, leading to price volatility in excess of that which would occur in a more active trading market of our common stock. In addition, even if a more active market in our common stock develops, we cannot assure you that such a market will continue or that stockholders will be able to sell their shares.

Our allowance for credit losses may not be adequate to cover actual losses.

In accordance with accounting principles generally accepted in the United States, we maintain an allowance for loan losses to provide for loan defaults and non-performance and a reserve for unfunded loan commitments, which when combined, we refer to as the allowance for credit losses. Our allowance for credit losses may not be adequate to cover actual credit losses, and future provisions for credit losses could materially and adversely affect our operating results. Our allowance for credit losses is based on prior experience, as well as an evaluation of the risks in the current portfolio. The amount of future losses is susceptible to changes in economic, operating and other conditions, including changes in interest rates that may be beyond our control, and these losses may exceed current estimates. Federal regulatory agencies, as an integral part of their examination process, review our loans and allowance for credit losses. While we believe that our allowance for credit losses is adequate to cover current losses, we cannot assure you that we will not further increase the allowance for credit losses or that regulators will not require us to increase this allowance. Either of these occurrences could materially adversely affect our earnings.

Concentrated ownership of our common stock creates a risk of sudden changes in our share price.

As of the record date, directors and members of our executive management team owned or controlled approximately 2,679,500 of our common stock, excluding shares that may be issued to executive officers upon vesting of restricted and performance stock awards and including vested stock options. Investors who purchase our common stock may be subject to certain risks due to the concentrated ownership of our common stock. The sale by any of our large shareholders of a significant portion of that shareholder’s holdings could have a material adverse effect on the market price of our common stock. In addition, the registration of any significant amount of additional shares of our common stock will have the immediate effect of increasing the public float of our common stock and any such increase may cause the market price of our common stock to decline or fluctuate significantly.

Our largest shareholder is a registered bank holding company and the activities and regulation of such shareholder may affect the permissible activities of First Community.

Castle Creek Capital, LLC, which we refer to as Castle Creek, is controlled by our chairman, John M. Eggemeyer, and such persons beneficially owned approximately 9.1% of First Community’s common stock as of the record date. Castle Creek is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and is regulated by the Board of Governors of the Federal Reserve System, or FRB. Under FRB guidelines, holding companies must be a “source of strength” for their subsidiaries. Regulation of Castle Creek by the FRB may adversely affect the activities and strategic plans of First Community should the FRB determine that Castle Creek or any other company in which Castle Creek has invested has engaged in any unsafe or unsound banking practices or activities. While we have no reason to believe that the FRB is proposing to take any action with respect to Castle Creek that would adversely affect First Community, we remain subject to such risk.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This joint proxy statement-prospectus, any supplement and any documents incorporated by reference may contain certain forward-looking statements about Foothill, First Community and the combined company, which statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of First Community and Foothill. Readers are cautioned that a number of important factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. Risks and uncertainties include, but are not limited to:

•	planned acquisitions and relative cost savings cannot be realized or realized within the expected time frame;

•	revenues are lower than expected;

•	an increase in the provision for loan losses resulting from credit quality deterioration;

•	competitive pressure among depository institutions increases significantly;

•	First Community’s ability to successfully execute announced or future acquisitions or to receive regulatory approvals on the terms expected or on the anticipated schedule or at all;

•	First Community’s ability to integrate acquired entities and businesses and to achieve expected synergies, operating efficiencies or other benefits within expected time-frames or at all, or within expected cost projections;

•	the possibility that personnel changes will not proceed as planned;

•	the cost of additional capital is more than expected;

•	a change in the interest rate environment reduces interest margins;

•	asset/liability repricing risks and liquidity risks;

•	pending legal matters may take longer or cost more to resolve or may be resolved adversely to First Community;

•	general economic conditions, either nationally or in the market areas in which First Community and Foothill do or anticipate doing business, are less favorable than expected;

•	the economic and regulatory effects of the continuing war on terrorism and other events of war, including the war in Iraq;

•	legislative or regulatory requirements or changes adversely affect First Community’s or Foothill’s business; and

•	changes in the securities markets.

If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, First Community’s or Foothill’s results could differ materially from those expressed in, implied or projected by, such forward-looking statements. Neither First Community nor Foothill assume any obligation to update such forward-looking statements. For a more detailed discussion of certain of these factors, see the section entitled “Risk Factors” in this joint proxy statement-prospectus and “Certain Business Risks” in First Community’s most recent Form 10-K (incorporated by reference in this joint proxy statement-prospectus) and “Factors That Could Affect Our Future Financial Performance” in Foothill’s most recent Form 10-K (incorporated by reference in this joint proxy statement-prospectus) and similar sections in First Community’s and Foothill’s future filings which are incorporated by reference in this joint proxy statement-prospectus, which describe risks and factors that could cause results to differ materially from those projected in such forward-looking statements. First Community and Foothill caution the reader that these risk factors may not be exhaustive. First Community and Foothill operate in a continually changing business environment, and new risk factors emerge from time to time. Neither management of First Community nor Foothill can predict such new risk factors, nor can they assess the impact, if any, of such new risk factors on First Community’s or Foothill’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those projected in any forward-looking statements.

THE SPECIAL MEETING OF FOOTHILL INDEPENDENT BANCORP STOCKHOLDERS

This joint proxy statement-prospectus is being furnished to Foothill stockholders in connection with the solicitation of proxies by Foothill’s board of directors for approval of the following two proposals:

1. Approval of Merger. To adopt the the merger agreement by and between First Community Bancorp and Foothill Independent Bancorp.

2. Adjournment. To consider and act upon a proposal to approve one or more adjournments of the special meeting to a later date or dates in order to be able solicit additional proxies for approval of the merger from stockholders, if that becomes necessary.

The Foothill board of directors does not expect any other business to be transacted at the special meeting.

YOUR VOTE IS IMPORTANT. PLEASE VOTE AS SOON AS POSSIBLE BY COMPLETING, SIGNING AND DATING THE PROXY CARD ENCLOSED WITH THIS PROXY STATEMENT AND RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ALTERNATIVELY, YOU MAY VOTE BY TELEPHONE OR VIA THE INTERNET. JUST FOLLOW THE INSTRUCTIONS ON THE PROXY OR VOTING INSTRUCTION CARD THAT ACCOMPANIES THIS JOINT PROXY STATEMENT-PROSPECTUS.

Date, Time and Place of Foothill’s Special Meeting

The special meeting of stockholders of Foothill will be held on April 19, 2006, at the Shilo Hilltop Suites, 3101 W. Temple Avenue, Pomona, California, at 10 a.m. local time and any adjournments thereof.

Who May Vote?

If you were a stockholder on the records of Foothill at the close of business on March 10, 2006, which is the record date established for the special meeting, you may vote at the special meeting either in person or by proxy. On that date, there were 8,716,957 shares of Foothill common stock outstanding and entitled to vote.

How Many Votes Do I Have?

You will be entitled to cast one vote for each share of Foothill common stock that you owned on the record date on each proposal presented for a vote of stockholders at the special meeting. In order to vote, you must either designate a proxy to vote on your behalf or attend the special meeting and vote your shares in person. The Board of Directors requests your proxy so that your shares will count toward a quorum and will be voted at the special meeting.

How Will The Board Vote My Proxy?

A properly executed proxy received by us prior to the commencement of the meeting, and not revoked, will be voted as directed by the stockholder on that proxy. If a stockholder provides no specific direction, the shares will be voted “FOR” adoption of the merger agreement and, if necessary, “FOR” adjournment of the meeting to enable additional proxies for approval of the merger to be obtained.

However, if your Foothill shares are held in either (1) a company benefit plan or (2) a brokerage or nominee account, please read the information below under captions “—How May I Vote—Voting by Employee Benefit Plan Participants,” “—Voting Shares Held by Brokers, Banks and Other Nominees” and “—Required Vote” to find out how your shares may be voted.

How May I Vote?

By Mail. Stockholders may mark, sign, date and return their proxies in the postage-paid envelope provided. If you sign and return your proxy without indicating how you want to vote, your proxy will be voted for adoption of the merger agreement (except for shares held in employee benefit plans and by brokers, banks and other nominees described below) and, if necessary, “for” adjournment of the special meeting. If you forget to sign your proxy, your shares cannot be voted. However, if you sign your proxy but forget to date it, your shares will still be voted as you have directed. You should, however, date your proxy, as well as sign it.

By Telephone or Via the Internet. If you are a registered stockholder (you do not hold your shares through a broker or nominee holder), you may vote by telephone, or electronically over the Internet, by following the instructions included with your proxy. If your shares are held in “street name” (i.e., through a broker or nominee holder), please contact your broker or nominee to determine whether you will be able to vote by telephone or electronically. The deadline for voting telephonically or electronically over the internet is 12:00 A.M. (Midnight) Pacific Time on April 19, 2006.

Voting by Employee Benefit Plan Participants. If you hold shares of our common stock in our retirement plan, you may tell the plan trustee how to vote those of your shares that are allocated to your plan account, by signing and returning a voting instruction card that you will be receiving from the plan administrator or by voting by telephone or electronically over the Internet by following the instructions included with your voting instruction card. Your voting instructions must be received by 12:00 A.M. (Midnight) Pacific Time on April 12, 2006 in order for your shares to be voted in accordance with your instructions. If you do not sign, mark and return that instruction card, your shares will be voted as the plan administrator directs or as otherwise provided in the plan.

Voting Shares Held by Brokers, Banks and Other Nominees

If you hold your shares of Foothill common stock in a brokerage, bank or other nominee account, you are a “beneficial owner” of those shares, holding them in “street name.” In order to vote those shares, you must give voting instructions to your broker, bank or other intermediary who is the “nominee holder” of your shares. We ask brokers, banks and other nominee holders to obtain voting instructions from the beneficial owners of our common stock. Proxies that are transmitted by nominee holders on your behalf will count toward a quorum and will be voted as instructed by you, as beneficial holder of the shares. However, if no instructions are specified by you to your broker or other nominee, your broker or nominee holder will not have discretion to vote your shares at the special meeting, and your shares will not be voted, on the merger proposal, but will constitute “broker non-votes”. As a result, if you want your shares to be voted at the special meeting, you must send your voting instructions to your broker or nominee holder in sufficient time to enable that broker or nominee holder to vote your shares in accordance with your instructions.

Required Vote

Quorum Requirement. The presence in person or by proxy of the holders of a majority of all of the shares of our common stock entitled to vote at the special meeting constitutes a quorum. Without a quorum, no actions can be taken at the special meeting, except to adjourn the meeting to a later date to allow time to obtain additional proxies to satisfy this quorum requirement. Proxies submitted by brokers or other nominee holders with respect to shares for which no voting instructions have been given by their beneficial owners, which constitute “broker non-votes”, will be counted for purposes of determining whether the quorum requirement has been satisfied.

Voting on the Proposal to Adopt the Merger Agreement. The adoption of the merger agreement will require the affirmative vote, in person or by proxy, of a majority of the outstanding shares of Foothill common stock entitled to vote at the special meeting.

Voting on the Proposal to Adjourn the Meeting. If it becomes necessary to adjourn the special meeting to a later date to allow time to obtain additional proxies, stockholders will be asked to vote on a proposal to adjourn the meeting for that purpose. The affirmative vote of the holders of a majority of the shares that (1) are present, in person or by proxy, and (2) are voted on that proposal, at the special meeting is required to approve such an adjournment.

Effect of Abstentions and Broker Non-Votes

Both abstentions and broker non-votes will be counted for the purpose of determining the presence of a quorum at the special meeting. Because approval and adoption of the merger agreement requires the affirmative vote of a majority of Foothill’s outstanding shares, abstentions and broker non-votes will have the same effect as votes cast “against” the proposal to adopt the merger agreement. Because adjournments require the affirmative vote of a majority of the shares that are present, in person or by proxy, and that are voted on that proposal at the special meeting, abstentions on that proposal will have the same effect as a vote against that proposal, whereas broker non-votes, which are not entitled to be counted, will have the effect of reducing the aggregate number of votes required to adjourn the meeting.

How Can I Revoke My Proxy?

If you are a registered owner, you may change your mind and revoke your proxy at any time before your proxy is voted at the special meeting by taking any one of the following actions:

•	Sending a written notice to revoke your proxy to the Secretary of Foothill, at 510 South Grand Avenue, Glendora, California 91741. To be effective, the notice must be received by the Company before the special meeting commences.

•	Transmitting a proxy by mail at a later date than your prior proxy. To be effective, that later dated proxy must be received by Foothill before the special meeting commences.

•	Attending the special meeting and voting in person or by proxy.

However, if your shares are held by a broker or other nominee holder you will need to contact your broker or nominee holder, or if your shares are in the Foothill 401-K retirement plan you will need to contact the plan administrator, if you wish to revoke your proxy.

Proxy Solicitation and Expenses

The accompanying proxy is being solicited by the board of directors of Foothill. Foothill will bear the entire cost of solicitation of proxies from holders of its shares. In addition to the solicitation of proxies by mail, certain officers, directors and employees of Foothill, without extra remuneration, may also solicit proxies in person, by telephone, facsimile or otherwise. Foothill will pay postage and mailing costs for mailing of the joint proxy statement-prospectus to its stockholders. All other costs, including printing, legal and accounting fees, shall be borne by whichever of First Community or Foothill has incurred such costs.

No Dissenters’ Rights of Appraisal

Under Delaware law, Foothill stockholders are not entitled to appraisal rights in connection with the merger.

Adjournment of the Special Meeting

Although it is not anticipated, the special meeting may be adjourned for the purpose of soliciting additional proxies in favor of the merger. Any adjournment of the special meeting may be made without notice, other than by an announcement made at the special meeting, by approval of the holders of a majority of the shares of Foothill common stock that are present in person or by proxy and are voted on that proposal at the special meeting, even though a quorum does not exist. If the adjournment of the special meeting is for more than 30 days or if, after the adjournment, a new record date is fixed for an adjourned meeting, then notice of the adjourned meeting must be given to each stockholder of record entitled to vote at the special meeting. Any adjournments of the special meeting for the purpose of soliciting additional proxies will allow Foothill’s stockholders who have already sent in their proxies to revoke them at any time prior to their use.

Recommendation of the Board of Directors

YOUR BOARD OF DIRECTORS HAS DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF FOOTHILL AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” ADOPTION OF THE PROPOSED MERGER AGREEMENT AND, IF NECESSARY, “FOR” ADJOURNMENT OF THE MEETING.

Principal Stockholders of Foothill

Set forth below is certain information as of March 10, 2006 regarding the number of shares of Foothill’s common stock owned by (1) each person who we know owns 5% or more of Foothill’s outstanding shares of common stock, (2) each director and executive officers of the Foothill and (3) all of Foothill’s current directors and executive officers as a group.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)		Percent of Class(2)
Wellington Management Company, LLP 75 State St., Boston, MA 02109	828,907	(3)	9.51%

Bay Pond Partners, L.P. Wellington Hedge Management, LLC and Wellington Hedge Management, Inc. c/o Wellington Management Company, LLP 75 State St., Boston, MA 02109	447,140	(4)	5.13%

William V. Landecena	575,624	(5)(6)	6.52%
O. L. Mestad	427,231	(6)	4.84%
George E. Langley	336,363	(7)	3.86%
Richard Galich	215,672	(6)	2.46%
Max Williams	150,729	(6)	1.71%
Douglas F. Tessitor	88,551	(6)	1.01%
George Sellers	84,672	(6)	*
Casey J. Cecala III	80,271	(7)	*
Carol Ann Graf	69,631	(7)	*
All Directors and Executive Officers as a group (9 in number)	2,028,744	(8)	22.04%

*	Less than 1%.
(1)	Unless otherwise indicated, the business address of each stockholder is c/o Foothill Independent Bancorp, 501 S. Grand Ave., Glendora, CA 91741.

(2)	This table is based upon information supplied by officers, directors, principal stockholders and Schedules 13D and 13G filed with the SEC. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Applicable percentage ownership is based on 8,716,957 shares of common stock outstanding as of March 10, 2006. Shares of common stock subject to options and warrants currently exercisable, or exercisable within 60 days of the March 10, 2006, are deemed outstanding for computing the ownership percentage of the person holding such options or warrants, but are not deemed outstanding for computing the ownership percentage of any other person. Except as otherwise noted, Foothill believes that each of the stockholders named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to applicable community property laws.

(3)	According to a report filed with the Securities and Exchange Commission on February 14, 2006, Wellington Management Company, LLP (WMC), shares voting power with respect to 744,757 of these shares and shares dispositive power over all 828,907 of these shares, in its capacity as investment adviser for its clients who own these shares of record. According to that report, those clients include Bay Pond Partners, L.P. However, it is not possible to determine from WMC’s report, whether these shares include the 447,140 shares which Bay Pond Partners has reported as being beneficially owned by it. See note (4) below.

(4)	According to a report filed with the Securities and Exchange Commission on February 14, 2006, Bay Pond Partners, L.P. shares voting and dispositive power over and, therefore, also beneficial ownership of, these shares with Wellington Hedge Management, LLC, which is Bay Pond’s general partner, and Wellington Hedge Management, Inc., which is the managing member of Wellington Hedge Management, LLC.

(5)	Includes shares held in several trusts established by Mr. Landecena of which he is a trustee.

(6)	Includes shares of common stock subject to outstanding stock options exercisable during the 60-day period ending May 10, 2006, as follows: Mr. Landecena—114,802 shares; Dr. Mestad—118,821 shares; Dr. Galich—49,956 shares; Mr. Williams—104,149 shares; Mr. Tessitor—59,998 shares; and Mr. Sellers—38,837 shares.

(7)	Does not include shares of common stock that are subject to outstanding options that are not scheduled to become exercisable during the 60-day period ending May 10, 2006, but which will become exercisable within that period, if the merger is consummated on or prior to that date, as follows: Mr. Langley—9,228 shares; Mr. Cecala—2,076 shares; and Ms. Graf—1,703 shares.

(8)	Includes an aggregate of 486,563 shares of common stock subject to outstanding stock options exercisable during the 60-day period ending May 10, 2006. Does not include the shares referenced in footnote (7) above.

THE ANNUAL MEETING OF FIRST COMMUNITY BANCORP SHAREHOLDERS

Introduction

This joint proxy statement-prospectus constitutes the proxy statement of First Community Bancorp, for use at the annual meeting of First Community’s shareholders to be held on April 19, 2006, at Rancho Valencia Resort, 5921 Valencia Circle, Rancho Santa Fe, California, at 10 a.m., and any adjournments or postponements thereof. At the annual meeting, shareholders of First Community will consider and vote upon a proposal to approve the principal terms of the merger agreement with Foothill Independent Bancorp, as well as on other corporate matters.

The Proposals Related to the Acquisition Foothill Independent Bancorp

At the annual meeting, the shareholders of First Community will consider and vote upon a proposal to approve the principal terms of the Agreement and Plan of Merger by and between First Community Bancorp and Foothill Independent Bancorp and the issuance of shares of First Community common stock to be issued in connection with the merger to Foothill stockholders, as described in this joint proxy statement-prospectus.

Pursuant to the merger agreement, Foothill will merge with and into First Community Bancorp, with First Community being the surviving corporation. We refer to the transaction as the merger. Immediately following the consummation of the merger, Foothill Independent Bank, a California state-chartered member bank and wholly owned subsidiary of Foothill, will merge with and into Pacific Western National Bank, a national banking association and wholly owned subsidiary of First Community, with Pacific Western as the surviving entity.

We expect to complete the merger and the subsequent bank merger in the second quarter of 2006.

Other Proposals at the Annual Meeting.

At the annual meeting you will also be asked to consider and vote to:

•	Elect 10 members of First Community’s board of directors who shall hold office until the next annual meeting of shareholders and until their successors are duly elected and qualified;

•	Approve an amendment to First Community’s articles of incorporation to increase the maximum amount of authorized shares of common stock from 30,000,000 to 50,000,000;

•	Approve an increase in the authorized number of shares available for issuance under First Community’s 2003 Stock Incentive Plan from 2,500,000 to 3,500,000; and

•	Approve, if necessary, any adjournment or postponement of the annual meeting to solicit additional proxies.

For a description of each of these proposals, see “The First Community Annual Meeting Proposals” beginning on page 102.

Record Date

The close of business on March 10, 2006 was the record date for determining First Community shareholders entitled to receive notice of and to vote at the annual meeting.

Voting

On the record date, there were 20,179,786 shares of First Community common stock outstanding held by approximately 1,375 holders of record. Each holder of First Community common stock is entitled to one vote for each share of First Community common stock in that holder’s name on First Community’s books as of the record date on any matter submitted to the vote of the First Community shareholders at the annual meeting (other than with respect to cumulative voting in the election of directors as described below). A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum at the meeting.

The Merger Proposal

The approval of the principal terms of the merger agreement and the issuance of First Community common stock to be issued to Foothill stockholders in connection with the merger will require the affirmative vote, in person or by proxy, of a majority of the outstanding shares of First Community common stock entitled to vote.

Election of Directors

Directors are elected by a plurality of votes cast for election of directors. Accordingly, the 10 directorships to be filled at the annual meeting will be filled by the nominees receiving the highest number of votes. In the election of directors, votes may be cast in favor or withheld with respect to any or all nominees. Votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the vote.

Other Proposals

Approval of the amendment to First Community’s articles of incorporation requires the affirmative vote, in person or by proxy, of a majority of the outstanding shares of First Community common stock entitled to vote.

Approval of an increase in the authorized number of shares available for issuance under First Community’s 2003 Stock Incentive Plan requires the affirmative vote of the holders of the shares of common stock represented and voting at the annual meeting (which shares also constitute a quorum).

Because the vote to approve each of the merger proposal and the amendment to First Community’s articles of incorporation is based upon the total number of outstanding shares of First Community common stock, the failure to submit a proxy card or to vote in person, or the abstention from voting by a shareholder, will have the same effect as a vote against these proposals.

At the close of business on the record date, the First Community directors beneficially owned, in the aggregate, approximately 2,133,782 shares of First Community common stock, allowing them to exercise approximately 10.6% of the voting power of First Community common stock entitled to vote at the First Community annual meeting (which does not include shares issuable upon the exercise of stock options or shares held under First Community’s Deferred Compensation Plan which the directors and officers were not entitled to vote as of the record date). These shareholders have agreed to vote their shares in favor of the merger proposal, as more fully described in “The Merger Agreement—Shareholder Agreements” beginning on page 67.

Shareholders of First Community may vote their shares of common stock by attending the annual meeting and voting their shares in person, or by completing the enclosed proxy card, signing and dating it and mailing it in the enclosed self-addressed postage-paid envelope in a timely manner. If you vote by proxy, your proxy will be voted in accordance with the instructions you indicate on the proxy card, unless you revoke your proxy prior to the vote. The proxy also grants authority to the person designated in the proxy to vote in accordance with their own judgment if an unscheduled matter is properly brought before the meeting. If a written proxy card is signed by a shareholder of First Community and returned without instructions, the shares represented by the proxy will be voted “FOR” each of the proposals above, including the approval of the principal terms of the plan of merger and any adjournment or postponement of the annual meeting to solicit additional proxies.

Recommendation of the Board of Directors

THE FIRST COMMUNITY BOARD OF DIRECTORS HAS DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF FIRST COMMUNITY AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE MERGER PROPOSAL AND “FOR” EACH OF THE OTHER PROPOSALS LISTED ABOVE.

A proxy solicited by the First Community board of directors may be revoked at any time before it is voted at the special meeting by:

•	giving written notice to the corporate secretary of First Community;

•	submission of a proxy bearing a later date filed with the corporate secretary of First Community at or before the meeting by mail, online via the Internet or by telephone; or

•	attending the annual meeting and voting in person at the meeting.

While no other business is expected to be transacted at the annual meeting other than the proposal to vote on the merger proposal and the other proposals described herein, First Community shareholders may be asked to consider and act upon other business matters or proposals as may properly come before the annual meeting or any adjournments or postponements thereof.

Adjournments

Although it is not anticipated, the annual meeting may be adjourned for the purpose of soliciting additional proxies in favor of the merger proposal. Any adjournment of the annual meeting may be made without notice, other than by an announcement made at the annual meeting, by approval of the holders of a majority of the shares of First Community common stock present in person or represented by proxy at the annual meeting, whether or not a quorum exists. Any adjournment of the annual meeting for the purpose of soliciting additional proxies will allow First Community’s shareholders who have already sent in their proxies to revoke them at any time prior to their use.

First Community Shares Held in Street Name

First Community shareholders who hold their shares in “street name,” meaning in the name of a bank, broker or other record holder, must either direct the record holder of their shares how to vote their shares or obtain a proxy from the record holder to vote at the annual meeting.

Brokers holding shares of First Community common stock as nominees will not have discretionary authority to vote those shares in the absence of instructions from the beneficial owners of those shares on the merger proposal or the proposal to approve an increase in the number of shares available for issuance under First Community’s 2003 Stock Incentive Plan. Accordingly, the failure to provide voting instructions to your broker will also have the same effect as a vote against the merger proposal.

Proxy Solicitation

The accompanying proxy is being solicited by the board of directors of First Community. First Community will bear the entire cost of solicitation of proxies from holders of its shares. In addition to the solicitation of proxies by mail, certain officers, directors and employees of First Community, without extra remuneration, may also solicit proxies in person, by telephone, by facsimile or otherwise. First Community will pay printing, postage and mailing costs for preparation and mailing of the joint proxy statement-prospectus to its shareholders. All other costs, including legal and accounting fees, shall be borne by the party incurring such costs.

THE MERGER

General

The boards of directors of First Community and Foothill have unanimously approved the merger agreement providing for the merger of Foothill with and into First Community and the subsequent merger of Foothill Independent Bank, a California state-chartered member bank and wholly owned subsidiary of Foothill, with and into Pacific Western National Bank, a national banking association and wholly owned subsidiary of First Community, or another wholly-owned direct subsidiary of First Community.

Merger Consideration

The merger agreement provides a mechanism for determining the exchange ratio, which represents the fraction of a share of First Community common stock that stockholders of Foothill will receive for each Foothill share in the merger. The exchange ratio is calculated by dividing the “base amount” by the “First Community average closing price.” In this description, “base amount” and “First Community average closing price” have the following meanings:

•	base amount: the result of dividing (1) $238 million (minus the cash consideration paid to Foothill optionholders in respect of their outstanding and unexercised options) by (2) the number of shares of Foothill common stock which are outstanding on the closing date of the merger.

•	First Community average closing price: the average closing price of First Community’s common stock over a final 15 trading day measurement period ending two trading days prior to the closing date of the merger.

The exchange ratio is subject to a collar, which means that there is a maximum and a minimum number of shares of First Community common stock that Foothill stockholders will receive in the merger. If the First Community average closing price is $59.03 or more, the exchange ratio will be fixed at 0.4421 (which assumes that all outstanding Foothill options are cancelled for cash and that there are 8,716,957 shares of Foothill common stock outstanding on the closing date). If the First Community average closing price is $45.91 or less, the exchange ratio will be fixed at 0.5685 (based on the same assumptions).

If the closing were to be held the date of this document, the exchange ratio would have been approximately 0.4421 of a share of First Community common stock for each Foothill share, based on the average closing price of $60.15 per share of First Community’s common stock over a 15 trading day measurement period ended March 14, 2006, and 8,716,957 shares of Foothill common stock outstanding on March 14, 2006. The exchange ratio that will determine the number of First Community shares may be higher, but is not expected to be lower than 0.4421 (unless there is an increase in the number of outstanding shares of Foothill common stock as a result of the exercise of any outstanding stock options to purchase shares of Foothill common stock between the date of this document and the close of the merger).

Following is a table that shows examples of what the exchange ratio could be, depending on the First Community average closing price:

First Community Average Closing Price	First Community Shares Received Per Share of Foothill Common Stock(1)
$45.91 and below	0.5685
$46.00	0.5674
$46.50	0.5613
$47.00	0.5553
$47.50	0.5495
$48.00	0.5437
$48.50	0.5381
$49.00	0.5326
$49.50	0.5273
$50.00	0.5220
$50.50	0.5168
$51.00	0.5117
$51.50	0.5068
$52.00	0.5019
$52.50	0.4971
$53.00	0.4924
$53.50	0.4878
$54.00	0.4833
$54.50	0.4789
$55.00	0.4745
$55.50	0.4703
$56.00	0.4661
$56.50	0.4619
$57.00	0.4579
$57.50	0.4539
$58.00	0.4500
$58.50	0.4461
$59.00	0.4424
$59.03 and above	0.4421

(1)	In each case, this table assumes that there are 8,716,957 shares of Foothill common stock outstanding and 590,063 outstanding options to acquire shares of Foothill common stock (with a weighted average exercise price of $8.312) on the closing date.

Background of the Merger

On July 25, 2005, Foothill received a letter from Castle Creek Financial, on behalf of First Community, containing a non-binding proposal for a business combination transaction pursuant to which First Community would acquire all of the outstanding shares and stock options of Foothill for $228.5 million, payable all in First Community common stock or all in cash, or in any combination of First Community stock and cash, as Foothill might choose. Following receipt of that proposal, Foothill contacted the investment banking firm of Houlihan Lokey Howard & Zukin Capital, Inc., or HLHZ, an affiliate of Houlihan Lokey, to assist Foothill and its board of directors in evaluating First Community’s proposal. HLHZ was subsequently engaged by Foothill to assist Foothill’s board in evaluating, not only the First Community proposal, but also the strategic alternatives to that proposal that were available to Foothill.

On July 26, 2005, First Community held a board of directors meeting at which Matthew P. Wagner, president and chief executive officer of First Community, updated the board on the status of discussions with Foothill and the proposed merger.

On July 26, 2005, a representative of HLHZ contacted John Eggemeyer, a principal of Castle Creek and the chairman of the board of First Community to update certain factual assumptions underlying the proposal letter, and to ask Castle Creek to submit a revised proposal on behalf of First Community. On July 27, 2005, Castle Creek verbally advised Foothill of First Community’s willingness to increase the transaction value to $230.0 million, which was then confirmed by letter to Foothill. The revised proposal was otherwise unchanged from the proposal in the original letter received on July 25, 2005.

On August 23, 2005, Foothill’s board of directors held a telephonic meeting to review the First Community proposal and to discuss Foothill’s strategic alternatives. Foothill’s outside counsel, Stradling Yocca Carlson & Rauth (Stradling Yocca) reviewed for the board members their fiduciary duties, as directors, with respect to First Community’s proposal and, together with HLHZ, potential structural and contractual matters implicated by First Community’s proposal. At the meeting, Foothill’s board also discussed a number of matters, including the following:

•	the potential benefits of conducting a pre-negotiation “market check” or auction process by which Foothill would seek, on a confidential basis, from other banking institutions, indications of their interest in pursuing a business combination transaction with Foothill, with the objective of obtaining a higher valuation and more favorable contract terms for Foothill, either from First Community or an alternate party.

•	the potential risks of conducting an auction process, including the possibility of a market leak of information regarding Foothill’s effort to solicit interest in a business combination and the impact that such a leak could have on Foothill’s employees and customers and, therefore, on its business.

•	the relative benefits to Foothill’s stockholders of an all-stock transaction versus a transaction in which Foothill stockholders would have the ability to elect to receive all stock, all cash or a combination of stock and cash in order to provide Foothill’s stockholder with the flexibility of choosing whether to exchange their Foothill shares (i) solely for shares of the other party in order to maintain, in a tax efficient manner, their investment in Foothill, albeit in a different form, (ii) solely for cash, or (iii) for a combination of cash and stock.

•	the relative benefits and risks to Foothill’s stockholders of remaining independent and continuing to pursue growth of its banking franchise.

Foothill’s board then authorized HLHZ to conduct a targeted, confidential auction process to determine if there were other banking institutions that would be interested in a strategic business combination transaction with Foothill. The board also directed George E. Langley, Foothill’s president and chief executive officer, to work with HLHZ to identify selected banking institutions that, based on historical acquisition and merger activity and expressions of interest in expanding into Foothill’s market areas, would be potential strategic partners that should be contacted as part of this process.

On August 30, 2005, Mr. Langley met with Mr. Wagner to discuss First Community’s proposal. A representative of HLHZ and a representative of Castle Creek also attended this meeting. As a precursor to further discussions, First Community and Castle Creek later entered into a mutual confidentiality agreement with Foothill.

On September 1, 2005, First Community held a board of directors meeting telephonically at which Mr. Wagner updated the board on the status of discussions with Foothill and the proposed merger.

During the first two weeks of September 2005, HLHZ contacted eight banking institutions, which were believed most likely to have an interest in pursuing a business combination transaction with Foothill. Three of those eight banking institutions indicated that they might have an interest in considering such a transaction with Foothill and confidentiality agreements were entered into with each of those three interested parties.

On September 16, 2005, HLHZ sent to each of those three parties, on behalf of Foothill, a descriptive memorandum containing selected public and non-public business, financial and other information regarding Foothill. That memorandum was accompanied by a letter describing a bidding process pursuant to which each of these parties was invited, based on a review of the memorandum and other publicly available information about Foothill, to submit by September 30, 2005 a non-binding bid or “indicative price” that the party would consider paying for Foothill. That letter also stated that, based on that indicative price and other terms and conditions of its bid, a decision would be made by Foothill whether or not to invite the party to participate in a second and final round of bidding.

One of the three parties elected to submit a non-binding business combination proposal, which was received by Foothill on September 30, 2005. That party proposed a business combination transaction in which it would acquire all of Foothill’s outstanding shares and stock options for $240.0 million, payable in that party’s common stock and/or cash in such proportions as the Foothill’s stockholders elect, subject to the condition that the consideration would be payable entirely in cash if Foothill’s stockholders were to elect more than 60% of the total consideration to be paid in cash. That proposal also called for the aggregate amount of cash that Foothill’s stockholders were electing to receive, and the exchange ratio that would be used to fix the number of the shares of that party’s common stock that it would issue to Foothill’s stockholders, to be fixed not later than 45 days prior to the anticipated closing date of the business combination transaction. Foothill was subsequently informed by that party that it needed approximately 45 days following those determinations to finance the cash portion of the merger consideration.

On October 5, 2005, Foothill’s board of directors, together with representatives from HLHZ and Stradling Yocca, met to discuss First Community’s proposal and a proposal received from the other interested party. The board discussed the difference in the current values of the two proposals, the pricing mechanism described in the other party’s proposal, by which the cash elections would be made by Foothill’s stockholders and number of that party’s shares to be issued in the transaction would be determined 45 days prior to the anticipated closing date, and the risks and uncertainties associated with that pricing mechanism. Specifically, the board discussed the market risk to which Foothill’s stockholders would be exposed, if the exchange ratio was fixed well in advance of the closing of the transaction, since there would be no mechanism by which the value of the transaction to Foothill’s stockholders could be protected if the market price of the other party’s shares were to decline significantly during that 45 day period. The board also discussed various operational and stock price valuation issues relating to the respective proposals made by First Community and the other party. At the conclusion of the meeting the board authorized management, together with its advisors, to continue discussions with and to commence a competitive bidding process between First Community and the other party.

On October 7, 2005, at Foothill’s request and on its behalf, HLHZ sent a letter to the other interested party inviting it to participate in a second and final round of bidding. The letter requested that party to submit an updated proposed acquisition price, along with the following additional information:

•	a description of the proposed form of consideration to be received by Foothill’s stockholders, a description of how and when the shares to be issued by that party in the transaction would be valued (fixed value, collar, etc.), and what adjustments, if any, that such party proposes be made in determining that price or exchange ratio;

•	a description of how the outstanding Foothill stock options would be treated;

•	a description of how the transaction would be financed and, if outside financing was required, requesting that such party furnish Foothill with a copy of a financing commitment letter providing evidence of its ability to obtain the financing, as Foothill did not intend to accept any proposal containing a financing contingency; and

•	a description of all conditions and closing contingencies, including any shareholder, regulatory or other approvals required for the party to complete the business combination transaction.

The letter was accompanied by a copy of a draft merger agreement for the transaction, prepared by Stradling Yocca, and the interested party was asked to submit, with its updated bid, the changes it would want to have made to that agreement before it would be prepared to sign it.

A similar request was made of First Community for an updated proposed acquisition price and the information similar to that requested from the other interested party, and a copy of the draft merger agreement was sent to Sullivan & Cromwell, LLP, First Community’s outside legal advisor.

Each party also was advised that, to avoid premature public disclosure that merger negotiations were in process, no on-site due diligence investigation of Foothill would be permitted until the terms of the proposed transaction were finalized to Foothill’s satisfaction.

A meeting was then held on October 14, 2005, attended by Mr. Wagner, Victor R. Santoro, executive vice president and chief financial officer of First Community, and Jared M. Wolff, executive vice president, general counsel and secretary of First Community, at which Mr. Langley, Joe Cecala, Foothill’s executive vice president and chief credit officer, and Carol Ann Graf, Foothill’s senior vice president and chief financial officer, made presentations and answered questions regarding Foothill and its business.

A similar meeting, on that same date, was held by Foothill with key members of the other party’s senior management.

On October 28, 2005, HLHZ received revised proposals from both parties. First Community increased the stated value of its proposal to $235.0 million from $230.0 million. The other party increased its bid from $240.0 million to an amount equal to $250.0 million minus the assumed cost of terminating Foothill’s pre-existing supplemental employee retirement plan, which was estimated to be approximately $4.0 million, thereby bringing its updated bid to an estimated $246.0 million.

Foothill’s board of directors met on October 28th to discuss the revised proposals and the key modifications that had been made by First Community and the other party to the draft merger agreement. Also participating in those discussions were representatives of Foothill’s management, HLHZ and Stradling Yocca. At the meeting Foothill’s board discussed the difference between the current values of the two proposals and how those values, and hence the differences between them, could change prior to the closing of a transaction, as a result of changes in First Community’s and the other party’s stock prices and the impact of any “collar” mechanism in the exchange ratio that had been proposed by each of the parties. In that regard, the board also discussed with its advisors how and to what extent the respective “collar” mechanisms proposed by First Community and the other party would operate to protect the value of the transaction to both sides against the possibility of more than modest increases or decreases in the market price of the acquiring party’s shares during the period between the signing of the merger agreement and the consummation date of the merger and the risks posed by each of those collar mechanisms.

On November 2, 2005, First Community held a board of directors meeting at which Mr. Wagner updated the board on the status of discussions with Foothill and the proposed merger.

On November 14, 2005, Mr. Langley and representatives of HLHZ and Stradling Yocca met with Messrs. Wagner, Santoro, and Wolff of First Community and a representative of Sullivan & Cromwell, LLP. The parties negotiated various provisions of the draft merger agreement, including the “collar” mechanism that had been proposed by First Community and the need to determine the exchange ratio at a point in time very close to the closing of the transaction, so that Foothill’s stockholders would not be at market risk for any extended period prior to the closing. At that meeting, First Community and Foothill discussed the possibility of the transaction being structured as an all stock or all cash transaction given certain practical considerations discussed and other changes negotiated at the meeting.

On November 15, 2005, George Langley and representatives of HLHZ and Stradling Yocca met with representatives of the other interested party and its financial and legal advisors to discuss that party’s proposal and to negotiate various proposed changes that the other party’s counsel had made to the draft merger agreement. During that meeting, the representatives of the other party made it clear that it needed to determine the amount of the cash portion of the merger consideration and to fix the exchange ratio in sufficient time to enable it to finance the cash portion of the merger consideration before the consummation date of the merger.

On November 16, 2005, Matt Wagner of First Community contacted George Langley to confirm that given changes at the November 14th meeting and certain other practical consideration discussed, First Community preferred to structure the merger either as an all stock or all cash transaction.

On November 21, 2005, the other party delivered a letter addressed to Foothill’s board stating that it had given further consideration to its plans for financing the cash portion of the merger consideration and had concluded that it would still need a period of time, between the determination of the amount of cash portion of the merger consideration and the merger consummation date, to raise the financing it would need for the transaction. However, the other party also advised that it was willing to structure the merger, instead, either as (i) an all stock transaction, which would enable the share exchange ratio in the merger to be fixed on a date close to its consummation date, or (ii) an all cash transaction, which would enable it to complete its financing well before the consummation date of the merger.

On November 22, 2005, Foothill’s board of directors met to discuss the two proposals, as modified. The board discussed how the stock / cash election feature had been desirable since it would have provided Foothill’s stockholders with the flexibility to choose either to maintain their investment in Foothill (as part of a larger organization), or receive cash for some, or possibly all, of their Foothill shares, at a price representing a premium to the market price of Foothill’s shares (prior to the announcement of the merger) and without having to pay brokerage commissions. Foothill’s board then discussed the relative benefits and disadvantages of an all stock and an all cash transaction. The board determined that an all cash transaction would not be in the best interests of Foothill’s stockholders and that any transaction in which Foothill stockholders would be forced to take cash for part of their shares would be unacceptable. The board concluded, therefore, that any business combination transaction with either party should be structured as an all stock transaction. Consequently, the board then discussed the relative merits and risks associated with ownership of First Community shares, on the one hand, and ownership of shares of the other party, on the other hand, along with the differences in value between their respective proposals.

From November 23 to November 24, 2005, representatives of Stradling Yocca and HLHZ negotiated various open issues relating to the draft merger agreement with the respective representatives of First Community and the other interested party.

On November 27, 2005, Foothill’s board met to consider the two proposals. The board received detailed presentations from (i) HLHZ, regarding various financial considerations, including the financial condition and historical operating results of both interested parties, (ii) Foothill’s management regarding the process and anticipated benefits and risks associated with the integration of Foothill with each interested party, and (iii) Stradling Yocca relating to the legal and contractual considerations associated with each of the proposed merger transactions. Following an extensive discussion, the board unanimously decided to direct management to focus its efforts, with the assistance of its financial and legal advisors, first on finalizing negotiations with First Community, for a number of reasons, including the following:

•	A view that First Community’s integration model and general business approach and culture, including loan administration and loan underwriting criteria, were more compatible with Foothill, which the directors believed would result in Foothill’s business making a more substantial contribution to the combined company.

•	A view that First Community had a more established track record in terms of acquiring and successfully integrating other banking institutions.

•	The fact that First Community’s operations were based in Southern California and in areas contiguous to Foothill’s market areas, which the Foothill board believed would make the integration process less risky than would be the case with the other interested party, whose operations were predominately located outside of Southern California.

•	The view that, as compared to the other party, there were fewer uncertainties regarding the completion by First Community of the proposed merger.

In reaching its conclusion, the board also took into account that First Community and the other interested party were both strong companies that had produced strong returns for their shareholders; that the merger agreements that each of the parties, respectively, proposed to execute with Foothill were substantially similar; that both of those parties had expressed a strong interest in a transaction with Foothill; and the apparent absence of any significant regulatory obstacles for either transaction.

During the following 10 days, Foothill and First Community conducted further negotiations of the terms of the merger agreement; First Community completed its due diligence investigation of Foothill; and Foothill’s management and financial and legal advisors completed Foothill’s due diligence investigation of First Community.

On December 9, 2005, First Community’s board met to consider the proposed merger transaction with Foothill, including the draft merger agreement. Representatives of management presented information on Foothill and the proposed merger with Foothill and on the results of First Community’s due diligence with respect to Foothill. After a lengthy discussion, the First Community board unanimously approved the proposed merger and authorized management to complete negotiation of the merger and merger agreement with Foothill and enter into the merger agreement.

On December 13, 2005, the Foothill board of directors met to consider, and to receive reports from its financial and legal advisors regarding, the proposed merger transaction and draft merger agreement with First Community. After considering those reports, including an opinion from Houlihan Lokey to the effect that, as of December 13, 2005 and based on and subject to the matters set forth in that opinion, the aggregate merger consideration to be received by Foothill’s stockholders pursuant to the terms of the merger agreement, is fair, from a financial point of view, and after a lengthy discussion, the Foothill board unanimously voted to adopt the merger agreement and authorized management, together with HLHZ and Stradling Yocca, to complete negotiation of the merger agreement and management to enter into the merger agreement with First Community.

On December 13, 2005, HLHZ and First Community held further discussions with respect to the stated value of First Community’s offer and First Community agreed to raise that stated value to $238 million.

The merger agreement between Foothill and First Community was executed by the parties on December 14, 2005 and the transaction was announced on the morning of Thursday, December 15, 2005, by a press release issued jointly by Foothill and First Community.

Foothill’s Reasons for the Merger; Recommendation of Foothill’s Board of Directors

At the December 13, 2005 board meeting, the Foothill board received and reviewed reports from its financial and legal advisors relating to First Community and the proposed merger of First Community and Foothill; Houlihan Lokey presented its oral opinion (which was subsequently confirmed in a written opinion, a copy of which is attached as Appendix B to this document), to the effect that, as of December 13, 2005 and based on and subject to the matters set forth in that opinion, the aggregate merger consideration to be received by Foothill’s stockholders pursuant to the terms of the merger agreement with First Community, is fair, from a financial point of view, to the stockholders Foothill. Based on those reports and further deliberations, by unanimous vote the Foothill board adopted the merger agreement with First Community, determined that the merger and other transactions contemplated by that Agreement were fair to and in the best interests of Foothill and its stockholders, and determined to recommend to Foothill’s stockholders that they adopt the merger agreement with First Community.

In reaching its decision to adopt, and recommend that Foothill’s stockholders also adopt, the merger agreement with First Community, the Foothill board considered a number of factors, including, but not limited to, the following:

•	Current and prospective economic and regulatory conditions and the competitive environment facing the financial services industry generally, and Foothill in particular, including rising interest rates, the continued rapid consolidation in the industry and the likely competitive effects resulting from the foregoing factors on Foothill’s potential growth, development, productivity, profitability and strategic long-term options.

•	The complementary aspects of the Foothill and First Community businesses, including, but not limited to, customer service, focus of financial services and resources, geographic coverage and compatibility of the companies’ management and operating styles.

•	The Foothill board’s review of the business, operations, asset quality, financial condition, earnings and competitive position of First Community on a historical and prospective basis and of the combined company on a pro forma basis (including pro forma assets, earnings and deposits).

•	The Foothill board’s belief that a merger with First Community would enable Foothill stockholders to participate in a combined company that would have better future prospects than Foothill was likely to achieve on a stand-alone basis, including a more diversified customer base and, hence, more diversified revenue sources.

•	The Foothill board’s review of the historical stock price performance and liquidity of First Community common stock, and the resulting relative interests of Foothill stockholders and First Community shareholders, respectively, in the common equity of the combined company.

•	The Foothill board’s belief that the combination of First Community and Foothill would create a more competitive commercial banking institution, particularly in terms of the ability of the combined entity to achieve economies of scale and greater operational efficiencies and to access financial resources and the capital markets.

•	The perceived benefits of a business combination with First Community as compared to those of a business combination with the other interested party including, but not limited to the following:

•	a greater increase in shareholder liquidity;

•	First Community’s successful track record, and the previous experience of its management, in completing acquisition transactions and integrating the operations of the acquired companies into First Community’s operations;

•	a larger pro forma market capitalization and the greater likelihood of attaining economies of scale and access to greater financial resources; and

•	First Community’s more complementary geographic coverage in relation to Foothill.

•	The financial analysis presented by Houlihan Lokey, and Houlihan Lokey’s oral opinion delivered to Foothill’s board on December 13, 2005 (which was subsequently confirmed in a written opinion), to the effect that, as of December 13, 2005 and based on and subject to the matters set forth in that opinion, the aggregate merger consideration and exchange ratio to be received by Foothill’s stockholders pursuant to the terms of the merger agreement is fair, from a financial point of view, to Foothill’s stockholders.

•	The Foothill board’s assessment, with the assistance of legal counsel, of the likelihood that First Community would obtain all requisite regulatory approvals required for the merger and the likelihood that the approvals needed to complete the merger would be obtained without unacceptable conditions.

•	The expectation that the merger would be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and, therefore, Foothill’s stockholders generally will not recognize any gain or loss for United States federal income tax purposes as a result of the completion of the merger.

•	The provisions of the merger agreement entitling Foothill’s board to withdraw its recommendation of the merger to the Foothill stockholders and terminate the merger agreement with First Community in order to enter into a business combination with another party that has been determined to be more favorable from a financial standpoint to Foothill’s stockholders than the merger with First Community (a “superior proposal”), subject to the payment of a termination fee to First Community.

•	The $7.05 million termination fee that would have to be paid to First Community if Foothill were to terminate the merger agreement to accept a superior proposal, including the risk that payment of the termination fee might discourage third parties from offering to acquire Foothill, but recognizing that the amount of termination fee was equal to about 3% of the total merger consideration of $238 million and that the termination fee was a condition to First Community’s willingness to enter into the merger agreement with Foothill.

•	The interests of certain Foothill directors and officers in the merger, as described under the caption “—Interests of Certain Persons in the Merger” beginning on page 53 of this document, and the fact some of those interests are different from or are in addition to the interests of Foothill stockholders in the merger generally.

The foregoing discussion of the factors considered by Foothill’s board is not intended to be exhaustive, but is believed to include all material factors considered by Foothill’s board. In view of the wide variety of the factors considered in connection with its evaluation of the merger and the complexity of these matters, Foothill’s board did not find it useful, and did not attempt, to quantify, rank or otherwise assign relative weights to these factors. Additionally, in considering the factors described above, the individual members of Foothill’s board may have given different weights to different factors. Foothill’s board of directors conducted an overall analysis of the factors described above including thorough discussions with, and questioning of, Foothill management and Foothill’s financial and legal advisors, and considered the factors overall to be favorable to and support its determinations.

BASED ON THE FOREGOING, THE FOOTHILL BOARD OF DIRECTORS BELIEVES THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF FOOTHILL AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT FOOTHILL STOCKHOLDERS VOTE “FOR” ADOPTION OF THE MERGER AGREEMENT.

In considering the recommendation of the Foothill board of directors with respect to the merger agreement, Foothill stockholders should be aware that certain directors and certain executive officers of Foothill may have interests in the merger that are different from, or are in addition to, the interests of Foothill stockholders. See the section entitled “—Interests of Certain Persons in the Merger” beginning on page 53.

Opinion of Foothill’s Financial Advisor

Fairness Opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc.

In August 2005, Foothill retained Houlihan Lokey Howard & Zukin Capital, Inc., or HLHZ, to act as Foothill’s financial advisor and investment banker in connection with a possible merger or other business combination transaction. Also in August 2005, Foothill retained Houlihan Lokey Howard & Zukin Financial Advisors, Inc., or Houlihan Lokey, an affiliate of HLHZ, to provide a written opinion, as to the fairness from a financial point of view, of the consideration to be received in a possible merger or other business combination transaction.

At the December 13, 2005 meeting of Foothill’s board of directors, Houlihan Lokey delivered its oral opinion, subsequently confirmed in its written opinion, dated as of December 13, 2005, to Foothill’s board of directors that, as of such date and based upon and subject to the assumptions, qualifications and limitations contained in such opinion, the merger consideration to be received by Foothill’s stockholders in connection with the merger was fair to such stockholders from a financial point of view.

The complete text of Houlihan Lokey’s written opinion is attached hereto as Appendix B, and the summary of the opinion set forth below is qualified in its entirety by reference to such opinion. Stockholders are urged to read the opinion carefully in its entirety for a description of the procedures followed, the limitations on the review made, the factors considered and the assumptions made by Houlihan Lokey. Houlihan Lokey’s opinion was provided to Foothill’s board of directors for its use and benefit in connection with its consideration of the merger and relates only to the fairness, from a financial point of view, of the merger consideration, does not address any other aspect of the proposed merger and does not constitute a recommendation as to how any stockholder should vote or act with respect to any matters relating to the merger.

Houlihan Lokey’s opinion and analyses were only one of many factors considered by the Foothill board of directors in their evaluation of the merger and should not be viewed as determinative of the views of our board of directors with respect to the merger.

In connection with its opinion, Houlihan Lokey made such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. No restrictions or limitations were imposed on the analysis described below. Among other things, Houlihan Lokey:

1.	reviewed Foothill’s annual reports to stockholders and annual reports on Form 10-K for the fiscal years ended December 31, 2001 through 2004, the quarterly report on Form 10-Q for the quarter ended September 30, 2005, and the interim financial statements for the two months ended November 30, 2005, which Foothill’s management has identified as being the most current financial statements available;

2.	reviewed the draft merger agreement between First Community and Foothill dated December 12, 2005;

3.	met or spoke with certain members of the senior management of Foothill regarding the operations, financial condition, future prospects and projected operations and performance of Foothill and met or spoke with representatives of Foothill’s counsel regarding Foothill, the merger, the merger agreement, the shareholder agreement, and related matters;

4.	met or spoke with certain members of the senior management of First Community regarding the operations, financial condition, future prospects and projected operations and performance of First Community;

5.	reviewed the historical market prices for Foothill’s publicly traded securities;

6.	reviewed certain other publicly available financial data for certain companies that Houlihan Lokey deemed comparable to Foothill, and publicly available prices and premiums paid in other transactions that it considered similar to the merger; and

7.	conducted such other studies, analyses and inquiries as Houlihan Lokey deemed appropriate.

In connection with its opinion, Houlihan Lokey relied upon and assumed, without independent verification, among other matters, the accuracy and completeness of all data, material and other information (including, without limitation, the financial forecasts and projections) furnished, or otherwise made available, to Houlihan Lokey, discussed with or reviewed by Houlihan Lokey, or publicly available, and does not assume any responsibility with respect to such data, material and other information. In addition, Houlihan Lokey relied upon and assumed, without independent verification, that the financial forecasts and projections provided to it were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial results and condition of Foothill and First Community, and Houlihan Lokey expressed no opinion with respect to such forecasts and projections or the assumptions on which they are based. Houlihan Lokey relied upon and assumed, without independent verification, that there has been no material change in the assets, liabilities, financial condition, results of operations, business or prospects of Foothill or First Community since the date of the most recent financial statements provided to it, and that there is no information or facts that would make the information or facts reviewed by it incomplete or misleading. Houlihan Lokey also assumed that neither Foothill nor First Community is party to any undisclosed material pending transaction, including, without limitation, any external financing, recapitalization, acquisition or merger, divestiture or spin-off (other than the merger).

Houlihan Lokey was not requested to conduct, and did not conduct, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (contingent or otherwise) of Foothill, nor was Houlihan Lokey provided with any such appraisal or evaluation. Houlihan Lokey expressed no opinion regarding the liquidation value of any entity. Furthermore, Houlihan Lokey undertook no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which Foothill or First Community is a party or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which Foothill or First Community is a party or may be subject. Houlihan Lokey’s opinion makes no assumption concerning, and therefore does not consider, the potential effects of any such litigation, claims or investigations or possible assertions of claims, outcomes or damages arising out of any such matters.

Houlihan Lokey’s opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion. Houlihan Lokey did not undertake, and is under no obligation, to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring after the date of its opinion. Houlihan Lokey did not consider, nor is it expressing any opinion with respect to, the prices at which the common stock of First Community has traded or may trade subsequent to the delivery of its opinion or the impact that future trading prices may have on the consideration actually payable upon closing of the merger.

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. The following summarizes the material methodologies utilized by Houlihan Lokey in rendering its fairness opinion. The summary does not purport to be a complete statement of the analyses and procedures applied, the judgments made or the conclusion reached by Houlihan Lokey, or a complete description of its presentation. Houlihan Lokey believes, and so advised Foothill’s board of directors, that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all factors and analyses, could create an incomplete view of the process underlying its analyses and opinions. Houlihan Lokey did not attempt to assign specific weights to particular analyses; instead, it made its determination as to fairness based on its experience and professional judgment after considering the results of all of its analyses. The estimates and forecasts contained in such analyses are not necessarily indicative of actual values or predictive of future results or values, which may be more or less favorable than suggested by such analyses.

Additionally, analyses relating to the value of businesses or securities are not appraisals. Because these analyses, estimates and forecasts are inherently subject to substantial uncertainty and are based upon numerous factors or events beyond the control of Foothill and Houlihan Lokey, none of Foothill, Houlihan Lokey or any other person assumes responsibility if future results or values are materially different from those contained in such analyses, estimates and forecasts. No company or transaction used in the analyses below as a comparison is identical to Foothill or the merger.

Houlihan Lokey’s opinion does not address: (1) the underlying business decision of Foothill, its security holders or any other party to proceed with or effect the merger, (2) the fairness of any portion or aspect of the merger not expressly addressed in its opinion, (3) the fairness of any portion or aspect of the merger to the holders of any class of securities, creditors or other constituencies of Foothill, or any other party other than those set forth in its opinion, (4) the relative merits of the Transaction as compared to any alternative business strategies that might exist for Foothill or the effect of any other transaction in which Foothill might engage, or (5) the tax or legal consequences of the merger to Foothill, its stockholders or any other party. Furthermore, Houlihan Lokey intended no opinion, counsel or interpretation in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice.

Summary of Financial Analyses Performed by Houlihan Lokey

The following is a summary of the financial analyses presented by Houlihan Lokey to Foothill’s board of directors in connection with the preparation of the fairness opinion.

Comparable Company Analysis. Houlihan Lokey reviewed and compared selected financial information for Foothill to corresponding financial information and market data for the following eleven publicly-traded banks, selected on the basis of operational and economic similarity with the principal business operations of Foothill and referred to herein as the Foothill peer group:

•	Alliance Bancshares California;

•	Community Bancorp, Inc.;

•	Desert Community Bank;

•	Heritage Oaks Bancorp;

•	Pacific Mercantile Bancorp;

•	Preferred Bank Los Angeles;

•	San Joaquin Bank;

•	Sierra Bancorp;

•	Southwest Community Bancorp;

•	Temecula Valley Bancorp Inc.; and

•	United Security Bancshares.

No comparable company identified above is identical to Foothill. Houlihan Lokey noted that because of the differences between the business mix, operations and other characteristics of Foothill and the comparable companies, Houlihan Lokey did not believe that a purely quantitative comparable company analysis would be particularly meaningful in this context. Specifically, Houlihan Lokey noted the following operational metrics of the peer group, as compared to Foothill’s operational metrics as of or for the twelve month period ending September 30, 2005:

Foothill Peer Group Median	Foothill
Return on Average Assets	1.5%	1.4%
Return on Average Stockholders’ Equity	17.8%	16.2%
Net Interest Margin	5.4%	5.1%
Efficiency Ratio	57.8%	60.5%
Equity / Assets	8.1%	8.6%
Loans / Deposits	85.5%	71.6%
Noninterest Income / Revenue	14.1%	11.0%
NPAs / Loans and OREO	0.37%	0.02%
Reserves / NPLs	4.01	x	43.14	x
Leverage Ratio	9.6%	9.8%
Tier 1 Capital Ratio	11.3%	13.3%
Total Capital Ratio	12.3%	14.2%

Accordingly, Houlihan Lokey believed an appropriate use of the comparable company analysis would also involve qualitative judgments concerning differences between the financial and operating characteristics of Foothill and the comparable companies, which would affect the public trading values of the common stock of the comparable companies, which judgments were applied in rendering the opinion of Houlihan Lokey.

Houlihan Lokey calculated for the Foothill peer group valuation multiples based on publicly available financial data as of September 30, 2005 and market data as of December 12, 2005 (the last trading day prior to the delivery of Houlihan Lokey’s opinion). This information was obtained from filings with the Securities and Exchange Commission and the Institutional Brokers Estimate Systems, a data service that compiles earnings estimates issued by securities analysts. The analysis compared publicly available information for Foothill with that of each of the Foothill peer group. The table below sets forth the data for the Foothill peer group:

	Foothill Peer Group Median		Foothill (Based on an implied per share price of $25.82)
Price / LTM earnings per share	17.7	x	21.9	x
Price / 2005 estimate earnings per share	16.9	x	21.5	x
Price / 2006 estimate earnings per share	14.1	x	20.7	x
Price / Book value per share	2.97	x	3.44	x
Price / Tangible book value per share	3.05	x	3.44	x

This analysis yielded a range of value per share for Foothill common stock of approximately $17.49 to $24.39, based on last twelve month’s reported earnings for Foothill, Foothill’s forecasts of GAAP earnings and reported book value and tangible book value as of September 30, 2005. Houlihan Lokey noted that, based upon the exchange ratio as of December 12, 2005, the implied per share price for Foothill was above this range. Furthermore, on December 13, 2005, HLHZ and First Community held further discussions on the stated value of First Community’s offer and First Community agreed to raise the stated value to $238 million, leading to an implied per share price for Foothill further above this range. Houlihan Lokey also noted that this valuation methodology was based on peer company trading values and did not reflect any control premium needed to achieve 100% equity ownership of a given company in an acquisition.

Comparable Transaction Analysis. Houlihan Lokey reviewed 62 transactions announced from January 1, 2002 through December 12, 2005 involving controlling interests in banking institutions with total assets between $500 million and $1.5 billion and located in one of the top 15 Metropolitan Statistical Areas, ranked by total population. Houlihan Lokey reviewed the multiples of transaction price at announcement to last twelve month’s earnings, transaction price to next fiscal year’s estimated earnings, transaction price to book value, transaction price to tangible book value, tangible book premium to core deposits, and computed mean and median multiples and premiums for the transactions.

For each of these transactions, Houlihan Lokey relied on information from public filings, press releases, and investor presentations of the target companies as well as other publicly available sources. The analysis yielded an acquisition value of Foothill common stock ranging from approximately $18.76 to $29.50 per share based on last twelve month’s reported earnings for Foothill, Foothill’s forecasts of GAAP earnings, reported book value and tangible book value as of September 30, 2005 and reported core deposits as of September 30, 2005. Houlihan Lokey noted that, based upon the exchange ratio as of December 12, 2005, the implied per share price fell within this range. Furthermore, based upon the exchange ratio resulting from First Community’s agreement to raise the stated value of its proposal to $238 million, the upward-adjusted implied per share price also falls within this range.

Pro Forma Merger Analysis. Houlihan Lokey analyzed the likely impact on First Community’s future earnings and tangible book value per share of its offer for all of the outstanding shares of Foothill common stock and options to purchase Foothill common stock. This analysis found that at both December 31, 2006 and December 31, 2007, the merger would be accretive to both First Community’s earnings per share and tangible book value per share. The actual results achieved by the combined company may vary from projected results and the variations may be material.

Conclusion. Based on the foregoing financial analyses, it was Houlihan Lokey’s opinion that, as of December 13, 2005, the consideration to be received by Foothill’s stockholders in the merger was fair to them from a financial point of view.

Houlihan Lokey does not make a market in the publicly traded securities of Foothill. Houlihan Lokey is engaged, from time to time, to provide financial advice to a variety of public and private entities and persons. Houlihan Lokey may have in the past rendered certain services to other participants in this transaction in the form of an opinion or advice.

Foothill has agreed to pay HLHZ, an affiliate of Houlihan Lokey, a transaction fee in connection with the Transaction of $1,000,000 plus 0.5% of the aggregate purchase price amount, which exceeds $230 million, payable at the closing of the merger. This fee would have totaled $1,040,000 (based on the closing price of First Community’s common stock as of December 12, 2005), of which $125,000 has been paid and the balance of which is contingent, and payable, upon the closing of the merger. Houlihan Lokey has received a fee of $250,000 for rendering its December 13, 2005 opinion, which will be credited against that portion of the transaction fee due to HLHZ upon the closing of the merger. In addition, Foothill has agreed to reimburse Houlihan Lokey and HLHZ for their reasonable out-of-pocket expenses incurred in connection with the transaction, including reasonable attorney’s fees and related expenses. Foothill has further agreed to indemnify Houlihan Lokey and HLHZ against certain liabilities and expenses related to or arising in connection with the rendering of their respective services, including liabilities under the federal securities laws.

Houlihan Lokey is a nationally recognized investment banking firm that is continually engaged in providing financial advisory services and rendering fairness opinions in connection with mergers and acquisitions, leveraged buyouts, and business and securities valuations for a variety of regulatory and planning purposes, recapitalizations, financial restructurings and private placements of debt and equity securities.

Reasons of First Community for the Merger

The merger will enable First Community to expand and strengthen its community banking presence in Los Angeles, Riverside and San Bernardino Counties in California, by adding 12 branches with a strong customer base and compatible loan portfolio. During its deliberation regarding the approval of the merger agreement, the board of directors of First Community considered a number of factors, including, but not limited to, the following:

•	the reputation of Foothill for community banking and financial services;

•	the compatibility of the merger with the long-term community banking strategy of First Community;

•	addition of complementary branches which expand First Community’s footprint in Los Angeles, Riverside and San Bernardino Counties and the increase in the number of locations from which to offer its banking products and services to the combined customer bases of First Community and Foothill;

•	the ability of the combined company to offer a broader array of products and services to Foothill’s customers;

•	potential opportunities to reduce operating costs and enhance revenue; and

•	First Community management’s prior record of integrating acquired financial institutions.

The foregoing discussion of the factors considered by First Community’s board is not intended to be exhaustive, but is believed to include all material factors considered by First Community’s board. In view of the wide variety of the factors considered in connection with its evaluation of the merger and the complexity of these matters, First Community’s board did not find it useful, and did not attempt, to quantify, rank or otherwise assign relative weights to these factors. In considering the factors described above, the individual members of First Community’s board may have given different weight to different factors. First Community’s board of directors conducted an overall analysis of the factors described above including thorough discussions with, and questioning of, First Community management and First Community’s legal advisors, and considered the factors overall to be favorable to and support its determination.

BASED ON THE FOREGOING, THE FIRST COMMUNITY BOARD OF DIRECTORS BELIEVES THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF FIRST COMMUNITY AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT FIRST COMMUNITY SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE PRINCIPAL TERMS OF THE MERGER AGREEMENT AND THE ISSUANCE OF SHARES OF FIRST COMMUNITY COMMON STOCK TO BE ISSUED IN CONNECTION WITH THE MERGER TO HOLDERS OF FOOTHILL COMMON STOCK.

Please see “The First Community Annual Meeting Proposals” beginning on page 102, for the First Community board of directors recommendations with respect to the shareholder vote on the other proposals at the annual meeting, including a discussion of the compensation and security ownership of the executive officers and directors of First Community.

Regulatory Approvals Required for the Merger

The closing of the merger is conditioned upon the receipt of all approvals of regulatory authorities required for the merger and the bank merger without the imposition of any restrictions or conditions that would reasonably be expected to (1) have a material adverse effect on Foothill, (2) restrict the business of First Community or any of its subsidiaries in a manner that would have a material adverse effect following the closing with respect to Foothill, Pacific Western National Bank or First National Bank, which are First Community’s two principal bank subsidiaries, or (3) require the sale by Foothill, Pacific Western National Bank or First National Bank of any material portion of their respective assets. Under the terms of the merger agreement, First

Community and Foothill have agreed to use their reasonable best efforts to obtain all necessary permits, consents, approvals and authorizations from any governmental authority necessary, proper or advisable to consummate the merger.

In order to complete the merger, First Community and Foothill must first obtain the prior written approval of the OCC for the merger contemplated hereby. The application for OCC consent is currently pending. In addition, First Community has filed for and must receive an exemption from the California Department of Financial Institutions from the approval requirements in the California Financial Code. Further, the Federal Reserve Bank of San Francisco must confirm that prior approval of the Board of Governors of the Federal Reserve System is not required under the Bank Holding Company Act. A request for such exemption and confirmation will be filed in due course.

Material United States Federal Income Tax Considerations of the Merger

In the opinion of Sullivan & Cromwell LLP, counsel to First Community, and Stradling Yocca Carlson & Rauth, counsel to Foothill, the following section describes the anticipated material United States federal income tax consequences of the merger to holders of Foothill common stock. This discussion addresses only those Foothill stockholders that hold their Foothill common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, or the Code, and does not address all the United States federal income tax consequences that may be relevant to particular Foothill stockholders in light of their individual circumstances or to Foothill stockholders that are subject to special rules, such as:

•	financial institutions;

•	investors in pass-through entities;

•	tax-exempt organizations;

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark to market method of accounting;

•	persons that hold Foothill common stock as part of a straddle, hedge, constructive sale or conversion transaction;

•	persons who are not citizens or residents of the United States; and

•	stockholders who acquired their shares of Foothill common stock through the exercise of an employee stock option or otherwise as compensation.

The following is based upon the Code, its legislative history, existing and proposed regulations thereunder and published rulings and decisions, all as currently in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect. Tax considerations under state, local and foreign laws, or federal laws other than those pertaining to the income tax, are not addressed in this document. Determining the actual tax consequences of the merger to you may be complex. They will depend on your specific situation and on factors that are not within our control. You should consult with your own tax advisor as to the tax consequences of the merger in your particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local or foreign and other tax laws and of changes in those laws.

In rendering their opinions, Sullivan & Cromwell LLP and Stadling Yocca Carlson & Rauth have relied upon representations of Foothill and First Community and upon customary assumptions, including the assumption that the merger will be consummated in accordance with the terms of the merger agreement. Neither of these tax opinions will be binding on the Internal Revenue Service. Neither First Community nor Foothill intends to request any ruling from the Internal Revenue Service as to the United States federal income tax consequences of the merger.

Tax Consequences of the Merger Generally. The merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. As a consequence:

•	no gain or loss will be recognized by stockholders of Foothill who receive shares of First Community common stock in exchange for shares of Foothill common stock in the merger, except with respect to any cash received in the merger instead of fractional share interests in First Community common stock;

•	the aggregate basis of the First Community common stock received in the merger will be the same as the aggregate basis of the Foothill common stock for which it is exchanged, less any basis attributable to fractional share interests in First Community common stock for which cash is received; and

•	the holding period of First Community common stock received in exchange for shares of Foothill common stock in the merger will include the holding period of the Foothill common stock for which it is exchanged.

Cash Received Instead of a Fractional Share of First Community Common Stock. A stockholder of Foothill who receives cash instead of a fractional share of First Community common stock in the merger will be treated as having received the fractional share pursuant to the merger and then as having exchanged the fractional share for cash in a redemption by First Community. As a result, a Foothill stockholder will generally recognize gain or loss equal to the difference between the amount of cash received and the basis in his or her fractional share interest as set forth above. This gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if, as of the effective date of the merger, the holding period for such shares is greater than one year. The deductibility of capital losses is subject to limitations.

We urge you to consult with your own tax advisors about the particular tax consequences of the merger to you, including the effects of United States federal, state or local, or foreign and other tax laws.

Tax Opinions as Condition to Merger. We will not be obligated to complete the merger unless First Community receives a further opinion of Sullivan & Cromwell LLP and Foothill receives a further opinion of Stradling Yocca Carlson & Rauth, each in form and substance reasonably satisfactory to us, and dated as of the date of completion of the merger, concluding that the merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. In rendering their opinions, counsel will require and rely upon representations contained in certificates of officers of First Community and Foothill.

Like other conditions to the merger, the merger agreement allows us to waive this condition. However, if the receipt of either of the tax opinions is waived, we will recirculate revised proxy materials and resolicit the vote of the holders of common stock.

Backup Withholding and Information Reporting. Payments of cash to a holder of Foothill common stock instead of a fractional share of First Community common stock may, under certain circumstances, be subject to information reporting and backup withholding unless the holder provides proof of an applicable exemption or furnishes its taxpayer identification number, and otherwise complies will applicable requirements of the backup withholding rules. Any amounts withheld from payments to a holder under the backup withholding rules are not additional tax and will be allowed as a refund or credit against the holder’s United States federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

The foregoing discussion does not address tax consequences which may vary with, or are contingent on, your individual circumstances. Moreover, the discussion does not address any non-income tax or any foreign, state or local tax consequences of the merger. Accordingly, you are strongly urged to consult with your tax advisor to determine the particular United States federal, state, local or foreign income or other tax consequences to you of the merger.

Accounting Treatment

The merger will be accounted for as a purchase for financial accounting purposes in accordance with accounting principles generally accepted in the United States. For purposes of preparing First Community’s consolidated financial statements, First Community will establish a new accounting basis for Foothill’s assets and liabilities based upon their fair values, the merger consideration and the costs of the merger as of the acquisition date. First Community will record any excess of cost over the fair value of the net assets, including any intangible assets with definite lives, of Foothill as goodwill. A final determination of the intangible asset values and required purchase accounting adjustments, including the allocation of the purchase price to the assets acquired and liabilities assumed based on their respective fair values, has not yet been made. First Community will determine the fair value of Foothill’s assets and liabilities and will make appropriate purchase accounting adjustments, including the calculation of any intangible assets with definite lives, upon completion of the merger.

Interests of Certain Persons in the Merger

In considering the recommendation of the Foothill board of directors, you should be aware that certain members of Foothill management have certain interests in the transactions contemplated by the merger agreement that are in addition to the interests of Foothill’s stockholders generally, which may create potential conflicts of interest. The Foothill board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement and the contemplated transactions.

Ownership of Foothill Common Stock

As of the record date, Foothill’s executive officers and directors beneficially owned, in the aggregate, approximately 1,542,181 shares, or approximately 17.70% of Foothill common stock outstanding (which percentage does not include options to purchase a total of 486,563 shares of Foothill common stock). On consummation of the merger, Foothill’s executive officer and directors (1) will receive for their shares of Foothill common stock, the same merger consideration per share that all of the other Foothill stockholders will receive for their Foothill shares and (2) like other holders of options to purchase Foothill shares, will be entitled to receive, in exchange for cancellation of their options, cash equal to the amount by which the merger price per share exceeds the exercise price of their option shares.

Shareholder Agreements

Casey J. Cecala, III, Richard Galich, Carol Ann Graf, William V. Landecena, George E. Langley, O.L. Mestad, George Sellers, Douglas F. Tessitor and Max Williams, in their capacities as shareholders of Foothill, have separately entered into shareholder agreements with First Community in which they have agreed to vote all shares of Foothill common stock that they owned as of the date of their respective agreements, and that they may subsequently acquire, in favor of adoption of the merger agreement and the transactions contemplated therein. As of the record date, these stockholders owned, in the aggregate, 1,542,181 of the outstanding shares of the common stock of Foothill, allowing them to exercise approximately 17.70% of the voting power of Foothill common stock (which does not include shares issuable upon the exercise of stock options that were not outstanding as of the record date).

Indemnification; Directors and Officers Insurance

The merger agreement requires First Community to indemnify, for a period of six years following the effective time of the merger, the present and former directors and officers of Foothill in connection with any claim arising out of actions or omissions occurring at or prior to the effective time to the fullest extent that Foothill would have been permitted to indemnify its directors and officers. In addition, First Community is obligated to provide and maintain in effect, for that same six year period, the current directors’ and officers’ liability insurance policies that Foothill maintained prior to the effective time of the merger or, in the alternative, comparable directors and officers liability insurance policies, covering the current and former directors and officers of Foothill, for acts or omissions that may have occurred at or prior to the effective time of the merger. The merger agreement further provides that First Community will not be required to pay an annual premium for such insurance policies that averages, during that six year period, in excess of 150% of the annual premium most recently paid by Foothill for such insurance, unless coverage is not available (or is only available for an amount in excess of 150% of that annual premium), in which case First Community will be required to use its reasonable best efforts to provide maximum coverage that is available for a premium equal to 300% of the premium most recently paid by Foothill for such insurance. In the alternative, First Community is entitled to satisfy this insurance obligation by obtaining a prepaid six year extension of or “tail” to Foothill’s existing directors and officers liability insurance policies providing coverage no less advantageous to the Foothill directors and officers during that six year period than the coverage provided under those existing policies.

Change in Control

Foothill has pre-existing severance compensation agreements with George E. Langley, its president and chief executive officer, Casey (Joe) Cecala, its executive vice president and chief credit officer and Carol Ann Graf, its senior vice president and chief financial officer. Each of these severance agreements provides that if there is a change of control of Foothill, such as the merger transaction, and following that change, the executive officer’s employment is terminated without cause or he or she terminates his or her employment due to a reduction in compensation or a change in his or her position or a reduction in the scope of his or her authority or duties with Foothill, then, the executive officer will be entitled to receive, subject to certain limitations on the compensation payable under such agreements to the extent necessary to avoid the application of Section 280G of the Internal Revenue Code to such agreements, compensation consisting of: (1) a payment equal to a specified percentage, as indicated in the table below, of the sum of the highest base salary paid to that executive officer during the 12 month period prior to such termination of his or her employment and the incentive compensation that, but for the termination of his or her employment, would have been paid to the executive under the management incentive compensation plan adopted by Foothill for the year in which his or her termination of employment occurred, assuming all performance goals under the plan had been achieved, and (2) the continuation of certain health and other employee benefits in place on the date of termination. The following table sets forth, for each of the executive officers, the severance benefit and incentive compensation benefit, and the period (stated in months) for which health insurance and the other employee benefits will be continued.

	Severance Compensation
	Cash Compensation				Other
Name of Officer and Positions with Foothill	Salary	Incentive Compensation	Total Cash Compensation	% of Base Salary and Incentive Compensation	Continuation of Benefits (in months)
George E. Langley	$1,019,138	$866,267	$1,888,405	300%	36
President & CEO

Casey (Joe) Cecala	$511,500	$255,750	$767,250	300%	36
Executive Vice President & Chief Credit Officer

Carol Ann Graf	$200,000	$64,000	$264,000	200%	24
Senior Vice President & CFO

The severance compensation agreements also provide that all employee stock options held by the executive officer that were not fully vested as of his or her employment termination date will become vested and that the executive officer will receive a cash payment equal to the amount by which the then fair market value of the shares purchasable on exercise of those options exceeds the exercise price of the options. However, the merger agreement also provides that (i) all unvested options, and not only those held by these executive officers, will become vested and (ii) not only these executive officers, but also all other Foothill option holders, will receive a cash payment for their options equal to the amount by which the fair market value of the shares subject to those options (which will be determined by reference to the merger price per share being paid for Foothill’s shares in the merger) exceeds the exercise price of those shares. For additional information regarding the treatment of Foothill stock options in the merger, see the section entitled “—Treatment of Options” on page 56 of this joint proxy statement-prospectus.

Continuing Employment Arrangements

Mr. Cecala has accepted employment with First Community, effective upon consummation of the merger, as a regional president of Pacific Western National Bank. Ms. Graf, as well as other members of Foothill’s management, may continue employment with First Community’s subsidiary, Pacific Western National Bank, after the consummation of the merger, on terms and conditions as may be mutually agreed upon between First Community and those executive officers or members of management.

Appointment to the Board of Directors of First Community

Upon consummation of the merger, George Langley, Foothill’s President, Chief Executive Officer and member of Foothill’s board of directors, will be appointed to the board of directors of First Community. As a non-employee director of First Community, Mr. Langley will receive a total annual compensation of $50,000 for service on the First Community board during his term of office as a First Community director. The compensation paid to directors for service on the First Community board is paid quarterly. Although First Community does not pay a per board meeting fee or a per committee meeting fee, it reimburses directors for their reasonable travel, lodging, food and other expenses incurred in connection with their service on the board of directors.

Restrictions on Resales by Affiliates

The shares of First Community common stock to be issued to Foothill stockholders in the merger will be registered under the Securities Act of 1933. These shares may be traded freely and without restriction by those stockholders not deemed to be “affiliates” of Foothill. An affiliate of a corporation, as defined for purposes of the Securities Act of 1933, as amended, or the Securities Act, is a person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, that corporation and generally may include Foothill directors, executive officers and major shareholders. Any subsequent transfer of First Community common stock by an affiliate of Foothill must be either permitted by the resale provisions of Rule 145 promulgated under the Securities Act or otherwise permitted under the Securities Act.

Method of Effecting the Combination

Subject to the prior written consent of Foothill, which may not be unreasonably withheld, First Community may at any time change the method of effecting the acquisition of Foothill and Foothill Independent Bank. However, no change may: (1) alter or change the amount or kind of consideration to be issued to holders of the common stock of Foothill, as provided for in the merger agreement; (2) adversely affect the tax treatment the Foothill stockholders as a result of receiving the merger consideration; (3) materially impede or delay completion of the transactions contemplated by the merger agreement; or (4) otherwise be materially prejudicial to the interests of Foothill stockholders.

Effective Time

The effective time of the merger will be the time and date when the merger becomes effective, as set forth in the agreement of merger that will be filed with the California Secretary of State and the certificate of merger that will be filed with the Delaware Secretary of State on the closing date of the merger. The closing date will occur on the later to occur of the date: (1) on which the agreement of merger and officers’ certificates have been duly filed with the California Secretary of State and (2) on which the certificate of merger has been duly filed with the Delaware Secretary of State. Notwithstanding the foregoing, the closing date may be set on any other date on which the parties may mutually agree.

We anticipate that the merger will be completed in the second quarter of 2006. However, completion of the merger could be delayed if there is a delay in obtaining the required regulatory approvals or in satisfying other conditions to the merger. See “—Regulatory Approvals Required for the Merger” and “The Merger Agreement—Conditions to Consummation of the Merger.”

Treatment of Options

Prior to the consummation of the merger, the Foothill board of directors will declare each option of Foothill then outstanding but that is not then exercisable to be fully vested and exercisable as of the date of such declaration, subject to the condition that the merger is completed. Foothill’s stock option plans provide for acceleration of vesting for outstanding options effective as of immediately prior to the consummation of the merger. Thus, any outstanding Foothill options, whether vested or unvested immediately prior to the consummation of the merger, will become fully vested and exercisable. Any option holder exercising his or her options prior to the effective time of the merger will thereafter participate in the merger along with all other stockholders.

Each Foothill stock option remaining outstanding and unexercised immediately prior to the effective time of the merger will be cancelled, in exchange for which each Foothill option holder will receive an amount in cash, without interest, equal to the number of Foothill shares that may be purchased under his or her option, multiplied by the arithmetic difference between (1) the exercise price of that option and (2) the product of the merger exchange ratio and the First Community average closing price, less applicable taxes required to be withheld with respect to that cash payment.

Declaration and Payment of Dividends

Holders of Foothill common stock will accrue but will not be paid dividends or other distributions declared after the effective time with respect to First Community common stock into which their shares have been converted until they surrender their Foothill stock certificates for exchange after the effective time. Upon surrender of those certificates after the effective time, the combined company will pay any unpaid dividends or other distributions, without interest. After the effective time, there will be no transfers on the stock transfer books of Foothill of shares of Foothill common stock issued and outstanding immediately prior to the effective time. If certificates representing shares of Foothill common stock are presented for transfer after the effective time, they will be cancelled and exchanged for certificates representing the applicable number of shares of First Community common stock.

No Fractional Shares

No fractional shares of First Community common stock will be issued to any stockholder of Foothill upon completion of the merger. For each fractional share that would otherwise be issued, First Community will pay cash in an amount equal to the fraction of a share of First Community common stock which the holder would otherwise be entitled to receive multiplied by the First Community average closing price. No interest will be paid or accrue on cash payable to holders of those certificates in lieu of fractional shares.

None of First Community, Foothill, the exchange agent or any other person will be liable to any former stockholder of Foothill for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

If a certificate for Foothill stock has been lost, stolen or destroyed, the exchange agent will issue the consideration properly payable under the merger agreement upon the making of an affidavit by the person claiming that loss, theft or destruction and the posting of a bond in an amount reasonably necessary as indemnity against any claim that may be made against First Community with respect to that lost certificate.

For a description of First Community common stock and a description of the differences between the rights of the holders of Foothill common stock, on the one hand, and the holders of First Community common stock, on the other hand, see “Description of First Community Common Stock” and “Comparison of Rights of Holders of First Community Common Stock and Foothill Common Stock.”

THE MERGER AGREEMENT

The following is a summary of selected provisions of the merger agreement. While First Community and Foothill believe this description covers the material terms of the merger agreement, it may not contain all of the information that is important to you and is qualified in its entirety by reference to the merger agreement, which is incorporated by reference in its entirety into, and is attached as Appendix A to, this document. We urge you to read the merger agreement in its entirety.

The merger agreement contains representation, warranties, covenants and other agreements that First Community and Foothill made to each other. The assertions embodied in those representations, warranties and other agreements are qualified by information in confidential disclosure schedules that First Community and Foothill have exchanged in connection with signing the merger agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations, warranties, covenants and other agreements set forth in the attached merger agreement. Accordingly, you should keep in mind that the representations, warranties, covenants and other agreements are modified in important part by underlying disclosure schedules. The disclosure schedules contain information that has been included in First Community’s and Foothill’s general prior public disclosures, as well as additional information, some of which is non-public. Neither First Community nor Foothill believes that the disclosures schedules contain information that the securities laws require either or both of them to publicly disclose other than information that has already been so disclosed. Moreover, information concerning the subject matter of the representations, warranties, covenants and other agreements may have changed since the date of the merger agreement, which subsequent information may or may not be fully reflected in the companies’ public disclosures.

The Merger

Upon the terms and subject to the conditions set forth in the merger agreement, Foothill will merge with and into First Community, with First Community as the surviving entity. The separate corporate existence of Foothill, with all its rights, privileges, immunities, power and franchises, will cease. Immediately subsequent to the merger, Foothill Independent Bank, a California state-chartered member bank and wholly owned subsidiary of Foothill, will merge with and into Pacific Western National Bank, a national banking association and wholly owned subsidiary of First Community, or another wholly-owned subsidiary of First Community.

Closing and Effect of the Merger

The closing of the merger will occur on the second business day after the satisfaction or waiver of the conditions provided in the merger agreement, except for those conditions that, by their terms, are to be satisfied at the closing (but subject to the satisfaction or waiver of those conditions), or on such other date as First Community and Foothill may agree in writing. See “—Conditions to Consummation of the Merger” beginning on page 64.

The effective time of the merger will be the time and date when the merger becomes effective, as set forth in the agreement of merger that will be filed with the California Secretary of State and the certificate of merger that will be filed with the Delaware Secretary of State on the closing date of the merger. The closing date will occur on the later to occur of the date: (1) on which the agreement of merger and officers’ certificates have been duly filed with the California Secretary of State and (2) on which the certificate of merger has been duly filed with the Delaware Secretary of State. At that time, or at such later time as may be agreed by the parties and specified in the agreement of merger and the certificate of merger, the merger will become effective.

Surviving Corporation’s Governing Documents, Officers and Directors

Surviving Corporation Governing Documents. At the effective time of the merger, the articles of incorporation and bylaws of First Community will be the articles of incorporation and bylaws of the surviving corporation as they exist immediately before the effective time, in each case until thereafter changed or amended as provided therein or by applicable laws.

Surviving Corporations Officers and Directors. At the effective time of the merger, the directors of the surviving corporation will be the directors of First Community immediately prior to the effective time and one director from Foothill, George Langley, who is also the current president and chief executive officer of Foothill, will be appointed as a director of First Community, each to hold office in accordance with the articles of incorporation and bylaws of the surviving corporation. The officers of the surviving corporation will be the officers of First Community immediately prior to the effective time, each to hold office in accordance with the articles of incorporation and bylaws of First Community.

Merger Consideration

Conversion of Foothill Common Stock. At the effective time of the merger, each share of Foothill common stock issued and outstanding immediately prior to the effective time will be converted into and become exchangeable for the right to receive First Community common stock as described under “The Merger—Merger Consideration,” together with the right, if any, to receive cash in lieu of fractional shares of First Community common stock. See “—Fractional First Community Common Stock” below.

First Community Common Stock. Each outstanding share of First Community common stock will remain an outstanding share of First Community common stock and will not be converted or otherwise affected by the merger. For more information regarding First Community common stock, see “Description of First Community Common Stock.”

Fractional First Community Common Stock. No fractional shares of First Community common stock will be issued to any stockholder of Foothill upon completion of the merger. For each fractional share that would otherwise be issued, First Community will pay cash in an amount equal to the fraction of a share of First Community common stock which the holder would otherwise be entitled to receive multiplied by the average closing price of First Community common stock. No interest will be paid or accrue on cash payable to holders of those certificates in lieu of fractional shares.

Exchange Procedures. Promptly after the effective time of the merger, U.S. Stock Transfer Corporation or such other exchange agent as may be mutually agreed upon by First Community and Foothill will provide appropriate transmittal materials to holders of record of Foothill common stock, advising such holders of the procedure for surrendering their stock to the exchange agent.

Upon the surrender of the shares of Foothill common stock, the holder will be entitled to receive in exchange therefore:

•	a certificate representing the number of whole shares of First Community common stock that such holder is entitled to receive pursuant to the merger, as described in “—Conversion of Foothill Common Stock” above; and

•	a check in the amount, after giving effect to any required tax withholdings, of any cash payable in lieu of fractional shares plus any unpaid non-stock dividends and any other dividends or other distributions that such holder has the right to receive as described in the next paragraph.

All shares of First Community common stock to be issued pursuant to the merger will be deemed issued and outstanding as of the effective time of the merger. Whenever a dividend or other distribution is declared by First Community in respect of First Community common stock, the record date for which is after the effective time of the merger, that declaration will include dividends or other distributions in respect of all shares issuable pursuant to the merger agreement. No dividends or other distributions in respect of First Community common stock shall be paid to any holder of any unsurrendered shares of Foothill common stock until the unsurrendered shares of Foothill common stock are surrendered for exchange. No holder of unsurrendered shares of Foothill common stock will be entitled to vote after the effective time of the merger at any meeting of First Community shareholders the number of whole shares of First Community common stock such holder is entitled to receive in the merger.

Effect of Merger on Foothill Stock Options. For a description of the treatment of Foothill stock options in the merger, see “The Merger—Treatment of Options.”

Representations and Warranties

The merger agreement contains substantially similar representations and warranties of First Community and Foothill as to, among other things:

•	corporate organization and existence;

•	capitalization;

•	the corporate organization and existence of any subsidiaries;

•	corporate power and authority;

•	no conflict, required filings, third party consents and governmental approvals required to complete the merger;

•	compliance with laws and permits;

•	availability, accuracy and compliance with generally accepted accounting principles of financial reports and filings with the Securities and Exchange Commission and regulatory authorities;

•	absence of certain changes;

•	tax matters;

•	insurance coverage;

•	interest rate risk management instruments, such as swaps and options;

•	accuracy and completeness of the registration statement and prospectus;

•	no broker’s or finder’s fees, except as contemplated by the merger agreement; and

•	compliance with laws.

In addition, the merger agreement contains further representations and warranties of Foothill as to, among other things:

•	validity of, and the absence of defaults under, certain contracts;

•	employee benefit matters;

•	labor matters;

•	absence of litigation;

•	environmental matters;

•	proper and accurate maintenance of books and records;

•	transactions with affiliates;

•	condition and title to real and personal property;

•	adequacy of its allowance for loan losses under established regulatory and accounting standards;

•	receipt of a fairness opinion from its financial advisor;

•	absence of other merger or business combination agreements;

•	absence of unregistered sales of securities;

•	intellectual property; and

•	shares subject to shareholder agreements.

Conduct of Business of Foothill Pending the Merger

Prior to the effective time, except as expressly contemplated by the merger agreement, Foothill has agreed that it will, among other things:

•	conduct its operations only in the ordinary and usual course of business consistent with past practice and use its reasonable best efforts to preserve intact its business organization and maintain its rights franchises and existing goodwill and relations with customers, suppliers, creditors, lessors, lessees, employees and business associates;

•	knowingly take any action that would materially adversely affect or delay the ability of Foothill or First Community to perform any of their material obligations under the merger agreement; or

•	knowingly take any action that would have a material adverse effect with respect to Foothill.

In addition, prior to the effective time, Foothill will not, and will not permit its subsidiaries to, without the consent of First Community:

Amendments to Governing Documents

•	amend Foothill’s certificate of incorporation or bylaws.

Capital Stock

•	issue, sell, pledge, dispose of or encumber any of the Foothill common stock or other equity or ownership interests of Foothill or any of its subsidiaries, other than in connection with Foothill’s DRIP and/or 401(k) plan, upon the exercise or conversion of options outstanding as of the date of the merger agreement or the granting of options to purchase up to 25,000 shares of Foothill common stock in the ordinary course of business consistent with past practice. On January 13, 2006, Foothill’s board of directors authorized the suspension of Foothill’s DRIP, effective as of January 20, 2006.

Dispositions

•	sell, pledge, dispose of, transfer, lease, license, guarantee or encumber any material property or assets (including intellectual property) of Foothill or deposits of Foothill Independent Bank, except pursuant to existing contracts or commitments or the sale or purchase of goods or the pledge of securities in the ordinary course of business consistent with past practice.

Dividends and Stock Repurchases

•	declare, set aside, make or pay any dividend or other distribution (whether payable in cash, stock, property, or a combination thereof) with respect to its capital stock, other than regular quarterly dividends of $0.15 per share.

•	reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire any of its capital stock, other equity interests or other securities, other than the repurchase of Foothill common stock following termination of employment with, or provision of services to, Foothill or any of its subsidiaries, in accordance with the terms of Foothill options or other agreements relating to Foothill restricted stock.

Acquisitions

•	acquire any business, in any organizational form, or any interest therein.

Indebtedness

•

incur any indebtedness for borrowed money or issue any debt securities or trust preferred securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person (other than a wholly owned subsidiary of Foothill) for borrowed money (other than deposits, federal funds borrowings and borrowings from the Federal Home Loan Bank of San Francisco in the ordinary course of business consistent with past practice).

Loans

•	make any loan, loan commitment, renewal or extension to any person or any affiliate or immediate family member of such person exceeding, in the aggregate, $3,000,000 without submitting a customary and complete loan package to the chief credit officer of First Community for review and comment; provided, that, if First Community objects in writing to such loan, Foothill must then obtain the approval of a majority of its board of directors or the loan committee.

Investments

•	make any investment either by contributions to capital, property transfers or purchase of any property or assets of any person, other than purchases of DPC assets or of direct obligations of the United States of America with maturities of one year or less at the time of purchase, securities issued by U.S. government agencies, federal funds, or certificates of deposit in any commercial bank; provided, however, that in the case of investment securities, First Community may consent to such purchase requests by Foothill.

Risk Management

•	except as required by law or regulation, implement or adopt any material change to interest rate or other risk management policies, fail to follow in any material respect existing policies or fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk.

Violation of Laws

•	take any action or omit to take any action that may result in a violation of the Bank Secrecy Act or anti-money laundering laws and regulations.

Contracts

•	terminate, cancel or request any change in, or enter into any contract or agreement that calls for aggregate annual payments of $25,000 or more and which is not terminable at will or with 30 days or less notice without payment of a premium or penalty, other than loans in the ordinary course of business and consistent with past practice in accordance with the limitations described in the merger agreement.

Compensation

•	enter into, amend or renew any employment, consulting, severance or similar agreements or increase in any manner the compensation or benefits of any of its employees or directors, except for:

•	normal increases for employees made in the ordinary course of business consistent with past practice, provided that no increase shall result in an annual adjustment of more than 3% in the aggregate cash compensation that is payable to employees as a group;

•	grant or increase any rights to severance or termination pay, or enter into any employment or severance agreement with any director, officer or other employee of Foothill or its subsidiaries, or establish any collective bargaining bonus, profit sharing, pension, deferred compensation, termination or other plan, except as required by law; or

•	take any affirmative action to amend or waive any performance or vesting criteria or accelerate vesting, other than as expressly permitted by the merger agreement.

Hiring

•	hire any person as an employee of Foothill or promote any employee except:

•	to satisfy preexisting contractual obligations;

•	to fill a vacancy with an employee whose employment is terminable at will; and

•	to fill any newly created position if such employee’s base salary and bonus do not exceed $75,000 during the first year of employment.

Liabilities and Obligations

•	accelerate the payment of any material liability or obligation (absolute, accrued, contingent or otherwise), except in the ordinary course of business consistent with past practice.

Benefit Plans

•	materially change actuarial or other assumptions used to calculate funding obligations to any benefit plans or change the manner in which contributions to such plans are made or determined, except as required by GAAP, ERISA or by the express terms of such plan.

Forgiveness of Loans

•	forgive any loans to directors, officers or employees of Foothill or any of its subsidiaries.

Accounting

•	make any material change in accounting policies or procedures, except as required by GAAP or regulatory guidelines.

Settlement of Claims

•	waive, release, assign, settle or compromise any material claims in excess of $50,000 individually or $100,000 in the aggregate or which would impose any material restriction on the business of Foothill or First Community or would reasonably be expected to create precedent for claims that are reasonably likely to be material to Foothill, First Community or any of their subsidiaries.

Tax

•	make any material tax election, settle or compromise any material liability for taxes, amend any tax return or file any refund for taxes, other than in the ordinary course of business or as required by any governmental entity.

Capital Expenditures

•	make any capital expenditures other than in the ordinary course of business consistent with past practice in amounts not to exceed $25,000 individually or $500,000 in the aggregate.

Commitments

•	authorize or enter into any commitment to take any of the prohibited actions listed above.

Additional Covenants

Foothill and First Community have agreed to:

•	use their reasonable best efforts in good faith to take all actions necessary to consummate, as soon as practicable, the merger and the other transactions contemplated by the merger agreement;

•	use their reasonable best efforts to obtain necessary shareholder approvals to consummate the merger in accordance with their respective articles of incorporation and bylaws, the merger agreement and applicable state law;

•	jointly prepare and file a proxy statement-prospectus with the Securities and Exchange Commission;

•	consult and obtain consent from the other before issuing any press releases with respect to the merger or the merger agreement which could reasonably be expected to affect the outcome of the shareholders vote for each company on the merger;

•	use their reasonable best efforts to take all appropriate action (1) to consummate and make effective the transactions contemplated by the merger agreement intended to be consummated prior to the effective time, (2) to obtain all governmental consents necessary to consummate the transactions contemplated in the merger agreement and (3) to make all necessary filings with respect to the merger agreement, the merger and the merger of Foothill Independent Bank with and into Pacific Western, referred to herein as the bank merger;

•	use their reasonable best efforts to obtain any required consents from any third-parties and, if such consent will not be obtained, use their reasonable best efforts to minimize any adverse effect on the consummations of the merger, the bank merger, Foothill and First Community, their respective subsidiaries, and their respective businesses;

•	use reasonable best efforts to have the merger qualify as a “reorganization” under section 368(a) of the Internal Revenue Code and refrain from taking any action that would reasonably be expected to cause the merger to fail to so qualify;

•	take all actions to exempt the conversion of Foothill common stock into the merger consideration and conversion of options into cash from the requirements of Section 16(b) of the Securities Exchange Act;

•	notify each other of any circumstance that become known to it that is reasonably likely, individually or in the aggregate, to result in a material adverse effect on First Community or would cause a material breach of their respective obligations under the merger agreement; and

•	take all necessary corporate and other reasonable action to adopt, approve and consummate the bank merger.

Foothill has further agreed to:

•	provide First Community and its representatives access to Foothill’s facilities, books and records, and other information about the business, provided that such access and furnishing of information does not materially impair Foothill’s ability to conduct its operations in the ordinary course of business;

•	use its reasonable best efforts to refrain from initiating, encouraging, soliciting or facilitating any acquisition proposals or offers or engage in any negotiations concerning or provide any confidential information to any person with respect to a merger or other similar transaction and Foothill agrees that it will immediately terminate and use its reasonable best efforts to terminate all current discussions or negotiations with any third party with respects to an acquisition proposal; provided, however, the Foothill board of directors may take certain actions required of them by law or directors’ fiduciary duties;

•	make such accounting entries and adjustments as First Community shall direct, subject to exceptions;

•	cooperate to use its reasonable best efforts to identify persons or entities who may be deemed to be affiliates of Foothill, within the meaning of Rule 145 promulgated under the Securities Act, and use its reasonable best efforts to cause each person or entity so identified to deliver an affiliate agreement to First Community prior to the closing;

•	consult in good faith with First Community prior to making any communications to the directors, officers or employees of Foothill regarding the content of any formal presentation and will include a representative of First community in any such presentation;

•	cooperate with First Community to facilitate the timely and accurate dissemination of information to employees regarding matters related to the merger in such a manner as to cause minimal disruption to the business of Foothill and its relationships with its employees;

•	use reasonable best efforts to obtain any required consents or waivers from any third parties and provide reasonable cooperation to First Community in minimizing the extent to which any contracts will continue in effect after the merger;

•	take such actions as may be necessary to liquidate that portion of its investment portfolio identified by First Community on terms reasonably satisfactory to First Community;

•	use reasonable best efforts to take action necessary so that immediately prior to the effective time, each Foothill option remaining outstanding, whether or not then exercisable, will be cancelled and will entitle the option holder only to receive cash in exchange for their cancelled options;

•	cooperate with First Community to terminate on mutually agreeable terms any 401(k) or deferred compensation programs;

•	update the disclosure schedules to the merger agreement to the second business day prior to the closing of the merger and deliver such updated disclosure schedules to First Community no later than 72 hours prior to the closing of the merger; and

•	use its reasonable best efforts to deliver a “comfort” letter from Foothill’s independent certified public accountants addressed to First Community and dated as of the closing.

First Community has further agreed to:

•	make available for issuance its common stock in connection with the merger and in accordance with the terms of the merger agreement;

•	list on Nasdaq shares of its common stock to be issued in the merger;

•	provide former employees of Foothill who continue as employees of First Community with pension and welfare benefit plans no less favorable, in the aggregate, to those provided to similarly situated employees of First Community;

•	indemnify certain officers and directors of Foothill and provide directors and officers’ liability insurance as described in “The Merger—Indemnification; Directors and Officers Insurance”;

•	perform all of the obligations of Foothill under any severance agreements; and

•	expressly assume Foothill’s obligations under its junior subordinated indentures.

Conditions to Consummation of the Merger

Each party’s obligation to effect the merger is subject to the satisfaction or waiver, where permissible, of the following conditions:

•	approval of the applicable merger proposal by Foothill and First Community shareholders;

•	receipt of all regulatory approvals required to complete the merger and the bank merger, all those approvals remaining in effect and all statutory waiting periods with respect to those approvals having expired, and without the imposition of any restrictions or conditions that would reasonably be expected to (1) have a material adverse effect on Foothill, (2) restrict the business of First Community or any of its subsidiaries in a manner that would have a material adverse effect with respect to Foothill, Pacific Western National Bank or First National Bank, or (3) require the sale by Foothill, Pacific Western National Bank or First National Bank of any material portion of their respective assets;

•

absence of any order, injunction, decree, statute, rule, regulation or judgment issued or enacted by any court or agency of competent jurisdiction or other legal restraint or prohibition is in effect and prevents consummation of the merger and no litigation proceeding is pending against First Community or

Foothill brought by a governmental entity seeking to prevent the completion of the merger or any of the other transactions contemplated by the merger agreement;

•	effectiveness of the registration statement, of which this proxy statement-prospectus forms a part, under the Securities Act, and no stop order suspending the effectiveness of the registration statement having been issued and no proceedings for that purpose having been initiated and not withdrawn by the SEC;

•	performance by the other party in all material respects of all obligations required to be performed by it under the merger agreement at or prior to the closing date;

•	accuracy of the representations and warranties of the other party as of December 14, 2005 and, except to the extent those representations and warranties speak as of an earlier date, as of the closing date of the merger as though made on the closing date; provided, however, that those representations and warranties will be deemed to be true and correct unless the failure or failures of those representations and warranties to be true and correct would have or would be reasonably be expected to have a material adverse effect on the other party;

•	absence of a material adverse effect with respect to either party since June 30, 2005; and

•	receipt by each party of the opinion of its counsel in form and substance reasonably satisfactory to it, dated as of the effective time, that the merger will be treated for U.S. federal income tax purposes as a reorganization under section 368(a) of the Internal Revenue Code.

Foothill’s obligation to effect the merger is subject to, among other conditions, the satisfaction, or waiver, of the following condition:

•	approval for listing on Nasdaq of the shares of First Community common stock that are to be issued to Foothill shareholders upon completion of the merger, subject to official notice of issuance.

First Community’s obligation to effect the merger is subject to, among other conditions, the satisfaction, or waiver, of the following conditions:

•	the sum of Foothill’s adjusted shareholders’ equity and allowance for loan losses will not be less than $72,747,000 as of the last business day of the last month before closing;

•	Foothill shall have obtained each of the material consents required to be obtained pursuant to agreements with third parties; and

•	First Community shall have received the written resignation of each director of Foothill.

We cannot assure you if, or when, we will obtain the required regulatory approvals necessary to consummate the merger, or whether all of the other conditions precedent to the merger will be satisfied or waived by the party permitted to do so. If the merger is not completed on or before September 15, 2006, either First Community or Foothill may terminate the merger agreement, unless the failure to effect the merger by that date is due to the failure of the party seeking to terminate the merger agreement to perform or observe covenants and agreements of that party set forth in the merger agreement.

Nonsolicitation

Under the terms of the merger agreement, Foothill has agreed to refrain from initiating, encouraging or soliciting any takeover proposals or offers or engaging in any negotiations concerning, or providing any confidential information to any person with respect to, a merger or other similar transaction, unless Foothill’s board of directors reasonably determines that:

•	the acquisition proposal could reasonably be expected to lead to a transaction which, in the good faith judgment of Foothill’s board of directors, is more favorable to Foothill’s stockholders than the merger; and

•	after good faith consultation with counsel, the failure to take such action could reasonably be expected to result in a breach of the Foothill board’s fiduciary duties.

Termination of the Merger Agreement

The parties may terminate the merger agreement and abandon the merger at any time prior to the effective time, whether before or after approval by the shareholders of Foothill or First Community:

•	by mutual written consent of First Community and Foothill, if the board of directors of each so determines;

•	by either party if:

•	any governmental entity that must grant regulatory approval has denied approval of the merger and denial has become final and non-appealable;

•	the merger is not completed on or before September 15, 2006, unless the failure to effect the merger by that date is due to the failure of the party seeking to terminate the merger agreement to perform or observe covenants and agreements of that party set forth in the merger agreement;

•	Foothill stockholders fail to adopt the merger agreement or First Community stockholders fail to approve the merger agreement or the issuance of stock for the merger consideration in accordance with the merger agreement.

•	by First Community if:

•	the board of directors of Foothill withdraws or changes its recommendation of the merger, approves, recommends or enters into an agreement with respect to an alternative acquisition proposal, or recommends that its stockholders tender their shares in an offer not commenced by First Community or an affiliate of First Community;

•	Foothill breaches any of its representations or warranties, or fails to perform any of its agreements or covenants, which breach is incapable of being cured by Foothill prior to the effective time or any such representation or warranty becomes untrue after the execution of the merger agreement, such that closing conditions to First Community’s obligations to effect the merger would not be capable of being satisfied prior to the termination date;

•	an affiliated stockholder of Foothill materially breaches his voting agreement, if such breach would reasonably be expected to materially delay, impede or prevent the consummation of the merger and which cannot be or has not been cured within 30 days after giving written notice of such breach to such stockholder;

•	Foothill has breached its obligations under the merger agreement relating to acquisition proposals.

•	by Foothill if:

•	First Community breaches any of its representations or warranties, or fails to perform any of its agreements or covenants, which breach is incapable of being cured by First Community prior to the effective time or any such representation or warranty becomes untrue after the execution of the merger agreement, such that closing conditions to Foothill’s obligations to effect the merger would not be capable of being satisfied prior to the effective time;

•	an affiliated stockholder of First Community materially breaches his voting agreement, if such breach would reasonably be expected to materially delay, impede or prevent the consummation of the merger and which cannot be or has not been cured within 30 days after giving written notice of such breach to such stockholder; and

•	Foothill receives a superior acquisition proposal.

Waiver and Amendment of the Merger Agreement

At any time prior to the closing of the merger, First Community and Foothill, by action taken or authorized by their respective boards of directors, may, if legally allowed:

•	amend or modify the agreement in writing; and

•	waive any provision in the merger agreement that benefited them.

However, after any approval of the transactions contemplated by the merger agreement by the stockholders of Foothill, there may not be, without further approval of those stockholders, any amendment to the merger agreement.

Termination Fee

Under certain conditions, First Community will be entitled to a termination fee of $7,050,000 if:

•	First Community terminates because of:

•	Foothill’s withdrawal of its recommendation in favor of the merger or recommendation in favor of an alternative transaction other than with First Community;

•	Foothill’s breach of its obligation under the merger agreement relating to acquisition proposals; or

•	Foothill affiliated stockholder’s breach of his voting agreement which would be reasonably expected to materially impede the merger or the holding company merger and cannot or has not been cured within 30 days after notice of such breach.

•	Foothill terminates in conjunction with entering into a superior proposal pursuant to the terms of the merger agreement.

•	Foothill or First Community terminates the merger agreement, after an acquisition proposal has become publicly known and is consummated within 12 months of the termination of the merger agreement, due to the following conditions:

•	failure of First Community and Foothill to consummate the merger by September 15, 2006 as a result of Foothill’s knowing action or inaction; or

•	Failure of Foothill’s stockholders to adopt the merger agreement.

Stock Exchange Listing

First Community has agreed to cause the shares of First Community common stock to be issued in the merger to be approved for quotation on Nasdaq.

Expenses

The merger agreement provides that each of First Community and Foothill will pay its own costs and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement, with certain enumerated exceptions.

Shareholder Agreements

Foothill Shareholder Agreements

Casey J. Cecala, III, Richard Galich, Carol Ann Graf, William V. Landecena, George E. Langley, O.L. Mestad, George Sellers, Douglas F. Tessitor and Max Williams, in their capacities as stockholders of Foothill, have separately entered into shareholder agreements with First Community in which they have agreed to vote all shares of Foothill common stock that they owned as of the date of their respective agreements, and that they subsequently acquire, in favor of the merger proposal therein. As of the record date, these stockholders beneficially owned, in the aggregate, 1,542,181 shares of the common stock of Foothill, allowing them to exercise approximately 17.70% of the voting power of Foothill common stock (which does not include shares issuable upon the exercise of stock options that were not outstanding as of the record date).

First Community Shareholder Agreements

Stephen M. Dunn, John M. Eggemeyer, Barry C. Fitzpatrick, Charles H. Green, Susan E. Lester, Timothy B. Matz, Arnold W. Messer, Daniel B. Platt, Robert A. Stine, Matthew P. Wagner and David S. Williams, in their capacities as shareholders of First Community, have separately entered into shareholder agreements with Foothill in which they have agreed to vote all shares of Foothill common stock that they owned as of the date of their respective agreements, and that they subsequently acquire, in favor of the principal terms of the merger agreement and the transactions contemplated therein. As of the record date, these shareholders beneficially owned, in the aggregate, 2,133,782 shares of First Community common stock, allowing them to exercise approximately 10.6% of the voting power of First Community common stock (which does not include shares issuable upon the exercise of stock options or shares held under First Community’s Deferred Compensation Plan which the directors and officers were not entitled to vote as of the record date).

Non-Solicitation Agreements

Simultaneously with the execution of the merger agreement, all Foothill directors and executive officers entered into non-solicitation agreements with First Community. They are prohibited, for a period of generally two years following the effective time, from transacting any activity customarily associated with commercial banking or lending or the operation of an institution the deposits of which are insured by the FDIC, called herein a competitive enterprise, with any customers of Foothill. This restriction extends to the geographic area of Los Angeles, Riverside and San Bernardino, California. Customers for purposes of these agreements include existing customers of Foothill or potential customers who were solicited in the 12 months prior to closing. In addition, all Foothill directors, as well as its executive officers, entered into non-solicitation agreements with First Community agreeing that, for a period of generally two years from the effective date of the merger, they will not solicit the business of customers of Foothill for a competitive enterprise, or solicit for employment the employees of Foothill, or interfere or damage any relationship between Foothill and its customers. They have also agreed not to disclose or use confidential information of Foothill. Additionally, in certain cases individual directors have agreements that allow them to continue pre-existing business arrangements.

INFORMATION ABOUT FIRST COMMUNITY

Company History

First Community is a bank holding company registered under the Bank Holding Company Act of 1956, as amended, with $3.2 billion in assets as of December 31, 2005. First Community was organized on October 22, 1999 as a California corporation. First Community’s principal business is to serve as a holding company for its subsidiary banks, First National Bank and Pacific Western National Bank, which we refer to as the Banks.

The Banks are full-service community banks offering a broad range of banking products and services including: accepting time and demand deposits, originating commercial loans, including asset-based lending and factoring of accounts receivable, real estate and construction loans, Small Business Administration guaranteed loans, or SBA loans, consumer loans, mortgage loans, international loans for trade finance and other business-oriented products. At December 31, 2005, the Banks’ gross loans totaled $2.5 billion of which approximately 26% were commercial loans, 68% were commercial real estate loans, including construction loans, and 2% were consumer and other loans. These percentages include some foreign loans, primarily to individuals or entities with business in Mexico, representing 4% of total loans. In addition, special services and requests beyond the lending limits of the Banks can be arranged through correspondent banks.

First Community derives its income primarily from interest received on commercial real estate loans, commercial loans and consumer loans and, to a lesser extent, on fees from the sale of SBA loans and certain foreign loans originated by the Banks, interest on investment securities, fees received in connection with deposit services as well as loans and other services offered, including foreign exchange services, and beginning in 2005, tax free real estate exchange accommodation services. First Community’s major operating expenses are the interest paid by the Banks on deposits and borrowings, salaries and general operating expenses. The Banks rely on a foundation of locally generated deposits. They have a relatively low cost of funds due to a high percentage of low cost and noninterest bearing deposits. First Community’s operations, like those of other financial institutions operating in Southern California, are significantly influenced by economic conditions in Southern California, including the strength of the real estate market, and the fiscal and regulatory policies of the federal and state government and the regulatory authorities that govern financial institutions. Through its asset-based lending and factoring operations, First Community also operates in Arizona and Texas and is subject to the economic conditions affecting those markets.

As of March 14, 2006, First National Bank had 13 branches located in San Diego County, and Pacific Western National Bank had 35 branches located in Los Angeles, Orange, Riverside, and San Bernardino Counties and San Francisco, California. All branches of the Banks are located in California. First National Bank’s business includes the asset-based lending and accounts receivable factoring operations of its wholly-owned subsidiary First Community Financial, based in Phoenix, Arizona, with lending production offices in Dallas, Texas and Los Angeles and Orange, California.

First Community has grown rapidly through a series of acquisitions. Since its inception, First Community has to date completed the acquisition of 15 banks, including its recent acquisition of Cedars Bank completed in January 2006, and one commercial finance company. First Community anticipates that it will continue to explore growth through additional strategic acquisitions in the future as opportunities arise.

First Community’s website address is www.firstcommunitybancorp.com.

Recent Developments

On January 4, 2006, First Community acquired all of the outstanding common stock and options of Cedars Bank for $120 million in cash. Cedars Bank targeted small to medium sized businesses and professionals through 5 branches in Los Angeles County, and one branch in each of Irvine and San Francisco. As of December 31, 2005,

Cedars Bank had approximately $438.2 million in assets. Upon completion of the acquisition, Cedars Bank merged into Pacific Western National Bank, resulting in First Community having 48 full-service community banking branches, including Pacific Western’s 35 branches serving Los Angeles, Orange, Riverside and San Bernardino Counties and San Francisco, California.

On January 31, 2006, First Community sold 1,891,086 shares of its common stock at an aggregate offering price of approximately $109.5 million, or a price of $57.88 per share, to accredited investors, pursuant to its registration statement on Form S-3 on file with the Securities and Exchange Commission, or SEC. First Community used the proceeds from the sales of its common stock to provide regulatory capital to support the acquisition of Cedars Bank.

Limitations on Dividends

First Community’s ability to pay dividends is limited by federal law, state law and contractual provisions.

Its ability to pay dividends to its shareholders is subject to the restrictions set forth in the California General Corporation Law, or the CGCL. The CGCL provides that a corporation may make a distribution to its shareholders if the corporation’s retained earnings equal at least the amount of the proposed distribution. The CGCL further provides that, in the event that sufficient retained earnings are not available for the proposed distribution, a corporation may nevertheless make a distribution to its shareholders if it meets two conditions:

•	the corporation’s assets equal at least 1 1/4 times its liabilities; and

•	the corporation’s assets equal at least its liabilities or, alternatively, if the average of the corporation’s earnings before taxes on income and interest expense for the two preceding fiscal years was less than the average of the corporation’s interest expense for such fiscal years, the corporation’s current assets equal at least 1 1/4 times its current liabilities.

First Community’s primary source of income is the receipt of dividends from the Banks. The availability of dividends from the Banks is limited by various statutes and regulations. It is possible, depending upon the financial condition of the bank in question, and other factors, that the FRB and/or the OCC could assert that payment of dividends or other payments is an unsafe or unsound practice. In addition, First Community’s ability to pay dividends is limited by certain provisions of their credit agreements with U.S. Bank, N.A. and The Northern Trust Company. Both agreements provide that First Community may not declare or pay any dividend on its common stock in any quarter if such dividend, when added together with any purchases or redemptions of its capital stock and the previous three quarterly cash dividends declared and paid, would exceed 50% of First Community’s consolidated net income for the immediately preceding four quarterly periods.

First Community’s ability to pay dividends is also limited by certain covenants contained in the indentures governing trust preferred securities that it has issued, and the debentures underlying the trust preferred securities. The indentures provide that if an event of default (as defined in the indentures) has occurred and is continuing, or if First Community is in default with respect to any obligations under its guarantee agreement which covers payments of the obligations on the trust preferred securities, or if First Community gives notice of any intention to defer payments of interest on the debentures underlying the trust preferred securities, then First Community may not, among other restrictions, declare or pay any dividends (other than a dividend payable by the Banks to the holding company) with respect to its common stock.

Employees

As of March 3, 2006, First Community on a consolidated basis had a total of 681 full time equivalent employees, with 199 full time equivalent employees at First National Bank, 382 full time equivalent employees at Pacific Western and 100 full time equivalent employees at the holding company entity First Community Bancorp.

Additional Information

Additional information concerning First Community and its subsidiaries is included in the First Community documents filed with the SEC, which are incorporated by reference in this document. See “Where You Can Find More Information” beginning on page 99.

INFORMATION ABOUT FOOTHILL

Overview

Foothill Independent Bancorp, which was organized in 1982, is a one-bank holding company that is registered, as such, under the Bank Holding Company Act of 1956, as amended. Like other bank holding companies in the United States, Foothill is subject to regulation, supervision and periodic examination by the Board of Governors of the Federal Reserve System, or the Federal Reserve Board. Foothill owns all of the capital stock of Foothill Independent Bank, a California state-chartered bank, or Foothill Bank, which is Foothill’s principal subsidiary and accounts for substantially all of its consolidated assets, liabilities and operating results.

Foothill Bank, which was organized and commenced business operations in 1973, conducts a commercial banking business in the contiguous counties of Los Angeles, San Bernardino and Riverside, California, and, as of December 31, 2005, had total assets of approximately $798,706,000. Its deposits are insured by the Federal Deposit Insurance Corporation to the maximum extent permitted by law, and the Bank is a California state chartered bank and a member of the Federal Reserve System. As a member of the Federal Reserve System (a “member bank”) and a California state chartered bank, Foothill Bank is subject to regulation, supervision and periodic examination by the Federal Reserve Board, which is its principal federal regulatory agency, and by the California Department of Financial Institutions.

Foothill Bank offers a full range of commercial banking services including the acceptance of checking and savings deposits, and the making of various types of commercial and business loans, including credit lines and accounts receivable and inventory financing, real estate mortgage and construction loans and consumer installment loans. In addition, Foothill Bank provides safe deposit, collection, travelers’ checks, notary public and other customary non-deposit banking services.

Foothill Bank currently operates 12 banking offices, one in each of the communities of Glendora, Upland, Claremont, Irwindale, Ontario, Rancho Cucamonga, Covina, Glendale, Corona, Chino, Monrovia, and Temecula, California, which are located in the area of Southern California that includes (1) the San Gabriel Valley of Los Angeles County, (2) the western portions of San Bernardino, and (3) the western and southern portions of Riverside Counties, which together are commonly known as the “Inland Empire.” The Bank’s organization and operations have been designed primarily to meet the banking needs of small-to-medium sized businesses, professionals and consumers, primarily in its market areas.

Foothill Bank emphasizes personalized service, convenience and the ability to customize services to meet the banking needs of its customers in order to attract business within its market areas. Drive-up or walk-up facilities and 24-hour automated teller machines (“ATM’s”) are available at most of its banking offices. It also offers (1) internet banking services to its customers, enabling them to conduct many of their banking transactions with online, from their businesses or residences, 24 hours per day, seven days per week; and (2) a computerized telephone service, which enables customers to obtain information concerning their bank deposit accounts telephonically at any time day or night.

Deposits represent our primary source of funds that are used to fund our interest earning assets, principally loans and investment securities. Although there are some business and public agency customers that carry large deposits with us, we do not believe that we are dependent on a single customer or even a few customers for its deposits. Most of the deposits are obtained from individuals and small and moderate-size businesses. This results in relatively small average deposit balances, but makes us less subject to the adverse effect on liquidity that could result from the loss of a substantial depositor.

We also offer our customers a diverse line of loan products, including commercial loans and credit lines, SBA guaranteed business loans, accounts receivable and inventory financing, real estate mortgage and construction loans and consumer loans. The commercial loans we offer include:

•	secured and unsecured loans with maturities ranging from 12 to 120 months;

•	SBA guaranteed business loans with terms not to exceed 10 years; and

•	accounts receivable financing for terms not exceeding 12 months.

As a customary part of our commercial banking business, we purchase investment grade securities, consisting primarily of securities issued by the United States government and its agencies and by state and local government agencies, in order to diversify our investment risks and provide a source of liquidity for our operations. The objectives of our investment policy are to manage interest rate risk, provide adequate liquidity and reinvest in our market areas, while maximizing earnings that can be generated from a portfolio of investment-grade securities. Each security purchased is subject to credit, maturity and liquidity guidelines that are defined in our investment policy and the securities are reviewed regularly to verify their continued creditworthiness.

Foothill’s website address is www.foothillbank.com.

Dividend Policy and Dividend Restrictions

Dividend Policy. It has been and continues to be the objective of Foothill’s board of directors to retain earnings that are needed to meet not only capital requirements under applicable government regulations, but also to support our operations and growth. At the same time, it has been the policy of Foothill’s board of directors to pay cash dividends if earnings exceed the amounts required to meet that objective. Pursuant to this policy, Foothill has paid regular quarterly cash dividends to its stockholders since September 1999. Information regarding the dividends that Foothill has paid during the past three years is set forth above in the section entitled “Summary—Market Price Data and Dividend Information”.

Restrictions Applicable to the Payment of Dividends. Cash dividends from Foothill Bank represent the principal source of funds available to Foothill for paying cash dividends to stockholders. Therefore, government regulations, including the laws of the State of California, as they pertain to the payment of cash dividends by California state chartered banks, limit the amount of funds that will be available to Foothill to pay cash dividends to its stockholders.

California law places a statutory restriction on the amount of cash dividends a state chartered bank may pay to its shareholders. Under that law, which applies to Foothill Bank, without the prior approval of the DFI dividends declared by Foothill Bank may not exceed, in any calendar year, the lesser of (1) its net income for the year, plus its retained earnings generated in the two preceding years (after deducting all dividends paid during the period), or (2) its aggregate retained earnings. As of December 31, 2005, the sum of Foothill Bank’s net income for that year plus its retained earnings for the prior two years (after deducting all dividends paid during that period) totaled $19,118,727 and its retained earnings totaled $67,542,507.

However, because payment of cash dividends has the effect of reducing a bank’s capital, as a practical matter the capital requirements imposed on Foothill Bank, as a federally insured bank, operate to preclude the payment of cash dividends in amounts that might otherwise be permitted by California law. See the section entitled “—Regulation and Supervision—Bank Regulation—Prompt Corrective Action,” beginning on page 76 below.

Employees

As of December 31, 2005, Foothill had 157 full-time and 84 part-time employees, all of whom are employees of the Bank and three of whom also are employees of the Bancorp.

Additional Information

Additional information concerning Foothill and Foothill Bank is included in the Foothill documents filed with the SEC, which are incorporated by reference in this document. See “Where You Can Find More Information” beginning on page 99.

REGULATION AND SUPERVISION

The following is a summary of certain statutes and regulations affecting Foothill, First Community and its subsidiaries. This summary is qualified in its entirety by such statutes and regulations.

General

The banking and financial services business in which Foothill and First Community engage is highly regulated. Such regulation is intended, among other things, to protect depositors insured by the Federal Deposit Insurance Corporation, or FDIC, and the entire banking system. The commercial banking business is also influenced by the monetary and fiscal policies of the federal government and the policies of the FRB. The FRB implements national monetary policies (with objectives such as curbing inflation and combating recession) by its open-market operations in United States Government securities, by adjusting the required level of reserves for financial intermediaries subject to its reserve requirements and by varying the discount rates applicable to borrowings by depository institutions. The actions of the FRB in these areas influence the growth of bank loans, investments and deposits and also affects interest rates charged on loans and paid on deposits. Indirectly, such actions may also impact the ability of non-bank financial institutions to compete with the banks. The nature and impact of any future changes in monetary policies cannot be predicted.

The laws, regulations and policies affecting financial services businesses are continuously under review by Congress, state legislatures and federal and state regulatory agencies. From time to time, legislation is enacted which has the effect of increasing the cost of doing business, limiting or expanding permissible activities or affecting the competitive balance between banks and other financial intermediaries. Proposals to change the laws and regulations governing the operations and taxation of banks, bank holding companies and other financial intermediaries are frequently made in Congress, in the California legislature and by various bank regulatory agencies and other professional agencies. Changes in the laws, regulations or policies that impact Foothill and First Community cannot necessarily be predicted, but they may have a material effect on Foothill’s and First Community’s business and earnings.

Bank Holding Company Regulation

As bank holding companies, Foothill and First Community are registered with and subject to regulation by the FRB under the Bank Holding Company Act of 1956, as amended, or the BHCA. In accordance with FRB policy, Foothill and First Community are expected to act as a source of financial strength to its subsidiary banks and to commit resources to support such subsidiaries in circumstances where it might not otherwise do so. First Community has two subsidiary banks, First National Bank and Pacific Western National Bank, and Foothill has one subsidiary bank, Foothill Independent Bank, which we refer to collectively as the Banks. Similarly, under the cross-guarantee provisions of the Federal Deposit Insurance Act (“FDIA”), the FDIC can hold any FDIC-insured depository institution liable for any loss suffered or anticipated by the FDIC in connection with: (1) the default of a commonly controlled FDIC-insured depository institution; or (2) any assistance provided by the FDIC to such a commonly controlled institution. Castle Creek Capital, LLC is the holding company for First Community as well as for a bank in Texas; therefore, in the event of a “default” at, or assistance to, the Texas bank, the First Community Banks could have liability even though they have no control over the Texas bank. Under the BHCA, First Community and Foothill are subject to periodic examination by the FRB. Foothill and First Community are also required to file with the FRB periodic reports of their operations and such additional information regarding Foothill and First Community and their subsidiaries as the FRB may require. Pursuant to the BHCA, Foothill and First Community are required to obtain the prior approval of the FRB before it acquires all or substantially all of the assets of any bank or ownership or control of voting shares of any bank if, after giving effect to such acquisition, it would own or control, directly or indirectly, more than 5 percent of such bank.

Under the BHCA, Foothill and First Community may not engage in any business other than managing or controlling banks or furnishing services to its subsidiaries that the FRB deems to be so closely related to banking as “to be a proper incident thereto.” Foothill and First Community are also prohibited, with certain exceptions, from acquiring direct or indirect ownership or control of more than 5 percent of the voting shares of any company unless the company is engaged in banking activities or the FRB determines that the activity is so closely related to banking to be a proper incident to banking. The FRB’s approval must be obtained before the shares of any such company can be acquired and, in certain cases, before any approved company can open new offices.

Additionally, bank holding companies that meet certain eligibility requirements prescribed by the BHCA and elect to operate as financial holding companies may engage in, or own shares in companies engaged in a wider range of non-banking activities, including securities and insurance activities and any other activity that the FRB, in consultation with the Secretary of the Treasury, determines by regulation or order is financial in nature, incidental to any such financial activity or complementary to any such financial activity and does not pose a substantial risk to the safety or soundness of depository institutions or the financial system generally. The BHCA generally does not place territorial restrictions on the domestic activities of non-bank subsidiaries of bank holding companies. As of the date of this filing, Foothill and First Community do not operate as a financial holding company.

The BHCA and regulations of the FRB also impose certain constraints on the redemption or purchase by a bank holding company of its own shares of stock.

Foothill’s and First Community’s earnings and activities are affected by legislation, by regulations and by local legislative and administrative bodies and decisions of courts in the jurisdictions in which Foothill, First Community and the Banks conduct business. For example, these include limitations on the ability of the Banks to pay dividends to their parent company and Foothill’s and First Community’s ability to pay dividends to its shareholders. It is the policy of the FRB that bank holding companies should pay cash dividends on common stock only out of income available over the past year and only if prospective earnings retention is consistent with the organization’s expected future needs and financial condition. The policy provides that bank holding companies should not maintain a level of cash dividends that undermines the bank holding company’s ability to serve as a source of strength to its banking subsidiaries. Various federal and state statutory provisions limit the amount of dividends that subsidiary banks and savings associations can pay to their holding companies without regulatory approval. In addition to these explicit limitations, the federal regulatory agencies have general authority to prohibit a banking subsidiary or bank holding company from engaging in an unsafe or unsound banking practice. Depending upon the circumstances, the agencies could take the position that paying a dividend would constitute an unsafe or unsound banking practice.

In addition, banking subsidiaries of bank holding companies are subject to certain restrictions imposed by federal law in dealings with their holding companies and other affiliates. Subject to certain exceptions set forth in the Federal Reserve Act, a bank can make a loan or extend credit to an affiliate, purchase or invest in the securities of an affiliate, purchase assets from an affiliate, accept securities of an affiliate as collateral for a loan or extension of credit to any person or company, issue a guarantee or accept letters of credit on behalf of an affiliate only if the aggregate amount of the above transactions of such subsidiary does not exceed 10 percent of such subsidiary’s capital stock and surplus on an individual basis or 20 percent of such subsidiary’s capital stock and surplus on an aggregate basis. Such transactions must be on terms and conditions that are consistent with safe and sound banking practices. A bank and its subsidiaries generally may not purchase a “low-quality asset,” as that term is defined in the Federal Reserve Act, from an affiliate. Such restrictions also prevent a holding company and its other affiliates from borrowing from a banking subsidiary of the holding company unless the loans are secured by collateral.

The FRB has cease and desist powers over parent bank holding companies and non-banking subsidiaries where the action of a parent bank holding company or its non-financial institutions represent an unsafe or unsound practice or violation of law. The FRB has the authority to regulate debt obligations, other than commercial paper, issued by bank holding companies by imposing interest ceilings and reserve requirements on such debt obligations.

Bank Regulation

The Banks and Foothill Independent Bank are extensively regulated under both federal and state law.

Foothill Independent Bank is chartered by the California Commissioner of Financial Institutions, or the Commissioner. Its deposits are insured by the FDIC up to the maximum limits (presently $100,000 per account) allowed by law. Foothill is a member of the Federal Reserve System. Consequently, Foothill is subject to the supervision of, and is regularly examined by, the Commissioner and the Federal Reserve, although Foothill is also subject to the rules and regulations of the FDIC.

First National and Pacific Western are national banks, chartered by the Office of the Comptroller of the Currency, or the OCC, and their deposits are insured by the FDIC. For this protection, the Banks, as is the case with all insured banks, pay a quarterly statutory assessment and are subject to the rules and regulations of the FDIC. First National and Pacific Western are regulated primarily by the OCC.

Various requirements and restrictions under the laws of the State of California and the United States affect the operations of the Banks and Foothill Independent Bank. State and federal statutes and regulations relate to many aspects of the Banks’ and Foothill Independent Bank’s operations, including standards for safety and soundness, reserves against deposits, interest rates payable on deposits and loans, investments, mergers and acquisitions, borrowings, dividends, locations of branch offices, fair lending requirements, Community Reinvestment Act activities and loans to affiliates. Further, the Banks and Foothill Independent Bank are required to maintain certain levels of capital.

Prompt Corrective Action. The Federal Deposit Insurance Corporation Improvement Act, or FDICIA, requires each federal banking agency to take prompt corrective action to resolve the problems of insured depository institutions, including but not limited to those that fall below one or more prescribed minimum capital ratios. Pursuant to FDICIA, the OCC, the FDIC and FRB promulgated regulations defining the following five categories in which an insured depository institution will be placed, based on the level of its capital ratios: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized. Under the prompt corrective action provisions of FDICIA, an insured depository institution generally will be classified as undercapitalized if its total risk-based capital is less than 8% or its Tier 1 risk-based capital or leverage ratio is less than 4%. An institution that, based upon its capital levels, is classified as “well capitalized,” “adequately capitalized” or “undercapitalized” may be treated as though it were in the next lower capital category if the appropriate federal banking agency, after notice and opportunity for hearing, determines that an unsafe or unsound condition or an unsafe or unsound practice warrants such treatment. At each successive lower capital category, an insured depository institution is subject to more restrictions and prohibitions, including restrictions on growth, prohibitions on payment of dividends and restrictions on the acceptance of brokered deposits. Furthermore, if a bank is classified in one of the undercapitalized categories, it is required to submit a capital restoration plan to the federal bank regulator, and the holding company must guarantee the performance of that plan.

In addition to measures taken under the prompt corrective action provisions, commercial banking organizations may be subject to potential enforcement actions by the federal banking agencies for unsafe or unsound practices in conducting their businesses or for violations of any law, rule, regulation or any condition imposed in writing by the agency or any written agreement with the agency. Enforcement actions may include the imposition of a conservator or receiver, the issuance of a cease-and-desist order that can be judicially enforced, the termination of insurance of deposits (in the case of a depository institution), the imposition of civil money penalties, the issuance of directives to increase capital, the issuance of formal and informal agreements, the issuance of removal and prohibition orders against institution-affiliated parties. The enforcement of such actions through injunctions or restraining orders may be based upon a judicial determination that the agency would be harmed if such equitable relief was not granted.

Hazardous Waste Clean-Up. Since Foothill and First Community are not involved in any business that manufactures, uses or transports chemicals, waste, pollutants or toxins that might have a material adverse effect on the environment, their primary exposure to environmental laws is through their lending activities and through properties or businesses they may own, lease or acquire. Based on a general survey of the loan portfolios of Foothill and the Banks, conversations with local appraisers and the type of lending currently and historically done by the Banks, neither Foothill nor First Community is aware of any potential liability for hazardous waste contamination that would be reasonably likely to have a material adverse effect on Foothill or First Community as of December 31, 2005.

Sarbanes-Oxley Act. On July 30, 2002, the President signed into law the Sarbanes-Oxley Act of 2002. The Sarbanes-Oxley Act aims to restore the credibility lost as a result of recent high profile corporate scandals by addressing, among other issues, corporate governance, auditing and accounting, executive compensation and enhanced and timely disclosure of corporate information. The Nasdaq National Market has adopted corporate governance rules intended to allow shareholders to more easily and effectively monitor the performance of companies and directors. The principal provisions of the Sarbanes-Oxley Act, many of which have been interpreted through regulations released in 2003, provide for and include, among other things: (1) the creation of an independent accounting oversight board; (2) auditor independence provisions that restrict non-audit services that accountants may provide to their audit clients; (3) additional corporate governance and responsibility measures, including the requirement that the chief executive officer and chief financial officer of a public company certify financial statements; (4) the forfeiture of bonuses or other incentive-based compensation and profits from the sale of an issuer’s securities by directors and senior officers in the twelve month period following initial publication of any financial statements that later require restatement; (5) an increase in the oversight of, and enhancement of certain requirements relating to, audit committees of public companies and how they interact with Foothill’s and First Community’s independent auditors; (6) requirements that audit committee members must be independent and are barred from accepting consulting, advisory or other compensatory fees from the issuer; (7) requirements that companies disclose whether at least one member of the audit committee is a “financial expert’ (as such term is defined by the SEC) and if not discussed, why the audit committee does not have a financial expert; (8) expanded disclosure requirements for corporate insiders, including accelerated reporting of stock transactions by insiders and a prohibition on insider trading during pension blackout periods; (9) a prohibition on personal loans to directors and officers, except certain loans made by insured financial institutions on non-preferential terms and in compliance with other bank regulatory requirements; (10) disclosure of a code of ethics and filing a Form 8-K for a change or waiver of such code; (11) a range of enhanced penalties for fraud and other violations; and (12) expanded disclosure and certification relating to an issuer’s disclosure controls and procedures and internal controls over financial reporting.

As a result of the Sarbanes-Oxley Act, and its implementing regulations, Foothill and First Community have incurred substantial cost to interpret and ensure compliance with the law and its regulations. Foothill and First Community cannot be certain of the effect, if any, of the foregoing legislation on their businesses. Future changes in the laws, regulation, or policies that impact First Community and Foothill cannot necessarily be predicted and may have a material effect on its business and earnings.

USA Patriot Act. The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or the Patriot Act, designed to deny terrorists and others the ability to obtain access to the United States financial system, has significant implications for depository institutions, brokers, dealers and other businesses involved in the transfer of money. The Patriot Act, as implemented by various federal regulatory agencies, requires financial institutions, including the Banks, to implement new policies and procedures or amend existing policies and procedures with respect to, among other matters, anti-money laundering, compliance, suspicious activity and currency transaction reporting and due diligence on customers.

The Patriot Act and its underlying regulations also permit information sharing for counter-terrorist purposes between federal law enforcement agencies and financial institutions, as well as among financial institutions, subject to certain conditions, and require the FRB, the OCC and other federal banking agencies to evaluate the effectiveness of an applicant in combating money laundering activities when considering applications filed under Section 3 of the BHCA or the Bank Merger Act. The Banks have augmented systems and procedures to accomplish this. Foothill and First Community believe that the cost of compliance with the Patriot Act is not likely to be material to Foothill or First Community.

Federal Deposit Insurance. Because of favorable loss experience and a healthy reserve ratio in the Bank Insurance Fund, or the BIF, of the FDIC, well-capitalized and well-managed banks, including the Banks, have in recent years paid minimal premiums for FDIC insurance. While Foothill and First Community have no expectation of increased premiums, the amount of any future premiums will depend on the BIF loss experience, legislation or regulatory initiatives and other factors, none of which Foothill or First Community is in position to predict at this time.

Community Reinvestment Act. The Community Reinvestment Act, or CRA, generally requires insured depository institutions to identify the communities they serve and to make loans and investments and provide services that meet the credit needs of these communities. Furthermore, the CRA requires the FRB and the OCC to evaluate the performance of each of the Banks in helping to meet the credit needs of their communities. As a part of the CRA program, the Banks are subject to periodic examinations by the FRB or OCC, respectively, and must maintain comprehensive records of their CRA activities for this purpose. During these examinations, the FRB or OCC rates such institutions’ compliance with CRA as “Outstanding,” “Satisfactory,” “Needs to Improve” or “Substantial Noncompliance.” Failure of an institution to receive at least a “Satisfactory” rating could inhibit such institution or its holding company from undertaking certain activities. The FRB and OCC must take into account the record of performance of banks in meeting the credit needs of the entire community served, including low-and moderate-income neighborhoods. Each of the Banks and Foothill Bank have a CRA rating of “Satisfactory” as of their most recent examinations.

Customer Information Security. The FRB, the OCC and other bank regulatory agencies have adopted final guidelines, or the Guidelines, for safeguarding confidential, personal customer information. The Guidelines require each financial institution, under the supervision and ongoing oversight of its board of directors or an appropriate committee thereof, to create, implement and maintain a comprehensive written information security program designed to ensure the security and confidentiality of customer information, protect against any anticipated threats or hazard to the security or integrity of such information and protect against unauthorized access to or use of such information that could result in substantial harm or inconvenience to any customer. The Banks have adopted customer information security programs to comply with such requirements.

Privacy. The Gramm-Leach-Bliley Act of 1999, or GLBA, requires financial institutions to implement policies and procedures regarding the disclosure of nonpublic personal information about consumers to non-affiliated third parties. In general, the statute requires explanations to consumers on policies and procedures regarding the disclosure of such nonpublic personal information, and, except as otherwise required by law, prohibits disclosing such information except as provided in policies and procedures. Certain state statutes that affect the Banks impose parallel or more extensive privacy restrictions. The Banks have implemented privacy policies addressing these restrictions which are distributed regularly to all existing and new customers.

DISSENTING SHAREHOLDERS’ RIGHTS

Only shareholders of First Community are entitled to dissenters’ rights in connection with the merger. In accordance with the Delaware General Corporation Law, stockholders of Foothill are not entitled to appraisal rights in connection with the merger. The procedures for First Community shareholders to obtain dissenters’ rights are set forth in Chapter 13 of the California General Corporation Law, or the CGCL. The information set forth below is a general summary of Chapter 13 dissenters’ rights as they apply to shareholders of First Community. This summary is not a complete discussion of Chapter 13 and is qualified in its entirety by reference to Chapter 13, which is attached as Appendix C. Any shareholder of First Community wishing to exercise dissenters’ rights or wish to preserve the right to do so should carefully read Appendix C and must follow exactly the required procedures set forth in Chapter 13 of the CGCL or any dissenters’ rights may be lost.

If the merger is consummated and a First Community shareholder elects to exercise dissenters’ rights by complying with the procedures set forth in Chapter 13, that shareholder will be entitled to receive an amount equal to the fair market value of such shareholder’s shares. Chapter 13 provides that fair market value shall be determined as of December 14, 2005, the business day before the public announcement of the merger. First Community believes the fair market value of its stock is equal to $53.31 as of December 14, 2005, which is the average of the high and low sales prices of its stock as of that date.

A First Community shareholder must satisfy each of the following requirements for such shareholder’s shares to be considered dissenting shares under Chapter 13. Shares of First Community common stock must be purchased by First Community from a dissenting shareholder if all applicable requirements are complied with, but only if demands are made by First Community shareholders for payment with respect to 5% or more of the outstanding shares of First Community common stock.

This 5% limitation does not apply to shares which are subject to a restriction on transfer imposed by First Community or by any law or regulation. First Community is not aware of any restriction on transfer of any of its shares of common stock except restrictions which may be imposed upon shareholders who are deemed to be “affiliates” of First Community as that term is used in the Securities Act. Those shareholders who believe there is some restriction affecting their shares should consult with their own counsel as to the nature and extent of any dissenters’ rights they may have. In addition, First Community is required to purchase dissenting shares only if the following conditions exist:

•	The First Community shareholder must have shares of First Community common stock outstanding as of the record date of the shareholder’s meeting;

•	The First Community shareholder must vote the shares against the merger proposal. It is not sufficient to abstain from voting. However, a First Community shareholder may abstain as to part of such shareholder’s shares or vote part of those shares for the merger proposal without losing the right to have purchased those shares which were voted against the merger; and

•	If the First Community shareholder voted against the merger and wishes to have purchased shares that were voted against the merger proposal, the First Community shareholder must make a written demand to have First Community purchase those shares of First Community common stock for cash at their fair market value. The demand must include the information specified below and must be received by First Community or its transfer agent, no later than the date of the shareholders’ meeting at which the shareholder may vote such shares.

If a First Community shareholder returns a proxy without voting instructions or with instructions to vote “FOR” the proposal to approve the principal terms of the merger agreement, such shareholder’s shares will automatically be voted in favor of the merger and the shareholder will lose his or her dissenters’ rights.

If the merger is approved by the First Community shareholders, First Community will have 10 days after the approval to mail those shareholders who voted against the merger and who made a timely demand for purchase, assuming more than 5% of the First Community shareholders made such demand, written notice of the approval along with a copy of Sections 1300 through 1304 of Chapter 13. In the notice of approval, First Community must state the price it determines represents the fair market value of the dissenting shares. This notice constitutes an offer by First Community to purchase the dissenting shares at the price stated. Additionally, First Community must set forth in the approval notice a brief description of the procedures a shareholder must follow if he or she desires to exercise dissenters’ rights.

A written demand is essential for dissenters’ rights. Chapter 13 requires shareholders to specify in the written demand the number of shares held of record which the shareholders are demanding First Community to purchase. In the written demand, shareholders must also include a statement of the figure claimed to be the fair market value of those shares as of the business day before the terms of the merger were first announced, excluding any appreciation or depreciation because of the proposed merger. It is First Community’s position that this day is December 14, 2005. A shareholder may take the position in the written demand that a different date is applicable. This demand constitutes an offer by the shareholder to sell the dissenting shares at the price stated.

In addition to the requirements of the provisions of Chapter 13 of the CGCL described herein, it is recommended that shareholders comply with the following conditions to ensure that the demand is properly executed and delivered:

•	The demand should be sent by registered or certified mail, return receipt requested;

•	The demand should be signed by the shareholder of record, or his or her duly authorized representative, exactly as his or her name appears on the stock certificates evidencing the shares;

•	A demand for the purchase of the shares jointly owned by more than one person should identify and be signed by all such holders;

•	Any person signing a demand for purchase in any representative capacity, such as attorney-in-fact, executor, administrator, trustee or guardian, should indicate his or her title, and, if First Community so requests, furnish written proof of his or her capacity and authority to sign the demand; and

•	A shareholder may not withdraw a demand for payment without the consent of First Community.

Under California law, a demand by a shareholder is not effective for any purpose unless it is received by First Community or its transfer agent, no later than the date of the shareholders’ meeting at which such shares are entitled to be voted.

Within 30 days after the date on which First Community mails the notice of the approval of the merger, dissenting shareholders must also submit the certificates representing the dissenting shares to First Community at the office it designates in the notice of approval. First Community will stamp or endorse the certificates with a statement that the shares are dissenting shares or First Community will exchange the certificates with certificates of appropriate denomination that are so stamped or endorsed. If a shareholder transfers any shares of First Community common stock before submitting the shares for endorsement, then such shares will lose their status as dissenting shares.

If First Community and a dissenting shareholder agree that the surrendered shares are dissenting shares and agree upon the price of the shares, the shareholder is entitled to receive the agreed price together with interest thereon at the legal rate on judgments from the date of the agreement between First Community and the dissenting shareholder. First Community will pay the fair value of the respective dissenting shares within 30 days after First Community and a dissenting shareholder agree upon the price of the shares or within 30 days after any statutory or contractual conditions to the merger have been satisfied, whichever is later. First Community’s duty to pay is subject to the shareholder surrendering the certificates and is also subject to the restrictions imposed under California law on the ability of First Community to purchase its outstanding shares.

If First Community denies that the shares surrendered are dissenting shares, or First Community and a dissenting shareholder fail to agree upon the fair market value of such shares, then the shareholder may, within six months after the notice of approval is mailed, file a complaint in the Superior Court of the proper county requesting the court to make such determinations. In the alternative, the shareholder may intervene in any pending action brought by any other dissenting shareholder. If the shareholder fails to file such a complaint or fail to intervene in a pending action within the specified six-month period, dissenters rights will be lost. If the fair market value of the dissenting shares is at issue, the court will determine, or will appoint one or more impartial appraisers to determine, such fair market value. The costs of the action will be assessed or apportioned as the court considers equitable, but if the fair market value is determined to exceed 125% of the price offered to the shareholder, First Community will be required to pay such costs.

This summary has already described certain situations where shareholders of First Community will cease to have dissenters’ appraisal rights. In addition to the situations described above, a shareholder will cease to have dissenters’ appraisal rights if:

•	First Community abandons the merger, in which case First Community will pay any dissenting shareholder who has filed a complaint, as described above, all necessary expenses and reasonable attorneys’ fees incurred in such proceedings; or

•	A shareholder withdraws demand for the purchase of the dissenting shares with the consent of First Community.

For First Community shareholders, any demands, notices, certificates or other documents required to be delivered to First Community may be sent to:

Corporate Secretary

First Community Bancorp

120 Wilshire Blvd.

Santa Monica, CA 90401

DESCRIPTION OF FIRST COMMUNITY COMMON STOCK

In the merger, Foothill stockholders will exchange their shares of Foothill common stock for shares of First Community common stock. The following is a summary of the material features of First Community common stock.

Pursuant to the articles of incorporation of First Community, the authorized capital stock of First Community consists of 30,000,000 shares of common stock, of which approximately 20,179,786 shares were outstanding, excluding 672,664 shares of unvested restricted stock, as of the record date, and 5,000,000 shares of preferred stock, of which none were outstanding. At the annual meeting, First Community has submitted a proposal for the vote of its shareholders to amend its articles of incorporation to increase the authorized shares of common stock from 30,000,000 to 50,000,000.

In the future, the authorized but unissued and unreserved shares of First Community common stock and the authorized but unissued and reserved shares of First Community preferred stock will be available for general corporate purposes, including but not limited to, possible issuance as stock dividends or stock splits, in future mergers or acquisitions, pursuant to stock compensation plans of First Community or in future private placements or public offerings. Except for issuances in connection with transactions which require the approval of First Community shareholders, these authorized but unissued shares may be issued at any time.

Common Stock

Each share of First Community common stock has the same relative rights as, and is identical in all respects to, each other share of First Community common stock. Holders of First Community common stock are entitled to one vote per share on all matters requiring shareholder action, including but not limited to, the election of, and any other matters relating to, directors. Holders of First Community common stock are entitled to cumulate their votes for the election of directors.

The holders of First Community common stock are entitled to receive dividends, out of funds legally available therefor, subject to any restrictions imposed by federal regulators and the payment of any preferential amounts to which any class of preferred stock may be entitled. Upon liquidation, dissolution or winding up of First Community, holders of First Community common stock will be entitled to share ratably all assets remaining after the payment of liabilities of First Community and of preferential amounts to which any preferred stock may be entitled.

The holders of First Community common stock have no preemptive or other subscription rights. First Community common stock is not subject to call or redemption, and, upon receipt by First Community of the full purchase price therefor, each share of First Community common stock will be fully paid and non-assessable.

Preferred Stock

First Community’s articles of incorporation currently authorize it to issue up to 5,000,000 shares of preferred stock. The board of directors has broad authority to designate and establish the terms of one or more series of preferred stock. Among other matters, the board is authorized to establish voting powers, designations, preferences and special rights of each such series and any qualifications, limitations and restrictions thereon. First Community preferred stock may rank prior to First Community common stock as to dividend rights, liquidation preferences, or both, may have full or limited voting rights, and may be convertible into First Community common stock. The holders of any class or series of First Community preferred stock also may have the right to vote separately as a class or series under the terms of the class or series as hereafter fixed by the board or otherwise required by California law.

COMPARISON OF RIGHTS OF HOLDERS OF FIRST COMMUNITY COMMON STOCK

AND FOOTHILL COMMON STOCK

General

First Community is a California corporation and, accordingly, the rights of shareholders of First Community are governed by the California General Corporation Law, or the CGCL, as well as the articles of incorporation and bylaws of First Community. Foothill is a Delaware corporation, and its stockholders’ rights are governed by the Delaware General Corporation Law, or the DGCL, and its certificate of incorporation and bylaws. As a result of the merger, Foothill’s stockholders will become shareholders of First Community. There are certain differences between the articles and bylaws of First Community and Foothill. Furthermore, California law and Delaware law differ in many respects. It is not practical to summarize all of the differences that could materially affect the rights of Foothill stockholders as holders of shares of First Community common stock following the merger. The summary contained below describes some of the significant differences but is not intended to be complete and is qualified by reference to the CGCL and the DGCL and the charter documents of First Community and Foothill.

Size of Board of Directors

Under the CGCL, although changes in the number of directors must in general be approved by the shareholders, the board of directors may fix the exact number of directors within a stated range set forth in the articles of incorporation or bylaws, if the stated range has been approved by the shareholders. First Community’s bylaws provide that the number of directors shall be not less than 7 nor more than 12 until changed by amendment of the articles of incorporation or by the bylaws adopted by the holders of a majority of the outstanding shares entitled to vote. There are currently 11 directors serving on the board. Following First Community’s annual meeting there will be only 10 directors serving on the board. If the merger with Foothill is completed, First Community will appoint George E. Langley, currently Foothill’s president and chief executive officer, to its board of directors.

The DGCL permits the board of directors to change the authorized number of directors by amendment to the bylaws or in the manner provided in the bylaws unless the number of directors is fixed in the certificate of incorporation. Foothill’s bylaws provide that the authorized number of directors of the corporation may be fixed from time to time by the board of directors either by a resolution or an amendment to the bylaws. The number of directors is currently fixed at 7.

Cumulative Voting

Cumulative voting allows a shareholder to cast a number of votes equal to the number of directors to be elected multiplied by the number of shares held in the shareholder’s name on the record date. This total number of votes may be cast for one nominee or may be distributed among as many of the candidates as the shareholder desires. The candidates who receive the highest number of votes are elected, up to the total number of directors to be elected. In general, cumulative voting may help groups of minority shareholders elect some candidates to the board.

The CGCL provides that any shareholder is entitled to cumulate his or her votes in the election of directors upon proper notice of his or her intention to do so, except that a “listed” corporation may eliminate cumulative voting with shareholder approval. In addition, the CGCL provides for cumulative voting for directors, unless the corporation’s articles or bylaws provide otherwise. First Community’s articles and bylaws do not provide otherwise, consequently, First Community shareholders are entitled to cumulate their votes for the election of directors.

Under the DGCL law, cumulative voting in the election of directors is not mandatory, and for cumulative voting to be effective it must be expressly provided for in the certificate of incorporation. Foothill’s bylaws expressly provide that stockholders of the corporation do not have the right to cumulate their votes for the election of directors.

Classified Board of Directors

First Community does not currently have a classified board of directors. First Community’s bylaws currently require that all directors be elected at each annual meeting of shareholders and serve until the next annual meeting of shareholders when their successors are duly elected and qualified.

Foothill’s board of directors is divided into three classes, as nearly equal in number of directors as possible. Directors in each class are elected to hold office for a term of three (3) years or until their successors are duly elected and qualified, or if earlier, until their death, resignation or removal. The successors of the class of directors whose term expires at that meeting will be elected to hold office for a term expiring at the annual meeting of the stockholders to be held in the third year following the year of their election, with each director in each such class to hold office until his or her successor is duly elected and qualified.

Removal of Directors

Under the CGCL, any director or the entire board of directors may be removed without cause, if the removal is approved by the majority of the outstanding shares entitled to vote. However, the CGCL further provides that, with respect to directors of corporations not having classified boards of directors, no director can be removed (unless the entire board is removed) if the votes cast against removal of the director would be sufficient to elect the director if voted cumulatively (without regard to whether cumulative voting is permitted) at an election at which the same total number of votes were cast and the entire number of directors authorized at the time of the director’s most recent election were then being elected. First Community does not currently have a classified board.

Under the DGCL, a director of a corporation that does not have a classified board of directors may be removed without cause by a majority stockholder vote. Directors of a corporation with a classified board of directors can be removed only for cause unless the certificate of incorporation otherwise provides. Foothill’s certificate of incorporation provides that removal of directors is governed by the provisions of the bylaws. The bylaws state that directors may be removed from office by the holders of a majority of the outstanding shares entitled to vote in an election of directors but only with cause.

Vacancies on the Board

The CGCL provides that, unless the corporation’s articles or bylaws provide otherwise, vacancies (other than those created by removal) may be filled by approval of the board of directors, or if the number of directors then in office is less than a quorum, by: (1) the unanimous written consent of the directors then in office; (2) the affirmative vote of a majority of directors then in office at a duly called meeting; or (3) the sole remaining director. Unless the corporation’s articles or a bylaw provision adopted by the corporation’s shareholders provide that the board of directors may fill vacancies on the board resulting from the removal of directors, such vacancies must be filled by the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum). The CGCL permits shareholders to elect a director at any time to fill any vacancy not filled by the directors. Any such election by written consent (other than to fill a vacancy created by removal, which requires the unanimous consent of all shares entitled to vote) requires the consent of a majority of the outstanding shares entitled to vote. The CGCL further provides that if, after the filling of any vacancy by the directors, the directors then in office who were elected by the shareholders constitute less than a majority of the directors then in office, then: (a) any holder or holders of an aggregate of 5% or more of the total number of shares at the time outstanding having the right to vote for those directors may call a special meeting of the shareholders; or (b) upon the application of such holder or holders, the superior court of the proper county will order a special meeting of shareholders to elect the entire board of directors.

Under the DGCL, vacancies and newly created directorships may be filled by a majority of the directors then in office, even though less than a quorum, unless otherwise provided in the certificate of incorporation or bylaws and unless the certificate of incorporation directs that a particular class is to elect the director, in which case any other directors elected by such class, or a sole remaining director, shall fill such vacancy. Foothill’s bylaws provide that vacancies in the board of directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum or, if there is only one remaining director, by that director. Each director so selected shall hold office for the remainder of the full term of office of the former director which such director replaces and until his successor is duly elected and qualified or, if earlier, until his or her death, resignation or removal. No decrease in the authorized number of directors constituting the board of directors shall shorten the term of any incumbent directors.

Indemnification and Limitation of Liability

The CGCL and the DGCL contain similar provisions and limitations on indemnification by a corporation of its officers, directors, employees and other agents. Both California law and Delaware law also permit a corporation to adopt a provision in its charter eliminating the liability of a director to the corporation or the holders of its capital stock for monetary damages for breach of fiduciary duty as a director, provided such liability does not arise from certain proscribed conduct, including intentional misconduct and breach of the duty of loyalty.

The CGCL does not permit the elimination of monetary liability where such liability is based on: (1) intentional misconduct or knowing and culpable violation of law; (2) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on part of the director; (3) receipt of an improper personal benefit; (4) acts or omissions that show reckless disregard for the director’s duty to the corporation or its shareholders, where the director in the ordinary course of performing a director’s duties should be aware of a risk of serious injury to the corporation or its shareholders; (5) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation and its shareholders; (6) transactions between the corporation and a director who has a material financial interest in such transaction; or (7) liability for improper distributions, loans or guarantees. First Community’s articles of incorporation eliminate the liability of the directors for monetary damages to the fullest extent permissible under California law.

Foothill’s certificate of incorporation eliminates the personal liability of a directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except liability of a directors: (1) for any breach of his duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (3) under Section 174 of the DGCL; or (4) for any transaction from which the director derives an improper personal benefit. Moreover, if the DGCL is amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of directors of the corporation is limited or eliminated to the fullest extent permitted by the DGCL, as so amended from time to time.

In addition, Foothill’s bylaws provide that Foothill shall indemnify and hold harmless, to the fullest extent permitted by the DGCL, as it presently exists or may hereafter be amended, each person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of Foothill or that, being or having been such a director or officer or an employee of Foothill, he or she is or was serving at Foothill’s request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise against all expenses, liability and loss actually and reasonably suffered or incurred by such person in connection with any such action, suit or proceeding. The right to indemnification conferred in the Foothill bylaws is a contract right and shall include the right to be paid by Foothill the expenses incurred in defending any such proceeding in advance of its final disposition, subject to certain undertakings made by the indemnitee as may be required by the DGCL. Furthermore, Foothill may, to the extent authorized from time to time by the board of directors, grant rights to indemnification and to the advancement of expenses, to any employee or agent of Foothill to the fullest extent of the provisions of the bylaws with respect to the indemnification and advancement of expenses of directors or officers of Foothill.

Special Meetings

Under the CGCL, the board of directors, the chair of the board, the president, the holders of shares entitled to cast not less than 10% of the votes at a meeting, and such additional persons as are specified in the corporation’s articles or bylaws have the authority to call special meetings of shareholders. First Community’s articles and bylaws do not specify any other persons to call a special meeting of shareholders.

Under the DGCL, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or the bylaws. Foothill’s bylaws provide that special meetings of stockholders may be called by the president of Foothill and by the president or secretary of Foothill at the request in writing of a majority of the board of directors, or at the request in writing of a stockholder or stockholders owning stock of Foothill possessing ten percent (10%) of the voting power possessed by all of the then outstanding capital stock of any class of the corporation entitled to vote.

Nominations and Proposals by Holders of Common Stock

First Community’s bylaws provide that shareholder nominations for election of directors must be delivered to the secretary of First Community not less than 60 days nor more than 90 days prior to the date of a meeting of shareholders called for the election of directors. The First Community bylaws provide that any proper business may be transacted at the annual meeting of shareholders.

Foothill’s bylaws provide that stockholders who desire the nominating committee of the board of directors to consider any person for nomination by the board of directors as a candidate for election to the board of directors may send a written notice to the secretary of the corporation, which identifies such proposed nominee or nominees and contains certain information described in the bylaws. In addition, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at an annual meeting of stockholders, but only if written notice of such stockholder’s intent to make such nomination or nominations has been received by the secretary of the corporation not less than 60 nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting of stockholders.

Inspection of Lists of Holders of Common Stock

Both the CGCL and the DGCL allow any shareholder to inspect the shareholders’ list for a purpose reasonably related to such person’s interest as a shareholder. The CGCL provides an absolute right of inspection of a corporation’s list of shareholders to any shareholder or shareholders holding at least 5% of the voting stock or a shareholder or shareholders holding at least 1% of the voting stock who have filed a Schedule 14A with the Securities and Exchange Commission. Schedule 14A is filed in connection with certain proxy contests relating to the election of directors. Form F-6 relates to the election of directors. First Community’s bylaws specifically allow for any shareholder authorized under California law to inspect its list of shareholders.

The DGCL does not allow for any such absolute right of inspection. Delaware law provides for inspection rights as to a list of stockholders entitled to vote at a meeting within a ten day period preceding a stockholders’ meeting for any purpose germane to the meeting. However, the DGCL contains no provisions comparable to the absolute right of inspection provided by California law to certain shareholders. Foothill’s bylaws provide that an officer of Foothill must prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting. Such list must be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours.

Dividends

Under the CGCL, a corporation may make a distribution to its shareholders if the corporation’s retained earnings equal at least the amount of the proposed distribution. The CGCL further provides that, in the event that sufficient retained earnings are not available for the proposed distribution, a corporation may nevertheless make a distribution to its shareholders if it meets two conditions:

•	the corporation’s assets equal at least 1 1/4 times its liabilities; and

•	the corporation’s assets equal at least its liabilities or, alternatively, if the average of the corporation’s earnings before taxes on income and interest expense for the two preceding fiscal years was less than the average of the corporation’s interest expense for such fiscal years, the corporation’s current assets equal at least 1 1/4 times its current liabilities.

See “Information About First Community—Limitations on Dividends.”

The DGCL recognizes the concept of par value, capital and surplus. Delaware law permits a corporation, unless otherwise restricted by its certificate of incorporation, to declare and pay dividends out of its surplus or, if there is no surplus, out of next profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year, as long as the amount of capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. The ability of a Delaware corporation to pay dividends on its shares is dependent on the financial status of the corporation standing alone and not on a consolidated basis. In determining the amount of surplus of a Delaware corporation, the assets of the corporation, including stock of subsidiaries owned by the corporation, must be valued at their fair market value as determined by the board of directors, regardless of their historical book value. Foothill’s bylaws state that subject to limitations contained in the DGCL and its certificate of incorporation, the board of directors may declare and pay dividends upon the shares of capital stock of the corporation, which dividends may be paid either in cash, securities of the corporation or other property.

Amendment of the Articles or Certificate of Incorporation

Under the CGCL, an amendment to the articles of incorporation requires the approval of the corporation’s board of directors and a majority of the outstanding shares entitled to vote, either before or after the board approval, although certain minor amendments may be adopted by the board alone such as amendments causing stock splits (including an increase in the authorized number of shares in proportion thereto) and amendments changing names and addresses given in the articles. The First Community articles do not contain any supermajority provisions for amendments.

Under the DGCL, an amendment to the certificate of incorporation requires the approval of the corporation’s board of directors and a majority of the outstanding shares. Foothill’s certificate of incorporation requires 66 2/3% of the voting shares of Foothill to amend or repeal Article VIII of the certificate relating to calling of a special meeting of stockholders. None of the other provisions of Foothill’s certificate require any supermajority vote for amendments.

Amendment of Bylaws

Under the CGCL, a corporation’s bylaws may be adopted, amended or repealed by either the board of directors or the shareholders of the corporation. Neither First Community’s articles nor bylaws restrict the power of First Community’s board or shareholders to adopt, amend or repeal its bylaws.

Under the DGCL, after a corporation has received any payment for any of its stock, the power to adopt, amend or repeal bylaws is entirely with the shareholders of the corporation. However, a corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal bylaws upon the directors of the corporation. Foothill’s certificate of incorporation and bylaws expressly provide that the board of directors of the

Foothill has the power and authority to make, alter, amend, change, add to or repeal the bylaws of Foothill. The bylaws may also be altered, amended, changed, added to or repealed by the affirmative vote of not less than 66 2/3% of the outstanding voting stock of the corporation entitled to vote on such matters, voting together as a single class.

Consent in Lieu of Meeting

The CGCL provides that, unless otherwise provided in the articles of incorporation, any action that may be taken at a special or annual meeting of shareholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Except as discussed above with respect to filling vacancies on the board of directors, the CGCL does not permit shareholders to elect directors by written consent except by the unanimous written consent of all shares entitled to vote in the election of directors.

Under the DGCL, unless otherwise provided in the certificate of incorporation, any action to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote if a written consent to the action shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all shares entitled to vote were present and voted. Additionally, unless the certificate of incorporation provides otherwise, stockholders may act by written consent to elect directors; provided, however, that, if such consent is less than unanimous, such action by written consent may be held in lieu of an annual meeting only if all of the directorships to which directors could be elected at an annual meeting are vacant and are filled by such action. Foothill’s certificate of incorporation provides that no action that is required or permitted to be taken by the stockholders of Foothill at any annual or special meeting of the stockholders may be taken by written consent of the stockholders in lieu of a meeting of the stockholders, unless the action to be effectuated by written consent of stockholders, and also the taking of such action by such written consent, has been expressly approved in advance by the board of directors of Foothill. The bylaws further provide that to the extent permitted by the certificate of incorporation, any action which may be taken at an annual or special meeting of stockholders may be taken without a meeting and without prior notice if consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Dissenters’ Rights

Under the CGCL and DGCL, a shareholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to dissenters’ rights pursuant to which such shareholder may receive cash in the amount of the fair market value of the shares held by such shareholder (as determined by a court or by agreement of the corporation and the shareholder) in lieu of the consideration such shareholder would otherwise receive in the transaction.

Under the CGCL, shareholders of a California corporation whose shares are listed on a national securities exchange or on a list of over-the-counter margin stocks issued by the Board of Governors of the Federal Reserve System generally do not have dissenters’ rights unless the holders of at least 5% of the class of outstanding shares claim the right. Additionally, dissenters’ rights are unavailable if the shareholders of a corporation or the corporation itself, or both, immediately prior to a reorganization will own (immediately after the reorganization) more than five-sixths of the voting power of the surviving or acquiring corporation or its parent. Under California law, a shareholder attempting to assert dissenters’ rights must hold capital stock that satisfies each of the following requirements: (1) the shares must have been outstanding on the company’s record date; (2) the shares must not have been voted in favor of the merger; (3) the holder of such shares must make a written demand that the company repurchase such shares of capital stock at fair market value; and (4) the holder of such shares must submit certificates for endorsement. A vote by proxy or in person against the merger does not in and of itself constitute a demand for appraisal under California law. California law generally affords dissenters’ rights in reorganizations that are structured as sales of assets.

The limitations on the availability of dissenters’ rights under Delaware law are different from those under California law. Under Delaware law, dissenters’ rights are not available to (1) stockholders with respect to a merger or consolidation by a corporation the shares of which are either listed on a national securities exchange or designated as a national market system security on an inter-dealer quotation system by the National Association of Securities Dealers, Inc. or are held of record by more than 2,000 holders if such stockholders receive only shares of the surviving corporation or shares of any other corporation which are either listed on a national securities exchange or designated as a national market system security on an inter-dealer quotation system by the National Association of Securities Dealers, Inc. or are held of record by more than 2,000 holders; or (2) stockholders of a corporation surviving a merger if no vote of the stockholders of the surviving corporation is required to approve the merger because, among other things, the number of shares to be issued in the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately prior to the merger and if certain other conditions are met. Delaware law also does not provide stockholders of a corporation with dissenters’ rights when the corporation acquires another business through the issuance of its stock (a) in exchange for the assets of the business to be acquired; (b) in exchange for the outstanding stock of the corporation to be acquired; or (c) in a merger of the corporation to be acquired with a subsidiary of the acquiring corporation. California law, by contrast, treats these kinds of acquisitions in the same manner as a direct merger of the acquiring corporation with the corporation to be acquired.

Business Combination Statutes

Section 203 of the DGCL makes it more difficult to effect certain transactions between a corporation and a person or group that owns 15% or more of the corporation’s outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner of 15% or more of such voting stock, referred to as a 15% stockholder, at any time within the previous three years (excluding persons who became 15% stockholders by action of the corporation alone). For a period of three years following the date that a stockholder became a holder of 15% or more of the corporation’s outstanding voting stock, the following types of transactions between the corporation and the 15% stockholder are prohibited (unless certain conditions, described below, are met): (1) mergers or consolidations; (2) sales, leases, exchanges or other transfers of 10% or more of the aggregate assets of the corporation; (3) issuances or transfers by the corporation of any stock of the corporation which would have the effect of increasing the 15% stockholder’s proportionate share of the stock of any class or series of the corporation; (4) receipt by the 15% stockholder of the benefit (except proportionately as a stockholder) of loans, advances, guarantees, pledges or other financial benefits provided by the corporation; and (5) any other transaction which has the effect of increasing the proportionate share of the stock of any class or series of the corporation which is owned by the 15% stockholder. The three-year ban does not apply if either the proposed transactions or the transaction by which the 15% stockholder became a 15% stockholder is approved by the board of directors of the corporation prior to the date such stockholder became a 15% stockholder. Additionally, a 15% stockholder may avoid the statutory restriction if upon the consummation of the transaction whereby such stockholder became a 15% stockholder, the stockholder owns at least 85% of the outstanding voting stock of the corporation without regard to those shares owned by the corporation’s officers and directors or certain employee stock plans. Business combinations are also permitted within the three-year period if approved by the board of directors and, at an annual or special meeting, by the holders of 66 2/3% of the voting stock not owned by the 15% stockholder.

A corporation may, at its option, exclude itself from the coverage of Section 203 by providing in its certificate of incorporation or bylaws at any time that it is exempt from Section 203, provided that a certificate or bylaws amendment cannot become effective for twelve months after such amendment is adopted. In addition, any transaction is exempt from the statutory ban if it is proposed at a time when the corporation has proposed, and a majority of certain continuing directors of the corporation have approved, a transaction with a party who is not a 15% stockholder of the corporation (or who became such with board approval) if the proposed transaction involves (1) certain mergers or consolidations involving the corporation; (2) a sale or other transfer of over 50% of the aggregate assets of the corporation; or (3) a tender or exchange offer for 50% or more of the outstanding voting stock of the corporation. Foothill’s certificate of incorporation and bylaws do not exempt the corporation from the coverage of Section 203. The application of Section 203 to Foothill confers upon the board of directors the power to reject a proposed business combination in certain circumstances, even though a potential acquiror may be offering a substantial premium for Foothill’s shares over the then-current market price.

The CGCL does not include a provision similar to Section 203 of the DGCL. However, the CGCL does provide that when prior to a merger one constituent corporation holds greater than 50% but less than 90% of the voting power of the other constituent corporation, the nonredeemable common equity securities of that corporation may be converted only into nonredeemable common stock in the surviving corporation, unless all of the shareholders consent. This provision restricts two-tier tender transactions.

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

First Community completed the acquisitions of First American Bank, or First American, and Pacific Liberty Bank, or Pacific Liberty, during 2005 and completed the acquisition of Cedars Bank, or Cedars, in January 2006. On December 15, 2005, First Community announced that it had entered into a merger agreement to acquire Foothill. The parties expect to complete this transaction during the second quarter of 2006. Summary information for these acquisitions follows.

First American was acquired on August 12, 2005. First Community paid approximately $59.7 million in cash to First American shareholders and caused First American to pay approximately $2.6 million in cash for all outstanding options to purchase First American common stock. The aggregate transaction value was approximately $62.3 million.

First Community acquired Pacific Liberty on October 7, 2005. First Community issued approximately 784,000 shares of common stock to the Pacific Liberty shareholders and caused Pacific Liberty to pay approximately $5.0 million in cash for all outstanding options to purchase Pacific Liberty common stock. The aggregate transaction value was approximately $41.6 million.

First Community acquired Cedars on January 4, 2006. First Community paid approximately $114.2 million in cash to Cedars shareholders and approximately $5.8 million in cash for all outstanding options to purchase Cedars common stock. The aggregate transaction value was approximately $120.0 million.

On December 14, 2005, First Community entered into a definitive agreement and plan of merger to acquire all of the outstanding common stock and options of Foothill for approximately $238.0 million in consideration consisting of First Community common stock for the outstanding common stock of Foothill and cash for Foothill common stock options. The definitive agreement provides a mechanism for determining an initial exchange ratio of approximately 0.4982 shares of First Community common stock for each Foothill share, but that exchange ratio is subject to adjustment as further described in the definitive agreement; we used an assumed exchange ratio of 0.4421 First Community shares for each Foothill common share outstanding for purposes of presenting the unaudited pro forma combined condensed financial statements. The completion of the Foothill acquisition is subject to customary conditions, including the approval of both Foothill’s and First Community’s shareholders and bank regulatory authorities.

An unaudited summary of First Community’s preliminary purchase price allocations for the First American, Pacific Liberty, Cedars and Foothill acquisitions follows. These purchase price allocations are based on estimates and are subject to change as more information becomes available and after final analyses of the fair values of both tangible and intangible assets acquired and liabilities assumed are completed. Accordingly, the final fair value adjustments may be materially different from those presented in this report.

	First American	Pacific Liberty	Cedars	Foothill
Assets acquired or to be acquired:
Cash and investments	$122,836	$31,755	$36,150	$208,031
Loans, net	106,244	119,245	357,307	547,137
Premises and equipment	4,458	32	1,196	4,470
Intangible assets	44,244	26,116	78,913	182,195
Other assets	8,111	6,137	15,456	29,096

Total assets acquired	285,893	183,285	489,022	970,929

Liabilities assumed or to be assumed:
Deposits	217,436	142,179	367,442	672,941
Other liabilities	8,771	4,479	7,427	74,988

Total liabilities assumed	226,207	146,658	374,869	747,929

Total consideration paid net of cash paid for options	$59,686	$36,627	$114,153	$223,000

Unaudited Pro Forma Combined Condensed Financial Information

The following unaudited pro forma combined condensed financial information presents the impact of the acquisitions of First American, Pacific Liberty and Cedars and the proposed acquisition of Foothill on First Community’s historical financial condition and results of operations under the purchase method of accounting. Under the purchase method of accounting, First Community records the assets and liabilities of the acquired entities at their fair values on the closing date of the acquisition. The unaudited pro forma combined condensed balance sheet as of December 31, 2005 has been prepared under the assumption that the Cedars and Foothill acquisitions were completed on that date. The First American and Pacific Liberty acquisitions were consummated prior to December 31, 2005 and, accordingly, are reflected in First Community’s historical balance sheet as of December 31, 2005. The unaudited pro forma combined condensed statements of earnings for the year ended December 31, 2005, have been prepared under the assumption that all of the acquisitions were completed on January 1, 2005.

The unaudited pro forma combined financial information is presented for illustrative purposes only, and does not indicate either the operating results that would have occurred had all the acquisitions been consummated on January 1, 2005 or on December 31, 2005, as the case may be, or future results of operations or financial condition. The unaudited pro forma combined condensed financial information is based upon assumptions and adjustments that First Community believes are reasonable. No assumptions have been applied to the pro forma financial statements regarding possible revenue enhancements, expense efficiencies, or asset dispositions. The unaudited pro forma combined condensed financial information and the accompanying notes should be read in conjunction with First Community’s and Foothill’s historical financial statements contained in their respective Annual Reports on Form 10-K for the year ended December, 31 2005, which have been incorporated by reference into this document. See the section “Sources of Additional Information” immediately preceding the table of contents.

As explained further in the accompanying notes to unaudited pro forma combined condensed financial information, the allocations of the purchase price with respect to the acquisitions are based on preliminary estimates and are subject to change as more information becomes available and after final analyses of the fair values of both tangible and intangible assets acquired and liabilities assumed are completed. Accordingly, the final fair value adjustments may be materially different from those presented in this document.

Unaudited Pro Forma Combined Condensed Balance Sheet

December 31, 2005

(In thousands)

			(a)	(b)	(c)	(d)			(e)	(f)	(g)
	First Community	Cedars	Repayment of Borrowings	Fair Value Adjustments	Cash Paid for Stock Options and Common Stock	Issuance of Common Stock	First Community and Cedars Pro Forma Combined	Foothill	Fair Value Adjustments	Cash Paid for Stock Options	Issuance of Common Stock Net of Foothill Shareholders’ Equity	First Community, Cedars and Foothill Pro Forma Combined
Cash and cash equivalents	$105,352	$62,433	$(21,472)	$—	$(120,000)	$109,456	$135,769	$38,950	$—	$(15,000)	$—	$159,719
Investments and interest bearing deposits	239,354	1,036	—	—	—	—	240,390	184,081	—	—	—	424,471
Loans, net	2,440,525	357,307	—	—	—	—	2,797,832	547,425	(288)	—	—	3,344,969
Goodwill	295,890	—	—	—	73,292	—	369,182	—	—	15,000	151,184	535,366
Core deposit intangible	27,298	—	—	5,621	—	—	32,919	—	16,011	—	—	48,930
Other assets	117,992	17,398	—	(746)	—	—	134,644	28,250	11,845	—	—	174,739

	$3,226,411	$438,174	$(21,472)	$4,875	$(46,708)	$109,456	$3,710,736	$798,706	$27,568	$—	$151,184	$4,688,194

Deposits	$2,405,361	$366,665	—	$777	—	—	$2,772,803	$672,764	$177	—	—	$3,445,744
Borrowings	160,300	21,472	$(21,472)	—	—	—	160,300	42,000	—	—	—	202,300
Subordinated debentures	121,654	—	—	—	—	—	121,654	8,248	—	—	—	129,902
Other liabilities	38,318	2,359	—	5,068	—	—	45,745	5,424	25,845	—	—	77,014

Total liabilities	2,725,633	390,496	(21,472)	5,845	—	—	3,100,502	728,436	26,022	—	—	3,854,960
Shareholders’ equity	500,778	47,678	—	(970)	(46,708)	109,456	610,234	70,270	1,546	—	151,184	833,234

	$3,226,411	$438,174	$(21,472)	$4,875	$(46,708)	$109,456	$3,710,736	$798,706	$27,568	$—	$151,184	$4,688,194

See “Cedars Pro Forma Balance Sheet Adjustments” beginning on page 96.

See “Foothill Pro Forma Balance Sheet Adjustments” beginning on page 96.

Unaudited Pro Forma Combined Condensed Statement of Earnings

Year Ended December 31, 2005

(In thousands, except per share data)

	First Community	First American(1)	Pacific Liberty(2)	Cedars	Pro Forma Adjustments		First Community, First American, Pacific Liberty and Cedars Pro Forma Combined	Foothill	Pro Forma Adjustments		First Community and Foothill Pro Forma Combined
Interest income:
Loans	$174,202	$5,131	$6,982	$26,895	$2	(a)	$213,212	$35,318	$36	(1)	$248,566
Investment securities	9,150	2,156	617	3,040	(733	)(b)	14,230	7,796	—		22,026

Total interest income	183,352	7,287	7,599	29,935	(731)		227,442	43,114	36		270,592

Interest expense:
Deposits	11,087	962	1,532	7,220	(701	)(c)	20,100	4,684	(118	)(2)	24,666
Borrowings	3,350	261	52	1,053	(1,041	)(d)	3,675	250	—		3,925
Subordinated debentures	8,480	—	—	—	—		8,480	545	—		9,025

Total interest expense	22,917	1,223	1,584	8,273	(1,742)		32,255	5,479	(118)		37,616

Net interest income before provision for credit losses	160,435	6,064	6,015	21,662	1,011		195,187	37,635	154		232,976
Provision for (recovery of) credit losses	1,420	(20)	258	1,975	—		3,633	—	—		3,633

Net interest income after provision for credit losses	159,015	6,084	5,757	19,687	1,011		191,554	37,635	154		229,343

Noninterest income:
Service charges, commissions and fees	10,659	549	431	1,217	—		12,856	4,166	—		17,022
Other	3,231	400	1,830	(873)	1,670	(e)	6,258	969	—		7,227

Total noninterest income	13,890	949	2,261	344	1,670		19,114	5,135	—		24,249

Noninterest expense:
Compensation	48,623	2,575	1,861	6,805	—		59,864	11,705	—		71,569
Occupancy and furniture and equipment	13,463	638	349	1,696	24	(f)	16,170	4,417	—		20,587
Data processing and communications	6,862	391	362	—	—		7,615	1,468	—		9,083
Professional services	4,548	315	156	—	—		5,019	1,290	—		6,309
Intangible asset amortization	3,607	—	—	—	1,127	(g)	4,734	—	1,601	(3)	6,335
Other	10,311	996	855	4,424	—		16,586	6,392	—		22,978

Total noninterest expense	87,414	4,915	3,583	12,925	1,151		109,988	25,272	1,601		136,861

Earnings before income taxes	85,491	2,118	4,435	7,106	1,530		100,680	17,498	(1,447)		116,731
Income taxes	35,125	762	1,710	2,750	643	(h)	40,990	6,212	(609	)(4)	46,593

Net earnings	$50,366	$1,356	$2,725	$4,356	$887		$59,690	$11,286	$(838)		$70,138

Net earnings per share:
Basic	$3.05						$3.03	$1.33			$2.99
Diluted	$2.98						$2.97	$1.25			$2.91
Weighted average shares:
Basic	16,536						19,714	8,479			23,463
Diluted	16,894						20,072	9,030			24,064

(1)	For the period from January 1, 2005 to August 12, 2005.
(2)	For the nine months ended September 30, 2005.

See “First American, Pacific Liberty and Cedars Pro Forma Adjustments” on page 98.

See “Foothill Pro Forma Adjustments” on page 98.

Pro Forma Adjustments

The unaudited pro forma combined condensed balance sheet as of December 31, 2005 has been prepared assuming the Cedars and Foothill acquisitions were consummated on December 31, 2005. The First American acquisition was consummated on August 12, 2005, and the Pacific Liberty acquisition was consummated on October 7, 2005, and they are, accordingly, reflected in First Community’s historical balance sheet as of December 31, 2005. The unaudited pro forma combined condensed statement of earnings for the year ended December 31, 2005, has been prepared under the assumption that all of the acquisitions were consummated on January 1, 2005.

The unaudited pro forma combined condensed financial information reflects the issuance of First Community common stock. Although the First American acquisition was a cash transaction, the Company sold approximately 1,045,000 common shares in 2005 in order to augment regulatory capital at both First Community and its banking subsidiary, Pacific Western National Bank. The Company issued 784,000 common shares in the Pacific Liberty acquisition. Portions of these shares have been added to First Community’s historical weighted average number of common shares used to calculate basic and diluted earnings per share for purposes of determining the pro forma earnings per share amounts for the year ended December 31, 2005. Although the Cedars transaction was a cash transaction, the Company sold approximately 1,891,000 common shares in January 2006 in order to augment regulatory capital at both First Community and its banking subsidiary, Pacific Western National Bank. These common shares have been added to First Community’s historical weighted average number of common shares used to calculate basic and diluted earnings per share for purposes of determining the pro forma earnings per share amounts for the year ended December 31, 2005. While the exchange ratio for determining the shares of common stock to be issued to Foothill common shareholders is subject to adjustment as described in the definitive agreement and plan of merger, for purposes of the pro forma earnings per share calculations we have used an assumed exchange ratio of 0.4421 First Community shares for each Foothill common share outstanding. As a result, the Company increased its historical basic and diluted share averages using an assumed exchange ratio of 0.4421 applied to Foothill’s historical basic and diluted share averages for the year ended December 31, 2005. A reconciliation of First Community’s historical diluted share average to the pro forma average follows.

	Year Ended December 31, 2005
	(In thousands)
First Community historical average diluted shares	16,894
First American shares	687	(1)
Pacific Liberty shares	600	(1)
Cedars shares	1,891
Foothill shares	3,992	(2)

Pro forma average diluted shares	24,064

(1)	Represents the number of shares issued with respect to the First American and Pacific Liberty acquisitions assumed to be outstanding from January 1, 2005, through the respective issuance or acquisition dates. First Community’s historical average includes the issued shares from the respective issuance or acquisition dates.
(2)	Represents Foothill’s historical average for the year ended December 31, 2005, of 9,030 multiplied by an assumed exchange ratio of 0.4421. The actual exchange ratio at consummation is subject to adjustment and may be higher or lower.

Balance Sheet Pro Forma Adjustments

Cedars Pro Forma Balance Sheet Adjustments

(a)	Repayment of borrowings: A covenant in the Cedars definitive acquisition agreement required Cedars to liquidate substantially all of its investment securities immediately prior to the close of the acquisition. Cedars’ investment securities were sold immediately prior to December 31, 2005, and are not reflected in Cedars’ historical balance sheet or the pro forma combined condensed balance sheet. A portion of the cash generated from the sale of Cedars’ investment securities was used to repay Cedars outstanding borrowings. Accordingly, the historical balance sheet has been adjusted to reflect the elimination of such borrowings.

(b)	Fair value adjustments: All of the acquisitions are accounted for using the purchase method of accounting. Under this method, the fair values of the assets acquired and the liabilities assumed are determined at the acquisition consummation date. The historical amounts of the assets and liabilities are then adjusted to such fair values and these fair values are added to First Community’s balance sheet. The pro forma fair value adjustments are preliminary, based on estimates, and are subject to change as more information becomes available and after final analyses of the fair values of both tangible and intangible assets acquired and liabilities assumed are completed. Accordingly, the final fair value adjustments may be materially different from those presented in this document. A summary of these estimated fair value adjustments follows.

Establishment of core deposit intangible: This amount represents the estimated future economic benefits from certain of the customer balances acquired or to be acquired. This intangible asset will be amortized to expense over the estimated life of the deposits acquired. This intangible asset will also be reviewed for impairment periodically.

Other assets: This estimated fair value adjustment reflects an income tax adjustment resulting from basis differences of the assets acquired and liabilities assumed and either deferred income tax assets or income tax receivables resulting from tax deductible items such as severance and deferred compensation payouts and compensation deductions related to cash payments to option holders of the acquired entities. Further income tax adjustments may be made as more information becomes available and analyses are finalized in order to complete final tax returns.

Deposits: This estimated fair value adjustment reflects a discount on certain time deposits whose interest rates are above market. This estimated discount on certain time deposits will be amortized to interest expense over the remaining contractual life of such deposits using an accelerated method.

Other liabilities: This estimated pro forma adjustment represents accruals made at the time the acquisition is consummated to reflect the direct costs of the acquisition, and include investment banker and professional fees, severance, change in control and other compensation payments, contract termination costs, system conversion costs, and miscellaneous items.

(c)	Cash paid for stock options and common stock: The terms of the Cedars acquisition agreement required a cash payment to Cedars common stock option holders for the difference between the per share merger consideration and the option exercise price. Such cash payment amounted to $5,847,000. The Cedars acquisition was a cash transaction and First Community paid to the common shareholders of Cedars approximately $114,153,000 in cash.

(d)	Issuance of common stock: Although the Cedars transaction was a cash transaction, the Company sold approximately 1,891,000 common shares in January 2006 in order to augment regulatory capital at both First Community and its banking subsidiary, Pacific Western National Bank. The net proceeds of such sale were approximately $109.5 million.

Foothill Pro Forma Balance Sheet Adjustments

(e)

Fair value adjustments: The Foothill pro forma fair value adjustments are preliminary, based on estimates, and are subject to change as more information becomes available and after final analyses of the fair values of both tangible and intangible assets acquired and liabilities assumed are completed. Accordingly, the final fair value adjustments may be materially different from those presented in this report. A summary of these estimated fair value adjustments follows.

Adjustment of loans to fair value: This estimated adjustment results in an unearned discount which will be amortized to interest income on loans over the remaining life of the loan portfolio acquired.

Establishment of core deposit intangible: This amount represents the estimated future economic benefits from certain of the customer balances to be acquired. This intangible asset will be amortized to expense over the estimated life of the deposits acquired using an accelerated method. This intangible asset will also be reviewed for impairment periodically.

Other assets: This estimated fair value adjustment reflects income tax adjustments resulting from basis differences of the assets acquired and liabilities assumed and either deferred income tax assets or income tax receivables resulting from tax deductible items such as severance and deferred compensation payouts and compensation deductions related to cash payments to option holders of the acquired entities. Further income tax adjustments may be made as more information becomes available and analyses are finalized in order to complete final tax returns.

Deposits: This estimated fair value adjustment reflects a discount on certain time deposits whose interest rates are above market. This estimated discount on certain time deposits will be amortized to interest expense over the remaining contractual life of such deposits.

Other liabilities: This estimated pro forma adjustment represents accruals made or to be made at the time the acquisitions are consummated to reflect the direct costs of the acquisitions and include investment banker and professional fees, severance, change in control and other compensation payments, contract termination costs, system conversion costs, and miscellaneous items.

(f)	Cash paid for stock options: The terms of the Foothill acquisition agreement require a cash payment to Foothill’s common stock option holders for the difference between the per share merger consideration and the option exercise price. Such cash payment is estimated to be approximately $15 million, and is based on the exchange ratio used for purposes of the pro forma calculation which, as described above, is subject to adjustment.

(g)	Issuance of common stock: Based on the terms of the acquisition agreement, the Foothill shareholders are estimated to receive First Community common stock having a value of approximately $223,000,000. The amount added to shareholders’ equity is then reduced by Foothill’s historical shareholders’ equity offset by the net effect of the fair value adjustments.

Statement of Earnings Pro Forma Adjustments

First American, Pacific Liberty and Cedars Pro Forma Adjustments

(a)	Represents accretion of discount on loans over eight years.

(b)	Elimination of interest on investment securities due to liquidation of the portfolios offset by interest on federal funds sold arising from the investment of net cash generated from the sales. The interest on federal funds sold was assumed at 3.18% for the year ended December 31, 2005. Covenants in definitive acquisition agreements with each of the First American, Pacific Liberty and Cedars required the acquired entity to liquidate substantially all of its investment securities immediately prior to the close of the acquisition. Since these investment securities were sold at or near the acquisition consummation date in accordance with the terms of the agreements, the historical statements of earnings have been adjusted to reflect the elimination of interest on such investment securities as if the investment portfolios had been liquidated on January 1, 2005.

(c)	Amortization of the time deposit fair value adjustment. Such amortization is over two years using an accelerated method.

(d)	Elimination of interest expense on Cedars’ Federal Home Loan Bank borrowings due to repayment from cash generated by sale of investment securities.

(e)	Elimination of net loss on sales of investment securities due to liquidation of the investment portfolios.

(f)	Additional depreciation adjustment resulting from fair value adjustments to office premises. The largest portion of this adjustment relates to the First American office building fair value adjustment of approximately $916,000 which is being amortized over 25 years.

(g)	Represents amortization of the core deposit intangible asset over its estimated life of 10 years.

(h)	Represents income taxes on the pro forma adjustments at a combined Federal and California effective tax rate of approximately 42%.

Foothill Pro Forma Adjustments

(1)	Represents accretion of discount on loans over eight years.

(2)	Amortization of the time deposit fair value adjustment. Such amortization is over two years using an accelerated method.

(3)	Represents amortization of the core deposit intangible asset over its estimated life of 10 years.

(4)	Represents income taxes on the pro forma adjustments at a combined Federal and California effective tax rate of approximately 42%.

VALIDITY OF COMMON STOCK

The validity of the shares of common stock offered hereby will be passed upon for First Community by Jared M. Wolff, its Executive Vice President, General Counsel and Corporate Secretary. As of the record date, Jared M. Wolff beneficially owned 14,053 shares of First Community common stock and vested stock options to acquire beneficial ownership of 20,000 shares of First Community common stock.

EXPERTS

The consolidated financial statements of First Community Bancorp as of December 31, 2005 and 2004, and for each of the years in the three-year period ended December 31, 2005, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 have been incorporated by reference herein and in the joint proxy statement-prospectus in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Foothill Independent Bancorp and subsidiaries as of December 31, 2005 and 2004 and for each of the years in the three-year period ended December 31, 2005 are incorporated by reference in the registration statement and this joint proxy statement-prospectus in reliance upon the report of Vavrinek, Trine, Day & Co., LLP, independent registered public accounting firm, incorporated by reference in the registration statement and this joint proxy statement-prospectus, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

First Community and Foothill file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. You may read and copy any document filed by First Community and Foothill at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The internet address of the SEC’s website is http://www.sec.gov.

First Community also maintains a website at www.firstcommunitybancorp.com, and via the “Public Filings” link at such site, you may obtain copies of documents filed by First Community with the SEC. Foothill also maintains a website at www.foothillbank.com, and through the “Foothill Independent Bancorp” tab at such site, you may obtain copies of documents filed by Foothill with the SEC.

This joint proxy statement-prospectus includes information that has not been presented to you but is “incorporated by reference.” This means that First Community and Foothill can disclose information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered a part of this joint proxy statement-prospectus, except for any information superseded by information contained in this joint proxy statement-prospectus. This joint proxy statement-prospectus incorporates by reference the documents listed below, which contain important business and financial information.

All documents filed by First Community or Foothill pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this document and before the date of the First Community annual meeting or Foothill special meeting are also deemed to be incorporated by reference into and are made a part of this document from the date of filing of those documents.

This joint proxy statement-prospectus incorporates the following documents filed by First Community by reference:

•	First Community’s annual report on Form 10-K for the year ended December 31, 2005.

•	All other First Community reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2005.

•	The description of First Community’s common stock contained in First Community’s registration statement on Form 8-A, filed on June 2, 2000, and any amendment or reports that update the description.

To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference in this document.

This joint proxy statement-prospectus incorporates by reference the following documents filed by Foothill:

•	Foothill’s annual report on Form 10-K for the year ended December 31, 2005.

•	All other Foothill reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2005.

•	The description of Foothill’s common stock that is contained in its Current Report on Form 8-K filed on July 20, 2000, including any amendment or report filed for the purpose of updating that description.

To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference in this document.

You should rely only on the information contained in, delivered with or referred to in this document. Neither Foothill nor First Community have authorized anyone to provide you with information that is different.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of this document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this document.

In addition, First Community filed a registration statement on Form S-4 to register with the SEC the First Community common stock to be issued to Foothill stockholders in the merger, and this document constitutes a prospectus for First Community common stock as well as a proxy statement of First Community and Foothill. This joint proxy statement-prospectus does not contain all the information set forth in the registration statement, certain portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information with respect to the merger and the securities offered hereby, reference is made to the registration statement and the exhibits filed as part thereof or incorporated by reference therein, which may be inspected at the public reference facilities of the SEC mentioned above.

You may request a copy of any of First Community’s filings at no cost, by writing or telephoning First Community at the address and phone number set forth below:

First Community Bancorp

275 N. Brea Blvd.

Brea, California 92821

Attention: Investor Relations

(714) 671-6800

You may request a copy of any of Foothill’s filings at no cost, by writing or telephoning Foothill at the address and phone number set forth below:

Foothill Independent Bancorp

510 S. Grand Avenue

Glendora, California 91741

Attention: Investor Relations

(626) 963-8551

THE FIRST COMMUNITY ANNUAL MEETING PROPOSALS

The following sections of this document include a description of the other proposals to be considered and voted on at the First Community annual meeting and information relevant to those proposals. For the ease of reading, this section “The First Community Annual Meeting” sets forth each of the three other proposals, including information on the general nature of the proposal, the vote required and similar information. The remaining sections contain information relevant to those other proposals and typically found in First Community’s proxy statement for its annual meetings of shareholders.

References to “we,” “our,” “us” and the “Company” in this and the remaining sections are to First Community (and not Foothill).

Proposal 2: Election of Directors

Nominees

The bylaws of First Community provide that the authorized number of directors shall not be less than 7 nor more than 12 with the exact number of directors to be fixed from time to time by resolution of a majority of the board of directors or by resolution of the shareholders. On January 23, 2002, the number of directors was fixed at 11. The board is currently composed of 11 directors. Eleven directors were elected at the 2005 annual meeting of shareholders held on May 25, 2005. One current director, Charles Green, is retiring from the board following the annual meeting consistent with our Corporate Governance Guidelines for directors who have reached age 70. First Community’s board of directors has nominated ten candidates for election. As described in the first part of this document regarding the merger proposal, the merger agreement with Foothill provides that upon completion of the acquisition, George E. Langley, currently president, chief executive officer and a director of Foothill, will be appointed to First Community’s board of directors.

The persons named in the following table have been recommended by the Compensation, Nominating and Governance Committee of the board and approved by the board of directors as nominees for election to serve as directors of the Company until the next annual meeting of shareholders and until their successors are duly elected and qualified. All director nominees are current directors.

With respect to such election, absent any specific instruction in the proxies solicited by the Board, the proxies will be voted in the sole discretion of the proxy holders to effect the election of all 10 of the Board’s nominees, or as many thereof as possible under the rules of cumulative voting, if any persons are nominated other than by the board of directors. In the event that any of the board’s nominees are unable to serve as directors, it is intended that each proxy will be voted for the election of such substitute nominees, if any, as shall be designated by the board of directors. To the best of its knowledge, the Company has no reason to believe that any of the nominees will be unable to serve as directors.

Name	Principal Occupation During the Past Five Years	Age	Year First Elected or Appointed Director
Stephen M. Dunn	Real estate development, brokerage and consulting and property management; President, Romar Company since March 1980.	58	2001

John M. Eggemeyer	Chairman of the Board of the Company since June 2000 and Chairman of the Board, Rancho Santa Fe National Bank from February 1995 until the formation of the Company; Founder and Chief Executive Officer, Castle Creek Capital LLC and Castle Creek Financial LLC which together form a merchant banking organization serving the banking industry; Director, TCF Financial Corporation since October 1994; Chairman and Chief	60	2000

Name	Principal Occupation During the Past Five Years	Age	Year First Elected or Appointed Director
	Executive Officer, White River Capital, Inc. since August 2005; Chairman and Chief Executive Officer, Centennial Bank Holdings, Inc. since August 2004; Director, Centennial Bank Holdings since April 2004.

Barry C. Fitzpatrick	Attorney; Partner, Newnhan, Fitzpatrick, Weston & Brennan, LLP, since January 2005; Partner, Fitzpatrick & Showen, LLP, Counselors at Law, April 1996 to December 2004.	59	2000

Susan E. Lester	Private investor; Chairman, Bremer Investment Funds, Inc., since January 2004, Director since July 2003; Director, Arctic Cat, Inc. since August 2004; Chief Financial Officer, Homeside Lending, Inc., October 2001 to May 2002; Chief Financial Officer, U.S. Bancorporation, February 1996 to May 2000.	49	2003

Timothy B. Matz	Attorney; Partner, Elias, Matz, Tiernan & Herrick, Washington, D.C., since December 1972.	61	2001

Arnold W. Messer	President and Chief Operating Officer, Phoenix Pictures, since 1994; Executive Vice President, Sony Pictures Entertainment, 1992 to 1994.	60	2004

Daniel B. Platt	President, Del Mar Financial since May 2003; Executive Vice President and Chief Financial Officer, Burnham Pacific Properties, November 1995 to June 2002.	59	2003

Robert A. Stine	President and Chief Executive Officer, Tejon Ranch Company since May 1996; independent consultant, March 1995 to April 1996; President and Chief Executive Officer, Collins Development Co., June 1986 to March 1995.	59	2000

Matthew P. Wagner	President and Chief Executive Officer of the Company since September 2000; Director, Centennial Bank Holdings, Inc., since April 2004; President and Chief Executive Officer, Western Bancorp, October 1996 to November 1999.	49	2001

David S. Williams	Chairman, Williams Mechanical, Inc., since January 2003; President, Williams Plumbing, Inc., January 1979 to December 2002.	63	2000

Each holder of First Community common stock may vote their shares cumulatively for the election of directors if certain conditions are met at the annual meeting. Cumulative voting provides each shareholder with a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such shareholder, which such shareholder can then vote in favor of one or more nominees. For example, if you held 75 shares as of the record date, you would be entitled to 750 votes which you could then distribute among one or more nominees. Cumulative voting may only be exercised at the annual meeting if (1) the name of the candidate or candidates for whom such votes would be cast has been placed in nomination prior to the voting and (2) at least one shareholder has given notice at the annual meeting prior to the voting of such shareholder’s intention to cumulate his/her votes.

Vote Required and Recommendation of the First Community Board of Directors

Directors are elected by a plurality of votes cast for election of directors. Accordingly, the 10 director seats to be filled at the annual meeting will be filled by the nominees receiving the highest number of votes. In the election of directors, votes may be cast in favor or withheld with respect to any or all nominees. Votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the vote.

The First Community board of directors unanimously recommends that shareholders vote “FOR” all of the nominees listed above.

Proposal 3: Proposal to Amend First Community’s Articles of Incorporation to Increase the Number of Authorized Shares of Common Stock

The First Community board of directors has unanimously approved and declared advisable, and recommends to the First Community shareholders, an amendment to the articles of incorporation of First Community to increase the number of shares of common stock authorized for issuance from 30,000,000 to 50,000,000 shares.

Currently, ARTICLE FOURTH, Section (a) of the articles of incorporation states:

“The corporation is authorized to issue two classes of shares: Common and Preferred. The number of shares of Common Stock authorized to be issued is 30,000,000 and the number of shares of Preferred Stock authorized to be issued is 5,000,000.”

The proposed amendment would revise ARTICLE FOURTH, Section (a) of the articles of incorporation to state:

“The corporation is authorized to issue two classes of shares: Common and Preferred. The number of shares of Common Stock authorized to be issued is 50,000,000 and the number of shares of Preferred Stock authorized to be issued is 5,000,000.”

Vote Required and Recommendation of the First Community Board of Directors

Approval of the proposal requires the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote at the annual meeting.

The First Community board of directors believes that this proposal is in the best interests of First Community and its shareholders and recommends a vote “FOR” the proposed amendment.

Purpose and Effect of the Amendment

Currently, the articles of incorporation authorizes the issuance of up to 30,000,000 shares of common stock and 5,000,000 shares of preferred stock. As of the record date, First Community had 20,179,786 shares of common stock outstanding, 672,664 shares of issued and unvested restricted and performance stock, outstanding vested stock options to purchase 244,373 shares of common stock and 92,909 additional shares of common stock reserved for issuance to directors and employees under various compensation and benefits plans, with the remaining 8,810,268 shares being authorized, unissued and unreserved shares available for other corporate purposes. There were no shares of preferred stock outstanding as of the record date. While First Community currently does not have any plans to issue or reserve additional common stock other than in connection with (1) the merger, which, provided the merger agreement is completed, will involve the issuance of approximately 3,853,766 shares of common stock (based on an exchange ratio of 0.4421 and 8,716,957 shares of Foothill common stock outstanding on March 14, 2006) and (2) various compensation and benefit plans, the board of directors considers the proposed increase in the number of authorized shares desirable as it would give the board the necessary flexibility to issue common stock in connection with mergers, acquisitions, financing corporate activities, employee benefits, stock splits and dividends, and for other general corporate purposes. Without an increase in the number of authorized shares of common stock, the number of available shares for issuance may be insufficient to consummate one or more of the above transactions. However, approval of the proposed amendment is not required to complete the merger.

Increasing the number of shares of common stock that First Community is authorized to issue would give First Community additional flexibility with respect to financing future corporate activities. On January 31, 2006, First Community sold 1,891,086 shares of its common stock to accredited investors pursuant to its shelf registration statement on Form S-3 on file with the SEC. In 2005, First Community sold an aggregate of 1,044,680 shares of its common stock to accredited investors pursuant to the shelf registrations statement, and issued approximately 783,841 shares of its common stock in connection with its acquisition of Pacific Liberty Bank.

Approving an increase in the number of authorized shares at this time would enable First Community to take advantage of market conditions and favorable opportunities at the time they occur, without the expense and delay incidental to obtaining stockholder approval of an amendment to the articles of incorporation increasing the number of authorized shares, except as may be required by applicable law for a particular issuance. As a result, the board is proposing an amendment to the articles of incorporation to increase the number of shares of common stock from 30,000,000 to 50,000,000, which would increase the authorized, unissued and unreserved shares of common stock available for issuance from 8,810,268 to approximately 28,810,268 shares after approval of the proposal, but before the issuance of shares in connection with the merger. Authorized, unissued and unreserved shares of common stock may be issued from time to time for any proper purpose without further action of the shareholders, except as may be required by the articles of incorporation, applicable law, or the listing requirements for Nasdaq, on which the common stock is listed.

Each share of common stock authorized for issuance has the same rights and is identical in all respects with each other share of common stock. The newly authorized shares of common stock will not affect the rights, such as voting and liquidation rights, of the shares of common stock currently outstanding. Under the articles of incorporation, First Community’s shareholders do not have pre-emptive rights. Therefore, should the board of directors elect to issue additional shares of common stock, existing shareholders would not have any preferential rights to purchase those shares and such issuance could have a dilutive effect on earnings per share, book value per share, and the voting power and shareholdings of current shareholders, depending on the particular circumstances in which the additional shares of common stock are issued. The board of directors does not intend to issue any additional shares of common stock except on terms that it deems to be in the best interests of First Community and its shareholders. Currently, First Community has no plans to issue newly authorized shares, other than in connection with the merger or issuances pursuant to the 2003 Stock Incentive Plan.

The ability of the board of directors to issue additional shares of common stock without additional shareholder approval may be deemed to have an anti-takeover effect because the board of directors could issue unissued and unreserved shares of common stock in circumstances that may have the effect of deterring takeover bids by making a potential acquisition more expensive. Furthermore, no shares of preferred stock of First Community are issued or outstanding. Authorized, unissued and unreserved shares of preferred stock may be issued from time to time for any proper purpose without further action of the shareholders, except as may be required by the articles of incorporation, applicable law or the listing requirements for the Nasdaq. No change to First Community’s preferred stock authorization is requested by the amendment.

If the proposed amendment is adopted, it will become effective upon filing of a Certificate of Amendment to First Community’s articles of incorporation with the California Secretary of State.

Proposal 4: Proposal to Increase the Shares available under First Community’s 2003 Stock Incentive Plan

The First Community board of directors has approved, subject to the approval of its shareholders, an increase in the aggregate number of shares of First Community common stock available for issuance under the 2003 Stock Incentive Plan, or the Plan, from 2,500,000 to a total of 3,500,000. We refer to this increase as the Plan Amendment.

Currently, the Plan authorizes the granting of common stock-based awards in the form of performance and restricted stock grants, stock appreciation rights and options to purchase up to 2,500,000 shares of First Community common stock. The Plan Amendment is necessary to permit First Community to continue to provide incentives and rewards to its employees and directors, to attract and retain such persons on a competitive basis and to associate the interests of such persons with those of First Community and its subsidiaries. First Community is a services business, and has historically issued equity incentives as a key element to attract, motivate and retain its employees.

As of the record date, net grants of 527,500 shares of performance stock and 429,909 shares of restricted stock have have been granted under the Plan, with 92,909 shares remaining available for issuance under the Plan. Grants of 1,094,292 stock options were made under the predecessor plan to the Plan and vested stock options to purchase 244,373 shares of common stock remain outstanding. In 2003, First Community discontinued the practice of granting stock options and currently grants restricted stock and performance stock as forms of equity compensation.

If this proposal is not approved by First Community’s shareholders, First Community’s flexibility may be limited which will impact First Community’s ability to provide incentives and rewards to its employees and directors, to attract and retain such persons on a competitive basis and to associate the interests of such persons with those of First Community and its subsidiaries.

If approved by the shareholders, the Plan Amendment will be effective as of the date of the annual meeting.

A description of the material provisions of this plan is included below under the section entitled “Summary of the First Community 2003 Stock Incentive Plan” beginning on page 115 and the Plan is attached as Appendix E to this document.

Vote Required and Recommendation of the First Community Board of Directors

The affirmative vote of at least a majority of the shares of common stock represented and voting at the annual meeting (which shares also constitute at least a majority of the required quorum) is required to approve the Plan Amendment.

The First Community board of directors believes that this proposal is in the best interests of First Community and its shareholders and recommends a vote “FOR” the proposed amendment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Owners of More than Five Percent

The following table sets forth information as of the record date regarding the beneficial owners of more than five percent of the outstanding shares of the Company’s common stock (the only class of equity outstanding). To the Company’s knowledge, based on the public filings which beneficial owners of more than five percent of the outstanding shares of the Company’s common stock are required to make with the SEC, there are no other beneficial owners of more than five percent of the outstanding shares of the Company’s common stock as of the record date other than those set forth below.

	Amount and Nature of Beneficial Ownership		Deferred Plan Shares(3)	Total	Percent of Class(1)
Name and Address of Beneficial Owner	Sole Voting and Investment Power	Shared Voting and Investment Power
John M. Eggemeyer(2) 6051 El Tordo Rancho Santa Fe, California 92067	420,158	1,386,195	35,561	1,841,914	9.1%

William J. Ruh(4) 6051 El Tordo Rancho Santa Fe, California 92067	62,963	1,386,195	—	1,449,158	7.2%

Wasatch Advisors, Inc. 150 Social Hall Avenue, Suite 400 Salt Lake City, Utah 84111	1,191,110	—	—	1,191,110	5.9%

Barclays Global Investors Japan Trust and Banking Company Limited Ebisu Prime Square Tower, 8th Floor 1-1-39 Hiroo Shibuya-Ku Tokyo 150-0012 Japan	1,088,991	—	—	1,088,991	5.4%

(1)	Based on 20,179,786 shares of common stock of the Company issued and outstanding as of March 10, 2006, excluding 672,664 shares of unvested restricted stock and performance stock. For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above, any shares which such person or persons has the right to acquire within 60 days of March 10, 2006, are deemed to be outstanding for such person or persons but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(2)	Mr. Eggemeyer has direct beneficial ownership of 417,592 shares of Company common stock, including 89,500 vested stock options, and indirect ownership of 2,566 shares held by a trust of which Mr. Eggemeyer is trustee. Mr. Eggemeyer shares voting power and investment power (i) through Castle Creek Capital Partners Fund I, LP of which he is a principal, with respect to 1,480 shares; (ii) through Castle Creek Capital Partners Fund IIa, LP, of which he is a principal, with respect to 973,506 shares; and (iii) through Castle Creek Capital Partners Fund IIb, LP, of which he is a principal, with respect to 411,210 shares. Mr. Eggemeyer’s ownership excludes 14,666 shares of restricted stock granted to Mr. Eggemeyer in December 2004. The restricted stock began vesting in annual one-third increments beginning in December 2005 and vests in full upon a change in control of the Company.
(3)	The shares are held by the trustee of the Deferred Plan and for which the participant does not have voting power.
(4)

Mr. Ruh has direct beneficial ownership of 59,963 shares of Company common stock and indirect ownership of 3,000 shares held by a trust of which Mr. Ruh is trustee. Mr. Ruh shares voting power and investment power (i) through Castle Creek Capital Partners Fund I, LP of which he is a principal, with respect to 1,480 shares; (ii) through Castle Creek Capital Partners Fund IIa, LP, of which he is a principal, with respect to 973,506 shares; and (iii) through Castle Creek Capital Partners Fund IIb, LP, of which he is a principal, with respect to 411,210 shares.

In addition, under the rules of the SEC, Foothill may be deemed to beneficially own shares beneficially owned by our directors solely as a result of the shareholder agreements executed by our directors in connection with the merger agreement obligating such shareholders to vote their shares in favor of the merger proposal as described above in “The Merger Agreement—Shareholder Agreements.”

Beneficial Ownership of Directors and Executive Officers

The following table indicates the beneficial ownership of the Company’s common stock (the only class of equity outstanding) as of the record date by: (1) each of the Company’s current directors and nominees for election; (2) the chief executive officer, or CEO, and the four most highly compensated executive officers of the Company during 2005 other than the CEO—together as a group, the “Named Executive Officers”; and (3) all current directors, nominees and executive officers of the Company as a group, based on the Company’s records and data supplied by each of the current directors, nominees and executive officers.

	Amount and Nature of Beneficial Ownership(1)
Name or Number of Persons in Group	Sole Voting and Investment Power	Shared Voting and Investment Power	Deferred Plan Shares(2)	Total		Percent of Class(3)

Directors and Nominees Who Are Not Named Executive Officers

John M. Eggemeyer Chairman of the Board, Current Director and Director Nominee	420,158	1,386,195	35,561	1,841,914	(4)	9.1%

Stephen M. Dunn Current Director and Director Nominee	22,200	—	3,394	25,594	(5)	*

Barry C. Fitzpatrick Current Director and Director Nominee	—	12,993	7,676	20,669	(6)	*

Charles H. Green Current Director	500	1,500	2,414	4,414		*

Susan E. Lester Current Director and Director Nominee	2,000	—	—	2,000		*

Timothy B. Matz Current Director and Director Nominee	44,775	—	3,394	48,169	(7)	*

Arnold W. Messer Current Director and Director Nominee	—	20,497	1,394	21,891	(8)	*

Daniel B. Platt Current Director and Director Nominee	2,080	—	—	2,080		*

Robert A. Stine Current Director and Director Nominee	2,500	16,453	7,494	26,447	(9)	*

David S. Williams Current Director and Director Nominee	5,500	36,228	3,394	45,122	(10)	*

Named Executive Officers

Matthew P. Wagner President and Chief Executive Officer of the Company, Current Director and Director Nominee	262,703	—	21,025	283,728	(11)	1.4%

Robert M. Borgman President and Chief Executive Officer of First National Bank	—	57,523	—	57,523	(12)	*

Robert G. Dyck Executive Vice President and Chief Credit Officer of the Company	16,213	1,050	—	17,263	(13)	*

Victor R. Santoro Executive Vice President and Chief Financial Officer of the Company	13,100	16,905	13,747	43,752	(14)	*

Jared M. Wolff Executive Vice President, General Counsel and Corporate Secretary of the Company	20,000	14,053	—	34,053	(15)	*

All Directors, Nominees and Executive Officers as a group (21 persons)	886,364	1,692,247	104,223	2,682,834		13.2%

*	Represents less than 1.0% of the outstanding shares of the Company’s common stock calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See footnotes (1) and (3) below.
(1)	For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days. This includes options which will vest within 60 days of March 10, 2006.
(2)	The shares are held by the trustee of the Directors’ Deferred Compensation Plan, or the Deferred Plan, discussed in more detail below, and for which the participant does not have voting power.
(3)	Based on 20,179,786 shares of common stock of the Company issued and outstanding as of March 10, 2006, excluding 672,664 shares of unvested restricted stock and performance stock. For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above, any shares which such person or persons has the right to acquire within 60 days of March 10, 2006, are deemed to be outstanding for such person or persons but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(4)	Mr. Eggemeyer has direct beneficial ownership of 417,592 shares of Company common stock, including 89,500 vested stock options, and indirect ownership of 2,566 shares held by a trust of which Mr. Eggemeyer is trustee. Mr. Eggemeyer shares voting power and investment power (i) through Castle Creek Capital Partners Fund I, LP of which he is a principal, with respect to 1,480 shares; (ii) through Castle Creek Capital Partners Fund IIa, LP, of which he is a principal, with respect to 973,506 shares; and (iii) through Castle Creek Capital Partners Fund IIb, LP, of which he is a principal, with respect to 411,210 shares. Mr. Eggemeyer’s ownership excludes 14,666 shares of restricted stock granted to Mr. Eggemeyer in December 2004. The restricted stock began vesting in annual one-third increments beginning in December 2005 and vests in full upon a change in control of the Company.
(5)	Mr. Dunn has direct ownership of 2,500 vested stock options, indirect ownership of 4,900 shares held by the Romar Company Employees Profit Sharing Plan pursuant to which Mr. Dunn acts as trustee, and 14,800 shares held by Stephen M. Dunn doing business as W.S. Properties, a sole proprietorship.
(6)	Mr. Fitzpatrick has shared voting and investment power in 12,993 shares that are held in a trust of which he is co-trustee.
(7)	Mr. Matz’ direct holdings including 2,500 vested stock options.
(8)	Mr. Messer has shared voting and investment power in 20,000 shares which are held in joint tenancy with his wife, and with respect to 497 shares held by family members sharing his household.
(9)	Mr. Stine has sole voting and investment power with respect to 2,500 vested stock options and shared voting and investment power with respect to 16,453 shares that are held in a trust of which he is co-trustee.
(10)	Mr. Williams has sole voting and investment power with respect to 5,500 vested stock options shared voting and investment power with respect to 36,228 shares that are held in a trust of which he is co-trustee.
(11)	Mr. Wagner’s beneficial ownership amount does not include 25,000 shares of performance stock granted in July 2003 or 8,350 shares of restricted stock granted to Mr. Wagner in June 2004. The performance stock vests in part and in full upon the Company obtaining certain financial targets and vests in full upon a change in control of the Company. The restricted stock began vesting in annual one-third increments beginning June 14, 2005 and vests in full upon a change in control of the Company. Amounts also do not include 100,000 shares of performance stock granted to Mr. Wagner in January 2006 that vest in full upon the Company obtaining the designated financial target or upon a change in control of the Company. Amounts do not include 25,000 shares of restricted stock granted to Mr. Wagner in February 2006 that vest in full in February 2010 or upon a change in control of the Company.
(12)	Mr. Borgman has shared voting and investment power with respect to 57,523 shares that are held in a trust of which he is co-trustee. Mr. Borgman’s beneficial ownership amount does not include 7,500 shares of performance stock granted in July 2003 or 3,340 shares of restricted stock granted to Mr. Borgman in June 2004. The restricted performance stock vests in part and in full upon the Company obtaining certain financial targets and in full upon a change in control of the Company. The restricted stock began vesting in annual one-third increments beginning June 14, 2005 and vests in full upon a change in control of the Company. Amounts also do not include 20,000 shares of performance stock granted to Mr. Borgman in January 2006 that vest in full upon the Company obtaining the designated financial target or upon a change in control of the Company.
(13)	Mr. Dyck’s holdings for which he has sole voting and investment power include 8,300 vested stock options. Mr. Dyck has shared voting and investment power with respect to 1,050 shares that are held by family members sharing his household. Mr. Dyck’s beneficial ownership amount does not include 3,333 shares of restricted stock granted in July 2003 or 2,500 shares of performance stock granted in to Mr. Dyck in November 2003. The performance stock vests in part and in full upon the Company obtaining certain financial targets and in full upon a change in control of the Company. The restricted stock began vesting in annual one-third increments beginning in July 2005 and vests in full upon a change in control of the Company. Amounts also do not include 25,000 shares of performance stock granted to Mr. Dyck in January 2006 that vest in full upon the Company obtaining the designated financial target or upon a change in control of the Company.
(14)

Mr. Santoro has shared voting and investment power with respect to 16,905 shares that are held in joint tenancy with his wife. Mr. Santoro’s beneficial ownership amount does not include 13,333 shares of restricted stock granted to Mr. Santoro in September 2003 which vests in 2006 or upon a change in control of the Company. Amount does not include 3,340 shares of restricted stock granted to Mr. Santoro in June 2004, which began vesting in annual one-third increments beginning June 14, 2005 and vests in full upon a change in control of the Company. Amounts also do not include 40,000 shares of performance stock granted to Mr. Santoro in January 2006 that vest in full upon the Company obtaining the designated financial target or upon a change in control of the Company.

(15)	Mr. Wolff’s holdings for which he has sole voting and investment power include 20,000 vested stock options. Mr. Wolff has shared voting and investment power with respect to 14,053 shares that are held in a trust of which he is co-trustee. Mr. Wolff’s beneficial ownership amount does not include 6,250 shares of performance stock granted in July 2003 or 2,896 shares of restricted stock granted in June 2004 to Mr. Wolff. The performance stock vests in part and in full upon the Company obtaining certain financial targets and in full upon a change in control. The restricted stock began vesting in annual one-third increments beginning June 14, 2005 and vests in full upon a change in control of the Company. Amounts also do not include 25,000 shares of performance stock granted to Mr. Wolff in January 2006 that vest in full upon the Company obtaining the designated financial target or upon a change in control of the Company.

CORPORATE GOVERNANCE AND BOARD COMMITTEES

The Company is committed to maintaining good corporate governance practices and adhering to the highest standards of ethical conduct. The Board regularly reviews its governance procedures and to ensure compliance with rapidly changing laws, rules and regulations that govern the Company’s business. The Company’s website at www.firstcommunitybancorp.com includes important information regarding Company policies and Board charters, including the Company’s Corporate Governance Guidelines and its Code of Business Conduct and Ethics, as well as all of the Company’s SEC filings and press releases.

During the fiscal year 2005, the board of directors of the Company met 9 times. The independent directors also met twice in executive session during 2005. Mr. Robert A. Stine presided at such meetings of the independent directors as the lead director during 2005. Mr. Stine has been re-appointed by the independent directors as lead director for 2006. No director attended less than 75% of the aggregate of the Company’s board meetings or the Committee meetings on which he or she served during 2005. The board’s policy regarding director attendance at the annual meeting of shareholders is that directors are welcome to attend, and that the Company will make all appropriate arrangements for directors that choose to attend. In 2005, four directors attended the 2005 annual meeting of shareholders.

Asset Liability Management (“ALM”) Committee

The current members of the ALM Committee are Stephen M. Dunn (Chairman), John M. Eggemeyer, Charles H. Green, Susan E. Lester and Matthew P. Wagner. The ALM Committee monitors compliance by the Company and its subsidiaries with the Company’s ALM policies and receives reports from the Company’s executive management ALM committee which oversees the management of the Company’s investment portfolio and asset/liability strategy on a day-to-day basis. The objective of the Company’s ALM policy is to manage assets and liabilities both on and off the balance sheet in order to maximize the spread between interest earned and interest paid, to maintain acceptable levels of interest rate risk and to ensure that the Company has the ability to pay liabilities as they come due and to fund continued asset growth. The executive management members responsible for managing the Company’s ALM activities generally meet monthly to discuss ALM activities. The ALM Committee reviews management reports and management’s recommendations for the Company’s ALM strategies on a going forward basis, and oversees management’s development and implementation of asset/liability pricing in order to attain the overall strategic objectives of the Company. During 2005, the ALM Committee met 4 times.

Audit Committee

The current members of the Audit Committee are Susan E. Lester, Timothy B. Matz (Chairman), Daniel B. Platt, Robert A. Stine and David S. Williams. Each member of the Audit Committee is “independent” as defined by the rules of the SEC, the listing standards of the Nasdaq Stock Market, Inc., or Nasdaq, and the Company’s Corporate Governance Guidelines. The board has determined that each member of the Audit Committee is financially literate and that each of Ms. Susan E. Lester and Mr. Daniel B. Platt is qualified as an audit committee financial expert and that each of them has accounting or related financial management expertise, in each case in accordance with the rules of the SEC and the listing standards of Nasdaq. Information regarding the functions performed by the Audit Committee is set forth in the “Report of the Audit Committee” included in this document, as well as in the Audit Committee charter attached to this document as Appendix D. The charter of the Audit Committee was last amended as of February 8, 2006. The charter also may be obtained on the Company’s website, at www.firstcommunitybancorp.com under the section entitled “Corporate Governance.” During 2005, the Audit Committee met 12 times.

Compensation, Nominating and Governance, or CNG, Committee

The current members of the CNG Committee are Barry C. Fitzpatrick (Chairman), Charles H. Green, Timothy B. Matz, Arnold W. Messer and David S. Williams. Each member of the CNG Committee is “independent” as defined by the rules of the SEC, the listing standards of Nasdaq and the Company’s Corporate Governance Guidelines. The CNG Committee reviews and approves or makes recommendations to the board of directors on matters concerning the salaries and benefits, including equity compensation, of the Company’s executive officers. The CNG Committee also monitors compliance with the Company’s Corporate Governance Guidelines and makes recommendations to the board of directors regarding the composition and size of the Board and its committees. In furtherance thereof, the CNG Committee identifies, evaluates and recommends candidates for the Company’s board of directors and considers nominees for director nominated by the Company’s shareholders in accordance with the Company’s By-Laws. The CNG Committee operates under a charter that was last amended as of February 8, 2006, a copy of which may be obtained on the Company’s website at www.firstcommunitybancorp.com under the section entitled “Corporate Governance.” During 2005, the CNG Committee met 8 times.

In identifying and recommending nominees for positions on the board of directors, the CNG Committee places primary emphasis on the criteria set forth under “Selection of Directors” in our Corporate Governance Guidelines, namely: (1) personal qualities and characteristics, accomplishments and professional reputation; (2) current knowledge and contacts in the communities in which the Company does business and in the Company’s industry or other industries relevant to the Company’s business; (3) ability and willingness to commit adequate time to board and committee matters; (4) the fit of the individual’s skills and personality with those of other directors and potential directors in building a board that is effective, collegial and responsive to the needs of the Company; (5) diversity of viewpoints, backgrounds and experience; and (6) the ability and skill set required and other relevant experience.

The CNG Committee does not set specific, minimum qualifications that nominees must meet in order for the CNG Committee to recommend them to the board of directors, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of the Company and the composition of the board of directors. Members of the CNG Committee may seek input from other members of the board in identifying possible candidates, and may, in its discretion, engage one or more search firms to assist in the recruitment of director candidates. The CNG Committee will consider candidates recommended by shareholders against the same criteria as nominees not proposed by shareholders. Shareholders who wish to submit nominees for director for consideration by the CNG Committee for election at our 2007 Annual Meeting should follow the process detailed in the section entitled “Other Business—Director Nominations” on page 136 of this joint proxy statement-prospectus.

Executive Committee

The current members of the Executive Committee are John M. Eggemeyer (Chairman), Stephen M. Dunn, Barry C. Fitzpatrick, Timothy B. Matz and Matthew P. Wagner. The Executive Committee reviews and makes recommendations to the board of directors with respect to strategic, acquisition and other opportunities for the Company and is authorized to act on behalf of the board when it is impractical for the full board to meet. In addition, the Executive Committee is a forum to review other significant matters not addressed by the other board committees and to make appropriate recommendations to the board of directors. During 2005, the Executive Committee met 6 times.

Family Relationships

There are no family relationships among any of the directors or executive officers of the Company.

REPORT OF THE AUDIT COMMITTEE

The role of the Audit Committee is to (i) assist board oversight of (a) the integrity of the Company’s financial statements, (b) the Company’s compliance with legal and regulatory requirements, (c) the independent auditors’ qualifications and independence, and (d) the performance of the independent auditors and the Company’s internal audit function; (ii) decide whether to appoint, retain or terminate the Company’s independent auditors and to pre-approve all audit, audit-related and other services, if any, to be provided by the independent auditors; and (iii) prepare this Report. The board has determined, upon recommendations from the CNG Committee, that each member of the Audit Committee is financially literate and that each of Ms. Susan E. Lester and Mr. Daniel B. Platt is qualified as an audit committee financial expert and that each of them has accounting or relating financial management expertise, in each case in accordance with the rules of the SEC and the listing standards of Nasdaq.

The Audit Committee operates pursuant to a written charter that was last amended and restated in February 2006. The Audit Committee Charter is attached to this document as Appendix D. As set forth in such charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s consolidated financial statements, the Company’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for performing an independent audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles and audit management’s assessment of the effectiveness of internal control over financial reporting.

During 2005, the Audit Committee performed all of its duties and responsibilities under the Audit Committee Charter. The Audit Committee has reviewed and discussed the audited consolidated financial statements as of and for the year ended December 31, 2005 with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the independent auditors the independent auditors’ independence.

Based upon the reports and discussions described above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee’s Charter, the Audit Committee recommended to the board that the audited consolidated financial statements of the Company for 2005 be included in its Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

Susan E. Lester

Timothy B. Matz, Chairman

Daniel B. Platt

Robert A. Stine

David S. Williams

SUMMARY OF THE FIRST COMMUNITY 2003 STOCK INCENTIVE PLAN

A summary of First Community‘s 2003 Stock Incentive Plan, or the Plan, appears below. It does not purport to be complete and is qualified in its entirety by reference to the provisions of the Plan itself. The complete text of the amended and restated Plan is attached hereto as Appendix E.

Introduction

In May 2003, the Company’s shareholders approved the Plan, authorizing the issuance of up to 2,500,000 shares of common stock as equity compensation in the form of restricted stock, performance stock, stock options and stock appreciation rights, or SARs, as further described and under the conditions set forth in the Plan. In May 2004, the Company’s shareholders approved an amendment and restatement of the Plan modifying the definitions of certain performance goals and discretion of the CNG Committee with respect thereto, for grants of performance stock.

The Company requests that shareholders approve an amendment to the Plan to increase the authorized number of shares for issuance under the Plan from 2,500,000 shares to 3,500,000 shares. The Plan has been instrumental in promoting the success of the Company by providing additional means to attract, motivate and retain key employees, non-employee directors and consultants of the Company through grants of equity compensation for high levels of individual performance and improved financial performance of the Company. The board of directors continues to believe that the ability of the Company to offer restricted stock awards, performance stock awards and other forms of equity compensation are valuable tools for attracting, motivating and retaining key employees, non-employee directors and consultants and therefore recommends adoption of the Proposal.

The material features of the Plan are described below. However, this summary is subject to, and qualified in its entirety by, the full text of the Plan, a copy of which is attached hereto as Appendix E.

Background

As of the record date, there were 20,179,786 shares of Company common stock issued and outstanding, excluding an aggregate of 917,037 shares issuable upon exercise of vested stock options and upon the vesting of currently unvested shares of restricted stock and performance stock. Only 92,909 shares of Company common stock, or approximately 3.7% of shares authorized under the Plan, remain available for future grants of equity compensation. If the Plan Amendment is approved, an additional 1,000,000 shares will be authorized under the Plan and available for future grants of restricted stock, performance stock, stock options and SARs (collectively “Awards”) pursuant to the terms of the Plan.

Administration and Eligibility

The Plan is administered by the CNG Committee. Employees of the Company and its subsidiaries and non-employee directors of the Company are eligible to participate. Awards may also be granted to consultants or advisors who perform or agree to perform bona fide services for the Company, except that options intended to qualify as incentive stock options within the meaning of Section 422 of the Code, or ISOs, may only be granted to employees. The CNG Committee determines which eligible participants receive Awards, the nature, price, number of shares and other terms of such Awards, and the form and terms of Award agreements. See “—Kinds of Awards” below. The CNG Committee is authorized to construe and interpret the Plan and all decisions, determinations and interpretations of the CNG Committee are final and binding on all participants and any other holder of Awards.

Maximum Shares

Under the Plan, the total number of shares of common stock subject to Awards may not exceed 2,500,000. If the Plan Amendment is approved, the total number of shares that may be issued under the Plan pursuant to Awards will increase to 3,500,000. The maximum number of shares for which either options or SARs may be granted to a single participant in any single year is 250,000, in each case. These limitations are subject to adjustment in the event of certain changes in the capitalization of the Company. See “—Adjustments and Extraordinary Events” below. Upon termination, cancellation, forfeiture or expiration of any unexercised Award under the Plan, the number of shares with respect to which Awards may be granted under the Plan will be increased by the number of shares to which such unexercised Award pertained. In addition, to the extent that shares issued under the Plan are repurchased by the Company at their original purchase price, such shares will again be available for grant under the Plan, except that the aggregate number of shares issuable upon the exercise of ISOs may not exceed 2,500,000 shares (subject to the adjustments described below under “—Adjustments and Extraordinary Events”). This amount will increase to 3,500,000 if the Plan Amendment is approved.

Terms of Awards and Transferability

The CNG Committee will determine the vesting and, where applicable, the expiration date of Awards, but Awards that provide for the right to acquire stock may not remain outstanding more than 10 years after the grant date (or, as discussed below, 5 years in the case of certain employee ISOs).

Generally, Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the participant, only by the participant. However, the CNG Committee may permit a participant to transfer any of such participant’s Awards, other than incentive stock options, to one or more of the participant’s immediate family members or to trusts established in whole or in part for the benefit of the participant and/or one or more of such immediate family members, to the extent that neither the transfer of such Award to the immediate family member or trust, nor the ability of a participant to make such a transfer, shall have adverse consequences to the Company or the participant by reason of Section 162(m) of the Internal Revenue Code. See “—Termination of Employment, Death or Disability” below.

Term of Plan

The Plan will terminate on April 17, 2010 unless terminated earlier by the board of directors.

Kinds of Awards—Performance Stock Awards and Restricted Stock Awards

Under the Plan, the CNG Committee as the administrator of the Plan may grant performance stock awards and restricted stock awards. Performance stock awards are granted subject to a risk of forfeiture which lapses as the participant vests in the stock granted. The participant vests in the common stock underlying such performance stock award, in whole or in part, if certain goals established by the CNG Committee, as the administrator of the Plan, are achieved over a designated period of time, but in no event more than 10 years. If the performance goals are not satisfied within the designated period of time, the performance stock will automatically be forfeited and immediately returned to the Company. In contrast to restricted stock awards, there is no waiting period for vesting upon attainment of the performance goals. Under the Plan, at the discretion of the CNG Committee, the performance goals may be based upon the attainment of one or more of the following business criteria, determined either in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies: net income; return on average assets, or ROA; cash ROA; return on average equity, or ROE; cash ROE; earnings per share, or EPS; cash EPS; stock price; and efficiency ratio. When establishing performance goals for a performance stock award, the CNG Committee may exclude any or all “extraordinary items” as determined under U.S. generally accepted accounting principles including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or non-recurring items, and the cumulative effects of accounting changes. The CNG Committee may also adjust the performance goals for any performance cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the CNG Committee may determine. The CNG Committee may also grant performance stock awards that vest over the passage of time, but for which vesting is accelerated upon the attainment of specified performance goals.

The CNG Committee may also grant restricted stock awards under the Plan. The participant vests in the common stock underlying such restricted stock award at such times and under such conditions as are determined by the CNG Committee and set forth in the restricted stock award agreement. The Company intends that restricted stock awards will vest over specified periods of time and will not require the satisfaction of any performance conditions in order to vest.

Upon the vesting of a performance stock award or a restricted stock award, the participant has the rights of a shareholder with respect to the voting of the common stock underlying such Award, subject to the conditions contained in the Award agreement. The Award agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the shares of common stock underlying a restricted stock award or performance stock award. On the occurrence of a vesting event (as described below under “—Adjustments and Extraordinary Events”), all unvested performance stock awards and restricted stock awards that are outstanding on such date will become vested.

Kinds of Awards—Stock Options

Under the Plan, the CNG Committee may from time to time grant stock options, either ISOs or non-ISOs, to acquire shares of the Company’s common stock to eligible participants. As required by the Code and applicable regulations, ISOs are subject to certain limitations not applicable to non-ISOs. The exercise price of all stock options will be determined by the CNG Committee, but may not be less than the fair market value of the Company’s common stock on the date of grant. The exercise price for any ISO granted to any eligible employee owning more than 10% of the total combined voting power of all classes of the Company’s stock may not be less than 110% of the fair market value of the Company’s common stock on the date of grant. In addition, the term of such option may not exceed five years from the date of grant. The fair market value of the Company’s common stock is the closing price (or the closing bid, if no sales were reported) as quoted on the Nasdaq National Market for the market trading day immediately prior to the date of grant. The exercise price may be adjusted in the event of changes in the capitalization of the Company. See “—Adjustments and Extraordinary Events” below. The aggregate fair market value (determined at the date of grant) of common stock subject to all ISOs held by an employee that vest in any single calendar year cannot exceed $100,000.

All options will be exercisable and will vest at such times and under such conditions as determined by the CNG Committee and set forth in the relevant stock option agreement. In the case of a participant, however, who is not an officer of the Company, a non-employee director or a consultant, such option will vest at a rate of at least 20% per year. On the occurrence of a vesting event (as described below under “—Adjustments and Extraordinary Events”), all options that are outstanding on such date will become exercisable whether they are vested or not.

The type of consideration to be received and the method of payment for shares of common stock to be issued upon exercise of a stock option is determined by the CNG Committee and may consist of cash, check, recourse note carrying a market interest rate (that may or may not be secured in the discretion of the CNG Committee), delivery of previously acquired Company common stock which has been held for a meaningful period of time (e.g., six months) before exercise or any combination of the foregoing. Any shares so delivered to the Company shall be valued at their fair market value on the exercise date. Notwithstanding the foregoing, a method of payment may not be used if it causes the Company to: (i) recognize compensation expense for financial reporting purposes; (ii) violate Section 402 of the Sarbanes-Oxley Act of 2002 or any regulations adopted pursuant thereto; or (iii) violate Regulation O, promulgated by the Board of Governors of the Federal Reserve System.

In 2003, following the adoption of the Plan, the Company replaced the practice of granting stock options with grants of restricted stock and performance stock and the Company has not granted any new stock options since such time. The Company currently has no plans to issue stock options as equity compensation but may do so in the future.

Kinds of Awards—Stock Appreciation Rights (SARs)

Under the Plan, the CNG Committee may from time to time grant SARs, provided that no participant may be granted in any calendar year SARs that pertain to more than 250,000 shares. The exercise price of all SARs will be determined by the CNG Committee, but may not be less than the fair market value of the Company’s common stock on the date of grant. Upon exercise of a SAR, the participant (or any person having the right to exercise the SAR after his or her death) shall receive an amount equal to the amount by which the fair market value of a share on the date of surrender exceeds the exercise price of such SAR. The Company will pay this amount in the form of common stock, cash or any combination thereof, as determined by the CNG Committee.

All SARs will be exercisable and will vest at such times and under such conditions as determined by the CNG Committee and set forth in the relevant SAR agreement. On the occurrence of a vesting event (as described below under “—Adjustments and Extraordinary Events”), all SARs that are outstanding on such date will become exercisable whether they are vested or not.

Deferral of Awards

If a Plan participant is also a participant in the Directors’ Deferred Compensation Plan, or the Deferred Plan, the Plan provides that restricted stock awards, performance stock awards and SARs may be deferred by the participant into the Deferred Plan. In the event such Awards are deferred, the vesting of the Award will occur on the same terms had the Award not been deferred, however, any shares deliverable to the participant upon vesting shall be held in the Deferred Plan until a distribution is made to the participant thereunder.

Termination of Employment, Death or Disability

Termination of Service. Upon termination of service other than due to death, disability or cause, the participant may exercise his or her option or SAR on or prior to the date that is three months following the date of termination to the extent that such participant was entitled to exercise such option or SAR on the date of termination (but in no event later than the expiration of the term of such option or SAR).

Disability of Participant. Upon termination of service due to disability, the participant may exercise his or her option or SAR on or prior to the date that is twelve months following the date of termination to the extent that such participant was entitled to exercise such option or SAR on the date of termination (but in no event later than the expiration of the term of such option or SAR).

Death of Participant. In the event that a participant should die while in service, the participant’s option or SAR may be exercised by the participant’s estate or by a person who has acquired the right to exercise the option or SAR by bequest or inheritance, but only on or prior to the date that is twelve months following the date of death, and only to the extent that the participant was entitled to exercise the option or SAR at the date of death (but in no event later than the expiration date of the term of such option or SAR). Restricted stock awards and performance stock awards granted on or after November 2, 2005 accelerate vesting and vest in full upon such participant’s death.

Cause. In the event of termination of a participant’s service due to cause, the participant’s option or SAR shall terminate on the date of termination.

Reversion of Unexercised Shares. If, on the date of termination or death, the participant is not entitled to exercise all of his or her option or SAR, the shares of common stock covered by the unexercisable portion of the option or SAR shall revert back to the Plan. If, after the date of termination or death, the participant or, in the case of death, the participant’s estate or any person who acquires the right to exercise the option or SAR by bequest or inheritance does not exercise his or her option or SAR within the applicable period of time, the option or SAR shall terminate, and the shares of common stock covered by such option or SAR shall revert back to the Plan.

Adjustments and Extraordinary Events

The Plan provides that if there is any increase or decrease in the number of issued and outstanding shares of common stock resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the Company’s common stock, or any other increase or decrease in the number of issued and outstanding shares of the Company’s common stock, effected without the receipt of consideration by the Company, then the limitations on the number of shares reserved for delivery under the Plan, the limitations on the number of stock options or SARs which may be granted in any one calendar year, the number of shares that pertain to each outstanding Award and the exercise price of each option and SAR will be proportionately adjusted.

Under the Plan, if a “Vesting Event” takes place, then all outstanding options and SARs on the date of the Vesting Event become exercisable on such date (whether or not previously vested) and all restricted stock awards and performance stock awards become fully vested. A Vesting Event means the earlier of a Change in Control or the termination of a participant’s service (other than for cause) following shareholder approval of any matter, plan or transaction which would constitute a Change in Control. The Plan defines a “Change in Control” to mean (i) the consummation of a plan of dissolution or liquidation of the Company; (ii) the individuals who, as of the effective date thereof, are members of the Board, or the Incumbent Board, cease for any reason to constitute at least two-thirds of the members of the Board; provided, however, that if the election, or nomination for election by the Company’s shareholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of the Plan, be considered a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened Election Contest (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person (as the term “person” is used for purposes of Section 13(d) or 14(d) of the Exchange Act) other than the Board, or a Proxy Contest, including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; (iii) the consummation of a plan of reorganization, merger or consolidation involving the Company, except for a reorganization, merger or consolidation where (A) the shareholders of the Company immediately prior to such reorganization, merger or consolidation own directly or indirectly at least seventy percent (70%) of the combined voting power of the outstanding voting securities of the Company resulting from such reorganization, merger or consolidation, or the Surviving Company in substantially the same proportion as their ownership of voting securities of the Company immediately prior to such reorganization, merger or consolidation, and (B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such reorganization, merger or consolidation constitute at least two-thirds of the members of the board of directors of the Surviving Company, or a Company beneficially owning, directly or indirectly, a majority of the voting securities of the Surviving Company; (iv) the sale of all or substantially all the assets of the Company to another person; or (v) the acquisition of beneficial ownership of stock representing more than fifty percent (50%) of the voting power of the Company then outstanding by another person.

The board of directors of the Company may at any time amend, alter, suspend or discontinue the Plan in its discretion, but no amendment, alteration, suspension or discontinuation may be made which would impair the rights of any participant under any grants made without his or her consent. In addition, to the extent necessary and desirable to comply with Section 422 of the Code (or any other applicable law or regulation, including the requirements of any stock exchange or national market system upon which the Company’s common stock is then listed), the Company will obtain shareholder approval of any amendment to the Plan in such a manner and to such a degree as is required.

Cancellation and Regrant of Awards

The CNG Committee has the authority to effect, at any time and from time to time, with the consent of the affected participant, the cancellation of any or all outstanding options or SARs and to grant in substitution new options or SARs covering the same or a different number of shares of common stock but with an exercise price based on the fair market value on the new date of grant of the option or SAR. The CNG Committee shall also have the authority to effect, at any time and from time to time, with the consent of the affected participant, the cancellation of any or all outstanding restricted stock awards and performance stock awards and to grant in substitution new restricted stock awards or performance stock awards, as the case may be, covering the same or a different number of shares of common stock. Furthermore, the CNG Committee may not, without first obtaining shareholder approval, take any action that would be considered a “repricing” under any applicable accounting, stock exchange or other rule or regulation, to effect an offer to exchange outstanding awards for cash or any other type of Award permitted under the Plan. Except with respect to participants subject to Section 162(m) of the Internal Revenue Code, shares underlying any Award that is cancelled will be deemed outstanding and available for re-grant under the Plan.

Federal Income Tax Consequences

Incentive Stock Options. For federal income tax purposes, the holder of an ISO will not be subject to tax upon the grant or exercise of the ISO. Under certain circumstances, the exercise of an ISO may be subject to alternative minimum tax. If such person retains the stock for a period on or after the later of two years after the option is granted and one year after the option is exercised, any gain upon the subsequent sale of the stock will be taxed as a long-term capital gain. A participant who disposes of shares acquired upon the exercise of an ISO prior to the expiration of two years after the option is granted or one year after the option is exercised, generally, will realize ordinary income as of the date of exercise equal to the difference between the exercise price and fair market value of the stock on the date of exercise. To the extent ordinary income is recognized by the participant because the participant’s disposition of the ISO shares does not meet the holding period requirements, the Company may deduct a like amount as compensation.

Nonqualified Stock Options. Generally, a holder of a non-qualified stock option will not realize taxable income on the grant of such option, but will realize ordinary income at the time of exercise of the option equal to the difference between the option exercise price and the fair market value of the stock on the date of exercise. The Company will be eligible to take a corresponding deduction equal to the income realized by the holder of the option.

Stock Appreciation Rights. The recipient of a SAR will not be taxed upon the grant of such right, but will realize ordinary income, at the time the right is exercised, equal to the amount of cash and/or the fair market value of stock received. The Company will be entitled to a corresponding deduction at the time of exercise equal to the income realized by the recipient.

Restricted Stock Awards and Performance Stock Awards. Generally, a participant who has been granted a restricted stock award or a performance stock award will not realize taxable income at the time of grant, but will realize ordinary income upon lapse of the restrictions in an amount equal to fair market value of the shares on the date of lapse. The Company will be entitled to a corresponding income tax deduction equal to the amount of ordinary income that the participant recognizes in connection with such Award.

Deferred Awards. In the event a SAR, restricted stock award or performance stock award is deferred into the Directors DCP by a participant in the Plan, the participant will defer any tax owed on such Award, as described above, until such time as the Award is distributed to the participant. The Company will be entitled to a corresponding deduction upon such distribution.

Payment of Withholding Taxes. To the extent permitted under Section 402 of the Sarbanes-Oxley Act of 2002 and applicable regulations, the CNG Committee may, in its discretion, allow any holder of non-qualified stock options, SARs or unvested shares to satisfy all or part of the withholding taxes incurred by such participant in connection with the exercise of their options or SARs or the vesting of their shares through the surrender or withholding of vested shares of common stock.

For more complete information concerning the Plan, please refer to Appendix E.

The Awards, if any, which may be made in the future under the Plan are not determinable.

The actual amount of any Awards granted under the Plan for the fiscal year ending December 31, 2006 are not presently determinable, as such amounts are dependent on the discretion of the CNG Committee.

The following table summarizes the benefits that were received by the Named Executive Officers, as well as any other employee or group of employees under the Plan, for the fiscal year ended December 31, 2005.

2003 Stock Incentive Plan
Name and Position	Dollar Value ($) (1)	Number of Awards (2)
Matthew P. Wagner	—	—
President and Chief Executive Officer	—	—

Robert M. Borgman	—	—
President and Chief Executive Officer—First National Bank	—	—

Robert G. Dyck	—	—
Executive Vice President and Chief Credit Officer	—	—

Victor R. Santoro	—	—
Executive Vice President and Chief Financial Officer	—	—

Jared M. Wolff	—	—
Executive Vice President, General Counsel and Secretary	—	—

All Non-Executive Officer Directors as a Group	—	—

All Executive Officers as a Group	600,900	10,000

All Non-Executive Officer Employees as a Group	4,356,525	72,500

(1)	Value calculated based on closing price of $60.09 on March 14, 2006.
(2)	All awards granted in 2005 were restricted stock awards vesting incrementally over three or four years. The awards also vest in full upon a change in control, and with respect to 20,000 shares granted on or after November 2, 2005, upon the death of the grantee.

COMPENSATION OF DIRECTORS

On February 4, 2004, based on recommendations from the CNG Committee, the board of directors approved the following compensation to be granted to non-employee directors of the Company for service on the board during their term:

Chairman of the Board	$84,000
Each other non-employee director	$42,000

No increase in compensation to the directors was made in 2005. On February 8, 2006, based on recommendations from the CNG Committee, the board of directors approved the following compensation to be granted to non-employee directors of the Company for service on the board during their term:

Chairman of the Board	$100,000
Each other non-employee director	$50,000

The compensation paid to directors for service on the board is paid quarterly. The Company does not pay a per board meeting fee or a per committee meeting fee. The Company reimburses directors for their reasonable travel, lodging, food and other expenses incurred in connection with their service on the board of directors.

Directors’ Deferred Compensation Plan

The Company has adopted a Directors’ Deferred Compensation Plan, or the Deferred Plan, that allows all directors of the Company and its subsidiaries, including employee directors of the Company and its subsidiaries, to elect by written notice to defer payment of all or a portion of their directors’ fees, in the case of outside directors, or base salary, bonus or other compensation in the case of employee directors, for the next succeeding calendar year into the Deferred Plan. The Deferred Plan permits participants to elect to have deferred amounts invested in a money market account or common stock of the Company. The Deferred Plan has been designed to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. Participation in the Deferred Plan is voluntary and participants may not change their investment elections once made.

The Company has established a rabbi trust, or the Trust, that maintains a separate bookkeeping account for each of the participants in the Deferred Plan and holds the deferred amounts. U.S. Bank, N.A. has been appointed trustee of the Trust and record keeper of the Deferred Plan. All deferred amounts are deemed invested in a money market fund or deemed invested in shares of common stock of the Company depending on the election made by the participant. The value of a participant’s account is measured by the value of and income from Company common stock as well as by the value of interest received from funds invested in a money market account. Full power to construe, interpret and administer the Deferred Plan is vested with an administrative committee, which consists of certain executive officers of the Company and is chaired by the chief financial officer of the Company, or the Administrative Committee.

The Deferred Plan allows amendments to be made by the board from time to time, provided that no such amendment may (without a director’s consent) alter rights to payments of amounts already credited or delay the time at which deferred amounts are scheduled to be paid. The Company intends to maintain the Deferred Plan and Trust in a manner that will allow ongoing availability of the exemption under SEC Rule 16b-3 (unless a ruling is received indicating that such exemption is not necessary) and therefore currently intends to submit to shareholders for approval any amendments which would materially increase the benefits available or the number of shares of common stock which may be issued under the Deferred Plan, or which would materially modify the requirements for participation in the Deferred Plan.

The Company pays all administrative expenses of the Deferred Plan for its participants as well as the applicable portion of the trustee’s and administrator’s fees and expenses. Fees paid for administration of the Deferred Plan in 2005 were $7,380.

Not later than the next regularly scheduled meeting of the Administrative Committee following a participant’s termination of service, the Administrative Committee must direct the trustee to commence distribution of the amounts payable to such participant under the Deferred Plan and direct the trustee of the Trust (described below) as to the form of payment (whether in cash or in Company common stock). Amounts due under the Deferred Plan are paid in a lump sum or in annual installments, consistent with the method of payment selected by the participant at the time of his or her deferral election.

In the event of death, a participant’s payment shall be made to the persons named in the last written instrument signed by the participant and received by the Administrative Committee prior to the participant’s death, and in the event the participant fails to name any person, the amounts shall be paid to the estate or the appropriate participants.

The Company contributes deferred amounts into the Trust, which was established to aid in the accumulation of assets for the payment of amounts deferred. The Company may, in its discretion, contribute to the Trust an amount equal to the amounts deferred by the participants. As of March 14, 2006, the Deferred Plan had assets of $7.3 million and no accrued liabilities.

If the Company becomes insolvent, the trustee is required to cease payments from the Trust and dispose of Trust assets pursuant to the direction of a court of competent jurisdiction.

EXECUTIVE OFFICERS

The following table sets forth, as to each of the persons who currently serves as an executive officer of the Company, such person’s age, current position and the period during which such person has served in such position. Following the table is a description of each executive officer’s principal occupation during the past five years.

Name	Age	Position	Year hired by the Company or Subsidiary
Christopher D. Blake	46	President of the Eastern Region—Pacific Western National Bank	2002
Robert M. Borgman	58	President and Chief Executive Officer—First National Bank	2000
Mark Christian	42	Executive Vice President, Manager of Operations and Systems of the Company	2000
Robert G. Dyck	49	Executive Vice President and Chief Credit Officer of the Company	2001
William A. Hanna	61	President of the Los Angeles—Pacific Western National Bank	2006
Lynn M. Hopkins	38	Executive Vice President of the Company; Chief Financial Officer—Pacific Western National Bank and First National Bank	2002
William T. Powers	65	President of the Desert Region—Pacific Western National Bank	2000
Victor R. Santoro	57	Executive Vice President and Chief Financial Officer of the Company	2003
Michael L. Thompson	60	Executive Vice President—Human Resources of the Company	2001
Matthew P. Wagner	49	President and Chief Executive Officer of the Company	2000
Jared M. Wolff	36	Executive Vice President, General Counsel and Secretary of the Company	2002

Christopher D. Blake is President of the Eastern Region and a director of Pacific Western National Bank. Mr. Blake joined Pacific Western National Bank in October 1994 and served as Chief Credit Officer until being appointed Chief Operating Officer in December 1999. He became President of the Eastern Region when the bank was acquired by the Company on January 31, 2002.

Robert M. Borgman is President and Chief Executive Officer and a director of First National Bank. Prior to assuming his current position in July 2003, Mr. Borgman was Executive Vice President and Chief Credit Officer of the Company, and Executive Vice President, Chief Credit Officer and a director of First National Bank since the Company’s formation in May 2000. Prior to joining the Company, Mr. Borgman was Executive Vice President and Chief Credit Officer of Western Bancorp from August 1997 to November 1999. Prior to joining Western Bancorp, Mr. Borgman was the founder, President and Chief Executive Officer of National Business Finance, Inc., a national commercial finance and factoring organization headquartered in Denver, Colorado, from July 1987 to August 1997.

Mark Christian is Executive Vice President, Manager of Operations and Systems, of the Company. He also serves as a director of each of Pacific Western National Bank and First National Bank. Prior to May 2005 when he assumed his current position, Mr. Christian was Senior Vice President, Operations and Systems, of the Company. Mr. Christian joined the Company in May 2000 with its acquisition of Rancho Santa Fe National Bank, where he had been Senior Vice President of Operations, since 1997.

Robert G. Dyck is Executive Vice President and Chief Credit Officer of the Company; Executive Vice President, Chief Credit Officer and a director of Pacific Western Bank; and Executive Vice President and a director of First National Bank. Prior to becoming Chief Credit Officer of the Company in November 2003, Mr. Dyck was Senior Vice President and Chief Credit Officer of Pacific Western National Bank since January 2001. Mr. Dyck was Senior Vice President and Chief Credit Officer of First Professional Bank from January 2000 to December 2000, when it was acquired by the Company. Mr. Dyck served as Senior Vice President and Senior Credit Officer for Western Bancorp from April 1997 to November 1999.

William A. Hanna is President of the Los Angeles Region of Pacific Western National Bank. He also serves as a director of Pacific Western National Bank. Prior to joining the Company in January 2006, he was President and Chief Executive Officer of Cedars Bank from July 1987 to January 2006 when Cedars Bank was acquired by the Company. Mr. Hanna also served as Chairman of Cedars Bank from October 2004 to January 2006.

Lynn M. Hopkins is Executive Vice President of the Company and Executive Vice President, Chief Financial Officer and a director of each of First National Bank and Pacific Western National Bank. Prior to joining the Company in January 2002, Ms. Hopkins was a Senior Vice President and Controller of California Community Bancshares, Inc., a California-based bank holding company, from February 2000 through December 2001 and, in addition, served as Chief Financial Officer of its wholly-owned subsidiary, Bank of Orange County, from July 2000 through December 2001. From August 1998 to January 2000, Ms. Hopkins was the Controller of Western Bancorp and the Chief Financial Officer of Southern California Bank. Prior to Western Bancorp, Ms. Hopkins was a Senior Manager with KPMG LLP in the financial services assurance practice.

William T. Powers is President of the Desert Region of Pacific Western National Bank. He also serves as a director of Pacific Western National Bank. He formerly served as the President and Chief Executive Officer of First Community Bank of the Desert, a position he held from October 1993 to January 2002, when the bank was merged with Pacific Western National Bank and First Professional Bank, N.A.

Victor R. Santoro is Executive Vice President and the Chief Financial Officer of the Company, and Executive Vice President and a director of each of First National Bank and Pacific Western National Bank. Prior to joining the Company in September 2003, Mr. Santoro was with KPMG LLP, where he had been a partner since 1980, focusing primarily on clients in the banking industry.

Michael L. Thompson is Executive Vice President—Human Resources of the Company, and Executive Vice President—Human Resources and a director of each of First National Bank and Pacific Western National Bank. Prior to joining the Company in September 2000, Mr. Thompson was an Independent Consultant from November 1999 to September 2000. Mr. Thompson served as Senior Vice President—Human Resources of Western Bancorp from December 1998 to November 1999. Prior to joining Western Bancorp, Mr. Thompson was Senior Vice President of Human Resources for Citizens Business Bank from April 1989 to December 1998.

Matthew P. Wagner is President and Chief Executive Officer and a director of the Company. Mr. Wagner is also Chairman of the Board, President and Chief Executive Officer of Pacific Western National Bank and Vice Chairman of the Board of First National Bank. Prior to joining the Company in September 2000, Mr. Wagner was President and Chief Executive Officer of Western Bancorp from October 1996 to November 1999.

Jared M. Wolff is Executive Vice President, General Counsel and Secretary of the Company and Executive Vice President, General Counsel, Secretary and a director of each of First National Bank and Pacific Western National Bank. Prior to joining the Company in October 2002, Mr. Wolff was associated with the Los Angeles office of the law firm Sullivan & Cromwell LLP, from January 2001 through September 2002. From October 1998 to August 2000, Mr. Wolff was Executive Vice President, Operations for eNutrition, Inc., a California retailer of nutritional supplements. From October 1997 to September 1998, Mr. Wolff was an investment banker in the Los Angeles office of Credit Suisse First Boston Corporation. Mr. Wolff is a member of the bars of the State of California and the State of New York.

EXECUTIVE COMPENSATION

The following table sets forth for fiscal years 2005, 2004 and 2003 the compensation for the CEO and for each of the four most highly compensated executive officers of the Company during fiscal 2005, other than the CEO, serving as executive officers at the end of fiscal 2005. These five persons are referred to collectively as the “Named Executive Officers.”

		Annual Compensation			Long-Term Compensation
Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation(1) ($)	Restricted Stock Awards ($)(2)	Securities Underlying Options/SARs (#)	All Other Compensation(3) ($)
Matthew P. Wagner President and Chief Executive Officer	2005 2004 2003	$450,000 441,667 400,000	$675,000 -0- 180,000	$72,584 98,323 45,919	$ — 450,000 3,190,000	— — —	$735 735 656

Robert M. Borgman President and Chief Executive Officer—First National Bank	2005 2004 2003	225,000 225,000 182,708	180,000 -0- 81,000	31,189 38,863 20,244	— 180,000 957,000	— — —	2,107 2,182 128,782

Robert G. Dyck Executive Vice President and Chief Credit Officer	2005 2004 2003	162,500 150,000 130,833	198,000 120,000 50,000	40,983 24,713 8,375	— — 516,000	— — —	576 525 381

Victor R. Santoro Executive Vice President and Chief Financial Officer	2005 2004 2003	287,500 225,000 74,279	360,000 -0- 35,000	41,267 65,170 11,500	— 180,000 1,362,000	— — —	2,107 106,069 —

Jared M. Wolff Executive Vice President, General Counsel and Secretary	2005 2004 2003	207,500 191,667 175,000	252,000 -0- 120,000	31,055 55,099 21,375	— 156,000 797,500	— — —	439 336 —

(1)	Other annual compensation includes amounts for dividends on unvested restricted stock holdings, automobile allowances, and club memberships. The amounts shown for Mr. Wagner include: for 2005, $59,500 in dividends, $1,286 in automobile allowances, and $11,798 in club memberships; for 2004, $90,261 in dividends, $1,198 in automobile allowances and $6,864 in club memberships; and for 2003, $37,500 in dividends, $1,619 in automobile allowances and $6,800 in club memberships. The amounts shown for Mr. Borgman include: for 2005, $21,875 in dividends, $1,190 in automobile allowances, and $8,124 in club memberships; for 2004, $27,629 in dividends, $4,276 in automobile allowances, and $6,958 for club memberships; and for 2003, $11,250 in dividends, $4,809 in automobile allowances and $4,185 in club memberships. The amounts shown for Mr. Dyck include: for 2005, $9,967 in dividends, $12,000 in automobile allowances, and $19,016 in club memberships; for 2004, $12,713 in dividends and $12,000 in automobile allowances; and for 2003, $1,875 in dividends and $6,500 in automobile allowances. The amounts shown for Mr. Santoro include: for 2005, $26,557 in dividends, $12,000 in automobile allowances, and $2,710 in club memberships; for 2004, $33,170 in dividends, $12,000 in automobile allowances, and $20,000 for club memberships; and for 2003, $7,500 in dividends and $4,000 in automobile allowances. The amounts shown for Mr. Wolff include: for 2005, $18,365 in dividends, $10,000 in automobile allowances, and $2,690 in club memberships; for 2004, $23,099 in dividends, $12,000 in automobile allowances, and $20,000 for club memberships; and for 2003, $9,375 in dividends and $12,000 in automobile allowances.

(2)

In June 2004, in lieu of cash bonuses the Company awarded shares of restricted stock to Mr. Wagner (12,525 shares), Mr. Borgman (5,010), Mr. Santoro (5,010), and Mr. Wolff (4,345). These shares of restricted stock vest in annual one-third increments beginning June 14, 2005. In 2003, the Company awarded shares of performance stock to Mr. Wagner (100,000 shares), Mr. Borgman (30,000 shares), Mr. Dyck (10,000 shares) and Mr. Wolff (25,000 shares). The vesting of such shares is dependent upon the achievement of certain earnings per share targets. Half of the shares of performance stock vested in March 2005, and one-half of the remaining performance stock vested in March 2006 and the remainder is expected to vest in March 2007. In 2003, the Company awarded 5,000 shares of restricted stock to Mr. Dyck which vest over a four year period. In 2003, the Company awarded 40,000 shares of restricted stock to Mr. Santoro which began vesting in annual one-third increments in September 2004. The restrictions on all the shares of performance stock and restricted stock lapse and the stock would immediately vest upon a change in control of the Company.

Dividends on the unvested performance stock and the unvested restricted stock are paid at the same rate as that paid on the Company’s outstanding common stock when declared by the board of directors. The amounts of such dividends paid are included in “Other Annual Compensation” in the above table.

The following table presents the number and value of unvested performance stock and unvested restricted stock awards held as of December 31, 2005, using the closing market price of the Company’s common stock of $54.37 per share on that date:

Named Executive Officer	Performance Shares Held	Restricted Shares Held	Total Performance and Restricted Shares Held	Market Value as of December 31, 2005
Matthew P. Wagner	50,000	8,350	58,350	$3,172,490
Robert M. Borgman	15,000	3,340	18,340	997,146
Robert G. Dyck	5,000	3,333	8,333	453,065
Victor R. Santoro	—	16,673	16,673	906,511
Jared M. Wolff	12,500	2,896	15,396	837,081

(3)	Represents Company paid life insurance premiums for all named executive officers and reimbursed moving expenses of $127,198 for Mr. Borgman in 2003 and $103,962 for Mr. Santoro in 2004.

Options/SARs Grants in Last Fiscal Year

The Company did not make any grants of options or stock appreciation rights to its Named Executive Officers during the last fiscal year.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

The following table lists the aggregate number of shares acquired on exercise of options and the value realized during 2005, as well as the aggregate number of unexercised options and the value of unexercised in-the-money options as of December 31, 2005.

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options/SARs at FY-End ($)(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Matthew P. Wagner	41,500	$1,205,783	200,000	—	$5,960,000	—
Robert M. Borgman	—	—	20,000	—	640,800	—
Robert G. Dyck	—	—	8,300	—	228,748	—
Victor R. Santoro	—	—	—	—	—	—
Jared M. Wolff	—	—	20,000	—	474,200	—

(1)	Values are based on the fair market value of Company common stock on December 30, 2005 of $54.37, as reported on Nasdaq, minus the grant price. The actual amount which a Named Executive Officer may realize will depend upon the market price of the Company’s common stock at the time shares obtained upon exercise of such options are sold.

Long-Term Incentive Plan (“LTIP”) Awards in Last Fiscal Year

The Company did not make any LTIP awards to its Named Executive Officers during the last Fiscal year.

Repricing of Options/SARs.

The Company has not adjusted or amended the exercise price of stock options previously awarded to any of its Named Executive Officers during the last fiscal year. The Company has not granted any SARs.

Defined Benefit Plans

The Company has no tax-qualified defined benefit plan or actuarial plan for any of its employees.

Employment Agreements

The Company does not have any employment agreements with its Named Executive Officers.

Termination of Employment and Change-in-Control Arrangements

Retirement Agreements

The Company does not have any retirement agreements with its Named Executive Officers.

Executive Severance Pay Plan

The Company has an Executive Severance Pay Plan, or the Severance Plan, pursuant to which certain executives of the Company and its subsidiaries, including the Named Executive Officers, will be entitled to receive a severance payment from the Company under certain circumstances. The eligible participants are entitled to a severance payment from the Company if, within 24 months after a Change in Control (as defined in the Severance Plan), their employment with the Company or one of its subsidiaries terminates for any reason other than (1) death, (2) disability, (3) termination by the Company or one of its subsidiaries for Just Cause (as defined in the Severance Plan), (4) retirement in accordance with the normal policy of the Company, (5) voluntary termination by such executive other than for Good Reason (as defined in the Severance Plan) or (6) the sale of the Company or the bank subsidiary which employed the executive if the executive has been offered employment with the purchaser on substantially the same terms and conditions under which such executive was employed prior to the sale. The amount of the severance payment under the Severance Plan will be equal to such executive’s compensation (including base salary and target bonus) multiplied by a multiplier ranging from 1 to 3 depending on the executive’s employee grade. In addition, if an executive becomes eligible for a severance payment, such executive will also be entitled to certain welfare benefits, as defined in the Severance Plan, for the applicable severance period set forth in the Severance Plan. In order to become eligible for severance payments under the Severance Plan, the executive must also execute and deliver a release in favor of the Company.

Under the Severance Plan, a Change in Control is defined as: (1) any person or group acquiring beneficial ownership of more than fifty percent (50%) of the aggregate voting securities of the Company or any successor to the Company; (2) the individuals who, as of the most recent date of the Severance Plan, are members of the board, or the Existing Directors, cease, for any reason, to constitute more than fifty percent (50%) of the number of authorized directors of the Company as determined in the manner prescribed by the Company’s articles of incorporation and bylaws; provided, however, that if the election, or nomination for election, by the Company’s shareholders of any new director was approved by a vote of at least fifty percent (50%) of the Existing Directors, such a new director shall be considered an Existing Director; provided, further, however, that no individual shall be considered an Existing Director if such individual initially assumed office as a result of either an actual or threatened “Election Contest” or other actual or threatened solicitation of proxies by or on behalf of anyone other than the board, or a Proxy Contest, including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or (iii) the consummation of (x) a merger, consolidation or reorganization to which the Company is a party, whether or not the Company is the person surviving or resulting therefrom, or (y) a sale, assignment, lease, conveyance or other disposition of all or substantially all of the assets of the Company, in one transaction or a series of related transactions, to any individual or entity other than the Company, where any such transaction or series of related transactions as is referred to in clause (x) or clause (y) above in this subparagraph (iii), or a Transaction, does not otherwise result in a Change in Control pursuant to subparagraph (i) of this definition of Change in Control; provided, however, that no such Transaction shall constitute a Change in Control under this subparagraph (iii) if the persons who were the shareholders of the Company immediately before the consummation of such Transaction are the beneficial owners, immediately following the consummation of such Transaction, of fifty percent (50%) or more of the aggregate voting securities of the entity surviving or resulting from any merger, consolidation or reorganization referred to in clause (x) above in this subparagraph (iii) or the entity to whom the assets of the Company are sold, assigned, leased, conveyed or disposed of in any transaction or series of related transactions referred in clause (y) above in this subparagraph (iii).

The Severance Plan was last amended and approved by the CNG Committee of the board of directors of the Company on February 4, 2005.

Equity Compensation Plan Information

On May 28, 2003, the Company’s shareholders approved the 2003 Stock Incentive Plan, or the Plan, which amended and restated the Company’s 2000 Stock Incentive Plan. On May 26, 2004, the Company’s shareholders approved certain amendments to the Plan to modify the terms pursuant to which the administrator of the Plan could grant awards. The Plan provides for the issuance of performance and restricted stock grants, stock appreciation rights and options to purchase up to 2,500,000 shares of the Company’s common stock. The Company has proposed to increase the shares authorized for issuance under to Plan from 2,500,000 to 3,500,000. Please refer to the “Proposal 4: Proposal to Increase the Shares Available under First Community’s 2003 Stock Incentive Plan” beginning on page 106.

Performance Graph

The Company’s common stock trades on the Nasdaq National Market® under the symbol “FCBP.” Prior to June 1, 2000, trading in the Company’s common stock (as Rancho Santa Fe National Bank) occurred solely “over the counter” and was not extensive. Consequently, sales price information prior to that date consists largely of quotations by dealers making a market in the Company’s common stock and may not represent actual transactions. As a result, the sales price information for the Company’s common stock in the preceding graph for the period prior to June 1, 2000 reflects inter-dealer prices without any adjustments for mark-ups, mark-downs or commissions. In addition, trading in the Company’s common stock prior to June 1, 2000 was limited in volume and may not be a reliable indication of its market value.

The preceding graph shows the yearly cumulative total return on the Company’s common stock with a comparable return on the indicated index for the last five fiscal years. The total return on the Company’s common stock is determined based on the change in the price of the Company’s common stock and assumes reinvestment of all dividends and an original investment of $100. The total return on the indicated index also assumes reinvestment of dividends and an original investment in the index of $100.

REPORT OF THE COMPENSATION, NOMINATING AND GOVERNANCE COMMITTEE

ON EXECUTIVE COMPENSATION

The Compensation, Nominating and Governance Committee, or CNG Committee, of the board of directors during 2005 consisted of Barry C. Fitzpatrick (Chairman), Charles H. Green, Timothy B. Matz, Arnold W. Messer and David S. Williams. Each member of the CNG Committee is “independent” as defined by the rules of the SEC, the listing standards of Nasdaq and the Company’s Corporate Governance Guidelines.

In addition to its responsibilities to make recommendations for nominees to the Company’s board and its committees and to oversee the governance and evaluation process of the board and its committees, it is the duty of the CNG Committee to administer the Company’s compensation system and various incentive plans, including the 2003 Plan and the Executive Incentive Plan. The CNG Committee reviews and approves compensation levels of members of executive management, evaluates the performance of the executive management team and considers executive management succession and related matters. With respect to the compensation of the CEO, the CNG Committee evaluates and recommends such compensation to the board for approval. The CNG Committee reviews with the board all material aspects of compensation for the Company’s executive officers

Compensation Philosophy. The primary goal of the Company’s compensation philosophy is to link a substantial portion of executive compensation (including the compensation of the CEO) to the profitability of the Company. The CNG Committee achieves this goal by tying meaningful grants of equity compensation and an annual bonus to what it believes are the most significant measures of profitability: diluted earnings per share, or EPS, and in some cases EPS adjusted to exclude certain extraordinary charges as well as the effects of noncash expense items, or Cash EPS. The target goals for annual bonuses as well as for long term incentive awards, such as performance stock grants, are generally based on substantial increases in either EPS or Cash EPS performance.

The second goal of the compensation philosophy is to attract and retain highly competent executives. The CNG Committee achieves this objective by setting base compensation and incentives at competitive levels and by awarding meaningful stock-based awards. The CNG Committee reviews executive compensation levels paid by competitors of a similar asset size to the Company, based on available data. The CNG Committee intends to pay at the highest end of the compensation scale, but only if the Company achieves financial performance at the high end of the peer group.

Components of Compensation. The Company compensates its executive officers (including the CEO) in three ways: base compensation, cash bonus and stock-based awards.

Base Compensation—The CNG Committee reviews the base compensation of the CEO and of the executive officers reporting to him. The CNG Committee makes compensation recommendations for the CEO to the full board. Based on recommendations from the CEO, the CNG Committee evaluates and determines compensation levels for the other members of the Company’s executive management team. The CNG Committee reviews banking-related salary survey data, and may request an opinion from outside compensation consultants, before making any significant adjustment to overall base compensation. In 2005, the CNG Committee engaged a compensation consultant to evaluate the components of CEO and executive compensation, and provide a basis of comparison to peer institutions. The CNG Committee does not tie its base compensation decisions to any particular formulas, measurements or criteria, but members take into account the Company’s performance and compensation levels paid by comparable competitors.

Annual Cash Bonus—Pursuant to the Company’s Executive Incentive Plan, annual cash bonuses are paid to executives based on the achievement of certain EPS goals. The following are the bonus percentages applicable to EPS targets that were approved for the Company’s executives for 2005:

Achievement Level Award Opportunities	90% of EPS Target	100% of EPS Target	Over 100% of EPS Target

CEO (Grade 1)	60% of Base Salary	100% of Base Salary	CNG Committee/Board Discretion

Other Executive Officers (Grades 2, 3, A)	50% of Base Salary	80% of Base Salary	CNG Committee Discretion

Not all eligible executive officers will necessarily receive a bonus and not all eligible executive officers will necessarily receive the same bonus. Additional amounts may be paid as bonuses to members of the Company’s executive management team who are deemed by the CNG Committee to have achieved superior performance during the fiscal year. The Company exceeded its 2005 EPS target for cash bonus payments under the Executive Incentive Plan. In consideration of the extraordinary financial performance of the Company during the year and the contribution of executive officers toward this performance, the CNG Committee and the board, in the case of the CEO, authorized cash bonuses for executive officers in excess of the amounts designated for achieving the 2005 EPS target.

Stock-Based Awards—Recommendations of executive management for the grant of stock-based awards to officers of the Company under the Company’s 2003 Stock Incentive Plan, or the Plan, are generally submitted to the CNG Committee during the third quarter of each fiscal year, though such awards may be granted at other times at the discretion of the CNG Committee upon recommendation from executive management. In considering whether to recommend the grant of an award and the size of the grant to be awarded, executive management considers, with respect to the officer, the salary level, the contributions expected toward the growth and profitability of the Company and survey data indicating grants made to similarly situated officers at comparable financial institutions. The CNG Committee decides whether to approve the grant of stock-based awards, and the terms of such grant, after discussion with executive management presenting the grant proposals. Prior to 2003, the primary equity awards granted were stock options. Following the approval of the Plan at the 2003 Annual Meeting of Shareholders in May 2003, the Company chose to grant restricted and performance stock-based awards in lieu of granting stock options as future incentive compensation.

In 2003, the CNG Committee made certain long-term incentive grants of restricted stock and performance stock to a number of members of senior management, including all of the Company’s executive officers. The performance stock grants vest over a seven year period, in whole or in part, based upon the achievement of certain financial targets. The restricted stock grants generally vest in full in thirds over three to four years. Prior to vesting, recipients of restricted stock and performance stock grants are entitled to receive dividends on the shares underlying the grants at the same rate paid to shareholders generally. The CNG Committee made these grants as additional incentives to the Company’s senior officers to improve performance, enhance retention and ultimately increase shareholder value. Half of the performance stock vested in March 2005 and an additional quarter vested in March 2006. The remaining shares of restricted performance stock granted in 2003 are currently expected to vest in March 2007.

In January 2006, the CNG Committee, with authorization from the board in the case of the CEO, made additional grants of performance stock to the CEO and executive officers. The 2006 grants have an expiration date of March 31, 2013 and will vest in full upon the Company achieving the EPS target prior to the expiration of the grants. In February 2006, the CNG Committee recommended, and the board approved, a restricted stock grant for the CEO which will vest in full in four years.

Annually, the CNG Committee reviews all components of compensation payable to the CEO and to executive officers, in terms of current compensation, long-term and incentive compensation, and payouts upon a change in control of the Company, and all other perquisites payable, including reimbursement of business expenses, to ensure that the compensation system is meeting the goals of the Company’s compensation philosophy.

2005 Performance. The Company achieved record results in 2005. In addition to announcing four acquisitions, two of which were completed in 2005 (one was completed in January 2006 and the remaining acquisition is expected to be completed in the second quarter of 2006), the Company had over $120 million in organic loan growth, with net earnings totaling $50.4 million for the year, an increase of 38.5% over 2004.

Further, the Company increased its net interest margin for the year ended December 31, 2005 14.2% over 2004 despite the potential for margin pressure due to rising interest rates. The Company exceeded its EPS target for payout of cash bonuses under the Executive Incentive Plan, as well as the Cash EPS target for the vesting of an additional twenty-five percent of the performance stock granted in 2003.

2005 CEO and Executive Compensation. The CNG Committee reviewed the compensation of Matthew P. Wagner, the CEO, and each of the other nine highest paid executive officers for 2005. The compensation of the CEO and the four most highly compensated officers is set forth under “—Executive Compensation.” It reported to the Board that in the CNG Committee’s opinion, the compensation paid to those officers for 2005 was reasonable in view of the Company’s consolidated performance and the contribution of those officers to that performance. In doing so, the CNG Committee also took into account how the compensation compared to that paid by competing companies as well as economic conditions in the Company’s service area. The CNG Committee recommended an increase in the CEO’s base salary for 2006. Certain executive officers received increases in base salary for 2006.

Statement Regarding Deductibility. Under Internal Revenue Code Section 162(m), the Company’s tax deduction may be limited to the extent total compensation paid to the Company’s chief executive officer or to any of the four other highest-paid executive officers exceeds $1 million in any one tax year. The deduction limit does not apply to payments which qualify as “performance-based” provided certain requirements are met, including receipt of shareholder approval. Regulations under Section 162(m) also permit stock options to be excluded from compensation if certain conditions are met, but restricted stock and restricted stock awards (other than performance stock and performance stock awards) may not be exempt if the aggregate compensation of the executive officer would exceed the limit. The CNG Committee believes that all options and performance stock granted under the Plan, including under the 2000 Stock Incentive Plan (as predecessor to the Plan), meet these conditions. Generally, it is the intent of the CNG Committee to structure the Company’s cash and stock-based compensation programs so that compensation payments and stock-based awards are tax deductible. However, the CNG Committee reserves the discretion to make payments or stock-based awards which are not tax deductible.

SUBMITTED BY THE COMPENSATION, NOMINATING AND GOVERNANCE COMMITTEE OF THE BOARD OF DIRECTORS

Barry C. Fitzpatrick, Chairman

Charles H. Green

Timothy B. Matz

Arnold W. Messer

David S. Williams

INDEPENDENT AUDITOR FEES

The following is a description of fees billed to the Company by KPMG LLP during the last two fiscal years:

Audit Fees: Audit fees include fees for the annual audit of the Company’s consolidated financial statements, review of interim financial statements included in the Company’s quarterly reports on Form 10-Q, review of registration statements filed with the Securities and Exchange Commission, and the issuance of consents and comfort letters. The aggregate audit fees billed to the Company by KPMG LLP for the years ended December 31, 2005 and 2004 totaled approximately $837,000 and $720,260, respectively.

Audit-Related Fees: Audit-related fees billed to the Company by KPMG LLP consisted primarily of certain due diligence services related to acquisition and analysis conducted by KPMG in connection with such due diligence and the audit of certain employee benefit plans. The aggregate audit-related fees billed to the Company by KPMG LLP for the years ended December 31, 2005 and 2004 totaled approximately $259,244 and $25,557, respectively.

Tax Fees: Tax fees include corporate tax compliance, planning and advisory services. The aggregate tax fees billed to the Company by KPMG LLP for the years ended December 31, 2005 and 2004 totaled approximately $205,084 and $201,394, respectively.

All Other Fees: There were no other fees billed to the Company by KPMG LLP for the year ended December 31, 2005 or 2004.

Pre-Approval Policies and Procedures: The Audit Committee has adopted a policy that requires advance approval by the Audit Committee of all audit, audit-related, tax services and all other services performed by the independent auditor. During 2005, the Audit Committee pre-approved all audit services, non-audit services, audit-related services and tax services performed for the Company by KPMG LLP. In approving any non-audit services, the Audit Committee considered whether the provision of such services would be compatible with maintaining KPMG’s independence.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

John M. Eggemeyer was appointed to the Board of Rancho Santa Fe National Bank on February 27, 1995 and was appointed Chairman of the Board on that date. Mr. Eggemeyer became chairman of the board of the Company upon the Company’s formation on May 31, 2000. Pursuant to an agreement, dated November 2, 2005, with Castle Creek Financial, LLC of which Mr. Eggemeyer is chief executive officer, the Company named Castle Creek Financial as the Company’s exclusive financial advisor, or the Castle Creek Contract. The Castle Creek Contract may be cancelled by either party upon thirty (30) days notice, and provides for the payment of the following fees upon the consummation of certain transactions: (a) 2% of the aggregate consideration paid in the event the Company is sold; and (b) in the event of an acquisition of another financial institution by the Company: 1.5% of the aggregate value of the transaction if the aggregate value is $20 million or less; if the aggregate value is over $20 million, $300,000 plus 1.0% of the amount of the transaction in excess of $20 million. Castle Creek Financial is also entitled to reimbursement of its reasonable expenses incurred on behalf of the Company. Castle Creek Financial and its affiliates received approximately $1,239,000 of aggregate fees and expenses from the Company in 2005 for financial advice related to the acquisitions of First American Bank and Pacific Liberty Bank. Castle Creek also received other advisory fees and expenses incurred on behalf of the Company of approximately $31,500 for 2005 under the Castle Creek Contract.

The Castle Creek Contract is reviewed annually by independent members of the board of directors. In approving the Castle Creek Contract, the board concluded that the contract was in the best interests of the Company and its shareholders and was on terms comparable to those prevailing for similar transactions with other persons not having any relationship with the Company. On November 2, 2005, the independent directors of the Board voted to renew the Castle Creek Contract for an additional one year term.

Certain directors and executive officers, entities associated with them and members of their immediate families were customers of and had banking transactions, including loans, with the Company’s subsidiary banks in the ordinary course of business during fiscal 2005. Such loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. These loans did not involve more than the normal risk of collection or present other unfavorable features. The Company expects its subsidiary banks to have banking transactions with such persons in the future.

Since July 2001, the Company has engaged Martin J. Wolff & Co., Inc. as its insurance broker to help the Company evaluate and obtain certain insurance products for the Company and its subsidiaries, including its group health insurance coverage, life and disability insurance and other insurance benefit products. Martin J. Wolff, the chairman of Martin J. Wolff & Co., Inc., is the father of Jared M. Wolff, the Company’s executive vice president, general counsel and secretary who joined the Company in October 2002. Jared Wolff was previously associated with the law firm of Sullivan & Cromwell LLP, which firm has been outside counsel to the Company since its formation in 2000. During 2005, the Company purchased comprehensive group insurance, disability insurance, executive life insurance and other insurance products from Martin J. Wolff & Co., Inc. totaling approximately $3.6 million in premiums. To the best knowledge of the Company, Martin J. Wolff & Co., Inc. received approximately $199,000 in commissions from such purchases. Jared Wolff is not involved in the analysis, negotiation or acquisition of group health, disability, executive life or other insurance products purchased by the Company from Martin J. Wolff & Co., Inc. In the opinion of the Company’s management, the transactions are in the best interests of the Company and its shareholders and have occurred on terms comparable to those available from other providers of similar products who have no relationship with the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership of, and transactions in, the Company’s equity securities with the SEC. Such directors, executive officers and 10% shareholders are also required to furnish the Company with copies of all Section 16(a) reports that they file. Based solely on a review of the copies of such reports received by the Company, and on written representations from certain reporting persons, the Company believes that all Section 16(a) filing requirements applicable to its directors, executive officers and 10% shareholders were complied with during 2005.

OTHER BUSINESS

Except as set forth herein, management has no knowledge of any other business to come before the annual meeting. If, however, any other matters of which management is now unaware properly come before the annual meeting, it is the intention of the persons named in the proxy to vote the proxy in accordance with the recommendations of management on such matters, and discretionary authority to do so is included in the proxy.

Shareholder Proposals

Business must be properly brought before an annual meeting in order to be considered by shareholders. To be considered for inclusion in the First Community’s proxy statement for the 2007 Annual Meeting of Shareholders, a shareholder proposal must be submitted in writing to First Community’s Secretary on or before November 17, 2006 and must satisfy the other requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

Any proposal submitted for the proxy materials will be subject to the rules and regulations of the SEC concerning shareholder proposals. The notice of a proposal must also contain the following items:

•	The shareholder’s name, address, and beneficial ownership of shares of First Community;

•	The text of the proposal to be presented;

•	A brief written statement of the reasons why such stockholder favors the proposal; and

•	Any material interest of such stockholder in the proposal.

Director Nominations

Pursuant to Section 1.12 of Article I of First Community’s bylaws, nominations for the election of directors may be made by a shareholder entitled to vote for the election of directors by submitting a notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of First Community not less than 60 days nor more than 90 days prior to the date of the meeting of the shareholders of First Community called for the election of directors. Director nominations proposed by shareholders to be made at the 2007 annual meeting must be received by our corporate secretary no earlier than January 20, 2007 and no later than              February 19, 2007. Pursuant to First Community’s bylaws and the rules and regulations of the SEC, the notice stating a desire to nominate any person for election as a director of First Community must contain the following items:

•	The stockholder’s name, address, and beneficial ownership of shares of First Community;

•	The name of the person to be nominated;

•	The name, age, business address, residential address, and principal occupation or employment of each nominee;

•	The nominee’s signed consent to serve as a director of First Community, if elected;

•	The number of shares of First Community’s stock beneficially owned by each nominee;

•	A description of all arrangements and understandings between the shareholder and nominee pursuant to which the nomination is to be made; and

•	Such other information concerning the nominee as would be required in a proxy statement soliciting proxies for the election of the nominee under the rules of the SEC.

A copy of First Community specifying the requirements will be furnished to any shareholder upon written request to the Secretary.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders of First Community interested in communicating with a director or with the directors as a group, or persons interested in communicating complaints concerning accounting, internal controls or auditing matters to the Audit Committee, may do so by writing care of the Corporate Secretary, First Community Bancorp, 120 Wilshire Blvd., Santa Monica, CA 90401. The board of directors has adopted a process for handling correspondence received by First Community and addressed to members of the board. Under that process, the Corporate Secretary of First Community reviews all such correspondence and forwards to the board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the board or committees thereof, or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by First Community that is addressed to members of the board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are brought to the attention of First Community’s General Counsel and/or other members of First Community’s management review committee and handled in accordance with procedures established by the Audit Committee with respect to such matters. These procedures include the ability to post reports anonymously via an Internet-based tool or via a toll-free “hot-line” available to employees and advisors for purposes of reporting alleged or suspected wrongdoing.

INCORPORATION BY REFERENCE

The sections in this joint proxy statement-prospectus entitled “Report of Compensation, Nominating and Governance Committee on Executive Compensation”, “Performance Graph” and “Report of the Audit Committee” do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates any such Reports or the performance graph by reference therein.

APPENDIX A

AGREEMENT AND PLAN OF MERGER

BY AND BETWEEN

FIRST COMMUNITY BANCORP

AND

FOOTHILL INDEPENDENT BANCORP

DATED AS OF DECEMBER 14, 2005

Exhibits

A	Form of Voting Agreement
B	Form of Non-Solicitation Agreement
C	Form of Affiliate Letter

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of December 14, 2005 (this “Agreement”), by and among First Community Bancorp, a California corporation (“Acquiror”), and Foothill Independent Bancorp, a Delaware corporation (the “Company”).

WHEREAS, the Company operates as a one-bank holding company for its wholly-owned Subsidiary, Foothill Independent Bank, a California state-chartered bank (the “Company Bank”);

WHEREAS, Acquiror operates as a multi-bank holding company for its wholly-owned Subsidiaries (collectively, the “Acquiror Banks”);

WHEREAS, the respective Boards of Directors of Acquiror and the Company deem it in the best interests of their respective corporations and shareholders to merge the Company with and into Acquiror (the “Holding Company Merger”) upon the terms and subject to the conditions of this Agreement and in accordance with the California General Corporation Law (the “CGCL”) and the General Corporation Law of the State of Delaware (the “DGCL”), respectively, and the merger of Company Bank with and into one of the Acquiror Banks (the “Bank Merger”);

WHEREAS, the parties to this Agreement desire that, upon the terms and subject to the conditions set forth in this Agreement, Acquiror shall acquire all of the outstanding capital stock and options of the Company for an aggregate consideration of $238.0 million dollars;

WHEREAS, the Holding Company Merger is intended to be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”);

WHEREAS, as an inducement for each party to enter into this Agreement, each of the directors and certain of the officers of the Company (the “Company Affiliated Shareholders”) and the directors and certain of the officers of Acquiror (the “Acquiror Affiliated Shareholders”) have executed and delivered (or will within ten (10) days following the date hereof execute and deliver) to Acquiror and the Company, respectively, agreements in the form of Exhibit A (each a “Voting Agreement” and collectively, the “Voting Agreements”), providing that, among other things, the Company Affiliated Shareholders and Acquiror Affiliated Shareholders will, subject to the terms and conditions therein, vote their Company Shares and Acquiror Shares, respectively, in favor of the transactions contemplated hereby; and

WHEREAS, as an inducement for Acquiror to enter into this Agreement, each of the Company Affiliated Shareholders has executed and delivered to Acquiror a non-solicitation agreement with Acquiror in the form of Exhibit B (each a “Non-Solicitation Agreement” and collectively, the “Non-Solicitation Agreements”).

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

The Merger

Section 1.1. The Merger. Upon the terms and subject to satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with the CGCL and DGCL, respectively, the Company, at the Effective Time, shall be merged with and into Acquiror. As a result of the Holding Company Merger, the separate corporate existence of the Company shall cease and Acquiror shall continue as the surviving corporation of the Holding Company Merger (sometimes referred to as the “Surviving Corporation”) pursuant to the laws of the state of California.

Section 1.2. Closing. The consummation of the Holding Company Merger (the “Closing”) shall take place on the second Business Day after the satisfaction or waiver of the conditions set forth in Articles VIII, IX and X, respectively (excluding conditions that, by their nature, cannot be satisfied until, but will be satisfied or waived as of, the Closing Date, but subject to the satisfaction or waiver of those conditions), unless this Agreement has been theretofore terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties hereto (the actual date of the Closing being referred to herein as the “Closing Date”). The Closing shall be held at the offices of Stradling Yocca Carlson & Rauth, 660 Newport Center Drive, Suite 1600, Newport Beach, California 92660, unless another place is agreed to in writing by the parties hereto. As soon as practicable on or after the Closing Date, the parties hereto shall cause the Holding Company Merger to be consummated by filing with the Secretary of State of California this Agreement, duly executed, or another agreement of merger complying with Section 1101 of the CGCL (the “Agreement of Merger”), together with the officers’ certificates prescribed by Section 1103 of the CGCL and by filing with the Secretary of State of Delaware a certificate of merger relating to the Holding Company Merger (the “Certificate of Merger”), in such form as required by, and executed in accordance with the relevant provisions of, the DGCL. The Holding Company Merger shall become effective on the date on which the later of the following filings shall have been completed: (i) the Agreement of Merger and officers’ certificates have been duly filed with the Secretary of State of California and (ii) the Certificate of Merger has been duly filed with the Secretary of State of Delaware (the date and time of such filing, or if another date and time is specified in such filing, such specified date and time, being the “Effective Time”). Subject to the prior written consent of the Company (which it shall not unreasonably withhold), Acquiror may, at any time prior to the Effective Time, change the method of effecting the acquisition of the Company and the Company Bank (including, without limitation, the provisions of this Article II and including, without limitation, by electing not to merge the Company or Company Bank with Acquiror or any of its existing Subsidiaries, but rather with a merger subsidiary of Acquiror) to the extent permitted by applicable law and if and to the extent it deems such change to be necessary, appropriate or desirable; provided, however, that no such change shall (i) alter or change the amount or kind of Merger Consideration, (ii) adversely affect the tax treatment of the Company’s shareholders as a result of receiving the Merger Consideration, (iii) materially impede or delay consummation of the Holding Company Merger or other transactions to be consummated pursuant to this Agreement, or (iv) otherwise be materially prejudicial to the interests of the shareholders of the Company.

Section 1.3. Effect of the Merger. At the Effective Time, the effect of the Holding Company Merger shall be as provided in the applicable provisions of the CGCL and DGCL, respectively. Without limiting the generality of the foregoing, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of the Company and Acquiror shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Acquiror shall become the debts, liabilities and duties of the Surviving Corporation.

Section 1.4. Articles of Incorporation; Bylaws. At the Effective Time, the Articles of Incorporation and Bylaws of the Surviving Corporation shall be the Articles of Incorporation and Bylaws of Acquiror as they exist immediately before the Effective Time, and in each case until thereafter changed or amended as provided therein or pursuant to applicable Law.

Section 1.5. Directors and Officers of Surviving Corporation. At the Effective Time, the initial directors of the Surviving Corporation shall be the directors of Acquiror and one director from the Company, George Langley, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation. The initial officers of the Surviving Corporation shall be the officers of Acquiror, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation.

Section 1.6. Bank Merger. Immediately after the Holding Company Merger, the Company Bank will merge with and into Pacific Western National Bank, all of the outstanding capital stock of which is directly owned by Acquiror, or another of the Acquiror Banks.

ARTICLE II

Consideration; Conversion of Securities; Exchange of Certificates

Section 2.1. Conversion of Securities. At the Effective Time, by virtue of the Holding Company Merger and without any action on the part of Acquiror, the Company or the holders of any of the following securities:

(a) Conversion Generally.

(i) each Company Share issued and outstanding immediately prior to the Effective Time shall be converted into and shall become exchangeable for the right to receive Acquiror Common Stock as provided in Section 2.1(b); and

(ii) all of the Company Shares that were outstanding immediately prior to the Effective Time shall no longer be outstanding and shall cease to exist, and each certificate previously representing any such Company Shares shall thereafter represent the right to receive the Merger Consideration into which such Company Shares were converted in the Holding Company Merger.

(b) Conversion of Company Shares. Subject to the other provisions of this Article II, each Company Share issued and outstanding immediately prior to the Effective Time of the Holding Company Merger shall, by virtue of the Holding Company Merger, be converted into the right to receive a number of shares of Acquiror Common Stock equal to the Exchange Ratio (the “Merger Consideration”). For purposes of this Agreement:

(i) The term “Acquiror Average Closing Price” means the average of the closing prices of Acquiror Shares quoted on the Nasdaq National Market as reported in The Wall Street Journal on each of the last fifteen (15) trading days ending on the day which is the second trading day preceding the Closing Date (the “Acquiror Measuring Period”), whether or not trades occurred on those days.

(ii) “Acquiror Initial Price” means $52.47.

(iii) “Base Company Common Stock Value” means the quotient of:

(A) (1) $235,000,000 minus (2) the Aggregate Option Consideration divided by

(B) the total number of Company Shares outstanding as of the Effective Time.

(iv) “Exchange Ratio” means that number, rounded to four decimal places, derived by dividing the Base Company Common Stock Value by the Acquiror Average Closing Price, provided that (i) if the Acquiror Average Closing Price is less than the Minimum Adjustment Price, the Exchange Ratio shall be equal to the result of dividing the Base Company Common Stock Value by the Minimum Adjustment Price or (ii) if the Acquiror Average Closing Price is greater than the Maximum Adjustment Price, the Exchange Ratio shall be shall be equal to the result of dividing the Base Company Common Stock Value by the Maximum Adjustment Price, in each case as may be adjusted pursuant to Section 2.2.

(v) “Maximum Adjustment Price” means $59.03.

(vi) “Minimum Adjustment Price” means $45.91.

(c) Acquiror Capital Stock. Each outstanding share of Acquiror capital stock shall remain an outstanding share of Acquiror capital stock and shall not be converted or otherwise affected by the Holding Company Merger.

Section 2.2. Change in Acquiror Shares. If between the date of this Agreement and the Effective Time, the outstanding Acquiror Shares shall have been changed into a different number of Acquiror Shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of a class of shares or the like, the Merger Consideration payable per Company Share shall be correspondingly and appropriately adjusted to reflect such event.

Section 2.3. Fractional Shares. Notwithstanding any other provision hereof, no fractional shares of Acquiror Common Stock shall be issued to holders of Company Shares in the Holding Company Merger. In lieu thereof, each such holder entitled to a fraction of a share of Acquiror Common Stock (after taking into account all certificates delivered by such holder and the aggregate number of Company Shares represented thereby) shall receive, at the time of surrender of the certificate or certificates representing such holder’s Company Shares, an amount in cash equal to the Acquiror Average Closing Price multiplied by the fraction of a share of Acquiror Common Stock to which such holder otherwise would be entitled. No such holder shall be entitled to dividends, voting rights, interest on the value of, or any other rights in respect of a fractional share. Fractional shares shall be determined on an aggregate basis for each Company shareholder and not on a per share or per certificate basis.

Section 2.4. Surrender and Exchange of Certificates.

(a) Exchange Agent. Acquiror shall deposit with U.S. Stock Transfer Corporation or such other exchange agent, bank or trust company as may be mutually agreed upon by the parties (the “Exchange Agent”) such certificates of Acquiror Common Stock (the “Acquiror Stock Certificates”) representing the number of whole shares of Acquiror Common Stock issuable in the Holding Company Merger pursuant to Section 2.1 above and Acquiror shall also make available to the Exchange Agent sufficient cash to make all cash payments in lieu of fractional shares pursuant to Section 2.3 (together with the Acquiror Stock Certificates, the “Exchange Fund”).

(b) Exchange Procedures. Acquiror shall cause the Exchange Agent, promptly after the Effective Time (and in no event later than five (5) Business Days following the Effective Time), to mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding Company Shares (the “Company Stock Certificates”) that were converted into the right to receive the Merger Consideration pursuant to Section 2.1, (i) a letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the Company Stock Certificates shall pass only upon delivery of the Company Stock Certificates to the Exchange Agent and shall be in such form and have such other customary provisions as Acquiror and the Company may reasonably specify) and (ii) instructions for completion and use in effecting the surrender of the Company Stock Certificates in exchange for the Merger Consideration. Upon surrender of a Company Stock Certificate for cancellation to the Exchange Agent, together with such letter of transmittal duly executed in accordance with the instructions contained therein, the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor an Acquiror Stock Certificate representing the number of whole shares of Acquiror Common Stock that such holder has the right to receive pursuant to this Article II (together with payment of cash in lieu of fractional shares which such holder has the right to receive pursuant to Section 2.3) and the Company Stock Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Company Shares that is not registered in the transfer records of the Company, the Merger Consideration may be issued to a transferee of the record holder of such Company Shares if the Company Stock Certificate representing such Company Shares is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.4, each Company Stock Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration provided for in Section 2.1 hereof.

(c) Return of Acquiror Stock Certificates. Any portion of the Merger Consideration which remains undistributed to the holders of Company Shares for six (6) months after the Effective Time shall be delivered to Acquiror upon demand, and any holders of Company Shares who have not theretofore surrendered their Company Stock Certificates, or any of them, as provided in this Section 2.4, shall thereafter look only to Acquiror for the Merger Consideration to which they are entitled, without any interest thereon.

(d) Distributions and Voting with Respect to Unexchanged Company Shares. Until surrendered for exchange in accordance with the provisions of this Section 2.4, each certificate theretofore representing shares of Company Shares shall from and after the Effective Time represent for all purposes only the right to receive Acquiror Shares and cash in lieu of fractional shares as set forth in this Agreement. Notwithstanding any other provision of this Agreement, no dividends or other distributions in respect of Acquiror Shares with a record date after the Effective Time shall be paid to any person holding a Company Stock Certificate until such Company Stock Certificate has been surrendered for exchange as provided for in this Section 2.4. Subject to applicable Laws and the immediately preceding sentence, following surrender of any such Company Stock Certificate, there shall be paid to the holder of the Acquiror Stock Certificate issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date on or after the Effective Time theretofore payable with respect to the Acquiror Shares represented thereby, as well as any dividends with respect to the Company Shares represented by the surrendered Company Stock Certificate declared prior to the Effective Time but theretofore unpaid. Former shareholders of record of the Company shall not be entitled to vote after the Effective Time at any meeting of Acquiror shareholders until such holders have exchanged their certificates representing Company Shares for certificates representing Acquiror Shares in accordance with the provisions of this Agreement.

(e) Transfers. On or after the Effective Time, there shall be no transfers of Company Shares on the stock transfer books of the Company.

(f) No Liability. None of Acquiror, the Exchange Agent or the Company shall be liable to any holder of Company Shares for any Merger Consideration deposited with the Exchange Agent which is properly delivered to a public official pursuant to any abandoned property, escheat or similar Law.

(g) Lost Certificates. If any Company Stock Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Company Stock Certificate to be lost, stolen or destroyed and, if reasonably required by Acquiror, the posting by such person of a bond, in such reasonable amount as Acquiror may direct, as indemnity against any claim that may be made against it with respect to such Company Stock Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Company Stock Certificate the Merger Consideration to which the holder thereof is entitled, without any interest thereon.

(h) Withholding. Acquiror or the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Company Shares such amounts as Acquiror or the Exchange Agent is required to deduct and withhold under applicable Law with respect to the making of such payment. To the extent that amounts are so withheld by Acquiror or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Company Shares in respect of whom such deduction and withholding was made by Acquiror or the Exchange Agent.

Section 2.5. Effect of Merger on Company Options. The outstanding options, warrants or other right to purchase shares of Company Common Stock (collectively, the “Company Options”) shall be treated as follows in connection with the Holding Company Merger:

(a) The Company Board shall prior to the anticipated Closing Date declare (an “Acceleration Declaration”) each Company Option that is then outstanding but that is not then exercisable to be fully vested and exercisable as of the date of such Acceleration Declaration, but subject to the condition that the Holding Company Merger shall be consummated.

(b) Immediately prior to the Effective Time, each outstanding Company Option will be cancelled and terminated by the Company in exchange for an amount of cash, without interest, equal to the number of Company Shares that may be purchased under such Company Option multiplied by the Option Spread (the “Option Consideration”) less applicable Taxes required to be withheld with respect to such payment. The “Option Spread” for a Company Option will be equal to the arithmetic difference between (y) the exercise price of the Company Option and (z) the product of the Exchange Ratio and the Acquiror Average Closing Price. The Company’s obligations with respect to the cancellation of the Company Options are contained in Section 6.10.

ARTICLE III

Representations and Warranties of the Company

Except as set forth in a disclosure schedule delivered by the Company to Acquiror prior to the execution of this Agreement (the “Company Disclosure Schedule”), which identifies exceptions by specific Section references (provided that any information set forth in any one section of the Company Disclosure Schedule shall be deemed to apply to each other applicable Section or subsection thereof if its relevance to the information called for in such Section or subsection is reasonably apparent), the Company hereby represents and warrants to Acquiror as follows:

Section 3.1. Organization and Qualification of Company and Subsidiaries. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and is a registered bank holding company under the BHCA. Each Subsidiary of the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Company Bank is a California state chartered bank and is duly licensed by the California Commissioner of Financial Institutions as a commercial bank and is a member of the Federal Reserve System and its deposits are insured by the FDIC through the Bank Insurance Fund in the manner and to the fullest extent provided by law. Each of the Company and its Subsidiaries has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its respective properties and to carry on its business as it is now being conducted. Each of the Company and its Subsidiaries is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company.

Section 3.2. Certificate of Incorporation and Bylaws; Corporate Books and Records. The copies of the Company’s Certificate of Incorporation, as amended (the “Company Certificate”), and Bylaws, as amended (the “Company Bylaws”), that are listed as exhibits to the Company’s Form 10-K for the year ended December 31, 2004 are complete and correct copies thereof as in effect on the date hereof. The Company is not in violation of any of the provisions of the Company Certificate or the Company Bylaws. True and complete copies of all minute books of the Company and each of its Subsidiaries, containing minutes of meetings held and actions taken by their respective Boards of Directors or any committees thereof during the period from January 1, 2003 to the date hereof, have been made available by the Company to Acquiror. All material actions of the Company Board are reflected in such books.

Section 3.3. Capitalization.

(a) The authorized capital stock of the Company consists of 25,000,000 shares of Company Common Stock, par value $0.001 per share. As of the date hereof, (i) 8,519,892 shares of Company Common Stock are issued and outstanding, all of which are validly issued and fully paid, nonassessable and free of preemptive rights (and were not issued in violation of preemptive rights), (ii) no shares of Company Common Stock are held in the treasury of the Company or by its Subsidiaries and (iii) 858,622 shares of Company Common Stock are issuable (and such number is reserved for issuance) upon exercise of Company Options outstanding as of the date hereof (the “Company Option Shares”). All of the issued and outstanding shares of capital stock or other equity securities of the Company have been issued in compliance with applicable federal and state securities laws.

(b) Except for the Company Options, the shareholder Rights issued pursuant to the Rights Agreement, and arrangements and agreements set forth in Section 3.3(b) of the Company Disclosure Schedule, there are no (i) options, warrants or other rights, agreements, arrangements or commitments of any character to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound relating to the issued or unissued capital stock or other Equity Interests of the Company or any of its

Subsidiaries, or (ii) securities convertible into or exchangeable for such capital stock or other Equity Interests, or obligating the Company or any of its Subsidiaries to issue or sell any shares of its capital stock or other Equity Interests, or (iii) securities convertible into or exchangeable for such capital stock of, or other Equity Interests in, the Company or any of its Subsidiaries. The Company has provided Acquiror with a true and complete list, as of the date hereof, of the prices at which outstanding Company Options are exercisable, the number of Company Option Shares outstanding at each such price and the date of grant, expiration date and type (qualified or non-qualified under Section 422 of the Code) of each such Company Option. All of the Company Option Shares, upon their issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and will not be issued in violation of preemptive rights.

(c) Except for the Voting Agreements, and except as set forth in Section 3.3(c) of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company or any of its Subsidiaries (i) restricting the transfer of, (ii) affecting the voting rights of, (iii) requiring the repurchase, redemption or disposition of, or containing any right of first refusal with respect to, (iv) requiring the registration for sale of, or (v) granting any preemptive or antidilutive right with respect to, any shares of Company Common Stock or any capital stock of, or other Equity Interests in, the Company or any of its Subsidiaries. To the knowledge of the Company, other than the Voting Agreements and Company Rights Agreement, there are no proxies, voting agreements, voting trusts, rights plans, anti-takeover plans or registration rights agreements with respect to any shares of the capital stock, equity or voting interests in the Company.

(d) The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or that are convertible into or exercisable for securities having the right to vote) with the shareholders of the Company on any matter.

Section 3.4. Subsidiaries. The Company has no Subsidiaries other than those listed in Section 3.4 of the Company Disclosure Schedule, and there are no Subsidiaries of such Subsidiaries. The Company owns all of the issued and outstanding capital stock of each of its Subsidiaries, free and clear of any pledges, security interests, options, liens, claims or other encumbrances of any kind (collectively, the “Liens”). All of the issued and outstanding shares of capital stock of each of the Company’s Subsidiaries have been validly issued and are fully paid and non-assessable. There are no outstanding contractual obligations of the Company or any of its Subsidiaries to make any investment in any of its Subsidiaries or any other person. None of the Company’s Subsidiaries has (i) any arrangements or commitments obligating any of them to issue shares of any of its capital stock or any securities convertible into or having the right to purchase shares of any of its capital stock, or (ii) any bonds, debentures, notes or other obligations outstanding that entitle the holders thereof to vote (or that are convertible into or exercisable for securities having the right to vote) on any matters on which its shareholders may vote. Except as set forth on Section 3.4 of the Company Disclosure Schedule, the Company does not, directly or indirectly, beneficially own any equity securities or similar interests of any person or any interests of any person or any interest in a partnership or joint venture of any kind.

Section 3.5. Authority.

(a) The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by action of the Company (other than the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding Company Shares entitled to vote thereon). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Acquiror, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (regardless of whether such enforceability is considered in equity or at law).

(b) By resolutions duly adopted at a meeting of the Company Board duly called and held on December 13, 2005, by the unanimous vote of the Company Board required to do so pursuant to the Company Certificate and the applicable provisions of the DGCL, the Company Board has duly (i) declared this Agreement advisable and determined that the transactions contemplated hereby (including the Holding Company Merger) are fair to and in the best interests of the Company and its shareholders, (ii) approved and adopted this Agreement and the Company Voting Agreements by the affirmative vote of a majority of the members of the Company Board, and (iii) resolved to recommend that the shareholders of the Company vote for the adoption of this Agreement (the “Company Board Approval”). A true and correct copy of such resolutions, certified by the Company’s corporate secretary, will be furnished to Acquiror and none of such resolutions has been rescinded or revoked, in whole or in part, or modified in any way. The Company Board Approval constitutes approval of this Agreement for purposes of Section 203 of the DGCL and represents the only action necessary to ensure that the restrictions of Section 203 of the DGCL do not apply to the execution and delivery of this Agreement, the Company Voting Agreements or the consummation of the Holding Company Merger.

Section 3.6. No Conflict; Required Filings and Consents.

(a) Except as set forth in Section 3.6(a) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, (i) conflict with or violate any provision of the Company Certificate or Company Bylaws or any equivalent organizational documents of any of its Subsidiaries, (ii) conflict with or violate any Law applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (assuming that all consents, approvals, authorizations and permits described in Section 3.6(b) have been obtained and all filings and notifications described in Section 3.6(b) have been made and any waiting periods thereunder have terminated or expired) or (iii) require any consent or approval under, result in any breach of or any loss of any benefit under, constitute a change of control or default (or an event which with notice or lapse of time or both would become a default) under or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of the Company or any of its Subsidiaries pursuant to, any Company Material Contract (as defined in Section 3.14 herein), lease with respect to real estate or Company Permit, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, losses, defaults, or failures to obtain any consent or approval, or other occurrences which would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company.

(b) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except with respect to any required Government Approvals.

Section 3.7. Permits; Compliance With Law.

(a) Each of the Company and its Subsidiaries is in possession of all authorizations, licenses, permits, certificates, approvals and clearances of any Governmental Entity necessary for it to own, lease and operate its properties or to carry on its business substantially in the manner described in the Company SEC Filings and substantially as it is being conducted as of the date hereof (the “Company Permits”), and all such Company Permits are valid and in full force and effect and, to the Company’s knowledge, no suspension or cancellation of any of them is threatened, except where the failure to have, or the suspension or cancellation of, or failure to be valid or in full force and effect of, any of the Company Permits would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company.

(b) None of the Company or any of its Subsidiaries is in default or violation of (a) any Company Permits or (b) any Laws applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, including, without limitation, the Equal

Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Bank Secrecy Act and all other fair lending laws and other laws relating to discriminatory business practices, except in each case for any such defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company. “Bank Secrecy Act” means the Currency and Foreign Transaction Reporting Act (31 U.S.C. Section 5311 et seq.), as amended. “Community Reinvestment Act” means the Community Reinvestment Act of 1977 (12 U.S.C. 2901 et seq.), as amended. “Equal Credit Opportunity Act” means the Equal Credit Opportunity Act (15 U.S.C. Section 1691 et seq.) as amended. “Fair Housing Act” means the Fair Housing Act (420 U.S.C. Section 3601 et seq.), as amended. “Home Mortgage Disclosure Act” means the Home Mortgage Disclosure Act (12 U.S.C. Section 2801 et seq.), as amended. “National Labor Relations Act” means the National Labor Relations Act, as amended.

(c) The Company and each of its Subsidiaries have adopted such procedures and policies as are, in the reasonable judgment of Company management, necessary or appropriate to comply with Title III of the USA Patriot Act and, to the knowledge of the Company, is in such compliance. “USA Patriot Act” means the USA Patriot Act (Pub. L. No. 107 56).

(d) Other than customary and ordinary periodic examinations by federal and state regulatory agencies, including, without limitation, the FRB and DFI, or except as set forth in Section 3.7(d) of the Company Disclosure Schedule, no investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the knowledge of the Company, threatened, nor has the Company nor any of its Subsidiaries received since January 1, 2003, any notification or communication from any Governmental Entity (A) asserting that the Company or any of its Subsidiaries is not in compliance, in any material respect, with any of the Laws which such Governmental Entity enforces or (B) threatening to revoke any Company Permit (nor, to the Company’s knowledge, do any grounds for any of the foregoing exist).

Section 3.8. SEC Filings; Financial Statements; Regulatory Reports.

(a) The Company has timely filed and will timely file all registration statements, prospectuses, forms, reports, definitive proxy statements, schedules and other documents and filings required to be filed by it under the Securities Act or the Exchange Act, as the case may be, since January 1, 2003 (the “Applicable Date”) (collectively, including those filed or furnished subsequent to the date of this Agreement, the “Company SEC Filings”). None of the Company’s Subsidiaries is required to file periodic reports with the SEC pursuant to the Exchange Act. Each Company SEC Filing (i) as of the time it was filed, complied or will comply in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 (the Sarbanes-Oxley Act”), and the rules and regulations promulgated thereunder, as the case may be, and (ii) did not or will not, at the time it was or is filed (or if subsequently amended or superseded by a Company SEC Filing then on the date of such subsequent filing), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(b) The Company’s consolidated financial statements (including, in each case, any notes thereto) contained in the Company SEC Filings, were or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of interim consolidated financial statements, where information and footnotes contained in such financial statements are not required to be in compliance with GAAP), and in each case such consolidated financial statements fairly presented, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and the consolidated Subsidiaries of the Company as of the respective dates thereof and for the respective periods covered thereby (subject, in the case of unaudited statements, to normal year-end adjustments which were not and which are not expected to be, individually or in the aggregate, material to the Company and its consolidated Subsidiaries taken as a whole).

(c) Except as and to the extent adequately provided for, in the aggregate, on the consolidated balance sheet of the Company and its consolidated Subsidiaries as of September 30, 2005 (the “Company Balance Sheet”), between September 30, 2005 and the date hereof, neither the Company nor any of its consolidated Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with GAAP, except for liabilities or obligations (i) that, in the aggregate, are adequately provided for in the Company Balance Sheet, (ii) incurred in the ordinary course of business since September 30, 2005 and the date hereof that would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company, or (iii) incurred or provided for in this Agreement.

(d) The Company is in compliance with the applicable listing and corporate governance rules and regulations of the NASDAQ, except where the failure to be in such compliance would not have, individually or in the aggregate, a Material Adverse Effect with respect to the Company. Except as permitted by the Exchange Act, including Sections 13(k)(2) and (3) or rules of the SEC (including extensions of credit pursuant to Regulation O), since the enactment of the Sarbanes-Oxley Act, neither the Company nor any of its Affiliates has made, arranged or modified (in any material way) any extensions of credit in the form of a personal loan to any executive officer or director of the Company. For purposes of this Agreement, the term “Affiliate” when used with respect to any party shall mean any person who is an “affiliate” of that party within the meaning of Rule 405 promulgated under the Securities Act.

(e) Each required form, report and document containing financial statements that the Company has filed with or furnished to the SEC since January 1, 2003 was accompanied by the certifications required to be filed or furnished by the Company’s chief executive officer and chief financial officer pursuant to the Sarbanes-Oxley Act, and at the time of filing or submission of each such certification, such certification (i) was true and accurate and complied in all material respects with the Sarbanes-Oxley Act, (ii) did not contain any qualifications or exceptions to the matters certified therein, except as otherwise permitted under the Sarbanes-Oxley Act or the rules and regulations thereunder, and (iii) has not been modified or withdrawn. Neither the Company nor any of its officers has received notice from any Governmental Entity questioning or challenging the accuracy, completeness, content, form or manner of filing or furnishing of such certifications. As of the end of the period covered by the most recently filed periodic report under the Exchange Act, the Company’s disclosure controls and procedures (as defined in Sections 13a-15(e) and 15d-15(e) of the Exchange Act) were effective to provide reasonable assurance that material information, relating to the Company and its consolidated Subsidiaries, required to be included in any of the Company SEC Filings, were made known to Company management, including its Chief Executive Officer and Chief Financial Officer, respectively, on a timely basis.

(f) Each of the Company and its Subsidiaries has filed all material documents and reports relating to each of the Company and its Subsidiaries required to be filed with the FRB, the FDIC (in the case of any Subsidiary of the Company, if applicable), the DFI or any other Governmental Entity having jurisdiction over its business or any of its assets or properties (each a “Regulatory Authority” and collectively, the “Regulatory Authorities”). All such reports conform or will conform in all material respects with the requirements promulgated by such Regulatory Authorities and as of their respective dates, such documents and reports did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 3.9. Regulatory Matters. Except as may otherwise be set forth in Section 3.9 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries (i) is, directly or indirectly, party or subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any Regulatory Authority or (ii) has been advised by, or has any knowledge of facts which are reasonably expected to give rise to an advisory notice by, any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission. Except as set forth on Section 3.9 of the Company Disclosure Schedule, all compliance or corrective action relating to the Company or any of its Subsidiaries required by Regulatory Authorities having jurisdiction over the Company or any of its Subsidiaries has been taken. Each of the Company and its Subsidiaries has paid all assessments made or imposed by and required to have been heretofore paid to any Regulatory Authority.

Section 3.10. Absence of Certain Changes or Events. Since December 31, 2004, except as specifically contemplated by, or as disclosed in, this Agreement or Section 3.10 of the Company Disclosure Schedule, each of the Company and its Subsidiaries has conducted its business in, and has not engaged in any material transaction other than according to, the usual and ordinary course consistent with past practice and, since such date, there has not been:

(a) any Material Adverse Effect with respect to the Company circumstance, occurrence or development (including any adverse change with respect to any circumstance, occurrence or development existing on or prior to December 31, 2004) which, individually or in the aggregate, would have a Material Adverse Effect with respect to the Company;

(b) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Company or any of its Subsidiaries, whether or not covered by insurance;

(c) other than regular quarterly dividends on Company Shares of not in excess of $0.15 per Share, any declaration, setting aside or payment of any dividend or other distribution in cash, stock or property in respect of the capital stock of the Company or any of its Subsidiaries;

(d) any material change in any method of accounting or accounting practice by the Company or its Subsidiaries;

(e) any material increase in the compensation payable or that could become payable by the Company to officers or key employees or any amendment of any of the Benefit Plans other than (i) increases or amendments in the ordinary and usual course consistent with past practice or (ii) pursuant to any employment agreements already in existence prior to the date hereof that the Company or any of its Subsidiaries has with any officers or key employees; or

(f) any agreement to do any of the foregoing, unless otherwise permitted herein.

Section 3.11. Employee Benefit Plans.

(a) Section 3.11(a) of the Company Disclosure Schedule lists as of the date hereof all Company Benefit Plans providing for material compensation or other material benefits, excluding agreements with former employees under which the Company has no remaining monetary obligations. There have been made available to Acquiror true and complete copies of (i) each such written Company Benefit Plan including but not limited to, any trust instruments, insurance contracts and, with respect to any employee stock ownership plan, loan agreements forming a part of any Company Benefit Plan, and all amendments thereto, (ii) the most recent annual report on Form 5500 series, with accompanying schedules and attachments, filed with respect to each Company Benefit Plan required to make such a filing, and (iii) the most recent actuarial valuation for each Company Benefit Plan, if any, that is subject to Title IV of ERISA.

(b) Except as set forth in Section 3.11(b) of the Company Disclosure Schedule, (i) except as required by Law none of the Company Benefit Plans promises or provides retiree medical, life or other retiree welfare benefits to any person, and none of the Company Benefit Plans is a “multiemployer plan” as such term is defined in Section 3(37) of ERISA nor has the Company, its Subsidiaries or any ERISA Affiliate (x) maintained or contributed to or has within the past six years maintained or contributed to a pension plan that is subject to Subtitles C or D of Title IV of ERISA or (y) maintains or has an obligation to contribute to or has within the past six years maintained or has an obligation to contribute to a multiemployer plan; (ii) there has been no “prohibited transaction,” as such term is defined in Section 406 of ERISA and Section 4975 of the Code with respect to any Company Benefit Plan, which could subject the Company or any subsidiary to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which could be material and neither the Company nor any of its Subsidiaries expects to incur a material tax penalty imposed by Section 4980F of the Code or Section 502 of ERISA; (iii) all Company Benefit Plans providing for material compensation or other material benefits are in substantial compliance with the requirements prescribed by any and all statutes (including ERISA and the Code), orders, or governmental rules and regulations currently in effect with respect thereto (including all applicable requirements for notification to participants or the Department of Labor, the Pension Benefit Guaranty Corporation (the “PBGC”), Internal Revenue Service (the “IRS”) or Secretary of the Treasury), and the Company and each of its Subsidiaries have performed their respective obligations required to be performed by them under, are not in default under or violation of, and have no knowledge of any default or violation by any other party to, any of the Company Benefit Plans, except for any immaterial instances of non-compliance, failures to perform, or defaults or violations; (iv) each Company Benefit Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code is the subject of a favorable determination letter from the IRS covering all tax law changes prior to the Economic Growth and Tax Relief Reconciliation Act of 2001 or has applied to the IRS for such favorable determination letter within the applicable amendment period under Section 401(b) of the Code, and, to the Company’s knowledge, nothing has occurred which may reasonably be expected to impair or revoke such favorable determination letter or result in loss of qualification of such plan under Section 401(a) of the Code; (v) all contributions required to be made to any Company Benefit Plan pursuant to Section 412 of the Code, or the terms of the Company Benefit Plan or any collective bargaining agreement, have been made on or before their due dates and all obligations in respect of each Company Benefit Plan have been properly accrued and reflected in the consolidated financial statements; (vi) with respect to each Company Benefit Plan, no “reportable event” within the meaning of Section 4043 of ERISA (excluding any such event for which the 30 day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred; and (vii) neither the Company nor any ERISA Affiliate has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than liability for premium payments to the PBGC arising in the ordinary course).

(c) Except as set forth in Section 3.11(c) of the Company Disclosure Schedule, no amount that could be received (whether in cash or property or the vesting or the acceleration of vesting of property), as a result of the consummation of the transactions contemplated by this Agreement, by any employee, officer or director of the Company or any of its Subsidiaries who is a “disqualified individual” (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any Company Benefit Plan could be characterized as an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code).

(d) Except as required by Law, no Company Benefit Plan provides any retiree or post-employment medical, disability or life insurance benefits. No Company Benefit Plan is a voluntary employee benefit association under Section 501(a)(9) of the Code. As of the date hereof there is no material pending or, to the knowledge of the Company threatened, litigation relating to the Company Benefits Plans. The Company and each ERISA Affiliate are in material compliance with (i) the requirements of the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and the regulations thereunder and any similar state law and (ii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations thereunder.

(e) Neither the Company nor any of its Subsidiaries maintains, sponsors, contributes or has any liability with respect to any employee benefit plan, program or arrangement that provides benefits to non-resident aliens with no U.S. source income outside of the United States.

Section 3.12. Labor and Other Employment Matters.

(a) The Company and each of its Subsidiaries is in compliance in all material respects with all applicable Laws respecting labor, employment, fair employment practices, terms and conditions of employment, workers’ compensation, occupational safety, plant closings, and wages and hours. Except as set forth in Section 3.12(a) of the Company Disclosure Schedule, none of the Company or any of its

Subsidiaries is a party to any collective bargaining or other labor union contract applicable to persons employed by the Company or any of its Subsidiaries, and no collective bargaining agreement or other labor union contract is being negotiated by the Company or any of its Subsidiaries. There is no material labor dispute, strike, slowdown or work stoppage against the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened. To the Company’s knowledge, no employee of the Company or any of its Subsidiaries is, in any material respect, in violation of any term of any employment contract, non-disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company or such Subsidiary because of the nature of the business conducted or presently proposed to be conducted by it or to the use of trade secrets or proprietary information of others.

(b) The Company has identified in Section 3.12(b)(i) of the Company Disclosure Schedule and has made available to Acquiror true and complete copies of (i) all employment agreements that the Company or any of its Subsidiaries has with any directors, officers or employees of or consultants to the Company or any of its Subsidiaries, (ii) all Severance Arrangements, and (iii) all Change in Control Arrangements. Except as set forth in Section 3.12(b)(ii) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby by the Company will (either alone or in conjunction with any other event, such as termination of employment) (A) result in any payment or the increase of such payment (including, without limitation, severance, unemployment compensation, parachute or otherwise) becoming due to any director, officer, employee or consultant of the Company or any of its Subsidiaries from the Company or any of its Subsidiaries, (B) significantly increase any benefits otherwise payable, (C) result in any acceleration of the time of payment or vesting of or result in any payment or funding (through a grantor trust or otherwise) any compensation or benefits, under or pursuant to any such employment agreements or Severance or Change in Control Arrangements, (D) limit or restrict the right of the Company or, after the consummation of the transaction contemplated hereby, the Acquiror to merge, amend or terminate any of the Company Benefit Plans, or (E) result in payments under any of the Company Benefit Plans which would not be deductible under Section 162(m) or Section 280(G) of the Code. No individual who is a party to any such employment agreement or a party to or covered by any such Severance or Change in Control Arrangements has terminated his or her employment or has been terminated, nor, to the Company’s knowledge, has any event occurred, other than the transactions contemplated by this Agreement, that has given or could reasonably be expected to give rise to a severance obligation on the part of the Company under any such agreement or arrangement.

Section 3.13. Transactions with Interested Persons. Except as set forth in the Company SEC Filings filed prior to the date of this Agreement, or as disclosed in Section 3.13 of the Company Disclosure Schedule, no officer, director or employee of the Company or any of its Subsidiaries nor, to the Company’s knowledge, any member of the immediate family of any such officer, director or employee, is presently a party to any transaction with the Company or any of its Subsidiaries of the type or involving an amount that requires such transaction to be disclosed pursuant to Item 404 of Regulation S-K. Except as disclosed in Section 3.13 of the Company Disclosure Schedule, neither the Company nor any Subsidiary has any transactions with affiliates within the meaning of Sections 23A and 23B of the Federal Reserve Act.

Section 3.14. Material Contracts. Except as set forth on Section 3.14 of the Company Disclosure Schedule, none of the Company or any of its Subsidiaries is a party to or bound by any Contract that (a) is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K) or which imposes any non-competition, non-solicitation or similar covenants on the Company or any of its Subsidiaries (collectively, the “Company Material Contracts”), or (b) which would prohibit or materially delay the consummation of the Holding Company Merger or any of the transactions contemplated by this Agreement. Each Company Material Contract is valid and binding on the Company or its applicable Subsidiary (as the case may be) that is a party thereto and, to the Company’s knowledge, each other party thereto, and is in full force and effect, and the Company or its Subsidiary that is a party thereto has performed all of its obligations required to be performed by it to the date hereof under each such Company Material Contract and, to the Company’s knowledge, each other party to each Company Material Contract has in all respects performed all obligations required to be performed by it under such Company Material Contract, except as would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company. None of the Company or any of its Subsidiaries has received any written notice of any violation or default under (or any condition which with the passage of time or the giving of notice would cause such a violation of or default under) any Company Material Contract.

Section 3.15. Litigation. Except as and to the extent disclosed in the Company SEC Filings filed prior to the date of this Agreement or as set forth in Section 3.15 of the Company Disclosure Schedule, (a) there are no suits, claims, actions, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or for which the Company or any of its Subsidiaries is obligated to indemnify a third party, the outcome of which is expected to have, individually or in the aggregate, a Material Adverse Effect with respect to the Company and (b) neither the Company nor any of its Subsidiaries is subject to any outstanding and unsatisfied order, writ, injunction, decree or arbitration ruling, award or other finding. There is no suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries that, as of the date hereof, challenges the validity or propriety, or seeks to prevent consummation of, the Holding Company Merger or any other transaction contemplated by this Agreement.

Section 3.16. Environmental Matters. Except as would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company:

(a) The Company and each of its Subsidiaries (i) is in compliance with all, and is not subject to any liability with respect to any, applicable Environmental Laws, (ii) holds or has applied for all Environmental Permits necessary to conduct its current operations, and (iii) is in compliance with its respective Environmental Permits.

(b) None of the Company or any of its Subsidiaries has received any written notice, demand, letter, claim or request for information alleging that the Company or any of its Subsidiaries may be in violation of, or liable under, any Environmental Law.

(c) None of the Company or any of its Subsidiaries (i) has entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to (A) compliance with Environmental Laws or Environmental Permits or (B) the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials and no investigation, litigation or other proceeding is pending or, to the knowledge of the Company, threatened with respect thereto, or (ii) is an indemnitor in connection with any claim threatened or asserted in writing by any third-party indemnitee for any liability under any Environmental Law or relating to any Hazardous Materials.

(d) None of the real property owned or leased by the Company or any of its Subsidiaries is listed or, to the knowledge of the Company, proposed for listing on the “National Priorities List” under CERCLA, as updated through the date hereof, or any similar state or foreign list of sites requiring investigation or cleanup.

(e) There are no past or present conditions, circumstances, or facts that are reasonably expected to (i) interfere with or prevent continued compliance by the Company or any of its Subsidiaries with Environmental Laws and the requirements of Environmental Permits, (ii) give rise to any liability or other obligation under any Environmental Laws, or (iii) form the basis of any claim, action, suit, proceeding, or investigation against or involving the Company or any of its Subsidiaries based on or related to any Environmental Law.

Section 3.17. Intellectual Property. Each of the Company and its Subsidiaries owns or is licensed or otherwise possesses legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights and any applications therefor, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or materials (including any registrations or applications for registration of any of the foregoing) (collectively, “Intellectual Property”) that are used in the business of the Company and its Subsidiaries as currently conducted, except where such failures to own or validly license such

Intellectual Property would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company. Except as would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company: (A) neither the Company nor any of its Subsidiaries is, nor will it be as a result of the execution and delivery of this Agreement by the Company or the performance of its obligations hereunder, in violation of any licenses, sublicenses and other agreements as to which the Company or any of its Subsidiaries, is a party and pursuant to which the Company or any of its Subsidiaries is authorized to use any third-party patents, trademarks, service marks, copyrights, trade secrets or computer software (collectively, “Third-Party Intellectual Property Rights”); (B) no claims with respect to (I) the patents, registered and material unregistered trademarks and service marks, registered copyrights, trade names and any applications therefor, trade secrets or computer software owned by the Company or any of its Subsidiaries (collectively, the “Company Intellectual Property Rights”); or (II) Third-Party Intellectual Property Rights are currently pending or, to the knowledge of the Company, are threatened by any person; and (C) the Company does not know of any valid grounds for any bona fide claims (I) against the use by the Company or any of its Subsidiaries of any Company Intellectual Property Rights or Third-Party Intellectual Property Rights used in the business of the Company or any of its Subsidiaries as currently conducted; (II) challenging the ownership, validity or enforceability of any Company Intellectual Property Rights; or (III) challenging the license or legally enforceable right of the Company or any of its Subsidiaries to use any Third-Party Intellectual Rights.

Section 3.18. Taxes.

(a) Each of the Company and its Subsidiaries has duly and timely filed with the appropriate Tax authorities or other Governmental Entities all material Tax Returns required to be filed. All such Tax Returns are complete and accurate in all respects, except as would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company. All Taxes shown as due on such Tax Returns have been timely paid.

(b) Subject to such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company, the unpaid Taxes of the Company and its Subsidiaries did not, as of the dates of the most recent financial statements contained in the Company SEC Filings, exceed the reserve for Tax liability set forth in the balance sheets contained in such financial statements.

(c) Subject to such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company, (i) no deficiencies for Taxes with respect to the Company or any of its Subsidiaries have been claimed, proposed or assessed by a Tax authority or other Governmental Entity in writing to the Company, any of its Subsidiaries or any of their respective affiliates, and (ii) no audit or other proceeding for or relating to any liability in respect of Taxes of the Company or any of its Subsidiaries is being conducted by any Tax authority or Governmental Entity, and neither the Company nor any of its Subsidiaries has received notification in writing that any such audit or other proceeding is pending.

(d) There are no material Tax liens upon any property or assets of the Company or any of its Subsidiaries except (i) liens for current Taxes not yet due and payable, and (ii) liens for Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained in accordance with GAAP.

(e) The Company and its Subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party, subject to such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company.

(f) None of the Company or any of its Subsidiaries has any liability for the Taxes of any person (other than members of the consolidated group of which the Company is the common parent) (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign Law), (ii) as a transferee or successor, or (iii) by contract, except in each case where such liability for Taxes would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company.

(g) The Company and its Subsidiaries have made available to Acquiror correct and complete copies of all federal Tax Returns for Tax periods ending on or after December 31, 2003.

(h) Neither the Company nor any of its Subsidiaries is a party to, is bound by or has any obligation under any material Tax sharing or Tax indemnity agreement or similar contract or arrangement other than any agreement, contract or other arrangement between the Company and its Subsidiaries.

(i) Neither the Company nor any of its Subsidiaries will be required, as a result of (A) a change in accounting method for a Tax period ending on or before the Closing, to include any adjustment under Section 481(c) of the Code (or any similar provision of state, local or foreign law) in taxable income for any Tax period beginning on or after the Closing Date, or (B) any “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or foreign Tax law), to include any item of income in or exclude any item of deduction from any Tax period beginning on or after the Closing.

(j) No closing agreements, private letter rulings, technical advance memoranda or similar agreement or rulings have been entered into or issued by any Tax authority with respect to the Company or any of its Subsidiaries.

(k) Neither the Company nor any of its Subsidiaries has participated in any “reportable transactions” within the meaning of Treasury Regulations Section 1.6011-4, and neither the Company nor any of its Subsidiaries has been a “material advisor” to any such transactions within the meaning of Section 6111 of the Code.

(l) Neither the Company nor any of its Subsidiaries has distributed stock of another person, or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

Section 3.19. Insurance. Section 3.19 of the Company Disclosure Schedule lists (i) all policies of liability, property, casualty and other forms of insurance owned or held by the Company and each of its Subsidiaries, copies of which have previously been made available to Acquiror and (ii) all material insurance claims filed by the Company under such policies which have not been paid in full as of the date hereof and the amounts claimed thereunder. All such policies are in full force and effect, all premiums due and payable have been paid and no written notice of cancellation or termination has been received with respect to any such policy and all such policies, or predecessor policies covering similar risks, have been in full force and effect continuously during the past (5) years. No insurer has advised the Company or any of its Subsidiaries that it intends to materially reduce coverage or materially increase any premium under any such policy, or that coverage is not available (or that it will contest coverage) for any material claim made against the Company or any of its Subsidiaries.

Section 3.20. Properties.

(a) Each of the Company and its Subsidiaries has good title to or a valid leasehold interest in all of its properties and assets except for (1) statutory liens not yet delinquent which are being contested in good faith by appropriate proceedings, and liens for taxes not yet due, (2) pledges of assets in the ordinary course of business to secure public deposits, (3) defects and irregularities of title and encumbrances that do not materially impair the use thereof for the purposes for which they are held, (4) mechanics’, materialmen’s, workmen’s, repairmen’s, warehousemen’s, carriers’ and other similar liens arising in the ordinary course of business and (5) properties and assets the loss of which would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company.

(b) Section 3.20 of the Company Disclosure Schedule contains a complete and correct list of (A) all real property or premises owned on the date hereof, in whole or in part by the Company or any of its Subsidiaries and all real property that the Company or any of its Subsidiaries is in the process of foreclosing (whether by judicial process or by power of sale) or otherwise in the process of acquiring title to, and all indebtedness secured by any encumbrance thereon, and (B) all real property or premises leased or subleased in whole or in part by the Company or any of its Subsidiaries and together with a list of all applicable leases and the name of the lessor. None of such premises or properties have been condemned or otherwise taken by any public authority and, to the knowledge of the Company, no condemnation or taking is threatened or contemplated and none thereof is subject to any claim, contract or law which might affect its use or value for the purposes now made of it. None of the premises or properties of the Company or any of its Subsidiaries is subject to any current or potential interests of third parties or other restrictions or limitations that would impair or be inconsistent with the current use of such property by the Company or such Subsidiaries, except as would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company.

(c) Each of the leases referred to in the Company Disclosure Schedule is in full force and effect, and no party thereto is in default and no notice of a claim of default by any party has been delivered to the Company or is now pending, and there does not exist any event that with notice or the passing of time, or both, would constitute a default or excuse performance by any party thereto, provided that with respect to matters relating to any party other than the Company the foregoing representation is based on the knowledge of the Company.

Section 3.21. Derivative Transactions. Subject to such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company, all Derivative Transactions to which the Company or any of its Subsidiaries is a party were entered into in the ordinary course of business, consistent with safe and sound banking practices and regulatory guidance, and in accordance with the investment, securities, commodities, risk management and other policies, practices and procedures employed by the Company and its Subsidiaries, as applicable. All of such Derivatives Contracts are legal, valid and binding obligations of the Company or a Subsidiary of the Company, as the case may be, enforceable in accordance with their terms (except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally), and are in full force and effect. The Company and each Subsidiary of the Company that is a party to any such Transaction has duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued; and, to the Company’s knowledge, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect with respect to the Company.

Section 3.22. Company Rights Agreement. The Company has taken all actions necessary to (a) render the Rights Agreement inapplicable to this Agreement and the transactions contemplated hereby, (b) ensure that (i) none of Acquiror or any Subsidiary of Acquiror is an Acquiring Person (as defined in the Rights Agreement) pursuant to the Rights Agreement as a result of this Agreement and the transactions contemplated hereby and (ii) a Distribution Date (as such term is defined in the Rights Agreement) does not occur in the case of clauses (i) and (ii), solely by reason of the execution of this Agreement or the consummation of the transactions contemplated hereby, and (c) provide that the Final Expiration Date (as defined in the Rights Agreement) shall occur immediately prior to the Effective Time.

Section 3.23. Registration Statement, Proxy Statement/Prospectus. The information supplied by the Company in writing for inclusion or incorporation by reference in the Registration Statement shall not, at the time the Registration Statement is filed with and at the time it is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by the Company for inclusion or incorporation by reference in the Proxy Statement/Prospectus shall not, on (i) the date it is first mailed to the Company Shareholders and Acquiror Shareholders, (ii) at the time or times when the Company Shareholder Meeting and Acquiror Shareholder Meeting are held, and (iii) at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it was made, is false or misleading with respect to any material fact, or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier Company communication with respect to the solicitation of proxies for the Company Shareholder Meeting and the Acquiror Shareholder Meeting which has become false or misleading. The Registration Statement and Proxy Statement/Prospectus shall comply in all material respects as to form and substance with the requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Acquiror which is contained in or incorporated by reference in any of the foregoing documents.

Section 3.24. Opinion of Financial Advisor. The Company has received from Houlihan Lokey Howard & Zukin Financial Advisors, Inc. (the “Company Financial Advisor”) its opinion, dated December 13, 2005 (the “Fairness Opinion”), to the effect that, as of such date and based on and subject to the matters set forth in that Opinion, the consideration to be received by the Company’s shareholders is fair, from a financial point of view, to the shareholders of the Company.

Section 3.25. Brokers. Except for fees payable to Houlihan Lokey Howard & Zukin Capital, Inc. and to the Company Financial Advisor, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Holding Company Merger based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.

Section 3.26. No Other Merger or Business Combination Agreements. The Company does not have any legal obligation, absolute or contingent, to any person, other than Acquiror, to sell, directly or indirectly, the Company or any of its Subsidiaries or to effect any merger, share exchange, consolidation, business combination, recapitalization, liquidation or other reorganization of the Company or any of its Subsidiaries or to enter into any agreement with respect thereto.

Section 3.27. Allowance For Loan Losses. The Allowance for Loan Losses of the Company and its Subsidiaries (“ALL”) is, and shall be as of the Effective Time, in compliance in all material respects with the Company’s existing methodology for determining the adequacy of its ALL and is adequate as provided under the standards established by applicable Governmental Entities and the Financial Accounting Standards Board and is and shall be adequate under all such standards.

Section 3.28. Unregistered Sales of Securities. Except as listed in Section 3.28 of the Company Disclosure Schedule, the Company has neither issued nor sold any Company securities which were not registered at the time of sale under the Securities Act.

Section 3.29. Voting Agreements; Non-Solicitation Agreements. The aggregate percentage of Company Shares beneficially owned by all of the Company Affiliated Shareholders is in excess of 21% of all issued and outstanding Company Common Stock (on a fully diluted basis). Each of the Company Affiliated Shareholders have, simultaneously with the execution and delivery of this Agreement, executed and delivered to Acquiror a Voting Agreement and a Non-Solicitation Agreement.

ARTICLE IV

Representations and Warranties of Acquiror

Except as set forth in a disclosure schedule delivered by Acquiror to the Company prior to the execution of this Agreement (the “Acquiror Disclosure Schedule”), which identifies exceptions by specific Section references (provided that any information set forth in any one section of the Acquiror Disclosure Schedule shall be deemed to apply to each other applicable Section or subsection thereof if its relevance to the information called for in such Section or subsection is reasonably apparent), Acquiror hereby represents and warrants to the Company as follows:

Section 4.1. Organization and Qualification; Subsidiaries; and Articles of Incorporation and Bylaws.

(a) Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and is a registered bank holding company under the BHCA. Each

Subsidiary of the Acquiror has been duly organized, and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be. Each of Acquiror and its Subsidiaries has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its respective properties and to carry on its business as it is now being conducted. Each of Acquiror and its Subsidiaries is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that would not, individually or in the aggregate, have a Material Adverse Effect with respect to Acquiror.

(b) The copies of Acquiror’s Articles of Incorporation, as amended (the “Acquiror Articles”), and Bylaws, as amended (the “Acquiror Bylaws”), that are listed as exhibits to the Acquiror’s Form 10-K for the year ended December 31, 2004 are complete and correct copies thereof as in effect on the date hereof. Acquiror is not in violation of any of the provisions of the Acquiror Articles or the Acquiror Bylaws.

Section 4.2. Capitalization. As of the date hereof, the authorized capital stock of Acquiror consists of (i) 30,000,000 shares of Acquiror Common Stock, and (ii) 5,000,000 shares of Acquiror Preferred Stock, of which no shares are issued and outstanding. As of the date hereof, there are 17,931,831 shares of Acquiror Common Stock outstanding, excluding 414,832 shares of unvested restricted stock and restricted performance stock. The shares of Acquiror Common Stock to be issued in the Holding Company Merger are duly authorized and, when so issued, will (x) be validly issued and outstanding, fully paid and nonassessable, (y) will have been registered under the Securities Act, and (z) have been registered or qualified under the Blue Sky Laws of all jurisdictions in which such registration or qualification is so required.

Section 4.3. Significant Subsidiaries. Acquiror has no Significant Subsidiaries other than those listed in Exhibit 21 to Annual Report on Form 10-K as filed with the SEC for its fiscal year ended December 31, 2004 or in Section 4.3 of the Acquiror Disclosure Schedule, and there are no Subsidiaries of such Significant Subsidiaries. Except as set forth in the Acquiror SEC Filings, Acquiror owns all of the issued and outstanding shares of capital stock of each of its Significant Subsidiaries, free and clear of any Liens and all of such shares have been validly issued and are fully paid and non-assessable. None of Acquiror’s Significant Subsidiaries has any arrangements or commitments obligating any of them to issue shares of any of its capital stock or any securities convertible into or having the right to purchase shares of any of its capital stock or that confers on the holders thereof the right to vote on any of the matters on which the holders of the common stock of such Significant Subsidiaries are entitled to vote.

Section 4.4. Authority.

(a) Acquiror has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Acquiror and the consummation by Acquiror of the transactions contemplated hereby have been duly and validly authorized by action of the Acquiror Board and, except for the vote of the Acquiror Shareholders provided for elsewhere in this Agreement, no other corporate action or proceedings on the part of Acquiror are necessary to authorize its execution and delivery of this Agreement or its consummation of the transactions contemplated hereby other than the Acquiror Shareholder Approval. This Agreement has been duly and validly executed and delivered by Acquiror and, assuming the due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of Acquiror, enforceable against Acquiror in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (regardless of whether such enforceability is considered in equity or at law).

(b) By resolutions duly adopted at a meeting of the Board of Directors of Acquiror (the “Acquiror Board”) duly called and held on December 9, 2005, by the affirmative vote of the Acquiror Board required to do so pursuant to the Acquiror’s Articles of Incorporation and the applicable provisions of the CGCL, the

Acquiror Board has duly (i) determined that this Agreement and the transactions contemplated hereby (including the Holding Company Merger) are fair to and in the best interests of Acquiror and its shareholders, and (ii) approved and adopted this Agreement and the transactions contemplated hereby, including the Holding Company Merger and the issuance of Acquiror Shares pursuant to the Holding Company Merger (the “Acquiror Board Approval”). A true and correct copy of such resolutions, certified by Acquiror’s corporate secretary, will be furnished to the Company and none of such resolutions has been rescinded or revoked, in whole or in part, or modified in any way.

Section 4.5. No Conflict; Required Filings and Consents.

(a) Except as set forth in Section 4.5(a) of the Acquiror Disclosure Schedule, the execution and delivery of this Agreement by Acquiror does not, and the performance of this Agreement by Acquiror will not, (i) conflict with or violate any provision of the Acquiror’s Articles of Incorporation or Bylaws or any equivalent organizational documents of any of its Subsidiaries, (ii) conflict with or violate any Law applicable to the Acquiror or any of its Subsidiaries or by which any property or asset of the Acquiror or any of its Subsidiaries is bound or affected (assuming that all consents, approvals, authorizations and permits described in Section 4.5(b) have been obtained and all filings and notifications described in Section 4.5(b) have been made and any waiting periods thereunder have terminated or expired) or (iii) to Acquiror’s knowledge, require any consent or approval under, result in any breach of or any loss of any benefit under, constitute a change of control or default (or an event which with notice or lapse of time or both would become a default) under or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Acquiror or any of its Subsidiaries pursuant to any Contract to which Acquiror or any of its Subsidiaries is a party or to which Acquiror or any of its Subsidiaries or any of their respective assets are subject, or any Acquiror Permit or other instrument or obligation, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, losses, defaults or failures to obtain any consents or approvals or other occurrences that would not, individually or in the aggregate, have a Material Adverse Effect with respect to Acquiror. As used herein, “Acquiror Permit” means any permit, authorization, license, certificate, approval and/or clearance of any Governmental Entity necessary for the Acquiror and each of its Subsidiaries to own, lease and operate its properties or to carry on their respective businesses substantially in the manner described in the Acquiror SEC Filings filed prior to the date hereof and substantially as those businesses are being conducted as of the date hereof.

(b) The execution and delivery of this Agreement by Acquiror does not, and the performance of this Agreement by Acquiror will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) with respect to any required Government Approvals, and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would, individually or in the aggregate, have a Material Adverse Effect with respect to Acquiror, a list of which, together with a list of such required Government Approvals, is set forth in Section 4.5(b) of the Acquiror Disclosure Schedule.

Section 4.6. Litigation. Except as and to the extent disclosed in the Acquiror SEC Filings filed prior to the date of this Agreement or as set forth in Section 4.6 of the Acquiror Disclosure Schedule, (a) there are no suits, claims, actions, proceedings or investigations pending or, to the knowledge of Acquiror, threatened against Acquiror or any of its Subsidiaries or for which Acquiror or any of its Subsidiaries is obligated to indemnify a third party, the outcome of which is expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Acquiror and (b) neither Acquiror nor any of its Subsidiaries is subject to any outstanding and unsatisfied order, writ, injunction, decree or arbitration ruling, award or other finding. There is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Acquiror, threatened against Acquiror or any of its Subsidiaries that, as of the date hereof, challenges the validity or propriety, or seeks to prevent consummation of, the Holding Company Merger or any other transaction contemplated by this Agreement.

Section 4.7. Permits; Compliance With Law.

(a) Each of the Acquiror and its Significant Subsidiaries is in possession of all Acquiror Permits and all such Acquiror Permits are valid, and in full force and effect, and, to Acquiror’s knowledge, no suspension or cancellation of any of them is threatened, except where the failure to have, or the suspension or cancellation of, or failure to be valid or in full force and effect of, any of the Acquiror Permits would not, individually or in the aggregate, have a Material Adverse Effect with respect to Acquiror.

(b) None of Acquiror or any of its Significant Subsidiaries is in default or violation of, (a) any Acquiror Permits or (b) any Laws applicable to Acquiror or any of its Significant Subsidiaries or by which any property or asset of Acquiror or any of its Significant Subsidiaries is bound or affected, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Bank Secrecy Act, and all other fair lending laws and other laws relating to discriminatory business practices, except in each case for any such defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect with respect to Acquiror.

(c) Acquiror and each of its Subsidiaries have adopted such procedures and policies as are, in the reasonable judgment of Acquiror management, necessary or appropriate to comply with Title III of the USA Patriot Act and, to the knowledge of Acquiror, is in such compliance. “USA Patriot Act” means the USA Patriot Act (Pub. L. No. 107 56).

(d) Other than customary and ordinary periodic examinations by federal and state regulatory agencies, including, without limitation, the FRB and DFI, or except as set forth in Section 4.7(d) of the Acquiror Disclosure Schedule, no investigation or review by any Governmental Entity with respect to Acquiror or any of its Subsidiaries is pending or, to the knowledge of Acquiror, threatened, nor has Acquiror nor any of its Subsidiaries received since January 1, 2003, any notification or communication from any Governmental Entity (A) asserting that Acquiror or any of its Subsidiaries is not in compliance, in any material respect, with any of the Laws which such Governmental Entity enforces or (B) threatening to revoke any Acquiror Permit (nor, to Acquiror’s knowledge, do any grounds for any of the foregoing exist).

Section 4.8. SEC Filings; Financial Statements; Regulatory Reports.

(a) Acquiror has timely filed and will timely file all registration statements, prospectuses, forms, reports, definitive proxy statements, schedules and other documents and filings required to be filed by it under the Securities Act or the Exchange Act, as the case may be, since January 1, 2003 (collectively, including those filed or furnished subsequent to the date of this Agreement, the “Acquiror SEC Filings”). None of Acquiror’s Subsidiaries is required to file periodic reports with the SEC pursuant to the Exchange Act. Each Acquiror SEC Filing (i) as of the time it was filed, complied in all material respects with the requirements of the Securities Act, the Exchange Act or the Sarbanes-Oxley Act, as the case may be, and (ii) did not or will not, at the time it was or is filed (or if subsequently amended or superseded by an Acquiror SEC Filing then on the date of such subsequent filing), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(b) The Acquiror’s consolidated financial statements (including, in each case, any notes thereto) contained in the Acquiror SEC Filings were or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) or, in the case of interim consolidated financial statements, where information and footnotes contained in such financial statements are not required to be in compliance with GAAP), and in each case such consolidated financial statements fairly presented or will fairly present, in all material respects, the consolidated financial position, results of operations and cash flows of Acquiror and the consolidated Subsidiaries of Acquiror as of the respective dates thereof and for the respective periods covered thereby (subject, in the case of unaudited statements, to normal year-end adjustments which were not and which are not expected to be, individually or in the aggregate, material to Acquiror and its consolidated Subsidiaries taken as a whole).

(c) Except as and to the extent set forth on the consolidated balance sheet of Acquiror and its consolidated Subsidiaries as of September 30, 2005 (the “Acquiror Balance Sheet”), between September 30, 2005 and the date hereof neither Acquiror nor any of its consolidated Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with GAAP consistently applied, except for liabilities or obligations (i) that, in the aggregate, are adequately provided for in the Acquiror Balance Sheet, (ii) incurred in the ordinary course of business between September 30, 2005 and the date hereof that would not, individually or in the aggregate, have a Material Adverse Effect with respect to Acquiror, or (iii) incurred or provided for in this Agreement.

(d) Acquiror is in compliance with the applicable listing and corporate governance rules and regulations of the NASDAQ, except where the failure to be in such compliance would not have, individually or in the aggregate, a Material Adverse Effect with respect to Acquiror. Except as permitted by the Exchange Act, including Sections 13(k)(2) and (3) or rules of the SEC (including extensions of credit pursuant to Regulation O), since the enactment of the Sarbanes-Oxley Act, neither Acquiror nor any of its Affiliates has made, arranged or modified (in any material way) any extensions of credit in the form of a personal loan to any executive officer or director of Acquiror.

(e) Each required form, report and document containing financial statements that Acquiror has filed with or furnished to the SEC since January 1, 2003 was accompanied by the certifications required to be filed or furnished by Acquiror’s chief executive officer and chief financial officer pursuant to the Sarbanes-Oxley Act, and at the time of filing or submission of each such certification, such certification (i) was true and accurate and complied in all material respects with the Sarbanes-Oxley Act, (ii) did not contain any qualifications or exceptions to the matters certified therein, except as otherwise permitted under the Sarbanes-Oxley Act, and (iii) has not been modified or withdrawn. Neither Acquiror nor any of its officers has received notice from any Governmental Entity questioning or challenging the accuracy, completeness, content, form or manner of filing or furnishing of such certifications. As of the end of the period covered by the most recently filed periodic report under the Exchange Act, Acquiror’s disclosure controls and procedures (as defined in Sections 13a-15(e) and 15d-15(e) of the Exchange Act) were effective to provide reasonable assurance that material information, relating to Acquiror and its consolidated Subsidiaries, required to be included in any of the Acquiror SEC Filings, were made known to Acquiror management, including its Chief Executive Officer and Chief Financial Officer, respectively, on a timely basis.

(f) Each of Acquiror and its Subsidiaries has filed all material documents and reports relating to each of Acquiror and its Subsidiaries required to be filed with Regulatory Authorities. All such reports conform in all material respects with the requirements promulgated by such Regulatory Authorities. All such reports conform or will conform in all material respects with the requirements promulgated by such Regulatory Authorities and as of their respective dates, such documents and reports did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 4.9. Regulatory Matters. Except as may otherwise be set forth in Section 4.9 of the Acquiror Disclosure Schedule, neither the Acquiror nor any of its Subsidiaries (i) is, directly or indirectly, party or subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any Regulatory Authority or (ii) has been advised by, or has any knowledge of facts which are reasonably expected to give rise to an advisory notice by, any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission. Except as set forth on Section 4.9 of the Acquiror Disclosure Schedule, all compliance or corrective action relating to Acquiror or any of its Subsidiaries required by Regulatory Authorities having jurisdiction over Acquiror or any of its Subsidiaries has been taken, except where the failure to have taken any such action is not expected to have, either individually or in the aggregate, a Material Adverse Effect with respect to Acquiror. Each of Acquiror and its Subsidiaries has paid all assessments made or imposed by and required to have been heretofore paid to any Regulatory Authority.

Section 4.10. Absence of Certain Changes or Events. Since June 30, 2005, except as specifically contemplated by, or as disclosed in, this Agreement or Section 4.10 of the Acquiror Disclosure Schedule, there has not been any Material Adverse Effect with respect to Acquiror or an event or development that would, individually or in the aggregate, have a Material Adverse Effect with respect to Acquiror or any of its Significant Subsidiaries.

Section 4.11. Taxes.

(a) Each of Acquiror and its Subsidiaries has duly and timely filed with the appropriate Tax authorities or other Governmental Entities all material Tax Returns required to be filed. All such Tax Returns are complete and accurate in all respects, except as would not, individually or in the aggregate, have a Material Adverse Effect with respect to Acquiror. All Taxes shown as due on such Tax Returns have been timely paid.

(b) Subject to such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect with respect to Acquiror, the unpaid Taxes of Acquiror and its Subsidiaries did not, as of the dates of the most recent financial statements contained in the Acquiror SEC Filings, exceed the reserve for Tax liability set forth on the face of the balance sheets contained in such financial statements.

(c) Subject to such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect with respect to Acquiror, (i) no deficiencies for Taxes with respect to Acquiror or any of its Subsidiaries have been claimed, proposed or assessed by a Tax authority or other Governmental Entity in writing to Acquiror, any of its Subsidiaries or any of their respective affiliates, and (ii) no audit or other proceeding for or relating to any liability in respect of Taxes of Acquiror or any of its Subsidiaries is being conducted by any Tax authority or Governmental Entity, and neither Acquiror nor any of its Subsidiaries has received notification in writing that any such audit or other proceeding is pending.

(d) There are no material Tax liens upon any property or assets of Acquiror or any of its Subsidiaries except (i) liens for current Taxes not yet due and payable, and (ii) liens for Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained in accordance with GAAP.

(e) Acquiror and its Subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party, subject to such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect with respect to Acquiror.

(f) None of Acquiror or any of its Subsidiaries has any liability for the Taxes of any person (other than members of the consolidated group of which Acquiror is the common parent) (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign Law), (ii) as a transferee or successor, or (iii) by contract, except in each case where such liability for Taxes would not, individually or in the aggregate, have a Material Adverse Effect with respect to Acquiror.

(g) Acquiror and its Subsidiaries have made available to the Company correct and complete copies of all federal Tax Returns for Tax periods ending on or after December 31, 2003.

(h) Neither Acquiror nor any of its Subsidiaries is a party to, is bound by or has any obligation under any material Tax sharing or Tax indemnity agreement or similar contract or arrangement other than any agreement, contract or other arrangement between Acquiror and its Subsidiaries.

(i) Neither Acquiror nor any of its Subsidiaries has participated in any “reportable transactions” within the meaning of Treasury Regulations Section 1.6011-4, and neither Acquiror nor any of its Subsidiaries has been a “material advisor” to any such transactions within the meaning of Section 6111 of the Code.

(j) Neither Acquiror nor any of its Subsidiaries has distributed stock of another person, or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

Section 4.12. Insurance. Acquiror and each of its Subsidiaries are insured with reputable insurers under policies of insurance covering such risks and in such amounts as are prudent in accordance with prevailing banking industry practices. All such policies of insurance, or predecessor policies covering similar risks, have been in full force and effect continuously during the past (5) years.

Section 4.13. Derivative Transactions. Subject to such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect with respect to Acquiror, all Derivative Transactions to which any of Acquiror or its Subsidiaries is a party were entered into in the ordinary course of business, consistent with safe and sound banking practices and regulatory guidance, and in accordance with the investment, securities, commodities, risk management and other policies, practices and procedures employed by Acquiror and its Subsidiaries, as applicable. All of such Derivatives Contracts are legal, valid and binding obligations of Acquiror or a Subsidiary of Acquiror, as the case may be, enforceable in accordance with their terms (except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally), and are in full force and effect. Acquiror and each Subsidiary of Acquiror has duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued; and, to Acquiror’s knowledge, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect with respect to Acquiror.

Section 4.14. Registration Statement; Proxy Statement/Prospectus. The information supplied by Acquiror for inclusion or incorporation by reference in the Registration Statement shall not, at the time it is filed with and at the time it is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements included therein, in light of the circumstances under which they were made, not misleading. The information supplied by Acquiror for inclusion or incorporation by reference in the Proxy Statement/Prospectus shall not, on (i) the date or dates it is first mailed to the Company Shareholders and Acquiror Shareholders, (ii) at the time or times when the Company Shareholder Meeting and Acquiror Shareholder Meeting are held, and (iii) at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading, or omit to state any material fact necessary to correct any statement in an earlier communication with respect to the solicitation of proxies for the Company Shareholder Meeting and the Acquiror Shareholder Meeting which has become false or misleading. The Registration Statement and Proxy Statement/Prospectus shall comply in all material respects as to form and substance with the requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, Acquiror makes no representation or warranty with respect to any information supplied by the Company which is contained in, or furnished in connection with the preparation of, or incorporated by reference in, any of the foregoing documents.

Section 4.15. No Brokers. Except as previously disclosed to the Company, no action has been taken by Acquiror or its Subsidiaries that would give rise to any valid claim against any party hereto for a brokerage commission, finder’s fee or other like payment with respect to the transactions contemplated by this Agreement.

Section 4.16. Ownership of Company Common Stock. As of the date hereof, neither Acquiror nor any of Acquiror’s “Affiliates” or “Associates” directly or indirectly “own,” beneficially or otherwise, either individually or collectively, shares of Company Common Stock in excess of fifteen percent (15%) of the outstanding shares of Company Common Stock, as those terms are defined in Section 203 of the DGCL.

ARTICLE V

Mutual Covenants of the Parties

Section 5.1. Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of Acquiror and the Company agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable Laws, so as to enable the parties to consummate, as soon as practicable, the Holding Company Merger and the other transactions contemplated hereby which are required to be performed prior to or at the Effective Time, including the satisfaction of the conditions set forth in this Agreement, and the parties shall cooperate fully with each other to that end. Each of Acquiror and the Company agrees to use its reasonable best efforts to obtain from each of its directors an executed Voting Agreement and to deliver such executed Agreements to the other party within ten (10) days from the date hereof.

Section 5.2. Shareholder Meetings and Approvals. Acquiror shall seek and shall use its reasonable best efforts to obtain the Acquiror Shareholder Approval in accordance with the applicable provisions of Acquiror’s Articles of Incorporation and Bylaws, the CGCL and this Agreement, at a duly called and noticed meeting of such Shareholders (the “Acquiror Shareholders’ Meeting”) to be held for the purpose of considering and voting on the approval of those matters. Subject to Section 6.3 hereof, the Company shall seek and shall use its reasonable best efforts to obtain the Company Shareholder Approval, in accordance with the applicable provisions of the Company’s Certificate of Incorporation and Bylaws, the DGCL and this Agreement, at a duly called and noticed meeting of the Company Shareholders to be held for the purpose of considering and voting on the approval of that matter (the “Company Shareholders’ Meeting”). The Acquiror shall, and subject to Section 6.3 the Company shall, use its reasonable best efforts to cause its respective Shareholders’ Meeting to be held on the same date, which date shall coincide with the date on which the last of the Regulatory Approvals required to be obtained for consummation of the Holding Company Merger is obtained (but prior to the expiration of any statutory waiting periods required in connection therewith) or as close to such date as is reasonably practicable or such other date as the parties hereto shall mutually agree.

Section 5.3. Preparation of Registration Statement and Proxy Statement/Prospectus.

(a) As promptly as practicable after the execution of this Agreement, (i) Acquiror shall prepare and file with the SEC the Registration Statement, and (ii) the Acquiror and the Company shall jointly prepare, for inclusion in the Registration Statement and also shall file with the SEC the Proxy Statement/Prospectus. Copies of the Proxy Statement/Prospectus shall be provided by the Company and Acquiror to the Nasdaq National Market in accordance with its rules. For and in connection with the preparation and filing of the Registration Statement and Proxy Statement/Prospectus:

(i) Each of Acquiror and the Company shall cause the Proxy Statement/Prospectus to comply as to form in all material respects with the applicable requirements of the Exchange Act, the Securities Act and the rules and regulations of the Nasdaq National Market and, in connection therewith shall furnish such information about itself and its business, its management and its financial condition and operating results, including its respective consolidated financial statements, as the other party may reasonably request for inclusion or incorporation in, and the parties shall otherwise cooperate with each other in connection with the preparation and filing of, the Registration Statement and the Proxy Statement/Prospectus.

(ii) Each of Acquiror and the Company shall notify the other of the receipt of (A) any comments from the SEC on the Registration Statement or the Proxy Statement/Prospectus, (B) any requests by the SEC for any amendments or supplements thereto or for additional information, and shall provide to each other promptly copies of all correspondence between Acquiror, the Company or any of their representatives and advisors, on the one hand, and the SEC, on the other hand.

(iii) Each of Acquiror and the Company shall use its reasonable best efforts to cause the Registration Statement to be declared effective by the SEC as promptly as practicable after it has been filed with the SEC and, subject to Section 6.3 hereof, the Company shall provide Acquiror such cooperation therewith as the Acquiror may reasonably request.

(b) The Proxy Statement/Prospectus shall include:

(i) with respect to the Company and its Shareholders: (A) subject to Section 6.3 hereof, the Company Board’s recommendation that the Company Shareholders vote in favor of adoption of this Agreement (the “Company Board Recommendation”), and (B) the fairness opinion of the Company Financial Advisor referred to in Section 3.24 hereof, and

(ii) with respect to Acquiror and its Shareholders the Acquiror Board’s recommendation that the Acquiror Shareholders vote in favor of the approval of this Agreement and the issuance of Acquiror Common Stock pursuant to the Holding Company Merger (collectively, the “Acquiror Board Recommendation”).

(c) Each of the Company and Acquiror further agrees that if such party shall become aware prior to the Effective Time of any information furnished by such party that would cause any of the statements in the Registration Statement or the Proxy Statement/Prospectus to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take the necessary steps to correct the Registration Statement or the Proxy Statement/Prospectus.

(d) Except as may be required by applicable Law, no amendment or supplement to the Proxy Statement/Prospectus or the Registration Statement shall be made without the approval of both the Acquiror and the Company, which approval shall not be unreasonably withheld or delayed. Each of the parties hereto shall advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the Acquiror Shares for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Proxy Statement/Prospectus or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

(e) Following the effective date of the Registration Statement Acquiror shall, and subject to Section 6.3 hereof, the Company shall, mail the Proxy Statement/Prospectus to their respective Shareholders in sufficient time to enable the Acquiror Shareholder Meeting and the Company Shareholder Meeting to be held at the time or times set forth in Section 5.2 hereof.

Section 5.4. Public Announcements. The press release announcing the execution by the parties of this Agreement shall be issued only in such form as shall be mutually agreed upon by the Company and Acquiror. Neither the Company nor Acquiror shall issue any other press release or otherwise make any public statement with respect to this Agreement and the Holding Company Merger or which could reasonably be expected to affect the outcome of the voting by the parties’ respective Shareholders on the Holding Company Merger prior without first consulting and obtaining the prior consent of the other party (which shall not be unreasonably withheld or delayed) to the issuance of such press release or the making of such public statement. Notwithstanding the foregoing, however, a party may issue such a press release or make such a public statement without consulting or obtaining the prior consent of the other party, provided that such party (i) concludes in good faith, after consultation with its legal counsel, that such party is required by applicable Law (or by any listing agreement with a national securities exchange or automated quotation system applicable to it) to issue such press release or make such public statement, and (ii) has used reasonable best efforts to consult with the other party and to obtain its consent, but has been unable to do so in a timely manner. Acquiror and the Company shall cooperate to develop all public announcement materials and make appropriate management available at presentations related to the transactions contemplated by this Agreement as reasonably requested by the other party.

Section 5.5. Appropriate Actions; Consents; Filings.

(a) Acquiror and the Company shall use their reasonable best efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise in order to consummate and make effective the transactions contemplated by this Agreement that are intended to be consummated prior to the Effective Time as promptly as practicable hereafter, (ii) obtain from any Governmental Entity any Government Approvals required to be obtained or made by the Company or Acquiror or any of their respective Subsidiaries, or to avoid or cause to be withdrawn or terminated, without prejudice to the parties, any action or proceeding by any Governmental Entity, in connection with the authorization, execution and delivery of this Agreement and the consummation of the Holding Company Merger and the Bank Merger as contemplated hereby, and (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement, the Holding Company Merger and the Bank Merger required under (A) the BHCA, (B) the California Financial Code, (C) the Exchange Act, and any other applicable federal or state securities Laws, and (D) any other applicable Law; provided, that the Company and Acquiror shall cooperate with each other in connection with the preparation and making of all such filings, including, if requested and subject to applicable laws regarding the exchange of information by providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith provided that the reviewing party agrees to act reasonably and as promptly as practicable; provided further, that any initial filings with Governmental Entities (other than the Registration Statement) shall be made by Acquiror as soon as reasonably practicable after the execution hereof but, provided that the Company has cooperated as described above, in no event later than 60 Business Days after the date hereof; and provided further, that nothing in this Section 5.5(a) shall require the expenditure of money by Acquiror or the Company to a third party in exchange for any such consent (other than filing or processing fees). The Company and Acquiror shall furnish to each other all information reasonably required for any application or other filing under applicable Law in connection with the transactions contemplated by this Agreement.

(b) The Company and Acquiror shall give (or shall cause their respective Subsidiaries to give) any notices to third parties, and use, and cause their respective Subsidiaries to use, reasonable best efforts to obtain any third party consents, (i) necessary, proper or advisable to consummate the transactions contemplated in this Agreement, or (ii) disclosed in the Company Disclosure Schedule or the Acquiror Disclosure Schedule, as applicable. In the event that either party shall fail to obtain any such third party consent, that party shall use its reasonable best efforts, and shall take any such actions reasonably requested by the other party hereto, to minimize any adverse effect on the consummations of the Holding Company Merger, the Bank Merger, the Company and Acquiror, their respective Subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

Section 5.6. Tax Treatment of the Merger. Acquiror and the Company intend that the Holding Company Merger be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and the parties hereto hereby adopt this Agreement as a plan of reorganization within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder. The parties and their Subsidiaries, respectively, both before and after the Effective Time, shall (i) use reasonable best efforts to cause the Holding Company Merger to so qualify; (ii) refrain from taking any action that would reasonably be expected to cause the Holding Company Merger to fail to so qualify; and (iii) take the position for all purposes that the Holding Company Merger so qualifies.

Section 5.7. Section 16 Matters. The Board of Directors of the Company and Acquiror shall, prior to the Effective Time, take all such actions as may be necessary or appropriate pursuant to Rule 16b-3(d) and Rule 16b-3(e) under the Exchange Act to exempt (i) the conversion of Company Shares into the Merger Consideration and (ii) the conversion to cash of Company Options by officers and directors of the Company subject to the reporting requirements of Section 16(a) of the Exchange Act or by employees of the Company who may become an officer or director of Acquiror subject to the reporting requirements of Section 16(a) of the Exchange Act. In furtherance of the foregoing, prior to the Effective Time, the board of directors of the Company shall adopt resolutions that specify (A) the name of each individual whose disposition of Shares (including Company Options) is to be exempted, (B) the number of Shares (including Company Options) to be disposed of by each such individual, and (C) that the approval is granted for purposes of exempting the disposition from Section 16(b) of the Exchange Act under Rule 16b-3(e) of the Exchange Act. Acquiror and the Company shall provide to counsel of the other party for its review copies of such resolutions to be adopted by the respective Boards of Directors prior to such adoption and the Company shall provide Acquiror with such information as shall be reasonably necessary for Acquiror’s Board of Directors to set forth the information required in the resolutions of Acquiror’s Board of Directors.

Section 5.8. Notification of Certain Matters. Each of the Company and Acquiror shall give prompt notice to the other of any fact, event or circumstance that becomes known to it that (i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to Acquiror, or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

Section 5.9. Bank Merger. At the request of Acquiror, the Company and the Company Bank shall (i) take all necessary corporate and other reasonable action to adopt and approve the Bank Merger; (ii) execute, deliver and, where appropriate, file any and all agreements and other documents reasonably necessary to permit the Bank Merger to be consummated immediately following consummation of the Merger; and (iii) take and cause to be taken any other action that is reasonably necessary to permit the consummation of any transactions contemplated in connection with the Bank Merger, including, if requested by the Acquiror at any time prior to the Effective Time of the Holding Company Merger, with the prior written consent of the Company (which it shall not unreasonably withhold) change the method of effecting the combination of Company Bank with the applicable Acquiror Bank if and to the extent Acquiror or the applicable Acquiror Bank deems such changes to be necessary, appropriate or desirable; provided, however, that in no event shall the Company or Company Bank be required to take any action set forth above in this Section 5.9 or to agree to any such change in the method of effecting the combination of the applicable Acquiror Bank with Company Bank, if such action or change could reasonably be expected to or would (w) alter or change the amount or kind of Merger Consideration to be issued to the holders of the Company Common Stock as provided for in this Agreement, (x) adversely affect the tax treatment of the Company’s shareholders as a result of receiving the Merger Consideration, including, without limitation, any adverse effect upon the tax free treatment, (y) materially impede or delay consummation of the Holding Company Merger or the Bank Merger, or (z) otherwise be materially prejudicial to the interests of the shareholders of the Company.

ARTICLE VI

Covenants of the Company

Section 6.1. Conduct of Business by the Company Pending the Closing. The Company agrees that, between the date of this Agreement and the earlier of the Effective Time or the termination of this Agreement, except as set forth in Section 6.1 of the Company Disclosure Schedule or as specifically required or permitted by this Agreement or required by Law, unless Acquiror shall otherwise consent thereto in writing, the Company shall, and shall cause each of its Subsidiaries to: conduct its operations only in the ordinary and usual course of business consistent with past practice and, to the extent consistent therewith, use its reasonable best efforts to preserve intact its business organizations and maintain its rights, franchises and existing goodwill and relations with customers, suppliers, creditors, lessors, lessees, employees and business associates. In addition, the Company shall not, and shall not permit its Subsidiaries to, take any action that the Company knows, at the time it prepares to take or takes such action, would (i) materially adversely affect or delay the ability of the Company or Acquiror to perform any of their respective material obligations in a timely basis under this Agreement or (ii) have a Material Adverse Effect with respect to the Company. By way of amplification and not limitation, except as set forth in Section 6.1 of the Company Disclosure Schedule or as specifically required or permitted by any other provision of this Agreement or required by Law, between the date of this Agreement and the earlier of the Effective Time or the termination of this Agreement, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, do, or agree to do, any of the following without the prior written consent of Acquiror:

(a) amend or otherwise change its certificate of incorporation or bylaws or equivalent organizational documents;

(b) issue, sell, pledge, dispose of, grant, transfer, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, or encumbrance of any shares of capital stock or Rights of, or other Equity Interests in, the Company or any of its Subsidiaries of any class, or securities convertible or exchangeable or exercisable for any shares of such capital stock or other Equity Interests, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or other Equity Interests or such convertible or exchangeable securities, or any other ownership interest (including, without limitation, any such interest represented by contract right), of the Company or any of its Subsidiaries, other than (x) the issuance of Company Common Stock pursuant to the Company’s DRIP and/or 401(K) Plan, (y) the issuance of Company Common Stock upon the exercise or conversion of Company Options outstanding as of the date hereof in accordance with their terms or (z) the granting of options to purchase up to 25,000 shares of Company Common Stock in the aggregate in the ordinary course of business consistent with past practice;

(c) sell, pledge, dispose of, transfer, lease, license, guarantee or encumber, or authorize the sale, pledge, disposition, transfer, lease, license, guarantee or encumbrance of, any material property or assets (including Intellectual Property) of the Company or deposits of the Company Bank, except pursuant to existing Contracts or commitments or the sale or purchase of goods or the pledge of securities in the ordinary course of business consistent with past practice;

(d) other than regular quarterly dividends on Company Shares of $0.15 per Company Share, declare, set aside, make or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any of its capital stock;

(e) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock, other Equity Interests or other securities, other than the repurchase of Company Shares following termination of employment with, or provision of services to, the Company or any Subsidiary, pursuant to the terms of any Company Option or agreement existing on the date of this Agreement pursuant to which shares of restricted stock were issued by the Company;

(f) enter into any agreement or otherwise agree to acquire, directly or indirectly (whether by merger or consolidation, acquisition of stock or assets or by formation of a joint venture or otherwise), any business or any corporation, partnership, limited liability company, joint venture, association or other business organization or division thereof or any interest therein;

(g) incur any indebtedness for borrowed money or issue any debt securities or trust preferred securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person (other than a wholly owned Subsidiary of the Company) for borrowed money, other than deposits, federal funds borrowings and borrowings from the Federal Home Loan Bank of San Francisco in the ordinary course of business consistent with past practice;

(h) make any loan, loan commitment or renewal or extension thereof to any person which would, when aggregated with all outstanding loans, commitments for loans or renewals or extensions thereof made to such person and any affiliate or immediate family member of such person, exceed $3,000,000 without submitting complete loan package information customarily submitted to the board of directors of the Company or applicable Subsidiary or the loan committee of the Company or applicable Subsidiary in connection with obtaining approval of such action to the chief credit officer of Acquiror for review with a right of comment at least one (1) full Business Day prior to taking such action; provided, that, if Acquiror objects in writing to such loan or loan commitment or renewal or extension thereof prior to the end of such Business Day, the Company or applicable Subsidiary shall obtain the approval of a majority of the members of the board of directors of the Company or applicable Subsidiary or the loan committee, as the case may be, prior to making such loan or loan commitment or renewal or extension thereof (for the sake of clarity, the issuance of or the commitment to issue a letter of credit by the Company or applicable Subsidiary on behalf of or for the benefit of a third party shall constitute a loan or loan commitment under this clause);

(i) other than in securities transactions as provided in (ii) below and purchases of DPC assets, make any investment either by contributions to capital, property transfers or purchase of any property or assets of any person and (ii) other than purchases of (w) direct obligations of, or obligations secured by the full faith and credit of, the United States of America with a remaining maturity at the time of purchase of one year or less, (x) securities issued by U.S. Government Agencies, (y) federal funds, or (z) certificates of deposits of any commercial bank, purchase or acquire securities of any type; provided, however, that in the case of investment securities, the Company or applicable Subsidiary may purchase investment securities if, within one (1) Business Day after the Company requests in writing (which request shall describe in reasonable detail the investment securities to be purchased and the prices thereof) that Acquiror consent to the making of any such purchase, Acquiror has approved such request in writing or has not responded in writing to such request;

(j) except as required by applicable law or regulation or the FRB, FDIC or DFI, (i) implement or adopt any material change in its interest rate and other risk management policies, procedures or practices, (ii) fail to follow in any material respect its existing policies or practices with respect to managing its exposure to interest rate and other risk or (iii) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk;

(k) take any action or omit to take any action that may result, individually or in the aggregate with any other actions or omissions, in a material violation of the Bank Secrecy Act, the anti-money laundering laws and regulations or the policies and procedures of the Company or any of its Subsidiaries with respect to the foregoing;

(l) terminate, cancel or request any change in, or agree to any change in, or enter into any contract or agreement that calls for aggregate annual payments of $25,000 or more and which is not terminable at will or with 30 days or less notice without payment of a premium or penalty, other than loans and loan participations in the ordinary course of business and consistent with past practice and in accordance with Section 6.1(h);

(m) (i) enter into, renew or allow to renew automatically, make any new grants of awards under, amend or otherwise modify any employment, consulting, transition, termination, severance or similar agreements or arrangements or increase the compensation or benefits payable or to become payable to its directors, officers or employees other than increases in compensation for employees who are not officers in the ordinary course of business and consistent with past practice, provided that no such increase or increases shall result in an annual adjustment of more than 3% in the aggregate cash compensation that is payable to all employees as a group; (ii) grant or increase any rights to severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the Company or any of its Subsidiaries, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee, except to the extent required by applicable Law or this Agreement; or (iii) take any affirmative action to amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding under any Company Benefit Plan, other than as expressly permitted by this Agreement; and provided, further, however, that nothing in this Section 6.1 shall prohibit the Company or Company Bank from (y) awarding and paying bonus compensation in accordance with the terms and conditions of its 2005 management performance plan as in existence on the date hereof and accrued in accordance with GAAP, and (z) adopting and subsequently implementing annual or quarterly incentive compensation programs for fiscal 2006 for their officers and employees consistent with their past practice, so long as the Company provides Acquiror at least three (3) business days prior written notice of the intended adoption of, and consults with Acquiror concerning, such program or programs for fiscal 2006.

(n) hire any person as an employee of the Company or any of its Subsidiaries or promote any employee, except (i) to satisfy contractual obligations existing as of the date hereof and set forth in Schedule 3.11 of the Company Disclosure Schedule, (ii) persons hired to fill any vacancies arising after the date hereof and whose employment is terminable at the will of the Company or applicable Subsidiary upon and after the consummation of the Holding Company Merger or Bank Merger, as the case may be, and (iii) any person hired to fill a newly created position with the Company or the Company Bank if such person’s base salary and any guaranteed bonus, in each case considered on an annual basis, will not exceed $75,000 during his or her first year of employment;

(o) accelerate the payment of any material liabilities or obligations (absolute, accrued, contingent or otherwise), except in the ordinary course of business consistent with past practice;

(p) materially change any actuarial or other assumptions used to calculate funding obligations with respect to any Company Benefit Plan or to change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP, ERISA or the express terms of any such plan;

(q) forgive any loans to directors, officers or employees of the Company or any of its Subsidiaries;

(r) make any material change in accounting policies or procedures, except as required by GAAP or by a Governmental Entity;

(s) waive, release, assign, settle or compromise any material claims, or any material litigation or arbitration for an amount in excess of $50,000, individually, or $100,000 in the aggregate or which would impose any material restriction on the business of the Company or Acquiror or any of their Subsidiaries or would reasonably be expected to create precedent for claims that are reasonably likely to be material to the Company or Acquiror or any of their Subsidiaries;

(t) make any material tax election, settle or compromise any material liability for Taxes, amend any Tax Return or file any refund for Taxes, other than in the ordinary course of business or as may be required by a Governmental Entity;

(u) make any capital expenditures other than capital expenditures in the ordinary and usual course of business consistent with past practice in amounts not exceeding $25,000 individually or $500,000 in the aggregate; or

(v) authorize or enter into any agreement or otherwise make any commitment to do any of the foregoing.

Section 6.2. Access to Information; Confidentiality. Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which the Company or any of its Subsidiaries is a party, from the date of this Agreement to the Effective Time, the Company shall, and shall cause each of its Subsidiaries and each of their respective directors, officers, employees, accountants, consultants, legal counsel, investment bankers, advisors, and agents and other representatives (collectively, “Representatives”) to, subject to applicable Law, (a) provide to Acquiror and its respective Representatives access at reasonable times upon reasonable prior notice to the officers, employees, agents, properties, offices and other facilities of the Company and its Subsidiaries and to the books and records thereof and (b) furnish promptly such information concerning the business, properties, Contracts, assets, liabilities, personnel and other aspects of the Company and its Subsidiaries as the Acquiror and its Representatives may reasonably request, provided that such access and furnishing of information does not materially impair the Company’s ability to conduct its operations in the ordinary course of business. With respect to the information disclosed pursuant to this Section 6.2, the parties shall comply with all of their respective confidentiality and other obligations under that certain letter agreement dated September 13, 2005, previously executed by Acquiror and the Company (the “Confidentiality Agreement”).

Section 6.3. No Solicitation of Acquisition Proposals.

(a) The Company agrees that neither it nor any of its Subsidiaries nor any of their respective officers and directors shall, and that it shall use its reasonable best efforts to cause its and its Subsidiaries’ other Representatives not to, directly or indirectly: (i) encourage, initiate, solicit or take any other action designed to facilitate an Acquisition Proposal or the making, submission or announcement of any Acquisition Proposal; (ii) participate or engage in any discussions or negotiations regarding, or furnish to any person any nonpublic information with respect to, or take any other action to facilitate the submission of any inquiry or the making of any proposal that constitutes or may reasonably be expected to lead to an Acquisition Proposal; (iii) engage in discussions with any person with respect to an Acquisition Proposal, except to notify such person as to the existence of these provisions and refer such person to this Agreement; (iv) approve, endorse or recommend any Acquisition Proposal; or (v) enter into any letter of intent or similar document or any agreement, commitment or understanding contemplating or otherwise relating to any Acquisition Proposal. The Company agrees that it shall immediately terminate and shall cause its Subsidiaries and their respective officers and directors, and use its reasonable best efforts to cause its and its Subsidiaries’ other Representatives, to terminate, immediately, all current discussions or negotiations (if any) in which any of them may be involved with any third party with respect to an Acquisition Proposal. The Company also shall promptly request that each person which has heretofore executed a confidentiality agreement with it or any of its Subsidiaries or any of its or its Subsidiaries’ Representatives with respect to such person’s consideration of a possible Acquisition Proposal to return promptly or destroy all confidential information heretofore furnished to such person or its Representatives in accordance with the terms of such person’s confidentiality agreement.

(b) Notwithstanding Section 6.3(a) or anything to the contrary that may be contained elsewhere in this Agreement, if, prior to obtaining the Company Shareholder Approval, (x) the Company or any of its Subsidiaries, or any of their respective Representatives, receives a written Acquisition Proposal from any person, which Acquisition Proposal did not result from a material breach of Section 6.3(a) and appears on its face to be bona fide, (y) the Company Board, or any Special Board Committee (as hereinafter defined), determines in good faith, after consultation with the Company’s financial advisor (which may be the Company Financial Advisor or any affiliate thereof), that such Acquisition Proposal constitutes or could reasonably be expected to lead to a Superior Proposal, and (z) the Company Board or any such Special Board Committee (as the case may be) determines in good faith after consultation with outside legal counsel that failure to take such action could reasonably be expected to result in a breach of the Company Board’s fiduciary duties under Governing Law, then, subject to its compliance with this Section 6.3 and after giving notice to Acquiror, the Company or its Representatives may (i) furnish information with respect to the Company to the person who has made such Acquisition Proposal, or any of its Representatives, pursuant to a confidentiality agreement containing confidentiality provisions not materially less restrictive than those contained in the Confidentiality Agreement; provided that such information has previously been provided to Acquiror or is provided to Acquiror substantially concurrently with the time it is provided to such person or its Representatives, and (ii) participate in discussions and negotiations with such person regarding such Acquisition Proposal. The Company shall advise Acquiror orally and in writing of the receipt of any Acquisition Proposal, or any inquiry that could reasonably be expected to lead to an Acquisition Proposal (in each case within one (1) Business Day of receipt thereof), specifying the material terms and conditions thereof and the identity of the person making such Acquisition Proposal or inquiry (as the case may be) and the Company shall use its reasonable best efforts to provide to Acquiror a copy of all written materials provided to the Company or any of its Subsidiaries in connection with any such Acquisition Proposal not later than one (1) Business Day after the receipt of same by the Company or any of its Subsidiaries and, in order to be able to do so, the Company agrees that it and its Subsidiaries will not enter into any confidentiality agreement with any person subsequent to the date hereof which prohibits the Company from providing such information to Acquiror. The Company shall notify Acquiror (within one (1) Business Day) orally and in writing of any material modifications to the financial or other material terms of any such Acquisition Proposal or inquiry and shall provide to Acquiror, within that same timeframe, a copy of all written materials subsequently provided to or by the Company or any Subsidiary in connection with any such Acquisition Proposal.

(c) Neither the Company Board nor any Special Board Committee shall withdraw, modify or amend, or propose to withdraw, modify or amend, in a manner adverse to Acquiror, the Company Board Recommendation or resolve to do so; provided, however, that notwithstanding the foregoing, the Company Board or Special Board Committee, as the case may be, may withdraw, modify or amend in a manner adverse to Acquiror, the Company Board Recommendation and if it takes such action, it also may terminate its efforts to hold, and cancel or postpone, the Company Shareholders’ Meeting, in the event that the Company receives a Superior Proposal which did not result from a material breach of Section 6.3(a) or (b) and the Company Board, or any Special Board Committee, determines in good faith, after consultation with its outside legal counsel (which may be its current outside legal counsel), that failure to take such action could reasonably be expected to result in a breach of the Company Board’s fiduciary obligations under Governing Law; provided, further, that no such change of Company Board Recommendation may be made until after at least 48 hours following Acquiror’s receipt of written notice from the Company advising that the Company Board or a Special Board Committee intends to take such action. In determining whether to make a change of Company Board Recommendation in response to a Superior Proposal or otherwise, the Company Board or Special Board Committee, as the case may be, shall take into account any changes to the terms of this Agreement proposed by Acquiror or any other information provided by Acquiror in response to such notice during such 48 hour notice period.

(d) In addition to the obligations set forth in Sections 6.3(a) and 6.3(b), the Company shall (i) advise Acquiror as promptly as practicable (and in any event within twenty four hours) following the commencement of any discussions or negotiations with respect to any Acquisition Proposal and the material terms and conditions that are the subject of such discussions or negotiations and (ii) keep Acquiror reasonably informed of the status and material details (including material amendments) with respect to the information previously provided, pursuant to this Section 6.3, by the Company in connection with any such Acquisition Proposal.

(e) The Company Board may, after the date of this Agreement and prior to obtaining the Company Shareholder Approval, terminate this Agreement to enter into an agreement with respect to such Superior Proposal, but only if:

(i) such Superior Proposal did not result from a material breach by the Company of Section 6.3(a) hereof;

(ii) the Company Board is entitled to withdraw the Company Board Recommendation pursuant to Section 6.3(c);

(iii) the Company Board (or any Special Board Committee) shall have first provided prior written notice to Acquiror that it is prepared to terminate this Agreement to enter into a definitive agreement with respect to a Superior Proposal, which notice shall attach the most current version of any written agreement relating to the transaction that constitutes such Superior Proposal; and

(iv) Acquiror does not make, within five (5) Business Days after the receipt of the notice referred to in clause (iii) of this Section 6.3(e), a binding, written and complete (including any schedules or exhibits) proposal that the Company Board determines in good faith, after consultation with its financial advisor (which may be its current financial advisor or any affiliate thereof), is as favorable to the stockholders of the Company as such Superior Proposal and which, by its terms, may be accepted at any time within such five (5) Business Day period (provided that the Company shall not enter into any such binding agreement until the sixth (6th) Business Day after providing such notice).

(f) In the event of any termination of this Agreement by the Company pursuant to Section 6.3(e), the Company shall pay the termination fee to Acquiror pursuant to Section 11.2(c) no later than concurrently with such termination.

(g) Nothing contained in this Section 6.3 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing to its shareholders a position contemplated by Rule 14d-9, Rule 14e-2 or Item 1012 of Regulation M-A promulgated under the Exchange Act or (ii) making any disclosure to the

Company’s shareholders if, in the good faith judgment of the Company Board, failure to so disclose could reasonably be expected to result in a violation of the obligations of the Company or the Company Board under Governing Law.

(h) If the Company Board or any Special Board Committee takes, agrees or resolves to take any action permitted by this Section 6.3, including, but not limited to any of the actions set forth in Section 6.3(c) and Section 6.3(e) above, such action shall not, in any way, constitute a breach of this Agreement by the Company.

Section 6.4. Pre-Closing Adjustments. At or before the Effective Time, the Company shall make such accounting entries or adjustments, including additions to their ALL and charge-offs of loans, as Acquiror shall direct as a result of its on-going review of the Company (including its review of the information provided to it pursuant to Sections 5.8 and 6.2) or in order to implement its plans following the Closing or to reflect expenses and costs related to the Holding Company Merger and the Bank Merger; provided, however, that unless the adjustment would otherwise be required by applicable Law, or by regulatory accounting principles (“RAP”) and GAAP applied on a basis consistent with the financial statements of the Company and the Company Bank (as the case may be), (a) the Company shall not be required to take such actions more than one (1) day prior to the Effective Time or prior to the time Acquiror agrees in writing that all of the conditions to its obligation to close as set forth in Articles VIII and X have been satisfied or waived and each of the approvals in Section 8.1(b) have been received, and (b) no such adjustment shall (i) require any filing with any Governmental Entity, (ii) violate any Law applicable to the Company, the Company Bank or Acquiror, (iii) reasonably be expected to be materially disadvantageous to the Company or the Company Bank if the Holding Company Merger was not consummated or (iv) constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred. The recording of any such adjustments shall not be deemed to imply any misstatement of previously furnished Company Financial Statements or information and shall not be construed as a concurrence of the Company or its management with any such adjustments.

Section 6.5. Control of the Company’s Business. Nothing contained in this Agreement shall give Acquiror, directly or indirectly, the right to control or direct the Company’s operations prior to the Effective Time. Prior to the Effective Time, each of the Company and Acquiror shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

Section 6.6. Affiliates. The Company shall cooperate to use its reasonable best efforts to identify those persons who may be deemed to be “affiliates” of the Company within the meaning of Rule 145 promulgated by the SEC under the Securities Act (such persons being “Company Affiliates”). The Company shall use its reasonable best efforts to cause each person so identified to deliver to Acquiror, no later than 30 days prior to the Effective Time, a written agreement substantially in the form of Exhibit C hereto.

Section 6.7. Human Resources Issues. Prior to making any written or oral communications to the directors, officers or employees of the Company, the Company will consult in good faith with Acquiror regarding the nature and content of any formal presentation of the transactions contemplated by this Agreement to employees of the Company as a group and will include an Acquiror representative in any such group presentation or any formal group meeting at which the transaction is explained or discussed, under an arrangement that is mutually satisfactory to the parties. The Company agrees to work in good faith with Acquiror to facilitate the timely and accurate dissemination of information to employees regarding matters related to the transactions contemplated by this Agreement in such a manner as to cause minimal disruption of the business of the Company and its relationships with its employees and to facilitate the transition of such relationships to Acquiror or its Subsidiaries, as the case may be.

Section 6.8. Third-Party Agreements.

(a) The Company shall use its reasonable best efforts to obtain the consents or waivers listed in Section 3.6 of the Company Disclosure Schedule or otherwise required to be obtained from any third-parties in connection with the Holding Company Merger and the transactions contemplated hereby (in such form and content as is approved by Acquiror) promptly after the date of this Agreement. The Company shall provide reasonable cooperation to Acquiror in minimizing the extent to which any Contracts will continue in effect following the Effective Time, in addition to complying with the prohibitions in Section 6.1(l).

(b) Without limiting the generality of Section 6.8(a), the Company shall use all reasonable efforts to provide data processing, item processing and other processing support or outside contractors to assist Acquiror in performing all tasks reasonably required to result in a successful conversion of the Company’s data and other files and records to Acquiror’s production environment, when requested by Acquiror and in such a manner sufficient to ensure that a successful conversion will occur at the time (on or after the Effective Time) designated by Acquiror. Among other things, the Company shall:

(i) cooperate with Acquiror to establish a mutually agreeable project plan to effectuate the conversion;

(ii) use its commercially reasonable efforts to have the outside contractors to the Company and its Subsidiaries continue to support both the conversion effort and its on-going needs until the conversion can be established;

(iii) provide, or use its commercially reasonable efforts to obtain from any outside contractors, all data or other files and layouts requested by Acquiror for use in planning the conversion, as soon as reasonably practicable;

(iv) provide reasonable access to Acquiror’s personnel and facilities and, with the consent of its outside contractors, its outside contractors’ personnel and facilities, to enable the conversion effort to be completed on schedule; and

(v) give notice of termination, conditioned upon the completion of the Holding Company Merger, of the Contracts of outside data, item and other processing contractors or other third-party vendors when requested to do so by Acquiror.

(c) Acquiror agrees that all actions taken pursuant to this Section 6.8 shall be taken in a manner intended to minimize disruption to the customary business activities of the Company and its Subsidiaries.

Section 6.9. Investments. In consultation with Acquiror, the Company shall take such actions as may be necessary to liquidate immediately prior to the Effective Time, subject to the satisfaction or waiver of all conditions set forth in Articles VIII, IX and X of this Agreement (other than those conditions that by their nature are to be satisfied at the consummation of the Holding Company Merger), that portion of its investment securities, real estate, tax credit investments and OREO identified by Acquiror on terms reasonably satisfactory to Acquiror.

Section 6.10. Company Options. Prior to the Effective Time, the Company shall use its reasonable best efforts to take such actions as may be necessary such that immediately prior to the Effective Time each unexercised Company Option which would otherwise remain outstanding immediately after the Effective Time, whether or not then exercisable, shall be cancelled and only entitle the holder thereof, as soon as reasonably practicable after surrender thereof, to receive an amount in cash, without interest, from the Company equal to the Option Consideration less applicable Taxes required to be withheld with respect to such payment. In addition, if so requested by Acquiror, at least twenty (20) Business Days prior to the Effective Time and prior to any such payment, the Company shall use its reasonable efforts to obtain a written acknowledgement and waiver (in form and substance reasonably satisfactory to Acquiror) from each holder of a Company Option or share of restricted stock (i) confirming the number of Company Options and shares of restricted stock held, (ii) confirming that the treatment of such Company Options and restricted stock pursuant to this Agreement and the amounts to be paid pursuant to Section 2.5(b) have been correctly calculated, and (iii) containing such other matters as reasonably determined by Acquiror (an “Acknowledgment and Waiver”) and shall provide a copy of each such Acknowledgement and Waiver it has been able to obtain to Acquiror at least five (5) Business Days prior to the Effective Time.

Section 6.11. Deferred Compensation Programs and 401(k) Plan Termination. Effective as of no later than the day immediately preceding the Effective Time, the Company shall provide Acquiror with evidence that the 401(k) Plan is in the process of being terminated pursuant to resolutions of the Company Board that are effective as of no later than the day immediately preceding the Effective Time, provided, however, that the effectiveness of such termination may be conditioned on the consummation of the Holding Company Merger. The form and substance of such resolutions shall be subject to the review and reasonable and timely approval of Acquiror. The Company also shall take such other actions in furtherance of terminating the 401(k) Plan as Acquiror may reasonably require, provided, however, that the effectiveness of any such actions may be conditioned on the consummation of the Holding Company Merger. The Company shall cooperate with Acquiror to terminate on terms mutually agreeable to the parties hereto and, if consent of participants is required by the applicable agreement or plan document or, in the reasonable judgment of the administrator of such Company program, by applicable Law, the participants in any salary continuation agreements, supplemental executive retirement plans, executive bonus agreements and any other non-qualified deferred compensation plan (collectively “Deferred Compensation Programs”), all Deferred Compensation Programs, whether or not subject to Section 409A of the Code, subject to the prior satisfaction or waiver of all the Company’s conditions set forth in Articles VIII, IX and X of this Agreement, on or prior to the Effective Time, including the termination or transfer of any insurance policy obtained in connection therewith and shall, at the request of the Acquiror, cooperate with Acquiror in seeking from such participants their approval of amendments to any such Deferred Compensation Program to allow for lump sum payments, in lieu of any continued payments that may be required thereunder, on terms agreed upon by the parties and such participants.

Section 6.12. Updated Company Disclosure Schedule. The Company shall update the Company Disclosure Schedule to the second (2nd) business day prior to the Effective Time of the Holding Company Merger, and a draft of the updated Company Disclosure Schedule shall be delivered to Acquiror no later than 72 hours prior to the Effective Time of the Holding Company Merger; provided, however, that such update of the Company Disclosure Schedule shall not in any way affect the representations and warranties set forth in Article III of this Agreement and shall not be considered to modify the representations and warranties for purposes of the determination of whether the representations and warranties of the Company set forth in Article III of this Agreement are true and correct when made, and as of the Closing as if made as of the Closing, in accordance with Section 10.1(a) herein.

Section 6.13. Accountants’ Letter. The Company shall use its reasonable best efforts to cause to be delivered to Acquiror, as of the Effective Time, a “comfort” letter from the Company’s independent certified public accountants, addressed to Acquiror and the Acquiror Board, dated as of the Effective Time, in form and substance customary for a “comfort” letter delivered by independent public accountants in connection with registration statements similar in form and substance to the Registration Statement. A draft of such “comfort” letter shall be deliverable at least five (5) Business Days prior to the Effective Time of the Holding Company Merger.

Section 6.14. Fee Schedule and Estimate. At least two (2) Business Days prior to the Effective Time, the Company shall provide to Acquiror a schedule (the “Fee Schedule”) that sets forth (i) fees for all services rendered to the Company or to the Company Bank by their respective attorneys, accountants, investment bankers and other advisors and agents (“Advisors”) solely in connection with the transactions contemplated by this Agreement (“Professional Fees”) paid up to the date of the Fee Schedule and (ii) an estimate, based on information the Company is able, in the exercise of its reasonable efforts, to obtain from those Advisors, of the remaining Professional Fees the Company anticipates will be incurred by it or the Company Bank up to the Effective Time. The Company shall use its reasonable best efforts to cause final bills or estimates of final bills for all Professional Fees indicated in clause (ii) of the immediately preceding sentence to be submitted to the Company by its Advisors at least two (2) Business Days prior to the Effective Time and, based upon such final bills or estimates of such final bills, the Company shall pay all Professional Fees in full prior to the Effective Time and shall provide Acquiror with written evidence to such effect prior to the Effective Time. The Company agrees to provide Acquiror with the opportunity to review all invoices, bills and estimates relating to such Professional Fees.

Section 6.15. Closing Financial Statements. At least five (5) Business Days prior to the Effective Time of the Holding Company Merger, the Company shall provide Acquiror with the Company’s unaudited consolidated balance sheet presenting the financial condition of the Company and its Subsidiaries as of the close of business on the last day of the last month ended prior to the Effective Time (the “Closing Balance Sheet Date”) and the Company’s unaudited consolidated statement of income for the period January 1, 2006 through the close of business on the Closing Balance Sheet Date (the “Closing Financial Statements”); provided, however, that if the Effective Time has been scheduled to occur on or before the fifth (5th) Business Day of a calendar month, the Company shall have provided such Closing Financial Statements as of and through the end of the second (2nd) month immediately preceding the Effective Time and, in that event, the Closing Balance Sheet Date, shall be the last day of such second month immediately preceding the Effective Time and the related statement of income will be for the period from January 1, 2006 to the such Closing Balance Sheet Date. The Company shall prepare the Closing Financial Statements that, except as hereinafter provided in this Section 6.15, shall in all material respects be in accordance with GAAP for unaudited interim financial information and such Company Financial Statements shall contain all adjustments (consisting principally of normal recurring adjustments and accruals) necessary to present fairly, in all material respects, the consolidated balance sheet, and operating results of the Company and its Subsidiaries as of and for the period ended on the Closing Balance Sheet Date. Such Closing Financial Statements shall also reflect accruals for all Professional Fees incurred or expected to be incurred (whether or not doing so is in accordance with GAAP) and shall be accompanied by a certificate of the Company’s Chief Financial Officer, dated as of the Effective Time, to the effect that such financial statements meet the requirements of this Section 6.15.

ARTICLE VII

Covenants of Acquiror

Section 7.1. Reservation, Issuance and Registration of Acquiror Common Stock. Acquiror shall reserve and make available for issuance in connection with the Holding Company Merger and in accordance with the terms of this Agreement the Acquiror Shares. All Acquiror Shares, when issued and delivered pursuant to and in accordance with the terms of this Agreement or the terms of the Acquiror Options, as the case may be, will be duly authorized, validly issued, fully paid and nonassessable and free of all Liens and, except for Shares issued in the Holding Company Merger to affiliates of the Company that are subject to Rule 145 under the Securities Act, shall be free of restrictions on transfer. Acquiror also shall cause all the Acquiror Shares to be received by the Company Shareholders in the Holding Company Merger to be issued in compliance with the Securities Act and all applicable Blue Sky Laws.

Section 7.2. Nasdaq. Acquiror shall cause the Acquiror Shares that will be issued in the Holding Company Merger to be approved for listing on the Nasdaq National Market, subject to official notice of issuance, prior to the Effective Time.

Section 7.3. Employee Benefit Matters. From and after the Effective Time, Acquiror shall provide employees of the Company and its Subsidiaries (“Company Employees”) who continue as employees of Acquiror or any of its Subsidiaries with pension and welfare benefits under employee benefit plans (“Acquiror Benefit Plans”) no less favorable in the aggregate than those currently provided to similarly situated employees of Acquiror or its Subsidiaries. With respect to each Acquiror Benefit Plan in which Company Employees participate after the Effective Time, for purposes of determining vesting and eligibility for benefits (including severance benefits and vacation entitlements) thereunder, service with the Company or any Subsidiary (or predecessor employers to the extent the Company provides past service credit) shall be treated as service with Acquiror; provided, that such service shall not be recognized for the purposes of qualifying for subsidized early retirement benefits, if any, or to the extent that such recognition would result in a duplication of benefits or to the extent that such service was not recognized under the applicable Company Benefit Plan. If applicable and to the extent possible under Acquiror Benefit Plans (as reasonably amended to the extent necessary in accordance with applicable Law), Acquiror shall cause any and all pre-existing condition (or actively at work or similar) limitations, eligibility waiting periods and evidence of insurability requirements under any Acquiror Benefit

Plans to be waived with respect to such Company Employees and their eligible dependents and shall provide them with credit for any co-payments, deductibles, and offsets (or similar payments) made during the plan year including the Effective Time for the purposes of satisfying any applicable deductible, out-of-pocket, or similar requirements under any Acquiror Benefit Plans in which they are eligible to participate after the Effective Time. Notwithstanding the foregoing, nothing contained herein shall obligate the Company, the Acquiror or any of their Affiliates to (i) maintain any particular Company Benefit Plan or (ii) retain the employment of any particular employee.

Section 7.4. Indemnification.

(a) From and after the Effective Time, Acquiror shall indemnify and hold harmless (and also shall advance expenses as and when incurred to the fullest extent permitted under applicable Law to, provided the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification), each person who now is or prior to the date hereof has been, or who becomes prior to the Effective Time an officer or director of the Company or any Subsidiary of the Company (collectively, the “Indemnified Persons”), against (i) all losses, claims, damages, costs, expenses (including counsel fees and expenses), settlement, payments or liabilities arising out of or in connection with any claim, demand, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was an officer or director of the Company or any such Subsidiary, whether or not pertaining to any matter existing or occurring at or prior to the Effective Time and whether or not asserted or claimed prior to or at or after the Effective Time, and for which the right to indemnification has been provided by the Company in accordance with applicable Law (“Indemnified Liabilities”); and (ii) all Indemnified Liabilities based in whole or in part on or arising in whole or in part out of or pertaining to this Agreement or the transactions contemplated hereby or, the approval and consummation thereof, in each case to the fullest extent a corporation is permitted to indemnify and advance expenses to its own directors and officers under the DGCL, the Company Certificate or Company Bylaws as in effect on the date hereof. Nothing contained herein shall make Acquiror or the Company an insurer, a co-insurer or an excess insurer in respect of any insurance policies which may provide coverage for Indemnified Liabilities, nor shall this Section 7.4 relieve the obligations of any insurer in respect thereto. The parties hereto intend, to the extent not prohibited by applicable Law, that the indemnification provided for in this Section 7.4 shall apply without limitation to negligent acts or omissions by an Indemnified Person. Each Indemnified Person (and each of his or her heirs, executors and administrators) is an intended third party beneficiary of this Section 7.4, each of whom may, individually or jointly, specifically enforce its terms against Acquiror. This Section 7.4 shall survive the consummation of the Holding Company Merger at the Effective Time and shall be binding not only on Acquiror but also on all of its successors and assigns. This Section 7.4 shall not limit or otherwise adversely affect any rights any Indemnified Person may have under any agreement with the Company or under the Company Certificate or Company Bylaws as presently in effect, or otherwise. Acquiror’s obligations under this Section 7.4(a) shall continue in full force and effect for a period of six (6) years from the Effective Time; provided, however, that all rights to indemnification in respect of any claim asserted or made within such period shall continue until the final disposition of such claim. Any Indemnified Person wishing to claim indemnification under this Section 7.4(a), upon learning of any applicable claim, action, suit, proceeding or investigation, shall promptly notify Acquiror thereof, but the failure to so notify shall not relieve Acquiror of any liability it may have to such Indemnified Person if such failure does not materially prejudice Acquiror. In the event of any applicable claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) Acquiror, upon its providing the Indemnified Person a written acknowledgment of its obligation to indemnify such person until such time as Indemnified Person determines that joint representation would be inappropriate due to an actual or potential conflict of interest, shall have the right to assume the defense thereof and Acquiror shall not be liable to such Indemnified Person for any legal expenses or other counsel or any other expenses subsequently incurred by such Indemnified Person in connection with the defense thereof, (ii) the Indemnified Person will cooperate in the defense of any such matter and (iii) Acquiror shall not be liable for any settlement effected without its prior written consent; provided, further, that Acquiror shall not have any obligation hereunder to any Indemnified Person if and when a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnification of such Indemnified Person in the manner contemplated hereby is prohibited by applicable Law.

(b) From and after the Effective Time, Acquiror shall fulfill and honor in all respects the obligations of the Company pursuant to any indemnification agreements between the Company and its directors and officers, copies of which have been furnished to Acquiror, and any indemnification provisions under the Company Certificate or Company Bylaws as in effect on the date hereof.

(c) Acquiror shall maintain in effect, for six (6) consecutive years commencing on and continuing after the Effective Time, the current policies of directors’ and officers’ liability insurance maintained by the Company or its Subsidiaries on the date hereof (the “Current D&O Policies”) or Acquiror may, at its election, substitute for the Current D&O Policies director and officer liability policies issued by reputable and financially sound carriers with at least the same coverage and amounts thereof and containing material terms and conditions that are no less advantageous to the Company’s directors and officers, for acts or omissions occurring at or prior to the Effective Time; provided, however, that based on the representation made by Acquiror to the Company that the average annual premium for such coverage for such six year period will not exceed 150% of the annual premium most recently paid by the Company or any Subsidiary for such coverage, in no event shall Acquiror be required to pay an annual premium that averages, during such six year period, in excess of 150% of the annual premium most recently paid by the Company or any Subsidiary for such coverage (the “Maximum Annual Premium”); provided further, however, that notwithstanding the foregoing, in the event such coverage is not available (or is only available for an amount in excess of the Maximum Annual Premium), Acquiror shall nevertheless use its reasonable best efforts to provide such coverage as may be obtained for twice the Maximum Annual Premium. In the alternative, Acquiror may arrange for the purchase by the Company, effectively immediately prior to the Effective Time, of a six-year “tail” prepaid directors’ and officers’ liability insurance policy covering the Company’s directors and officers on terms and conditions no less advantageous to them than the Current D&O Policies; provided, however, that (i) the average annual premium that the Company shall be required to pay for such tail policy shall not exceed twice the Maximum Annual Premium and (ii) Acquiror shall maintain such “tail” policy in full force and effect and continue to honor its obligations thereunder for six consecutive years from the Effective Time.

(d) In the event Acquiror (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provisions shall be made so that such continuing or surviving corporation or entity or transferee of such assets, as the case may be, shall assume the obligations set forth in this Section 7.4.

(e) The obligations of Acquiror under this Section 7.4 shall not be terminated or modified in such a manner as to, nor shall Acquiror take any other action that would, adversely affect or otherwise diminish the rights of any indemnitee to whom this Section 7.4 applies without the consent of such affected indemnitee.

Section 7.5. Severance Agreements. As of the Effective Time, Acquiror shall perform all of the obligations of the Company under the Severance and any Change in Control Agreements identified in Section 7.5 of the Company Disclosure Schedule, in accordance with their respective terms (even if the terms thereof provide for performance thereof at a later date), including any and all payment obligations thereunder and neither Acquiror nor Acquiror Bank shall challenge the enforceability or seek to invalidate or make unenforceable any of such Agreements.

Section 7.6. Junior Subordinated Debentures. At or prior to the Effective Time, Acquiror shall expressly assume the obligations of the Company under the Debenture Indenture pursuant to which the Company issued its Junior Subordinated Debentures and the Guarantee Agreement and, in connection therewith, Acquiror shall execute and deliver (x) a supplemental indenture to the Debenture Trustee, in such form as such Trustee shall reasonably require, by which Acquiror shall assume the Company’s obligations with respect to the due and punctual payment of the principal of and premium, if any, and interest on all of the Company’s Junior Subordinated Debentures and the due and punctual performance and observance of all of the covenants and conditions of the Debenture Indenture, and (y) such other documents and instruments as the Debenture Trustee shall reasonably require to evidence or effectuate the assumption of the obligations of the Company under the Debenture Indenture and Guarantee Agreement.

ARTICLE VIII

Conditions to the Obligations of Both Parties to Consummate the Merger

Section 8.1. Conditions to Obligations of Each Party Under This Agreement. The respective obligations of each party to effect the Holding Company Merger and any other transactions to be consummated pursuant hereto at the Effective Time shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived in writing, in whole or in part, to the extent permitted by applicable Law:

(a) Shareholder Approval. The Company Shareholder Approval and the Acquiror Shareholder Approval shall have been obtained in accordance with applicable Law.

(b) No Order; No Governmental Litigation. No Governmental Entity, nor any federal or state court of competent jurisdiction or arbitrator shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, judgment, injunction or arbitration award or other order which is in effect and prevents or prohibits consummation of the Holding Company Merger, and no litigation or court or administrative proceeding shall be pending against Acquiror or Company brought by any Governmental Entity seeking to prevent consummation of the transactions contemplated hereby.

(c) Consents and Approvals. All consents, approvals and authorizations of any Governmental Entity required of Acquiror, the Company or any of their Significant Subsidiaries, respectively, to permit the Holding Company Merger and the Bank Merger to be consummated as contemplated herein shall have been obtained and all statutory waiting periods in respect thereof shall have expired, and no such consents, approvals or authorizations shall contain any conditions, restrictions or requirements which would reasonably be expected (i) following the Effective Time, to have a Material Adverse Effect with respect to the Company, (ii) to restrict the business of Acquiror or any of its Subsidiaries in a manner that would, following the Effective Time, have a Material Adverse Effect with respect to the Company or either Pacific Western National Bank or First National Bank, which are Acquiror’s two principal bank Subsidiaries, or (iii) require the sale by the Company or either Pacific Western National Bank or First National Bank of any material portion of their respective assets (other than, in the case of the Company, all or any portion of its investment securities portfolio).

(d) Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated by the SEC and not withdrawn.

ARTICLE IX

Conditions to Obligations of the Company

Section 9.1. Conditions to Obligations of the Company. The obligations of the Company to effect the Holding Company Merger and to consummate any other transactions contemplated hereby that are required to be consummated by the Effective Time shall be subject to the satisfaction, at or prior to the Effective Time, of the following conditions, any or all of which may be waived in writing by the Company, in whole or in part, to the extent permitted by applicable Law:

(a) Representations and Warranties. The representations and warranties of Acquiror set forth in this Agreement shall have been true and correct in all material respects (if not qualified as to materiality) and true and correct (if so qualified) when made, and as of the Closing as if made as of the Closing; provided, however, that this condition precedent shall be deemed to have been satisfied if the failure of any such representations and warranties (without giving effect to any qualifications as to materiality, “Material Adverse Effect” or similar terms and phrases contained therein) to be true and correct individually or in the aggregate has not resulted in or constituted, and would not reasonably be expected to have, a Material Adverse Effect; and provided, further, that to the extent that any such representations and warranties were made as of a specified date, such representations and warranties shall continue on the Closing Date to have been true as of such specified date and not as of the Closing.

(b) Performance. Acquiror shall have performed in all material respects all of its agreements and covenants in this Agreement, taken as a whole, required to be performed by it on or prior to the Effective Time.

(c) No Material Adverse Effect. There shall not have been since June 30, 2005 a Material Adverse Effect with respect to Acquiror.

(d) Officer’s Certificate. The Company shall have received a certificate, dated as of the Effective Time, signed on behalf of Acquiror by its Chief Financial Officer, certifying to the fulfillment of the conditions stated in Sections 9.1(a)-(c) hereof.

(e) Listing on Nasdaq. The shares of Acquiror Common Stock to be issued in the Holding Company Merger shall have been approved for listing on the Nasdaq National Market, subject to official notice of issuance.

(f) Tax Opinion. The Company shall have received an opinion of its counsel, subject to assumptions and exceptions normally included, in form and substance reasonably satisfactory to the Company, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, which are consistent with the state of facts existing at the Effective Time of the Holding Company Merger, the Holding Company Merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. The issuance of such opinion shall be conditioned on the receipt of tax representation letters from Acquiror and the Company, which letters shall be in such form and substance as may reasonably be required by the recipient’s counsel. Each such tax representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect as of the date of such opinion.

ARTICLE X

Conditions to Obligations of Acquiror

Section 10.1. Conditions to Obligations of Acquiror. The obligations of Acquiror to effect the Holding Company Merger and to consummate any other transactions contemplated hereby that are required to be consummated by the Effective Time shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived in writing by Acquiror, in whole or in part, to the extent permitted by applicable Law:

(a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement, shall have been true and correct in all material respects (if not qualified as to materiality) and true and correct (if so qualified) when made, and as of the Closing as if made as of the Closing, provided, however, that this condition precedent shall be deemed to have been satisfied if the failure of any such representations and warranties (without giving effect to any qualifications as to materiality, “Material Adverse Effect” and similar terms and phrases contained therein) to be true and correct individually or in the aggregate has not resulted in or constituted, and would not reasonably be expected to have, a Material Adverse Effect; and provided, further, that to the extent that any such representations and warranties were made as of a specified date, such representations and warranties shall continue on the Closing Date to have been true as of such specified date and not as of the Closing.

(b) Performance. The Company shall have performed in all material respects all of its agreements and covenants in this Agreement, taken as a whole, required to be performed by it on or prior to the Effective Time.

(c) No Material Adverse Effect. There shall not have been since June 30, 2005 a Material Adverse Effect with respect to the Company.

(d) Officer’s Certificate. Acquiror shall have received a certificate, dated as of the Effective Time, signed on behalf of the Company by its Chief Financial Officer, certifying to the fulfillment of the conditions stated in Sections 10.1(a)-(c) hereof.

(e) Consents. The Company shall have obtained each of the consents listed in Schedule 10.1(e) of the Company Disclosure Schedule.

(f) Tax Opinion. Acquiror shall have received an opinion of its counsel, subject to assumptions and exceptions normally included, in form and substance reasonably satisfactory to Acquiror, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, which are consistent with the state of facts existing at the Effective Time of the Holding Company Merger, the Holding Company Merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. The issuance of such opinion shall be conditioned on the receipt of tax representation letters from Acquiror and the Company, which letters shall be in such form and substance as may reasonably be required by the recipient’s counsel. Each such tax representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect as of the date of such opinion.

(g) Shareholders’ Equity and Reserves. The sum of (i) the Adjusted Shareholders’ Equity (as hereinafter defined) of the Company and (ii) the Company’s ALL (the “Combined Target”), as of the last business day of the latest month reflected in the Closing Financial Statements (the “Shareholders’ Equity Measuring Date”), shall not be less than $72,747,000, in each case as set forth in the Closing Financial Statements. For purposes of this Section 10.1(g), “Adjusted Shareholders’ Equity” means the total shareholders’ equity of the Company as of the Shareholders’ Equity Measuring Date as set forth in the Closing Financial Statements minus any unrealized gains or plus any unrealized losses (as the case may be) in the Company’s securities portfolio due to mark-to-market adjustments as of the Shareholders’ Equity Measuring Date, plus the sum of (w) all amounts paid or accrued in connection with any actions taken pursuant to Section 6.4 to the extent that such actions were not necessary to bring the Company into conformity with GAAP or RAP, in each case as applied on a consistent basis in the United States of America, (x) all Professional Fees paid during or accrued for the period covered by the Closing Financial Statements, but in no event more than $2,000,000 (the “Professional Fee Cap”), plus the costs incurred by the Advisors to the Company or Company Bank solely in connection with the transactions contemplated by this Agreement that have been reimbursed or paid or are reimbursable or payable by the Company, (y) any costs associated with the termination of employee benefit plans or programs (inclusive of any severance compensation paid or to be paid as provided in Section 7.5 hereof), and (z) the aggregate amount paid by the Company, if any, in order to satisfy its obligation to take all action as may be necessary to cancel the Company Options pursuant to Section 2.5, in the case of each of the items set forth in clauses (w) through (z) to the extent and only to the extent of the tax-effected amount of such items reflected in the Closing Financial Statements.

(h) Directors’ Resignations. Acquiror shall have received the written resignation of each director of the Company and its Subsidiaries (in such director’s capacity as a director of the Company or such Subsidiary), effective as of the Effective Time.

ARTICLE XI

Termination, Amendment and Waiver

Section 11.1. Termination. This Agreement may be terminated, and the Holding Company Merger contemplated hereby may be abandoned, at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party or parties, whether before or after approval of this Agreement and the Holding Company Merger by the shareholders of the Company and the shareholders of Acquiror:

(a) By mutual written consent of Acquiror and the Company, by action of their respective Boards of Directors;

(b) By either the Acquiror or Company, if the Effective Time shall not have occurred on or before September 15, 2006 (the “Termination Date); provided, however, that the right to terminate this Agreement under this Section 11.1(b) shall not be available to any party whose failure to fulfill any of its obligations under this Agreement shall have been a principal reason for or a principal cause of the failure of the Effective Time to occur on or before such date;

(c) By either the Acquiror or Company, if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable (which order, decree, ruling or other action the parties shall have used their reasonable best efforts to resist, resolve or lift, as applicable, subject to the provisions of Section 5.5 hereof);

(d) By written notice of Acquiror, if:

(i) the Company Board shall have: (A) withdrawn, or adversely modified or changed, or resolved to withdraw or adversely modify or change, the Company Board Recommendation; (B) approved or recommended, or resolved to approve or recommend, to its shareholders an Acquisition Proposal other than that contemplated by this Agreement; (C) entered into, or resolved to enter into, any agreement with respect to an Acquisition Proposal; or (D) recommended that its shareholders tender their shares in any tender offer or exchange offer that is commenced other than by Acquiror or an affiliate of Acquiror; or

(ii) the Company, any of its Subsidiaries or any of their respective Representatives shall have materially breached Section 6.3; or

(iii) a Company Affiliated Shareholder materially breaches any of his or her representations or warranties or any of his or her covenants or obligations contained in his or her Voting Agreement, including a breach of the obligation to vote his or her Company Shares in favor of the adoption of this Agreement, if such breach would reasonably be expected to materially impede or delay or prevent the consummation of the Holding Company Merger or the Bank Merger and cannot be or has not been cured within thirty (30) days after the giving of written notice thereof to the breaching Company Affiliated Shareholder;

(e) By the Company pursuant to Section 6.3(e);

(f) By Acquiror, if the Company shall have breached any of its representations or warranties, or failed to perform any of its agreements or covenants, contained in this Agreement, which breach or failure to perform (i) is incapable of being cured by the Company prior to the Effective Time, and (ii) renders any condition, as applicable, under Sections 10.1(a) or 10.1(b) incapable of being satisfied prior to the Termination Date;

(g) By the Company, if (i) Acquiror shall have breached any of its representations or warranties, or failed to perform any of its agreements or covenants, contained in this Agreement, which breach or failure to perform (y) is incapable of being cured by Acquiror prior to the Effective Time, and (z) renders any condition under Sections 9.1(a) or 9.1(b) incapable of being satisfied prior to the Effective Time or (ii) an Acquiror Affiliated Shareholder materially breaches any of his or her representations or warranties or any of his or her covenants or obligations contained in his or her Voting Agreement, including a breach of the obligation to vote his or her Acquiror Shares in favor of the approval of the principal terms of this Agreement or the issuance of Acquiror Shares pursuant to the Holding Company Merger, if such breach would reasonably be expected to materially impede or delay or prevent the consummation of the Holding Company Merger or the Bank Merger and cannot be or has not been cured within thirty (30) days after the giving of written notice thereof to the breaching Acquiror Affiliated Shareholder;

(h) By Acquiror or the Company, upon the failure of the Company Shareholders to approve the adoption of this Agreement by the affirmative vote of the holders of a majority of the Company Shares as required by the applicable provisions of the DGCL at the Company Shareholders’ Meeting;

(i) By Acquiror or the Company, upon the failure of the Acquiror Shareholders to approve, by the affirmative vote of a majority of the holders of the Acquiror Shares at the Acquiror Shareholders’ Meeting, (i) this Agreement or (ii) the issuance of the Acquiror Shares in the Holding Company Merger in accordance with this Agreement.

Section 11.2. Effect of Termination.

(a) Survival. In the event of termination of this Agreement as provided in Section 11.1 hereof, this Agreement shall forthwith become void and of no effect except that the provisions of this Section 11.2 and Section 5.4, the last sentence of Section 6.2 and the entirety of Article XII shall survive any termination of this Agreement pursuant to Section 11.1.

(b) Company Termination Fee. The Company shall pay Acquiror a termination fee in the amount of Seven Million Fifty Thousand Dollars ($7,050,000) (the “Company Termination Fee”), in the manner and at the time set forth in Section 11.2(c) hereof, in the event that this Agreement is terminated solely as follows:

(i) if Acquiror shall terminate this Agreement pursuant to Section 11.1(d);

(ii) if the Company shall terminate this Agreement pursuant to Section 11.1(e); or

(iii) in the event that (A) an Acquisition Proposal involving the Company shall have been publicly announced, commenced or otherwise become publicly known or any person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal involving the Company, (B) thereafter this Agreement is terminated by either Acquiror or the Company pursuant to (x) Section 11.1(b) for failure of the Holding Company Merger to be consummated by the date specified therein and such failure is the result of the knowing action or inaction of the Company or (y) Section 11.1(h) for failure of the Company Shareholders to approve the adoption of this Agreement, and (c) within twelve (12) months of the termination of this Agreement, the Company consummates such Acquisition Proposal.

Payment of the Termination Fee to Acquiror, pursuant to this Section 11.2(b), shall be the sole and exclusive liability of the Company to and the sole remedy of Acquiror for any termination of this Agreement as set forth in paragraphs (i), (ii) and (iii) of this Section 11.2(b), or the actions, events, occurrences or circumstances giving rise to any such termination, except in the case of a termination for material breach of Section 6.3 in which case the Company Termination Fee shall not be the sole remedy available to Acquiror and Acquiror shall be entitled to pursue all remedies to which it is entitled at law or in equity.

(c) Payment of Termination Fee. If the Company Termination Fee becomes payable pursuant to Section 11.2(b), that Fee shall be paid by wire transfer of immediately available funds to an account designated by Acquiror, within three (3) Business Days after termination of this Agreement in the case of a termination described in paragraph 11.2(b)(i) or within three (3) Business Days after the consummation of the Acquisition Transaction in the case of a termination set forth in paragraph 11.2(b)(iii), and prior to termination of this Agreement in the case of a termination described in paragraph of 11.2(b)(ii). The Company acknowledges that the agreements contained in this Section 11.2 are an integral part of the transactions contemplated by this Agreement, and that without such agreements Acquiror would not have entered into this Agreement, and that such amounts do not constitute a penalty. If the Company fails to promptly pay Acquiror the amounts due under this Section 11.2 within the time period specified therein, the Company shall pay all costs and expenses (including attorneys’ fees) incurred by Acquiror in connection with any action, including the filing of any lawsuit, taken to collect payment of such amounts, together with the interest as required under Section 11.2(f).

(d) Effect of Termination pursuant to Section 11.1(f) or 11.1(g). Notwithstanding anything to the contrary that may be contained in Section 11.2(b), if this Agreement is terminated by Acquiror as provided in Section 11.1(f) or by the Company as provided in Section 11.1(g), and the event that entitled such party (the “Terminating Party”) to terminate this Agreement pursuant to Section 11.1(f) or 11.1(g), as the case may be, was a willful and material breach by the other party (a “Breaching Party”) of any representation, warranty or covenant of such Breaching Party set forth in this Agreement, the Terminating Party shall have all rights and remedies available to it under this Agreement or at law to recover from the Breaching Party all damages, losses, costs and expenses that the Terminating Party incurs by reason of such willful and material breach by the Breaching Party and the resulting termination of this Agreement.

(e) Effect of Other Terminations. No party shall have any liability of any kind or nature to the other party by reason of any termination of this Agreement pursuant to Section 11.1 or the action, events, occurrences or circumstances that caused this Agreement to be terminated, except as and to the extent provided in Sections 11.2(b) and 11.2(d) above. In no event and under no circumstance shall any officer, director, shareholder, employee or independent contractor of any party hereto have any liability whatsoever to the other party by reason of any termination of this Agreement or the action, events, occurrences or circumstances that caused this Agreement to be terminated.

(f) Payments. All payments that a party becomes obligated to make to the other party hereto pursuant to Section 11.2(b) or 11.2(d) shall be made by wire transfer of immediately available funds to an account designated by Acquiror or the Company, as applicable, when due. If a party obligated to make such payment (a “Payor Party”) fails to pay any such amount when payment thereof is due to the other party, the unpaid amount shall bear interest at the prime rate of interest printed in The Wall Street Journal on the date such payment was required to be made until it is paid in full and the other party shall be entitled to recover such accrued interest and its costs and expenses (including reasonable attorneys’ fees and expenses) incurred in its efforts to collect such amount from the Payor Party (whether or not litigation is instituted).

ARTICLE XII

General Provisions

Section 12.1. Survival After the Effective Time. None of the representations and warranties in this Agreement or in any schedule, instrument or any other document delivered pursuant to this Agreement shall survive the Effective Time. This Section 12.1 shall not limit any covenant or agreement of the parties which by its terms contemplates or provides for performance after the Effective Time or after any termination of this Agreement pursuant to Section 11.1(a) hereof, each of which covenants or agreements shall survive the consummation of the Holding Company Merger or termination of this Agreement, as applicable, until such covenant or agreement has been fully and faithfully performed.

Section 12.2. Notices. Any notices or other communications required or permitted under, or otherwise in connection with this Agreement, shall be in writing and shall be deemed to have been duly given when delivered in person or upon confirmation of receipt when transmitted by facsimile transmission (but only if followed by transmittal by national overnight courier or hand for delivery on the next Business Day) or on receipt after dispatch by registered or certified mail, postage prepaid, addressed, or on the next Business Day if transmitted by national overnight courier, in each case as follows:

If to Acquiror, addressed to it at:

120 Wilshire Boulevard

Santa Monica, CA 90401

Attention: Jared M. Wolff, Esq., Executive Vice President & General Counsel

Telephone: (310) 458-1531 ext. 286

Facsimile: (310) 451-4555

with a copy to:

Sullivan & Cromwell LLP

1888 Century Park East, Suite 2100

Los Angeles, California 90067

Attention: Patrick S. Brown, Esq.

Telephone: (310) 712-6600

Fax: (310) 712-8800

If to the Company, addressed to it at:

510 South Grand Avenue,

Glendora California 91741

Attention: George E. Langley, President & CEO

Fax: (626) 914-5373

with a copy to:

Stradling Yocca Carlson & Rauth

660 Newport Center Drive, Suite 1600

Newport Beach, California 92660

Attention: Ben A. Frydman, Esq.

Michael H. Mulroy, Esq.

Fax: (949) 725-4100

Section 12.3. Certain Definitions. For purposes of this Agreement, the term:

“Acquiror Common Stock” and “Acquiror Shares” each means shares of common stock of Acquiror, no par value per share.

“Acquiror Preferred Stock” means shares of any series of preferred stock of Acquiror, no par value per share.

“Acquisition Proposal” means any offer or proposal concerning any (a) merger, consolidation, business combination, or similar transaction involving the Company or Company Bank, (b) sale, lease or other disposition directly or indirectly by merger, consolidation, business combination, share exchange, joint venture, or otherwise of assets of the Company representing 20% or more of the consolidated assets of the Company and its Subsidiaries, as applicable, (c) issuance, sale, or other disposition (including by way of merger, consolidation, business combination, share exchange, joint venture, or any similar transaction) of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for such securities) representing 20% or more of the voting power of the Company or any Subsidiary, (d) transaction, including any tender offer, in which any person shall acquire beneficial ownership, or the right to acquire beneficial ownership or any group shall have been formed which beneficially owns or has the right to acquire beneficial ownership of 20% or more of the outstanding voting capital stock of the Company or any Subsidiary, or (e) any combination of the foregoing (other than the Holding Company Merger).

“Acquiror Shareholders” means the record holders of the Acquiror Shares.

“Acquiror Shareholder Approval” means the approval of (i) the principal terms of this Agreement by the affirmative vote (in person or by proxy) of the record holders of a majority of the outstanding Acquiror Shares and (ii) the issuance by Acquiror of the Acquiror Shares at the Effective Time to the Company Shareholders pursuant to the Holding Company Merger by the affirmative vote of the record holders of a majority of the Acquiror Shares present and voting (in person or by proxy) at the Acquiror Shareholders’ Meeting.

“affiliate” or “Affiliate” means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first-mentioned person.

“Aggregate Option Consideration” means the aggregate Option Consideration as determined pursuant to Section 2.5(b) minus $3,000,000.

“beneficial ownership” (and related terms such as “beneficially owned” or “beneficial owner”) has the meaning set forth in Rule 13d-3 under the Exchange Act.

“BHCA” means the Bank Holding Company Act of 1956, as amended.

“Blue Sky Laws” means state securities or “blue sky” laws.

“Business Day” means any day other than Saturday, Sunday, any federal holiday or any other day on which banks doing business in the state of California are authorized to be closed.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended as of the date hereof.

“Change in Control Arrangements” means all plans, contracts, programs, agreements, policies and other arrangements (whether written or unwritten) of the Company any of the Company’s Subsidiaries, which provide for (i) the making of any material payment (including, without limitation, any severance, unemployment compensation, parachute) payment to, (ii) any material increase in the compensation or benefits otherwise payable to, or (iii) the acceleration of the time of payment or vesting of any compensation or material benefits of, any of the current or former directors, officers, employees or consultants of the Company or any of its Subsidiaries on or by reason of the execution and delivery of any agreement providing for or the consummation of any transaction or series of related transactions with any person that would result in (A) the persons who were the holders of all of the outstanding voting shares of the Company or any of its Subsidiaries immediately prior to the consummation of such transaction ceasing to own at least seventy-five percent (75%) of the shares of voting stock of the Company or of such Subsidiary (as the case may be), or (B) all or substantially all of the assets of the Company or any Subsidiary thereof being sold or otherwise transferred to another person (other than a person that, immediately prior to the consummation of such sale or other transfer of assets, was an Affiliate of the Company).

“Company Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA and any other plan, policy, program, practice, contract, agreement, understanding or arrangement (whether written or oral) providing compensation or other benefits to any current or former director, officer, employee or consultant (or to any dependent or beneficiary thereof of the Company or any ERISA Affiliate), under which the Company, its Subsidiaries or any of their ERISA Affiliates has any obligation or liability, whether actual or contingent, including, without limitation, all incentive, bonus, deferred compensation, vacation, holiday, cafeteria, medical, disability, stock purchase, stock option, stock appreciation, phantom stock, restricted stock or other stock-based compensation plans, policies, programs, practices or arrangements.

“Company Board” means the Board of Directors of the Company.

“Company Common Stock” and “Company Shares” each means shares of common stock of the Company, par value $0.001 per share.

“Company Option Plans” means the Company’s 1993 Stock Incentive Plan and the Company’s 2003 Stock Option Plan, each as amended.

“Company Shareholders” means the record holders of the Company Shares.

“Company Shareholder Approval” means the adoption of this Agreement by the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding Company Shares.

“Contracts” means any of the agreements, contracts, leases, powers of attorney, notes, loans, evidence of indebtedness, letters of credit, settlement agreements, franchise agreements, covenants not to compete, employment agreements, licenses, instruments, obligations, commitments, understandings, policies, and executory commitments to which any company is a party or to which any of its assets are subject, whether oral or written.

“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise.

“Debenture Indenture” means that certain Indenture dated as of December 19, 2002 pursuant to which the Company issued the Junior Subordinated Debentures.

“Debenture Trustee” means State Street Bank and Trust Company of Connecticut, National Association, trustee under the Debenture Indenture.

“Derivative Transaction” means a transaction involving any swap, forward, future, option, cap, floor or collar or any other interest rate or foreign currency protection contract or any other contract that is not included in the Balance Sheet of the Company or Acquiror, as applicable, and is a derivatives contract.

“DFI” means the California Department of Financial Institutions.

“DRIP” means the Company’s Dividend Reinvestment Plan.

“Environmental Laws” means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, treaty, writ or order and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree, judgment, stipulation, injunction, permit, authorization, policy, opinion, or agency requirement, in each case having the force and effect of law, relating to pollution, contamination, protection, investigation or restoration of the environment, health and safety or natural resources, including, without limitation, noise, odor, wetlands, or the use, handling, presence, transportation, treatment, storage, disposal, release, threatened release or discharge of Hazardous Materials.

“Environmental Permits” means any permit, approval, identification number, license and other authorization required under any applicable Environmental Law.

“Equity Interest” means any share, capital stock, partnership, membership or similar interest in any entity, and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable therefor.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“ERISA Affiliate” means any entity or trade or business (whether or not incorporated) other than the Company that together with the Company, is considered under common control and treated as a single employer under Section 4.14(b), (c), (m) or (o) of the Code.

“Exchange Act” shall mean Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FDIC” means the Federal Deposit Insurance Corporation.

“FRB” means the Board of Governors of the Federal Reserve System.

“GAAP” means generally accepted accounting principles as applied in the United States.

“Government Approvals” shall mean, where applicable, (i) the approval of the Holding Company Merger by the FRB under the BHCA and the approval of the Bank Merger by the Office of the Comptroller of the Currency under the Bank Merger Act, as amended, (ii) any approval by the DFI required under the California Financial Code, and (iii) all other consents, approvals, authorizations, permits or orders of Governmental Entities that are required by applicable Law to be obtained to permit the parties to consummate the Holding Company Merger or the Bank Merger, including, but not limited to those required under the Exchange Act, the Securities Act, applicable Blue Sky Laws, the rules and regulations of NASDAQ applicable to the Company or Acquiror, and any other consents, approvals, authorizations or permits from Governmental Entities that may be required by the CGCL and/or DGCL.

“Governmental Entity” means any domestic or foreign governmental, administrative, judicial or regulatory authority, agency, commission, body, court or other legislative, executive or judicial governmental entity.

“group” is defined as in the Exchange Act, except where the context otherwise requires.

“Guarantee Agreement” means that certain Guarantee Agreement dated as of December 19, 2002 entered into by the Company with the Indenture Trustee in connection with the Company’s issuance of its Junior Subordinated Debentures.

“Hazardous Materials” means any substance in concentration that is (a) listed, classified or regulated pursuant to any Environmental Law, (b) any petroleum, petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (c) any chemical, material or other substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law or which is the subject of regulatory action by any Governmental Authority in connection with any Environmental Law.

“IRS” means the United States Internal Revenue Service.

“Junior Subordinated Debentures” means the Company’s Floating Rate Junior Subordinated Deferrable Interest Debentures due 2032, issued by the Company in an aggregate principal amount of $8 million pursuant to the Debenture Indenture entered into by the Company with the Debenture Trustee.

“knowledge” of any person which is not an individual means, with respect to any specific matter, the actual knowledge of such person’s executive officers and any other officer having primary responsibility for such matter after reasonable inquiry.

“Law” means any foreign or domestic law, statute, code, ordinance, rule, regulation, order, judgment, writ, stipulation, award, injunction, decree or arbitration award or finding.

“Material Adverse Effect” means, when used in connection with any entity, any change, effect, or circumstance that (a) has or could reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of such entity and its Subsidiaries taken as a whole, other than such changes, effects or circumstances reasonably attributable to: (i) economic conditions generally in the United States, conditions in the financial or securities markets in general or conditions in general in the banking industry and markets in which such entity conducts its businesses, except to the extent such changes materially and disproportionately affect, in an adverse manner, such entity and its Subsidiaries considered as a whole; (ii) changes in banking and similar laws of general applicability or interpretations thereof by courts or Governmental Entities; (iii) events, effects or circumstances to the extent disclosed in such party’s Disclosure Schedules or to the extent such events, effects or circumstances would reasonably be expected to occur as a result of events, effects or circumstances disclosed in such party’s Disclosure Schedule; (iv) the announcement or pendency of the Holding Company Merger; (v) any litigation instituted seeking to enjoin, whether temporarily, preliminarily or permanently, the consummation of the Holding Company Merger or asserting that (A) the Merger Consideration or Exchange Ratio is not fair to the Company’s shareholders, (B) the Company’s directors or officers breached their fiduciary duties or the requirement to act in good faith as a result of their actions in connection with the approval of or efforts to consummate the Holding Company Merger, or (C) the Registration Statement or Proxy Statement/Prospectus contained any misstatements of material fact or omitted to state a material fact that was necessary to make the statements therein not misleading (so long as the court in any such action has not preliminarily or permanently enjoined the consummation of the Holding Company Merger and has not rendered a final judgment finding that any such allegations are true); (vi) any action taken by the Company with Acquiror’s express written consent or any action taken by the Company that the Company was required to take pursuant to the terms of this Agreement (other than those actions that the Company is required to take pursuant to the first sentence of Section 6.1 hereof); (vii) any change in the trading price of a party’s common stock in and of itself; or (viii) any failure, in and of itself, by either party to meet internal or other estimates, predictions, projections or forecasts of revenue, net income or any other measure of financial performance (it being understood that, with respect to the preceding clauses (vii) and (viii) that the facts or circumstances giving rise or contributing either to such change in trading price or failure to meet estimates or projections may be deemed to constitute, or be taken into account in determining whether there has been, a Material Adverse Effect, except to the extent such facts or circumstances are themselves excepted from the definition of Material Adverse Effect pursuant to any of clauses (i) through (viii) of this definition); or (b) prevents Acquiror or the Company, as applicable, from consummating the Holding Company Merger or consummating any of the other material transactions contemplated by this Agreement or performing any of such party’s obligations under Article I or Article II of this Agreement the nonperformance of which would entitle either of the parties to terminate this Agreement pursuant to Section 11.1 hereof or that delays beyond the Termination Date or materially impairs the ability of Acquiror or Company, as applicable, to consummate the Holding Company Merger or the Bank Merger.

“person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act).

“Proxy Statement/Prospectus” shall mean the proxy statement/prospectus to be sent to the Company Shareholders in connection with the meeting thereof at which the Company Shareholders shall consider and vote on the approval of this Agreement and the Holding Company Merger, as such proxy statement/prospectus may be amended or supplemented.

“Registration Statement” shall mean the registration statement pursuant to which the Acquiror Shares to be issued in the Holding Company Merger will be registered with the SEC under the Securities Act, as such registration statement may be amended or supplemented following such filing and as of the date it is declared or has become effective under the Securities Act.

“Regulation S-X” means the SEC promulgated regulation which is referred to by the SEC as Regulation S-X and which, together with the SEC’s Financial Reporting Releases, sets forth the form and content of and requirements for financial statements required to be filed as a part of (i) registration statements filed under the Securities Act of 1933 and (ii) registration statements under section 12, annual or other reports under sections 13 and 15(d) and proxy and information statements under section 14 of the Securities Exchange Act of 1934.

“Rights” means the rights to purchase Common Stock of the Company issued pursuant to the Rights Agreement.

“Rights Agreement” means the agreement, as amended, by and between the Company and Registrar and Transfer Company as the successor Rights Agent to ChaseMellon Shareholder Services, L.L.C. setting forth the rights of the holders of Rights to Purchase Common Stock of the Company.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Severance Arrangements” means all agreements, plans, contracts, programs, arrangements and policies (whether written or unwritten) of the Company or any of the Company’s Subsidiaries that provide for the payment or continuation of compensation or benefits to any of the current or former directors, officers or employees of or consultants to the Company or any of its Subsidiaries on or by reason of, or following, a termination of employment or cessation of service of such director, officer, employee or consultant with the Company or any of its Subsidiaries.

“Significant Subsidiary” shall have the meaning given to it in Rule 1-02(w) of SEC Regulation S-X.

“Special Board Committee” shall mean a committee of the Company Board which (i) has been authorized by the Company Board to consider and act on a Superior Proposal pursuant to Section 6.3 of this Agreement due to a conflict of interest of one or more directors with respect to such Superior Proposal and (ii) is comprised solely of all disinterested directors with respect to such Superior Proposal.

“Subsidiary” of any person means any corporation, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other Subsidiary), owns, directly or indirectly, a majority of the stock or other equity interests the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such corporation, partnership, joint venture or other legal entity.

“Superior Proposal” means a bona fide written offer which is not solicited after the date hereof in violation of this Agreement made by any person other than Acquiror that involves (a) (i) a sale, lease, exchange, transfer or other disposition of more than 50% of the assets of the Company and its Subsidiaries, taken as a whole, in a single transaction or a series of related transactions, or (ii) the acquisition, directly or indirectly, by such third party of beneficial ownership of 50% or more of the Common Stock of the Company, whether to be effectuated by a merger, consolidation, share exchange, business combination, tender or exchange offer or otherwise, (b) is on terms which the Company Board in good faith concludes (following consultation with its financial advisors and outside legal counsel) are more favorable to the Company’s shareholders (in their capacities as shareholders) than the transactions contemplated by this Agreement (including any revisions hereto), and (c) is, in the good faith judgment of the Company Board, reasonably likely to be completed materially on the terms proposed, taking into account the various legal, financial and regulatory aspects of the proposal.

“Taxes” means any federal, state, local or foreign income, gross receipts, franchise, estimated, alternative, minimum, add-on minimum, sales, use, transfer, registration, ad valorem, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental (including taxes under Section 59A of the Code), customs duties, real property, personal property, capital stock, employment, profits, withholding, disability, intangibles, withholding, social security, unemployment, disability, payroll, license, employee or other tax or levy, of any kind whatsoever, including any interest, penalties, or additions to tax in respect of the foregoing, and any interest in respect of such penalties or additions, whether disputed or not.

“Tax Returns” means any report, return (including information return), claim for refund, declaration or statement relating to Taxes, including any schedule or attachment thereto, and including any amendments thereof.

“401(K) Plan” means the Company Bank’s “Partners in Your Future” 401(k) Profit Sharing Plan.

Section 12.4. Terms Defined Elsewhere. The following terms are defined elsewhere in this Agreement, as indicated below:

DEFINED TERMS	SECTION
Agreement	Preamble
Acceleration Date	Section 2.5(a)
Acknowledgment and Waiver	Section 6.10
Acquiror	Preamble
Acquiror Affiliated Shareholders	Recitals
Acquiror Articles	Section 4.1(b)
Acquiror Average Closing Price	Section 2.1(b)
Acquiror Balance Sheet	Section 4.8(c)
Acquiror Banks	Recitals
Acquiror Benefit Plan	Section 7.3
Acquiror Board	Section 4.4(b)
Acquiror Board Approval	Section 4.4(b)
Acquiror Board Recommendation	Section 5.3(b)
Acquiror Bylaws	Section 4.1(b)
Acquiror Disclosure Schedule	Article IV
Acquiror Initial Price	Section 2.1(b)
Acquiror Measuring Period	Section 2.1(b)
Acquiror Options	Section 2.5(b)
Acquiror Permits	Section 4.7(a)
Acquiror SEC Filings	Section 4.8(a)
Acquiror Shareholders’ Meeting	Section 5.2
Acquiror Stock Certificates	Section 2.4(a)
Adjusted Shareholders’ Equity	Section 6.1(d)
Advisors	Section 6.14
Agreement of Merger	Section 1.2
Base Common Company Stock Value	Section 2.1(b)
Breaching Party	Section 11.2(d)
Certificate of Merger	Section 1.2
CGCL	Recitals
Closing	Section 1.2
Closing Balance Sheet Date	Section 6.15
Closing Date	Section 1.2
Closing Financial Statements	Section 6.15
Code	Recitals
Combined Target	Section 10.1(g)
Company	Preamble
Company Affiliates	Section 6.6
Company Affiliated Shareholders	Recitals
Company Bank	Recitals
Company Balance Sheet	Section 3.8(c)
Company Board Approval	Section 3.5(b)
Company Board Recommendation	Section 5.3(b)

DEFINED TERMS	SECTION
Company Bylaws	Section 3.2
Company Certificate	Section 3.2
Company Disclosure Schedule	Article III
Company Employees	Section 7.3
Company Financial Advisor	Section 3.24
Company Material Contract	Section 3.6(a)
Company Options	Section 2.5
Company Option Shares	Section 3.3(a)
Company Permits	Section 3.7
Company SEC Filings	Section 3.8(a)
Company Stock Certificate	Section 2.4(b)
Company Shareholders’ Meeting	Section 5.2
Company Termination Fee	Section 11.2(b)
Confidentiality Agreement	Section 6.2
Current D&O Policies	Section 7.4(c)
Deferred Compensation Programs	Section 6.11
DGCL	Recitals
Effective Time	Section 1.2
Exchange Agent	Section 2.4(a)
Exchange Fund	Section 2.4(a)
Fairness Opinion	Section 3.24
Fee Schedule	Section 6.14
Governing Law	Section 12.12
Holding Company Merger	Recitals
Indemnified Liabilities	Section 7.4(a)
Indemnified Persons	Section 7.4(a)
Intellectual Property	Section 3.17
Liens	Section 3.4
Maximum Adjustment Price	Section 2.1(b)
Maximum Annual Premium	Section 7.4(c)
Merger	Recitals
Merger Consideration	Section 2.1(a)
Minimum Adjustment Price	Section 2.1(b)
Multiemployer Plan	Section 3.11(c)
Non-Solicitation Agreements	Recitals
Professional Fees	Section 6.14
Professional Fee Cap	Section 10.1(g)
RAP	Section 6.4
Regulatory Authority	Section 3.8(e)
Representatives	Section 6.2
Sarbanes-Oxley Act	Section 3.8(d)
Shareholders’ Equity Measuring Date	Section 10.1(g)
Surviving Corporation	Section 1.1
Terminating Party	Section 11.2(d)
Termination Date	Section 11.1(b)
Voting Agreements	Recitals

Section 12.5. Fees and Expenses. Subject to any provisions in Section 11.2 to the contrary, whether or not the Holding Company Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 12.6. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 12.7. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic (including, without limitation, the aggregate Merger Consideration) and legal substance of the transactions contemplated hereby, taken as a whole, are not affected in any manner materially adverse to any party; provided, that for purposes of clarification, any change in the Merger Consideration shall be deemed to be “materially adverse.” Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

Section 12.8. Entire Agreement. This Agreement (together with the Exhibits, Acquiror Disclosure Schedule and Company Disclosure Schedule and the other documents delivered pursuant hereto) and the Confidentiality Agreement constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof, and except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

Section 12.9. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto, in whole or in part (whether by operation of Law or otherwise), without the prior written consent of the other party, and any attempt to make any such assignment without such consent shall be null and void.

Section 12.10. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns, and nothing in this Agreement, express or implied, other than pursuant to Sections 7.4 and 7.5, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 12.11. Mutual Drafting. Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive arms-length negotiations between the parties.

Section 12.12. Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.

(a) This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the law of the state of Delaware without regard to conflict of Law principles thereof (the “Governing Law”). The parties hereby irrevocably and unconditionally submit to the exclusive jurisdiction of the Court of Chancery of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 12.2 or in such other manner as may be permitted by applicable Law, shall be valid and sufficient service thereof.

(b) Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement or the transactions contemplated by this Agreement. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each such party understands and has considered the implications of this waiver, (iii) each such party makes this waiver voluntarily, and (iv) each such party has been induced to enter into this Agreement by, among other things, the waivers and certifications in this Section 12.12.

Section 12.13. Specific Performance. The parties hereto agree that irreparable damage could occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions, without the posting of any bond, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 12.14. Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, and (c) waive compliance by the other party with any of the agreements or conditions contained herein; provided, however, that after any approval of the transactions contemplated by this Agreement by the Company Shareholders, there may not be, without further approval of such Shareholders, any extension or waiver of this Agreement or any portion thereof which, by Law or in accordance with the rules of the Exchange, requires further approval by such Shareholders. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by each of the parties to be bound thereby, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent failure to comply with the same obligation, covenant, agreement or condition or any failure to comply with any other obligation, covenant, agreement or condition by the party whose performance was waived.

Section 12.15. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the adoption of this Agreement by the Company Shareholders, no amendment shall be made except as allowed under applicable Law. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

Section 12.16. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which executed counterparts and any photocopies and facsimile copies thereof, shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

[Signature page follows]

IN WITNESS WHEREOF, Acquiror and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

FIRST COMMUNITY BANCORP

By:	/s/ MATTHEW P. WAGNER
Name:	Matthew P. Wagner
Title:	President and CEO

By:	/s/ VICTOR R. SANTORO
Name:	Victor R. Santoro
Title:	Executive Vice President and CFO

FOOTHILL INDEPENDENT BANCORP

By:	/s/ GEORGE E. LANGLEY
Name:	George E. Langley
Title:	President and CEO

By:	/s/ CAROL ANN GRAF
Name:	Carol Ann Graf
Title:	Senior V.P., CFO and Secretary

APPENDIX B

HOULIHAN LOKEY HOWARD & ZUKIN

INVESTMENT BANKING SERVICES

www.hlhz.com

December 13, 2005

The Board of Directors

Foothill Independent Bancorp

510 South Grand Avenue

2nd Floor

Glendora, CA 91741

Dear Members of the Board of Directors:

We understand that Foothill Independent Bancorp (“Foothill” or the “Company”) is considering entering into a merger agreement (the “Merger Agreement”) with First Community Bancorp (the “Purchaser” or “First Community”). We further understand that, pursuant to the Merger Agreement, the Company’s stockholders will receive consideration in the form of First Community stock equal to, as of the date of the Merger Agreement, approximately $235 million (plus the tax impact of the aggregate option consideration) in the aggregate minus the aggregate option consideration divided by the total number of shares outstanding, or approximately $25.82 per Foothill share. The number of shares of First Community stock to be received by Foothill stockholders comprising the consideration, based on the formula in the Merger Agreement (which will adjust according to the terms and conditions in the Merger Agreement) is approximately 4,194,343. The estimated number of shares to be issued was based on the Acquiror Initial Price of $52.45 for First Community as of the date hereof and assumes the Acquiror Average Closing Price is equal to the Acquiror Initial Price. Such proposed transaction and other related transactions disclosed to Houlihan Lokey Howard & Zukin Financial Advisors, Inc. (“Houlihan Lokey”) are referred to collectively herein as the “Transaction.” Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Merger Agreement.

You have requested that Houlihan Lokey provide an opinion (the “Opinion”) to the Board of Directors of Foothill Independent Bancorp as to the fairness, from a financial point of view, to the stockholders of the Company (the “Stockholders”) of the consideration to be received by them in connection with the Transaction.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1. reviewed the Company’s annual reports to stockholders and Form 10-K for the fiscal years ended December 31, 2001 through 2004, the quarterly report on Form 10-Q for the quarter ended September 30, 2005, and the interim financial statements for the two months ended November 30, 2005, which the Company’s management has identified as being the most current financial statements available;

2. reviewed the draft Merger Agreement between the Purchaser and the Company dated December 12, 2005;

New York • 245 Park Avenue, 20th Floor • New York, New York 10167 • tel.212.497.4100 • fax.212.661.3070

Los Angeles Chicago San Francisco Washington, D.C. Minneapolis Dallas Atlanta London

Broker/dealer services through Houlihan Lokey Howard & Zukin Capital.

Investment advisory services through Houlihan Lokey Howard & Zukin Financial Advisors.

The Board of Directors

Foothill Independent Bancorp

December 13, 2005

3. met or spoken with certain members of the senior management of the Company regarding the operations, financial condition, future prospects and projected operations and performance of the Company and met or spoken with representatives of the Company’s counsel regarding the Company, the Transaction, the Merger Agreement, the Shareholder Agreement, and related matters;

4. met or spoken with certain members of the senior management of First Community regarding the operations, financial condition, future prospects and projected operations and performance of First Community;

5. reviewed the historical market prices for the Company’s publicly traded securities;

6. reviewed certain other publicly available financial data for certain companies that we deem comparable to the Company, and publicly available prices and premiums paid in other transactions that we considered similar to the Transaction; and

7. conducted such other studies, analyses and inquiries as we have deemed appropriate.

We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information (including, without limitation, the financial forecasts and projections) furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. In addition, we have relied upon and assumed, without independent verification, that the financial forecasts and projections have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial results and condition of the Company and Purchaser, and we express no opinion with respect to such forecasts and projections or the assumptions on which they are based. We have relied upon and assumed, without independent verification, that there has been no material change in the assets, liabilities, financial condition, results of operations, business or prospects of the Company or Purchaser since the date of the most recent financial statements provided to us, and that there is no information or facts that would make the information reviewed by us incomplete or misleading. We have also assumed that neither the Company nor Purchaser is party to any undisclosed material pending transaction, including, without limitation, any external financing, recapitalization, acquisition or merger, divestiture or spin-off (other than the Transaction).

We have relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the agreements identified in items 2 and 3 above and all other related documents and instruments that are referred to therein are true and correct, (b) each party to all such agreements will perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Transaction will be satisfied without waiver thereof, and (d) the Transaction will be consummated in a timely manner in accordance with the terms described in the agreements provided to us, without any amendments or modifications thereto or any adjustment to the aggregate consideration (through offset, reduction, indemnity claims, post-closing purchase price adjustments or otherwise). We have also relied upon and assumed, without independent verification, that all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transaction will be obtained and that no delay, limitations, restrictions or conditions will be imposed that would result in the disposition of any material portion of the assets of the Company or Purchaser, or otherwise have an adverse effect on the Company or the Purchaser, or the expected benefits of the Transaction. In addition, we have relied upon and assumed, without independent verification, that the final forms of the draft agreements identified above will not differ in any material respect from such draft agreements.

Furthermore, we have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (contingent or otherwise) of the Company, nor were we provided with any such appraisal or evaluation. We express no opinion regarding the

B-2

liquidation value of any entity. Furthermore, we have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company or Purchaser is a party or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company or Purchaser is a party or may be subject. With your consent, this Opinion makes no assumption concerning, and therefore does not consider, the potential effects of any such litigation, claims or investigations or possible assertions of claims, outcomes or damages arising out of any such matters.

This Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring after the date hereof. We have not considered, nor are we expressing any opinion herein with respect to, the prices at which the common stock of First Community has traded or may trade subsequent to the delivery of this opinion or the impact that future trading prices may have on the consideration actually payable upon closing of the Transaction contemplated by the Merger Agreement.

This Opinion is furnished for the use and benefit of the Board of Directors in connection with its consideration of the Transaction and is not intended to, and does not, confer any rights or remedies upon any other person, and is not intended to be used, and may not be used, for any other purpose, without our express, prior written consent. This Opinion is not intended to be, and does not constitute, a recommendation to any security holder as to how such security holder should vote with respect to the Transaction.

Any submission, distribution or filing of the Opinion, in whole or in part, to or with any third party or governmental agency, or any reference to Houlihan Lokey, the Company’s (or the Board of Directors’) engagement of Houlihan Lokey, the services provided by Houlihan Lokey or the Opinion in any public filing(s), materials distributed to the stockholders of the Company, financial statements, press releases or other disclosure, will be subject, in each instance, to Houlihan Lokey’s prior review and approval, which approval will not be unreasonably withheld or delayed. Notwithstanding the preceding sentence, the Board of Directors may (a) deliver information copies of the Opinion to its legal counsel, auditors and other professional advisors that are participating in the Transaction (provided that such advisors agree to keep such information confidential), and (b) produce an information copy of the Opinion and any other materials in its possession in response to any subpoena, court order, or similar legal demand, including any request therefor from the Securities and Exchange Commission, provided that prompt notice thereof shall be given to Houlihan Lokey and Houlihan Lokey be kept apprised promptly of any proceedings related thereto. In addition, Houlihan Lokey acknowledges that the text of the Opinion and a description thereof may be included in certain filing(s) required to be made by the Company and its affiliates with the Securities and Exchange Commission (including, without limitation, filings made in connection with the Transaction), and in materials delivered to the Company’s stockholders that are a part of such filing(s), provided that (i) if the Opinion is included in such filing(s) or materials, the Opinion will be reproduced therein only in its entirety, and (ii) the content of any such inclusion or description (including, without limitation, any reference to Houlihan Lokey, the Company’s (or the Board of Directors’) engagement of Houlihan Lokey, the services provided by Houlihan Lokey or the Opinion) shall be subject to Houlihan Lokey’s prior review and written approval which approval will not be unreasonably withheld or delayed.

In the ordinary course of business, we and our affiliates may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, for our and such affiliates’ own accounts and for the accounts of customers, in debt, equity, and other securities and financial instruments (including bank loans and other obligations) of the Company, Purchaser and any other party that may be involved in the Transaction.

B-3

The Board of Directors

Foothill Independent Bancorp

December 13, 2005

We further advise you that Houlihan Lokey Howard & Zukin Capital, Inc. (“HLHZ”), an affiliate of Houlihan Lokey, was retained to act as the Company’s financial advisor and investment banker in connection with certain aspects of the Transaction. The Company will pay HLHZ a fee for its services, a substantial portion of which is contingent upon the consummation of the Transaction. In addition, we will receive a fee for providing this Opinion, which is not contingent upon the consummation of the Transaction. The Company has agreed to reimburse us for expenses and indemnify us and HLHZ against certain liabilities and expenses.

We have not been requested to opine as to, and this Opinion does not address: (i) the underlying business decision of the Company, its security holders or any other party to proceed with or effect the Transaction, (ii) the fairness of any portion or aspect of the Transaction not expressly addressed in this Opinion, (iii) the fairness of any portion or aspect of the Transaction to the holders of any class of securities, creditors or other constituencies of the Company, or any other party other than those set forth in this Opinion, (iv) the relative merits of the Transaction as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage, or (v) the tax or legal consequences of the Transaction to either the Company, Purchaser, their respective security holders, or any other party. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with your consent, on advice of the outside counsel and the independent accountants to the Company, and on the assumptions of the management of the Company and Purchaser, as to all legal, regulatory, accounting, insurance, tax and other matters with respect to the Company, Purchaser and the Transaction.

Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the consideration to be received by the Stockholders of the Company in connection with the Transaction is fair to them from a financial point of view.

HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

B-4

The Board of Directors

Foothill Independent Bancorp

December 13, 2005

APPENDIX C

Excerpt from the California General Corporation Law Concerning Dissenters’ Rights

CORPORATIONS CODE

TITLE 1. CORPORATIONS

DIVISION 1. GENERAL CORPORATION LAW

CHAPTER 13. DISSENTERS’ RIGHTS

§1300. Reorganization or short-form merger; dissenting shares; corporate purchase at fair market value; definitions

(a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

(b) As used in this chapter, “dissenting shares” means shares which come within all of the following descriptions:

1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or (B) listed on the National Market System of the NASDAQ Stock Market, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

(c) As used in this chapter, “dissenting shareholder” means the recordholder of dissenting shares and includes a transferee of record.

§1301. Notice to holders of dissenting shares in reorganizations; demand for purchase; time; contents

(a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder’s right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

(b) Any shareholder who has a right to require the corporation to purchase the shareholder’s shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders’ meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

(c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

§1302. Submission of share certificates for endorsement; uncertificated securities

(a) Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder’s certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

§1303. Payment of agreed price with interest; agreement fixing fair market value; filing; time of payment

(a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

(b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

§1304. Action to determine whether shares are dissenting shares or fair market value; limitation; joinder; consolidation; determination of issues; appointment of appraisers

(a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

(b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

(c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

§1305. Report of appraisers; confirmation; determination by court; judgment; payment; appeal; costs

(a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

(b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

(c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

(d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

(e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys’ fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section 1301).

§1306. Prevention of immediate payment; status as creditors; interest

To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

§1307. Dividends on dissenting shares

Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

§1308. Rights of dissenting shareholders pending valuation; withdrawal of demand for payment

Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

§1309. Termination of dissenting share and shareholder status

Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

(a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys’ fees.

(b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

(c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

(d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder’s demand for purchase of the dissenting shares.

§1310. Suspension of right to compensation or valuation proceedings; litigation of shareholders’ approval

If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

§1311. Exempt shares

This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

§1312. Right of dissenting shareholders to attack, set aside or rescind merger or reorganization; restraining order or injunction; conditions

(a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

(b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder’s shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder’s shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days’ prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

(c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

APPENDIX D

FIRST COMMUNITY BANCORP

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

FEBRUARY 8, 2006

Purposes of the Audit Committee

The purposes of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of First Community Bancorp (the “Company”) are to assist the Board in its oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditors’ qualifications and independence, and (iv) the performance of the independent auditors and the Company’s internal audit function. The Committee shall also prepare the report required to be prepared by the Committee pursuant to the rules of the Securities and Exchange Commission (the “SEC”) for inclusion in the Company’s annual proxy statement.

The function of the Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements and the effectiveness of internal control over financial reporting. Management, in consultation with the Company’s internal auditors, is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and carrying out a proper audit of the Company’s annual financial statements, reviewing the Company’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, annually reporting on management’s assessment of the effectiveness of internal control over financial reporting (commencing in the fiscal year ending December 31, 2004) and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Company and are not, and do not represent themselves to be, performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards.

The independent auditors for the Company are accountable to the Board and the Committee, as representatives of the shareholders. The Committee is directly responsible for the appointment, compensation and oversight of the work of the independent auditors (including resolving disagreements between management and the auditors regarding financial reporting). The Committee has the authority and responsibility to appoint, retain and terminate the Company’s independent auditors (subject, if applicable, to shareholder ratification). The independent auditors shall report directly to the Committee.

The independent auditors shall submit to the Committee annually a formal written statement (the “Auditors’ Statement”) describing: the auditors’ internal quality-control procedures; any material issues raised by the most recent internal quality-control review or peer review of the auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditors, and any steps taken to deal with any such issues; and (to assess the auditors’ independence) all relationships between the independent auditors and the Company, including each non-audit service provided to the Company and at least the matters set forth in Independence Standards Board Statement No. 1.

The independent auditors shall submit to the Committee annually a formal written statement of the fees billed in each of the last two fiscal years for each of the following categories of services rendered by the independent auditors: (i) the audit of the Company’s annual financial statements for the most recent fiscal year and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q or services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements; (ii) assurance and related services not included in clause (i) that are reasonably related to the performance of the audit or review of the Company’s financial statements, in the aggregate and by each service; (iii) tax compliance, tax advice and tax planning services, in the aggregate and by each service; and (iv) all other products and services rendered by the independent auditors, in the aggregate and by each service.

Committee Membership

The Committee shall be comprised of at least three directors each of whom is (i) ”independent” under the rules of the Nasdaq Stock Market, Inc., except as permitted by Nasdaq Rule 4350(d) and the Sarbanes-Oxley Act of 2002, and the rules promulgated thereunder, (ii) does not accept any consulting, advisory or other compensatory fee from the Company or its subsidiaries other than in his or her capacity as a member of the Board or any committee of the Board, and (iii) is not an “affiliate” of the Company or any subsidiary of the Company, as such term is defined in Rule 10A-3 under the Securities Exchange Act of 1934, as amended. All members of the Committee must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement, and the Committee shall have at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the member’s financial sophistication and qualifies as an “audit committee financial expert” as such term is defined in Item 401(h)(2) of Regulation S-K under the Securities Act of 1933.

No director may serve as a member of the Committee if such director serves on the audit committees of more than two other public companies unless the Board of Directors determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee, and discloses this determination in the Company’s annual proxy statement.

Members shall be appointed by the Board based on nominations recommended by the Company’s Compensation, Nominating and Governance Committee, and shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

Committee Structure and Operations

The Board shall designate one member of the Committee as its chairperson. The Committee shall meet once every fiscal quarter, or more frequently if circumstances dictate, to discuss with management the annual audited financial statements and quarterly financial statements, as applicable. The Committee should periodically meet separately with management, the senior representative from the entity performing the Company’s Internal Audit function, the senior representative from the entity performing independent loan review and the independent auditors to discuss any matters that the Committee or any of these persons or firms believe should be discussed privately. The Committee may request any other director, officer or employee of the Company, any consultant of the Company, or the Company’s outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. Members of the Committee may participate in a meeting of the Committee by means of conference call or other similar means of communication in which all persons participating in the meeting can hear one another.

Duties and Responsibilities of the Audit Committee:

Each member of the Committee shall perform his or her duties in good faith, in a manner he or she believes to be in the best interests of the Company and its shareholders and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances. In discharging that obligation, members should be entitled to rely on the honesty and integrity of the Company’s senior executives and its outside advisors and auditors, to the fullest extent permitted by law.

To carry out its purposes, the Committee shall have the following duties, powers and responsibilities:

1.	with respect to the independent auditors,

(i)	to be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditors (including the resolution of disagreements between management and the independent auditors regarding accounting and financial reporting matters), who shall report directly to the Committee;

(ii)	to be directly responsible for the appointment, compensation, retention and oversight of the work of any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or to perform audit, review or attestation services, which firm shall also report directly to the Committee;

(iii)	to pre-approve, or to adopt appropriate procedures to pre-approve, all audit and non-audit services to be provided by the independent auditors;

(iv)	to ensure that the independent auditors prepare and deliver annually an Auditors’ Statement (SAS 61 letter) (it being understood that the independent auditors are responsible for the accuracy and completeness of this Statement), and to discuss with the independent auditors any relationships or services disclosed in this Statement that may impact the quality of audit services or the objectivity and independence of the Company’s independent auditors;

(v)	to obtain from the independent auditors in connection with any audit a timely report relating to the Company’s annual audited financial statements describing all critical accounting policies and practices used, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors and management, and any material written communications between the independent auditors and management, such as any “management” letter or schedule of unadjusted audit differences;

(vi)	to review and evaluate the qualifications, performance and independence of the lead partner of the independent auditors;

(vii)	to discuss with management the timing and process for implementing the rotation of the lead audit partner, the concurring partner and any other active audit engagement team partner, and consider whether there should be a regular rotation of the audit firm itself;

(viii)	to review and approve all related party transactions of the Company; and

(ix)	to take into account the opinions of management and the Company’s internal auditors in assessing the independent auditors’ qualifications, performance and independence;

2.	with respect to the Internal Audit function,

(i)	to engage and oversee the Company’s Internal Auditors, and to renew and evaluate qualifications, performance and independence of the internal audit function (whether out-sourced or performed in-house);

(ii)	to review reports from the internal auditors regarding internal controls and procedures, the Company’s financial controls, accounting system, operational controls and procedures, regulatory and legal compliance and changes to the Company’s policy and procedures manuals;

(iii)	to advise the internal auditors that they are expected to provide to the Committee summaries of and, as appropriate, the significant reports to management prepared by the Internal Auditors and management’s responses thereto;

3.	with respect to the External Credit Review function,

(i)	to review reports from the Company’s external credit review consultants regarding the rating of the Company’s loans, the documentation in the Company’s credit files and the adherence of the Company to its credit policies;

(ii)	to advise the external credit review consultants that they are expected to provide to the Committee summaries of and, as appropriate, the significant reports to management prepared by them and management’s responses thereto;

4.	with respect to accounting principles and policies, financial reporting and internal control over financial reporting,

(i)	to advise management, the internal auditors and the independent auditors that they are expected to provide to the Committee a timely analysis of significant issues and practices relating to accounting principles and policies, financial reporting and internal control over financial reporting;

(ii)	to consider any reports or communications (and management’s and/or the internal auditors’ responses thereto) submitted to the Committee by the independent auditors required by or referred to in SAS 61, 89 and 90 (as codified by AU Section 380), as they may be modified or supplemented or other professional standards, including reports and communications related to:

•	deficiencies, including significant deficiencies or material weaknesses, in internal control identified during the audit or other matters relating to internal control over financial reporting;

•	consideration of fraud in a financial statement audit;

•	detection of illegal acts;

•	the independent auditors’ responsibility under generally accepted auditing standards;

•	any restriction on audit scope;

•	significant accounting policies;

•	significant issues discussed with the national office respecting auditing or accounting issues presented by the engagement;

•	management judgments and accounting estimates;

•	any accounting adjustments arising from the audit that were noted or proposed by the auditors but were passed (as immaterial or otherwise);

•	the responsibility of the independent auditors for other information in documents containing audited financial statements;

•	disagreements with management;

•	consultation by management with other accountants;

•	major issues discussed with management prior to retention of the independent auditors;

•	difficulties encountered with management in performing the audit;

•	fees paid by the company and reconciliation of goods or services received therefor;

•	the independent auditors’ judgments about the quality of the entity’s accounting principles;

•	reviews of interim financial information conducted by the independent auditors; and

•	the responsibilities, budget and staffing of the Company’s internal audit function;

(iii)	to meet with management, the independent auditors and, if appropriate, the internal auditors:

•	to discuss the scope of the annual audit;

•	to discuss the annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•	to discuss any significant matters arising from any audit, including any audit problems or difficulties, whether raised by management, the internal auditors or the independent auditors, relating to the Company’s financial statements;

•	to discuss any difficulties the independent auditors encountered in the course of the audit, including any restrictions on their activities or access to requested information and any significant disagreements with management;

•	to discuss any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditors to the Company;

•	to discuss Company compliance with regulatory accounting requirements and policies, as well as the Company’s and its subsidiaries’ compliance with FDICIA, when applicable;

•	to review the form of opinion the independent auditors propose to render to the Board of Directors and shareholders; and

•	to discuss, as appropriate: (a) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company;

(iv)	to inquire of the Company’s chief executive officer and chief financial officer as to the existence of any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and as to the existence of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting;

(v)	to discuss guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company assess and manage the Company’s exposure to risk, and to discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

(vi)	to obtain from the independent auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which sets forth certain procedures to be followed in any audit of financial statements required under the Exchange Act;

(vii)	to discuss with the Company’s General Counsel any significant legal, compliance or regulatory matters that may have a material effect on the financial statements or the Company’s business, financial statements or compliance policies, including material notices to or inquiries received from governmental agencies;

(viii)	to discuss and review the type and presentation of information to be included in earnings press releases;

(ix)	to discuss the types of financial information and earnings guidance provided, and the types of presentations made, to analysts and rating agencies;

(x)	to establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters;

(xi)	to review and discuss any reports concerning material violations submitted to it by Company attorneys or outside counsel pursuant to the SEC attorney professional responsibility rules (17 C.F.R. Part 205) or otherwise;

(xii)	to establish hiring policies for employees or former employees of the independent auditors; and

(xiii)	to review and discuss with appropriate Company personnel the Bank Secrecy Act (the “BSA”) reports of the Company’s subsidiaries, including updates on the filing of any suspicious activity reports and compliance with the BSA and Title III of the USA PATRIOT Act;

5.	with respect to reporting and recommendations,

(i)	to prepare any report or other disclosures, including any recommendation of the Committee, required by the rules of the SEC to be included in the Company’s annual proxy statement;

(ii)	to review and reassess the adequacy of this Charter at least annually and recommend any changes to the full Board of Directors;

(iii)	to report its activities to the full Board of Directors on a regular basis and to make such recommendations with respect to the above and other matters as the Committee may deem necessary or appropriate; and

(iv)	to prepare and review with the Board an annual performance evaluation of the Committee, which evaluation must compare the performance of the Committee with the requirements of this charter. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report.

Delegation of Pre-Approval Authority

The Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided that any such approvals are presented to the Committee at its next scheduled meeting.

Resources and Authority of the Audit Committee

The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special or independent counsel, accountants or other experts and advisors, as it deems necessary or appropriate, without seeking approval of the Board or management.

The Company shall provide for appropriate funding, as determined by the Committee, in its capacity as a committee of the Board, for payment of (but not limited to) the following:

1.	Compensation to the independent auditors and any other public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

2.	Compensation of any advisers employed by the Committee; and

3.	Ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

APPENDIX E

FIRST COMMUNITY BANCORP 2003 STOCK INCENTIVE PLAN

(as proposed to be adopted by the Company’s shareholders on April 19, 2006)

1. Purpose of the Plan. The purpose of this First Community Bancorp 2003 Stock Incentive Plan is to offer certain Employees, Non-Employee Directors, and Consultants the opportunity to acquire a proprietary interest in the Company. Through the Plan, the Company and its subsidiaries seek to attract, motivate, and retain highly competent persons. The success of the Company and its affiliates are dependent upon the efforts of these persons. The Plan provides for the grant of options, restricted stock awards, performance stock awards, and stock appreciation rights. An option granted under the Plan may be a Non-Statutory Stock Option or an Incentive Stock Option, as determined by the Administrator. This Plan amends and restates the 2003 Plan.

2. Definitions. As used herein, the following definitions shall apply.

“2003 Plan” shall mean the First Community Bancorp 2003 Stock Incentive Plan, originally adopted as of April 18, 2003, and as amended and restated hereby.

“Act” shall mean the Securities Act of 1933, as amended.

“Administrator” shall mean the Board or any one of the Committees.

“Affiliate” shall mean any parent or subsidiary (as defined in Sections 424(e) and (f) of the Code) of the Company.

“APB 25” shall mean Opinion 25 of the Accounting Principles Board, as amended, and any successor thereof.

“Award” shall mean an Option, Stock Award, or a SAR.

“Board” shall mean the Board of Directors of the Company.

“Cause” shall have the meaning given to it under the Participant’s employment agreement with the Company or Affiliate, or a policy of the Company or an Affiliate. If the Participant does not have an employment agreement or the employment agreement does not define this term, or the Company or an Affiliate does not have a policy that defines this term, then Cause shall include malfeasance or gross misfeasance in the performance of duties or conviction of illegal activity in connection therewith or any conduct detrimental to the interests of the Company or an Affiliate which results in termination of the Participant’s service with the Company or an Affiliate, as determined by the Administrator.

“Change in Control” shall mean:

(i) the consummation of a plan of dissolution or liquidation of the Company;

(ii) the individuals who, as of the effective date hereof, are members of the Board (“Incumbent Board”), cease for any reason to constitute at least two-thirds of the members of the Board; provided, however, that if the election, or nomination for election by the Company’s shareholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “election contest” or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, entity or group (within the meaning of Section 13(d) or

14(d) of the Exchange Act) (a “Person”) other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any election contest or Proxy Contest;

(iii) the consummation of a plan of reorganization, merger or consolidation involving the Company, except for a reorganization, merger or consolidation where (A) the shareholders of the Company immediately prior to such reorganization, merger or consolidation own directly or indirectly at least 70% of the combined voting power of the outstanding voting securities of the company resulting from such reorganization, merger or consolidation (the “Surviving Company”) in substantially the same proportion as their ownership of voting securities of the Company immediately prior to such reorganization, merger or consolidation, and (B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such reorganization, merger or consolidation constitute at least two-thirds of the members of the board of directors of the Surviving Company, or of a company beneficially owning, directly or indirectly, a majority of the voting securities of the Surviving Company;

(iv) the sale of all or substantially all the assets of the Company to another person; or

(v) the acquisition by another Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of stock representing more than fifty percent (50%) of the voting power of the Company then outstanding by another Person.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean a committee appointed by the Board in accordance with Section 3 below.

“Common Stock” shall mean the common stock of the Company, no par value.

“Company” shall mean First Community Bancorp, a California corporation.

“Consultant” shall mean any natural person who performs bona fide services for the Company or an Affiliate as a consultant or advisor, excluding Employees and Non-Employee Directors.

“Date of Grant” shall mean the effective date as of which the Administrator grants an Option to an Optionee, a Stock Award to a Grantee, or a SAR to an Optionee.

“Disability” shall mean total and permanent disability as defined in Section 22(e)(3) of the Code.

“Employee” shall mean any individual who is a common-law employee of the Company or an Affiliate.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exercise Price,” in the case of an Option, shall mean the exercise price of a share of Optioned Stock. “Exercise Price,” in the case of a SAR, shall be determined by the Administrator but shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant of such SAR.

“Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation, the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the

Common Stock quoted by such recognized securities dealer on the last market trading day prior to the day of determination; or

(iii) In the absence of an established market for the Common Stock, its Fair Market Value shall be determined, in good faith, by the Administrator.

“FASB” shall mean the Financial Accounting Standards Board.

“Granted Stock” shall mean the shares of Common Stock that were granted pursuant to a Stock Award.

“Grantee” shall mean any person who is granted a Stock Award.

“Incentive Stock Option” shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

“Mature Shares” shall mean Shares that had been held by the Participant for a meaningful period of time such as six months or such other period of time that is consistent with FASB’s interpretation of APB 25.

“Non-Employee Director” shall mean a non-employee member of the Board.

“Non-Statutory Stock Option” shall mean an Option not intended to qualify as an Incentive Stock Option.

“Notice of Stock Appreciation Rights Grant” shall mean the notice delivered by the Company to the Optionee evidencing the grant of an SAR.

“Notice of Stock Option Grant” shall mean the notice delivered by the Company to the Optionee evidencing the grant of an Option.

“Option” shall mean a stock option granted pursuant to the Plan.

“Option Agreement” shall mean a written agreement that evidences an Option in such form as the Administrator shall approve from time to time.

“Optioned Stock” shall mean the Common Stock subject to an Option.

“Optionee” shall mean any person who receives an Option or a SAR.

“Participant” shall mean an Optionee or a Grantee.

“Performance Stock Award” shall mean an Award granted pursuant to Section 9 of the Plan.

“Plan” shall mean this First Community Bancorp 2003 Stock Incentive Plan, as amended and restated to date.

“Qualified Note” shall mean a recourse note, with a market rate of interest, that may, at the discretion of the Administrator, be secured by the Optioned Stock or otherwise.

“Restricted Stock Award” shall mean an Award granted pursuant to Section 8 of the Plan.

“Risk of Forfeiture” shall mean the Grantee’s risk that the Granted Stock may be forfeited and returned to the Company in accordance with Section 8 or 9 of the Plan.

“Rule 16b-3” shall mean Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3.

“SAR” or “Stock Appreciation Right” shall mean a stock appreciation right granted pursuant to the Plan.

“SAR Agreement” shall mean a written agreement that evidences a SAR in such form as the Administrator shall approve from time to time.

“Service” shall mean the performance of services for the Company (or any Affiliate) by an Employee, Non-Employee Director, or Consultant, as determined by the Administrator in its sole discretion. Service shall not be considered interrupted in the case of: (i) a change of status (i.e., from Employee to Consultant, Non-Employee Director to Consultant, or any other combination); (ii) transfers between locations of the Company or between the Company and any Affiliate; or (iii) a leave of absence approved by the Company or an Affiliate. A leave of absence approved by the Company or an Affiliate shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company or an Affiliate.

“Service Provider” shall mean an Employee, Non-Employee Director, or Consultant.

“Share” shall mean a share of Common Stock.

“Stock Award” shall mean a Restricted Stock Award or a Performance Stock Award.

“Stock Award Agreement” shall mean a written agreement that evidences a Restricted Stock Award or Performance Stock Award in such form as the Administrator shall approve from time to time.

“Tax” or “Taxes” shall mean the federal, state, and local income, employment and excise tax liabilities incurred by the Participant in connection with his/her Awards.

“10% Shareholder” shall mean the owner of stock (as determined under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any Affiliate).

“Termination Date” shall mean the date on which a Participant’s Service terminates, as determined by the Administrator in its sole discretion.

“Vesting Event” shall mean the earlier of: (i) the occurrence of a Change in Control; (ii) the termination of a Participant’s Service (other than for Cause) following the approval by the shareholders of the Company of any matter, plan or transaction which would constitute a Change in Control; (iii) the death of the Participant, for all Stock Awards granted with an effective date of November 2, 2005 and afterward.

3. Administration of the Plan.

(a) Except as otherwise provided for below, the Plan shall be administered by (i) the Board or (ii) a Committee, which Committee shall be constituted to satisfy applicable laws.

(i) Section 162(m). To the extent that the Administrator determines that it is desirable to qualify Awards as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee comprised solely of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(ii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(b) Powers of the Administrator. Subject to the provisions of the Plan and in the case of specific duties delegated by the Administrator, and subject to the approval of relevant authorities, including the approval, if required, of any stock exchange or national market system upon which the Common Stock is then listed, the Administrator shall have the authority, in its sole discretion:

(i) to determine the Fair Market Value of the Common Stock;

(ii) to select the Service Providers to whom Awards may, from time to time, be granted under the Plan;

(iii) to determine whether and to what extent Awards are granted under the Plan;

(iv) to determine the number of Shares that pertain to each Award;

(v) to approve the terms of the Option Agreements, Stock Award Agreements, and SAR Agreements;

(vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award. Such terms and conditions may include, but are not limited to, the Exercise Price, the status of an Option (Non-Statutory Stock Option or Incentive Stock Option), the time or times when Awards may be exercised, any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vii) to determine the method of payment of the Exercise Price;

(viii) to reduce the Exercise Price of any Option to the then current Fair Market Value if the Fair Market Value of the Optioned Stock has declined since the Date of Grant of such Option;

(ix) to delegate to others responsibilities to assist in administering the Plan;

(x) to construe and interpret the terms of the Plan, Option Agreements, Stock Award Agreements, SAR Agreements and any other documents related to the Awards;

(xi) to interpret and administer the terms of the Plan to comply with all Tax rules and regulations; and

(xii) to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time deem advisable.

(c) Effect of Administrator’s Decision. All decisions, determinations, and interpretations of the Administrator shall be final and binding on all Participants and any other holders of any Awards. The Administrator’s decisions and determinations under the Plan need not be uniform and may be made selectively among Participants whether or not such Participants are similarly situated.

(d) Liability. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his/her behalf in his/her capacity as a member of the Committee for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or bad faith. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power the Company may have to indemnify them or hold them harmless.

4. Stock Subject To The Plan.

(a) Basic Limitation. The total number of Options, Stock Awards, and SARs that may be awarded under the Plan may not exceed 3,500,000, subject to the adjustments provided for in Section 11 of the Plan.

(b) Additional Shares. In the event that any outstanding Award expires or is canceled or otherwise terminated, the Shares that pertain to the unexercised Award shall again be available for the purposes of the Plan. In the event that Shares issued under the Plan are reacquired by the Company at their original purchase price, such Shares shall again be available for the purposes of the Plan, except that the aggregate number of

Shares which may be issued upon the exercise of Incentive Stock Options shall in no event exceed 3,500,000 Shares, subject to the adjustments provided for in Section 11 of the Plan.

5. Eligibility. The persons eligible to participate in the Plan shall be limited to Employees, Non-Employee Directors, and Consultants who have the potential to impact the long-term success of the Company and/or its Affiliates and who have been selected by the Administrator to participate in the Plan.

6. Option Terms. Each Option shall be evidenced by an Option Agreement, in the form approved by the Administrator and may contain such provisions as the Administrator deems appropriate; provided, however, that each Option Agreement shall comply with the terms specified below. No person may be granted (in any calendar year) Options to purchase more than 250,000 Shares, subject to the adjustments provided for in Section 11 of the Plan. Each Option Agreement evidencing an Incentive Stock Option shall, in addition, be subject to Section 7 below.

(a) Exercise Price.

(i) The Exercise Price of an Option shall be determined by the Administrator but shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant of such Option.

(ii) Notwithstanding the foregoing, where the outstanding shares of stock of another corporation are changed into or exchanged for shares of Common Stock without monetary consideration to that other corporation, then, subject to the approval of the Board, Options may be granted in exchange for unexercised, unexpired stock options of the other corporation and the exercise price of the Optioned Shares subject to each Option so granted may be fixed at a price less than 100% of the Fair Market Value of the Common Stock at the time such Option is granted if said exercise price has been computed to be not less than the exercise price set forth in the stock option of the other corporation, with appropriate adjustment to reflect the exchange ratio of the shares of stock of the other corporation into the shares of Common Stock of the Company.

(iii) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator and may consist entirely of (A) cash, (B) check, (C) Mature Shares, (D) Qualified Note, or (e) any combination of the foregoing methods of payment. The Administrator may also permit Optionees, either on a selective or aggregate basis, to simultaneously exercise Options and sell the shares of Common Stock thereby acquired, pursuant to a brokerage or similar arrangement, approved in advance by the Administrator, and use the proceeds from such sale as payment of part or all of the exercise price of such shares. Notwithstanding the foregoing, a method of payment may not be used if it causes the Company to: (i) recognize compensation expense for financial reporting purposes; (ii) violate Section 402 of the Sarbanes-Oxley Act of 2002 or any regulations adopted pursuant thereto; or (iii) violate Regulation O, promulgated by the Board of Governors of the Federal Reserve System, as determined by the Administrator in its sole discretion.

(b) Vesting. Any Option granted hereunder shall be exercisable and shall vest at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement, but in the case of an Optionee who is not an officer of the Company, a Non-Employee Director, or a Consultant, an Option or Shares purchased thereunder shall vest at a rate of at least 20% per year. An Option may not be exercised for a fraction of a Share. Notwithstanding anything herein to the contrary, upon the occurrence of a Vesting Event, all Options that are outstanding on the date of the Vesting Event shall become exercisable on such date (whether or not previously vested).

(c) Term of Options. No Option shall have a term in excess of 10 years measured from the Date of Grant of such Option.

(d) Procedure for Exercise. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Administrator in accordance with the terms of the Option Agreement by the person entitled to exercise the Option and full payment of the applicable Exercise Price for the Share being exercised has been received by the Administrator. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Subsection (a)(iii) above. In the event of a cashless exercise, the broker shall not be deemed to be an agent of the Administrator.

(e) Effect of Termination of Service.

(i) Termination of Service. Upon termination of an Optionee’s Service, other than due to death, Disability, or Cause, the Optionee may exercise his/her Option, but only on or prior to the date that is three months following the Optionee’s Termination Date, and only to the extent that the Optionee was entitled to exercise such Option on the Termination Date (but in no event later than the expiration of the term of such Option, as set forth in the Notice of Stock Option Grant to the Option Agreement). If, on the Termination Date, the Optionee is not entitled to exercise the Optionee’s entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination of Service, the Optionee does not exercise his/her Option within the time specified herein, the Option shall terminate, and the Optioned Stock shall revert to the Plan.

(ii) Disability of Optionee. In the event of termination of an Optionee’s Service due to his/her Disability, the Optionee may exercise his/her Option, but only on or prior to the date that is twelve months following the Termination Date, and only to the extent that the Optionee was entitled to exercise such Option on the Termination Date (but in no event later than the expiration date of the term of his/her Option, as set forth in the Notice of Stock Option Grant to the Option Agreement). To the extent the Optionee is not entitled to exercise the Option on the Termination Date, or if the Optionee does not exercise the Option to the extent so entitled within the time specified herein, the Option shall terminate, and the Optioned Stock shall revert to the Plan.

(iii) Death of Optionee. In the event that an Optionee should die while in Service, the Optionee’s Option may be exercised by the Optionee’s estate or by a person who has acquired the right to exercise the Option by bequest or inheritance, but only on or prior to the date that is twelve months following the date of death, and only to the extent that the Optionee was entitled to exercise the Option at the date of death (but in no event later than the expiration date of the term of his/her Option, as set forth in the Notice of Stock Option Grant to the Option Agreement). If, at the time of death, the Optionee was not entitled to exercise his/her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If after death, the Optionee’s estate or a person who acquires the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Optioned Stock shall revert to the Plan.

(iv) Cause. In the event of termination of an Optionee’s Service due to Cause, the Optionee’s Options shall terminate on the Termination Date.

(v) To the extent that the Company does not violate Section 402 of the Sarbanes-Oxley Act of 2002 or any regulations adopted pursuant thereto or Regulation O, promulgated by the Board of Governors of the Federal Reserve System (as determined by the Administrator in its sole discretion), the Administrator shall have complete discretion, exercisable either at the time an Option or SAR is granted or at any time while the Option or SAR remains outstanding, to:

(A) extend the period of time for which the Option or SAR is to remain exercisable following the Optionee’s cessation of Service from the limited exercise period otherwise in effect for that Option or SAR to such greater period of time as the Administrator shall deem appropriate, but in no event beyond the expiration of the Option or SAR term; and/or

(B) permit the Option or SAR to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested Shares for which such Option or SAR is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

(f) Shareholder Rights. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 below.

(g) Non-transferability of Options. Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. Notwithstanding the immediately preceding sentence, the Administrator may permit an Optionee to transfer any Award which is not an Incentive Stock Option to one or more of the Optionee’s immediate family members or to trusts established in whole or in part for the benefit of the Optionee and/or one or more of such immediate family members. For purposes of the Plan, (i) the term “immediate family” shall mean the Optionee’s spouse and issue (including adopted and step children) and (ii) the phrase “immediate family members or to trusts established in whole or in part for the benefit of the Optionee and/or one or more of such immediate family members” shall be further limited, if necessary, so that neither the transfer of an Award other than an Incentive Stock Option to such immediate family member or trust, nor the ability of a Optionee to make such a transfer shall have adverse consequences to the Company or the Optionee by reason of Section 162(m) of the Code.

7. Incentive Stock Options. The terms specified below shall be applicable to all Incentive Stock Options, and these terms shall, as to such Incentive Stock Options, supercede any conflicting terms in Section 6 above. Options which are specifically designated as Non-Statutory Stock Options when issued under the Plan shall not be subject to the terms of this Section.

(a) Eligibility. Incentive Stock Options may only be granted to Employees.

(b) Exercise Price. The Exercise Price of an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant of such Option, except as otherwise provided for in Subsection (d) below.

(c) Dollar Limitation. In the case of an Incentive Stock Option, the aggregate Fair Market Value of the Optioned Stock (determined as of the Date of Grant of each Option) with respect to Options granted to any Employee under the Plan (or any other option plan of the Company or any Affiliate) that may for the first time become exercisable as Incentive Stock Options during any one calendar year shall not exceed the sum of $100,000. To the extent the Employee holds two or more such Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such Options as Incentive Stock Options shall be applied on the basis of the order in which such Options are granted. Any Options in excess of such limitation shall automatically be treated as Non-Statutory Stock Options.

(d) 10% Shareholder. If any Employee to whom an Incentive Stock Option is granted is a 10% Shareholder, then the Exercise Price shall not be less than 110% of the Fair Market Value of a Share on the Date of Grant of such Option, and the Option term shall not exceed five years measured from the Date of Grant of such Option.

(e) Change in Status. In the event of an Optionee’s change of status from Employee to Consultant or to Non-Employee Director, an Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Statutory Stock Option three months and one day following such change of status.

(f) Approved Leave of Absence. If an Optionee is on an approved leave of absence, and the Optionee’s reemployment upon expiration of such leave is not guaranteed by statute or contract, including Company policies, then on the 91st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Statutory Stock Option.

8. Restricted Stock Award. Each Restricted Stock Award shall be evidenced by a Stock Award Agreement, in the form approved by the Administrator and may contain such provisions as the Administrator deems appropriate; provided, however, such Stock Award Agreement shall comply with the terms specified below.

(a) Risk of Forfeiture.

(i) General Rule. Shares issued pursuant to a Restricted Stock Award shall initially be subject to a Risk of Forfeiture. The Risk of Forfeiture shall be set forth in the Stock Award Agreement, and shall comply with the terms specified below.

(ii) Lapse of Risk of Forfeiture. The Risk of Forfeiture shall lapse as the Grantee vests in the Granted Stock. The Grantee shall vest in the Granted Stock at such times and under such conditions as determined by the Administrator and set forth in the Stock Award Agreement. Notwithstanding the foregoing, upon the occurrence of a Vesting Event, the Grantee shall become 100% vested in those shares of Granted Stock that are outstanding on the date of the Vesting Event.

(iii) Forfeiture of Granted Stock. Except as otherwise determined by the Administrator in its discretion, the Granted Stock that is subject to a Risk of Forfeiture shall automatically be forfeited and immediately returned to the Company on the Grantee’s Termination Date or the date on which the Administrator determines that any other conditions to the vesting of the Restricted Stock were not satisfied during the designated period of time.

(b) Rights as a Stockholder. Upon vesting of a Restricted Stock Award, the Grantee shall have the rights of a stockholder with respect to the voting of the vested shares of Granted Stock, subject to the conditions contained in the Stock Award Agreement.

(c) Dividends. The Stock Award Agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Granted Stock.

(d) Non-transferability of Restricted Stock Award. Except as otherwise provided for in Section 12 of the Plan, Restricted Stock Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Notwithstanding the immediately preceding sentence, the Administrator may permit a Grantee to transfer any Award which is not an Incentive Stock Option to one or more of the Grantee’s immediate family members or to trusts established in whole or in part for the benefit of the Grantee and/or one or more of such immediate family members. For purposes of the Plan, (i) the term “immediate family” shall mean the Grantee’s spouse and issue (including adopted and step children) and (ii) the phrase “immediate family members or to trusts established in whole or in part for the benefit of the Grantee and/or one or more of such immediate family members” shall be further limited, if necessary, so that neither the transfer of an Award other than an Incentive Stock Option to such immediate family member or trust, nor the ability of a Grantee to make such a transfer shall have adverse consequences to the Company or the Grantee by reason of Section 162(m) of the Code.

9. Performance Stock Award. Each Performance Stock Award shall be evidenced by a Stock Award Agreement, in the form approved by the Administrator, and may contain such provisions as the Administrator deems appropriate; provided, however, such Stock Award Agreement shall comply with the terms specified below.

(a) Risk of Forfeiture.

(i) General Rule. Shares issued pursuant to a Performance Stock Award shall initially be subject to a Risk of Forfeiture. The Risk of Forfeiture shall be set forth in the Stock Award Agreement, and shall comply with the terms specified below.

(ii) Lapse of Risk of Forfeiture. The Risk of Forfeiture shall lapse as the Grantee vests in the Granted Stock. The Grantee shall vest in or accelerate vesting in the Granted Stock, in whole or in part, if certain goals established by the Administrator are achieved over a designated period of time, but not in any event more than 10 years. At the discretion of the Administrator, the goals may be based upon the attainment of one or more of the following business criteria (determined either in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies): net income; return on average assets (“ROA”); cash ROA; cash ROA; return on average equity (“ROE”); cash ROE; earnings per share (“EPS”); cash EPS; stock price; and efficiency ratio. Performance goals may be established on a Company-wide basis or with respect to one or more business units or divisions. When establishing performance goals, the Administrator may exclude any or all “extraordinary items” as determined under U.S. generally accepted accounting principles including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or non-recurring items, and the cumulative effects of accounting changes. The Administrator may also adjust the performance goals for any performance cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Administrator deems appropriate. Notwithstanding the foregoing, upon the occurrence of a Vesting Event, the Grantee shall become 100% vested in those shares of Granted Stock that are outstanding on the date of the Vesting Event.

(iii) Forfeiture of Granted Stock. The Granted Stock that is subject to a Risk of Forfeiture shall automatically be forfeited and immediately returned to the Company on the Grantee’s Termination Date or the date on which the Administrator determines that any other conditions to the vesting of the Performance Stock Award, including performance goals, were not satisfied during the designated period of time.

(b) Rights as a Stockholder. Upon vesting of a Performance Stock Award, the Grantee shall have the rights of a stockholder with respect to the voting of the vested shares of Granted Stock, subject to the conditions contained in the Stock Award Agreement.

(c) Dividends. The Stock Award Agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid on Granted Stock.

(d) Non-transferability of Performance Stock Award. Except as otherwise provided for in Section 12 of the Plan, Performance Stock Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Notwithstanding the immediately preceding sentence, the Administrator may permit a Grantee to transfer any Award which is not an Incentive Stock Option to one or more of the Grantee’s immediate family members or to trusts established in whole or in part for the benefit of the Grantee and/or one or more of such immediate family members. For purposes of the Plan, (i) the term “immediate family” shall mean the Grantee’s spouse and issue (including adopted and step children) and (ii) the phrase “immediate family members or to trusts established in whole or in part for the benefit of the Grantee and/or one or more of such immediate family members” shall be further limited, if necessary, so that neither the transfer of an Award other than an Incentive Stock Option to such immediate family member or trust, nor the ability of a Grantee to make such a transfer shall have adverse consequences to the Company or the Grantee by reason of Section 162(m) of the Code.

10. Stock Appreciation Rights. Each SAR shall be evidenced by a SAR Agreement, in the form approved by the Administrator and may contain such provisions as the Administrator deems appropriate; provided, however, that each SAR Agreement shall comply with the terms specified below. No person may be granted (in any calendar year) SARs that pertain to more than 250,000 Shares, subject to the adjustments provided for in Section 11 of the Plan.

(a) Exercise Price. The Exercise Price of a SAR shall be determined by the Administrator but shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant of such SAR.

(b) Vesting. Any SAR granted hereunder shall be exercisable and shall vest at such times and under such conditions as determined by the Administrator and set forth in the SAR Agreement. Notwithstanding anything herein to the contrary, upon the occurrence of a Vesting Event, all SARs that are outstanding on the date of the Vesting Event shall become exercisable on such date (whether or not previously vested).

(c) Term of SARs. No SAR shall have a term in excess of 10 years measured from the Date of Grant of such SAR.

(d) Non-transferability of SARs. SARs may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. Notwithstanding the immediately preceding sentence, the Administrator may permit an Optionee to transfer any Award which is not an Incentive Stock Option to one or more of the Optionee’s immediate family members or to trusts established in whole or in part for the benefit of the Optionee and/or one or more of such immediate family members. For purposes of the Plan, (i) the term “immediate family” shall mean the Optionee’s spouse and issue (including adopted and step children) and (ii) the phrase “immediate family members or to trusts established in whole or in part for the benefit of the Optionee and/or one or more of such immediate family members” shall be further limited, if necessary, so that neither the transfer of an Award other than an Incentive Stock Option to such immediate family member or trust, nor the ability of a Optionee to make such a transfer shall have adverse consequences to the Company or the Optionee by reason of Section 162(m) of the Code.

(e) Procedure for Exercise. A SAR shall be deemed to be exercised when written notice of such exercise has been given to the Administrator in accordance with the terms of the SAR Agreement by the person entitled to exercise the SAR. Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive an amount equal to the amount by which the Fair Market Value (on the date of surrender) of a Share exceeds the Exercise Price of such SAR. The Company shall pay this amount in the form of: (i) Common Stock; (ii) cash; or (iii) a combination of Common Stock and cash, as determined by the Administrator.

(f) Effect of Termination of Service.

(i) Termination of Service. Upon termination of an Optionee’s Service, other than due to death, Disability, or Cause, the Optionee may exercise his/her SARs, but only on or prior to the date that is three months following the Optionee’s Termination Date, and only to the extent that the Optionee was entitled to exercise such SARs on the Termination Date (but in no event later than the expiration of the term of such SAR, as set forth in the Notice of Stock Appreciation Rights Grant to the SAR Agreement). If, on the Termination Date, the Optionee is not entitled to exercise all of the Optionee’s SARs, then the Shares that pertain to the unexercisable SARs shall revert to the Plan. If, after termination of Service, the Optionee does not exercise his/her SARs within the time specified herein, the SARs shall terminate, and the Shares that pertain to the SARs shall revert to the Plan.

(ii) Disability of Optionee. In the event of termination of an Optionee’s Service due to his/her Disability, the Optionee may exercise his/her SARs, but only on or prior to the date that is twelve months following the Termination Date, and only to the extent that the Optionee was entitled to exercise such SARs on the Termination Date (but in no event later than the expiration date of the term of his/her SAR, as set forth in the Notice of Stock Appreciation Rights Grant to the SAR Agreement). To the extent the Optionee is not entitled to exercise the SARs on the Termination Date, or if the Optionee does not exercise the SARs to the extent so entitled within the time specified herein, the SARs shall terminate, and the Shares that pertain to the SARs shall revert to the Plan.

(iii) Death of Optionee. In the event that an Optionee should die while in Service, the Optionee’s SARs may be exercised by the Optionee’s estate or by a person who has acquired the right to exercise the SARs by bequest or inheritance, but only on or prior to the date that is twelve months following the date of death, and only to the extent that the Optionee was entitled to exercise the SARs at the date of death (but in no event later than the expiration date of the term of his/her SAR, as set forth in the

Notice of Stock Appreciation Rights Grant to the SAR Agreement). If, at the time of death, the Optionee was not entitled to exercise all of his/her SARs, the Shares that pertain to the unexercisable SARs shall immediately revert to the Plan. If after death, the Optionee’s estate or a person who acquires the right to exercise the SARs by bequest or inheritance does not exercise the SARs to the extent so entitled within the time specified herein, the SARs shall terminate, and the Shares that pertain to the SARs shall revert to the Plan.

(iv) Cause. In the event of termination of an Optionee’s Service due to Cause, the Optionee’s SARs shall terminate on the Termination Date.

11. Adjustments Upon Changes in Capitalization.

(a) Changes in Capitalization. The limitations set forth in Sections 4, 6, and 10 of the Plan, the number of Shares that pertain to each outstanding Award, and the Exercise Price of each Option and SAR shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding Shares resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued and outstanding Shares, effected without the receipt of consideration by the Company. Such adjustment shall be made by the Administrator, to the extent possible, so that the adjustment shall not result in an accounting consequence under APB 25 and FASB Interpretation No. 44, as amended, and so that the adjustment shall not result in any taxes to the Company or the Participant. The Administrator’s determination with respect to the adjustment shall be final, binding, and conclusive.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. In such event, the Administrator, in its discretion, may provide for a Participant to fully vest in his/her Option and SAR, and the Right of Forfeiture to lapse on his/her Granted Stock. To the extent it has not been previously exercised, an Award will terminate upon termination or liquidation of the Company.

12. Deferral of Stock Awards and SARs. The Administrator, in its sole discretion, may permit a Grantee to defer his/her Stock Awards, and an Optionee to defer his/her SARs pursuant to the terms and conditions provided for in the First Community Bancorp Directors Deferred Compensation Plan.

13. Cancellation and Regrant of Awards. The Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected Optionee, the cancellation of any or all outstanding Options or SARs and to grant in substitution new Options or SARs covering the same or a different number of Shares but with an Exercise Price per Share based on the Fair Market Value per Share on the new Date of Grant of the Option or SAR. The Administrator shall also have the authority to effect, at any time and from time to time, with the consent of the affected Grantee, the cancellation of any or all outstanding Stock Awards and to grant in substitution new Stock Awards covering the same or a different number of Shares. Notwithstanding the foregoing or anything in this Plan to the contrary, the Administrator may not take any action which would constitute a “repricing” of Options or other Awards without recommending that such repricing be subject to the approval of the Company’s shareholders prior to effectiveness. For purposes of Section 4 hereof, Shares underlying any Award cancelled by the Company in such exchange shall be available for issuance under the Plan; furthermore, except with respect to a Participant subject to Section 162(m) of the Code, a grant of any Award to a Participant pursuant to such exchange shall be disregarded for purposes of determining whether such Participant has exceeded any limitations hereunder limiting the amount of any type of Award or aggregate amount of Awards that may be granted to a Participant (except to the extent the number of Shares underlying such Awards exceeds the number of Shares underlying the Participant’s cancelled Awards).

14. Share Escrow/Legends. Unvested Shares issued under the Plan may, in the Administrator’s discretion, be held in escrow by the Company until the Participant’s interest in such Shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested Shares.

15. Tax Withholding.

(a) For corporate purposes, the Company’s obligation to deliver Shares upon the exercise of Options, deliver Shares or cash upon the exercise of SARs, or deliver Shares or remove any restrictive legends upon vesting of such Shares under the Plan shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

(b) To the extent permitted under Section 402 of the Sarbanes-Oxley Act of 2002 and the regulations adopted pursuant thereto, the Administrator may, in its discretion, provide any or all holders of Non-Statutory Stock Options or SARS, or unvested Shares under the Plan with the right to use previously vested Shares in satisfaction of all or part of the Taxes incurred by such holders in connection with the exercise of their Non-Statutory Stock Options or SARs, or the vesting of their Shares; provided, however, that this form of payment shall be limited to the withholding amount calculated using the minimum statutory rates. Such right may be provided to any such holder in either or both of the following formats:

(i) Stock Withholding: The election to have the Company withhold, from the Shares otherwise issuable upon the exercise of such Non-Statutory Stock Option or SAR, or the vesting of such Shares, a portion of those Shares with an aggregate Fair Market Value equal to the Taxes calculated using the minimum statutory withholding rates interpreted in accordance with APB 25 and FASB Interpretation No. 44.

(ii) Stock Delivery: The election to deliver to the Company, at the time the Non-Statutory Stock Option or SAR is exercised or the Shares vest, one or more Shares previously acquired by such holder (other than in connection with the Option or SAR exercise, or Share vesting triggering the Taxes) with an aggregate Fair Market Value equal to the Taxes calculated using the minimum statutory rates interpreted in accordance with APB 25 and FASB Interpretation No. 44.

16. Effective Date and Term of the Plan. The Plan, as an amendment and restatement of the 2003 Plan, was approved by the Board on February 8, 2006, and shall become effective on the date approved by the Company’s shareholders. Unless sooner terminated by the Administrator, the Plan shall continue until April 17, 2010. When the Plan terminates, no Awards shall be granted under the Plan thereafter. The termination of the Plan shall not affect any Shares previously issued or any Award previously granted under the Plan.

17. Time of Granting Awards. The Date of Grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination to grant such Award, or such other date as determined by the Administrator; provided, however, that any Award granted prior to the date on which the Plan is approved by the Company’s shareholders shall be subject to the shareholder’s approval of the Plan. Notice of the determination shall be given to each Service Provider to whom an Award is so granted within a reasonable period of time after the date of such grant.

18. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Participant under any grant theretofore made without his/her consent. In addition, to the extent necessary and desirable to comply with Section 422 of the Code (or any other applicable law or regulation, including the requirements of any stock exchange or national market system upon which the Common Stock is then listed), the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

(b) Effect of Amendment and Termination. Any such amendment or termination of the Plan shall not affect Awards already granted, and such Awards shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Participant and the Board, which agreement must be in writing and signed by the Participant and the Company.

19. Regulatory Approvals.

(a) The implementation of the Plan, the granting of any Awards and the issuance of any Shares upon the exercise of any granted Awards shall be subject to the Company’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards granted under it, and the Shares issued pursuant to it.

(b) No Shares or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement (if required) for the Shares issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock is then listed for trading (if any).

20. No Employment/Service Rights. Nothing in the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Affiliate employing or retaining such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

21. Governing Law. This Plan shall be governed by California law, applied without regard to conflict of laws principles.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Article Five of First Community’s articles of incorporation provides that First Community shall eliminate the liability of its directors for monetary damages to the fullest extent permissible under California law. Section 7.5 of First Community’s bylaws provides that First Community shall indemnify each of its directors and officers for expenses, judgments, fines, settlements and other amounts incurred in connection with any proceeding arising by reason of the fact that such person was an “agent” of First Community to the fullest extent permissible under California law. First Community’s articles of incorporation and bylaws also provide that First Community is authorized to provide indemnification for its agents to the extent permissible under California law. In both cases, indemnification for breach of duty may be in excess of that expressly permitted by Section 317 of the California General Corporation Law. Section 317 sets forth the provisions pertaining to the indemnification of corporate “agents.” For purposes of this law, an agent is any person who is or was a director, officer, employee or other agent of a corporation, or is or was serving at the request of a corporation in such capacity with respect to any other corporation, partnership, joint venture, trust or other enterprise. Section 317 mandates indemnification of an agent for expenses where the agent’s defense is successful on the merits. In other cases, Section 317 allows a corporation to indemnify an agent for expenses, judgments, fines, settlements and other amounts actually and reasonably incurred if the agent acted in good faith and in a manner the agent believed to be in the best interests of the corporation and its shareholders. Such indemnification must be authorized by (1) a majority vote of a quorum of the board of directors consisting of directors who are not parties to the proceedings, (2) approval of the shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon or (3) the court in which the proceeding is or was pending upon application by designated parties. Under certain circumstances, a corporation can indemnify an agent even when the agent is found liable. Section 317 also allows a corporation to advance expenses to an agent for certain actions upon receiving an undertaking by the agent that he or she will reimburse the corporation if it is later determined that he or she is not entitled to be indemnified.

Item 21. Exhibits.

(a) Exhibits.

Exhibit No.	Description and Method of Filing
2.1	Agreement and Plan of Merger, dated as of December 14, 2005, by and between First Community Bancorp and Foothill Independent Bancorp (included as Appendix A to the joint proxy statement-prospectus in Part I of this Registration Statement).

3.1	Articles of Incorporation of First Community Bancorp (Exhibit 3.1 to Form 10-Q filed on November 14, 2002 and incorporated herein by this reference).

3.2	Bylaws of First Community Bancorp (Exhibit 4.2 to Registration Statement No. 333-90198 filed on Form S-3 on June 11, 2002 and incorporated herein by this reference).

4.1	Indenture between State Street Bank and Trust Company of Connecticut, National Association and First Community Bancorp dated as of September 7, 2000 (Exhibit 10.6 of Form 10-Q filed on November 13, 2000 and incorporated herein by this reference).

4.2	Indenture between First Community Bancorp as Issuer and Wilmington Trust Company as Trustee Dated as of November 28, 2001 (Exhibit 10.2 to Form 10-Q filed on May 15, 2002 and incorporated herein by this reference).

4.3	Indenture between State Street Bank and Trust Company of Connecticut, National Association, as Trustee and First Community Bancorp, as Issuer dated as of December 18, 2001 (Exhibit 10.5 to Form 10-Q filed on May 15, 2002 and incorporated herein by this reference).

Exhibit No.	Description and Method of Filing
4.4	Indenture between State Street Bank and Trust Company of Connecticut, National Association, as Trustee, and First Community Bancorp, as Issuer, dated as of June 26, 2002 (Exhibit 10.2 to Form 10-Q filed on August 14, 2002 and incorporated herein by this reference).

4.5	Indenture between First Community Bancorp, as Issuer, and U.S. Bank, N.A., as Trustee, dated as of August 15, 2003 (Exhibit 4.5 to Form 10-Q filed on November 7, 2003 and incorporated herein by this reference).

4.6	Indenture between First Community Bancorp, as Issuer, and The Bank of New York, as Trustee, dated as of September 3, 2003 (Exhibit 4.6 to Form 10-Q filed on November 7, 2003 and incorporated herein by this reference).

4.7	Indenture between First Community Bancorp, as Issuer and JPMorgan Chase Bank, as Trustee, dated as of February 5, 2004 (Exhibit 4.7 to Form 10-K filed on March 12, 2004 and incorporated herein by this reference).

5.1	Opinion of Jared M. Wolff regarding the legality of the shares of common stock being registered.

8.1	Opinion of Sullivan & Cromwell LLP as to U.S. federal income tax matters.

8.2	Opinion of Stradling Yocca Carlson & Rauth as to U.S. federal income tax matters.

21.1	Subsidiaries of the Registrant (Exhibit 21.1 to Form 10-K filed on March 14, 2005 and incorporated herein by this reference).

23.1	Consent of Vavrinek, Trine, Day & Co., LLP.

23.2	Consent of KPMG LLP.

23.3	Consent of Jared M. Wolff (included in Exhibit 5.1).

23.4	Consent of Sullivan & Cromwell LLP (included in Exhibit 8.1).

23.5	Consent of Stradling Yocca Carlson & Rauth (included in Exhibit 8.2).

24.1	Power of Attorney (included in signature page to this Registration Statement).*

99.1	Form of Proxy of Foothill Independent Bancorp.*

99.2	Form of Proxy of First Community Bancorp.*

99.3	Consent of Houlihan Lokey Howard & Zukin Financial Advisors, Inc.

*	Previously filed

(b) Financial Statement Schedules. Not applicable.

(c) Fairness Opinions. The opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc. is included as Appendix B to the joint proxy statement-prospectus in Part I of this Registration Statement.

Item 22. Undertakings.

(a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 (the “Securities Act”), each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Signatures

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on March 16, 2006.

FIRST COMMUNITY BANCORP

By	/s/ MATTHEW P. WAGNER
Name:	Matthew P. Wagner
Title:	President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* John M. Eggemeyer, III	Director and Chairman of the Board	March 16, 2006

/s/ MATTHEW P. WAGNER Matthew P. Wagner	President, Chief Executive Officer and Director (Principal Executive Officer)	March 16, 2006

* Victor R. Santoro	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 16, 2006

* Stephen M. Dunn	Director	March 16, 2006

* Barry C. Fitzpatrick	Director	March 16, 2006

* Charles H. Green	Director	March 16, 2006

* Susan E. Lester	Director	March 16, 2006

Signature	Title	Date

* Timothy B. Matz	Director	March 16, 2006

* Arnold W. Messer	Director	March 16, 2006

* Daniel B. Platt	Director	March 16, 2006

* Robert A. Stine	Director	March 16, 2006

* David S. Williams	Director	March 16, 2006

*By:	/s/ JARED M. WOLFF
Jared M. Wolff Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description and Method of Filing
2.1	Agreement and Plan of Merger, dated as of December 14, 2005, by and between First Community Bancorp and Foothill Independent Bancorp (included as Appendix A to the joint proxy statement-prospectus in Part I of this Registration Statement).

3.1	Articles of Incorporation of First Community Bancorp (Exhibit 3.1 to Form 10-Q filed on November 14, 2002 and incorporated herein by this reference).

3.2	Bylaws of First Community Bancorp (Exhibit 4.2 to Registration Statement No. 333-90198 filed on Form S-3 on June 11, 2002 and incorporated herein by this reference).

4.1	Indenture between State Street Bank and Trust Company of Connecticut, National Association and First Community Bancorp dated as of September 7, 2000 (Exhibit 10.6 of Form 10-Q filed on November 13, 2000 and incorporated herein by this reference).

4.2	Indenture between First Community Bancorp as Issuer and Wilmington Trust Company as Trustee Dated as of November 28, 2001 (Exhibit 10.2 to Form 10-Q filed on May 15, 2002 and incorporated herein by this reference).

4.3	Indenture between State Street Bank and Trust Company of Connecticut, National Association, as Trustee and First Community Bancorp, as Issuer dated as of December 18, 2001 (Exhibit 10.5 to Form 10-Q filed on May 15, 2002 and incorporated herein by this reference).

4.4	Indenture between State Street Bank and Trust Company of Connecticut, National Association, as Trustee, and First Community Bancorp, as Issuer, dated as of June 26, 2002 (Exhibit 10.2 to Form 10-Q filed on August 14, 2002 and incorporated herein by this reference).

4.5	Indenture between First Community Bancorp, as Issuer, and U.S. Bank, N.A., as Trustee, dated as of August 15, 2003 (Exhibit 4.5 to Form 10-Q filed on November 7, 2003 and incorporated herein by this reference).

4.6	Indenture between First Community Bancorp, as Issuer, and The Bank of New York, as Trustee, dated as of September 3, 2003 (Exhibit 4.6 to Form 10-Q filed on November 7, 2003 and incorporated herein by this reference).

4.7	Indenture between First Community Bancorp, as Issuer and JPMorgan Chase Bank, as Trustee, dated as of February 5, 2004 (Exhibit 4.7 to Form 10-K filed on March 12, 2004 and incorporated herein by this reference).

5.1	Opinion of Jared M. Wolff regarding the legality of the shares of common stock being registered.

8.1	Opinion of Sullivan & Cromwell LLP as to U.S. federal income tax matters.

8.2	Opinion of Stradling Yocca Carlson & Rauth as to U.S. federal income tax matters.

21.1	Subsidiaries of the Registrant (Exhibit 21.1 to Form 10-K filed on March 14, 2005 and incorporated herein by this reference).

23.1	Consent of Vavrinek, Trine, Day & Co., LLP.

23.2	Consent of KPMG LLP.

23.3	Consent of Jared M. Wolff (included in Exhibit 5.1).

23.4	Consent of Sullivan & Cromwell LLP (included in Exhibit 8.1).

23.5	Consent of Stradling Yocca Carlson & Rauth (included in Exhibit 8.2).

24.1	Power of Attorney (included in signature page to this Registration Statement).*

99.1	Form of Proxy of Foothill Independent Bancorp.*

99.2	Form of Proxy of First Community Bancorp.*

99.3	Consent of Houlihan Lokey Howard & Zukin Financial Advisors, Inc.

*	Previously filed